Exhibit 4.1

Execution Version

INDENTURE

among

LMRK ISSUER CO III LLC,

and

LMRK PROPCO 3 LLC,

as Obligors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee

dated as of June 6, 2018

Secured Tenant Site Contract Revenue Notes

i

v

EXHIBITS

Exhibit A-1	FORM OF RULE 144A GLOBAL NOTE
Exhibit A-2	FORM OF REGULATION S GLOBAL NOTE
Exhibit A-3	FORM OF DEFINITIVE NOTE
Exhibit B-1	FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF BENEFICIAL INTERESTS IN REGULATION S GLOBAL NOTES
Exhibit B-2	FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO QUALIFIED INSTITUTIONAL BUYERS
Exhibit B-3	FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO ACCREDITED INVESTORS
Exhibit B-4	FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO QUALIFIED INSTITUTIONAL BUYERS
Exhibit B-5	FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO ACCREDITED INVESTORS
Exhibit C	FORM OF RENT ROLL
Exhibit D	FORM OF INFORMATION REQUEST
Exhibit E	FORM OF SERVICER REPORT
Exhibit F	TITLE POLICY ENDORSEMENTS
Exhibit G	MORTGAGED TENANT SITE ASSETS
Exhibit H	FORM OF JOINDER AGREEMENT
Exhibit I	FORM OF INDENTURE TRUSTEE REPORT

Schedule 6.02(c)	Consents
Schedule 6.07	Litigation
Schedule 6.11	Employee Benefit Plans
Schedule 6.14	Insurance

INDENTURE, dated as of June 6, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, this “Indenture”), among LMRK Issuer Co III LLC, a Delaware limited liability company (the “Issuer”), LMRK PropCo 3 LLC, a Delaware limited liability company (the “Original Asset Entity” and, together with any entity that becomes an additional asset entity party hereto after the date hereof as an “Additional Asset Entity,” the “Asset Entities” and, together with the Issuer, collectively, the “Obligors”), and Wilmington Trust, National Association (“WTNA”), as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the secured tenant site contract revenue notes as provided herein;

WHEREAS, all covenants and agreements made by the Obligors herein are for the benefit and security of the Indenture Trustee, acting on behalf of the Noteholders;

WHEREAS, the Obligors and the Indenture Trustee are entering into this Indenture, and the Issuer is issuing the Notes issued hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; and

WHEREAS, each Series will be constituted by this Indenture and a Series Supplement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Obligors and the Indenture Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01Definitions.  Except as otherwise specified in this Indenture or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture and each Indenture Supplement (including in the recitals hereto).  In the event of a definitional conflict between this Indenture and an Indenture Supplement, the definition contained in the Indenture Supplement shall control.

“30/360 Basis” shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

“ABS Interest” shall mean each Class of Notes issued on the Closing Date and the LLC Interest.

“Acceptable Manager” shall mean Landmark Infrastructure Partners GP LLC or, in the event of a termination of the Management Agreement with Landmark Infrastructure Partners GP LLC, the Backup Manager (including a replacement Manager selected by the

Backup Manager in accordance with Section 2.04 of the Backup Management Agreement (subject to the consent (which consent shall not be unreasonably withheld or delayed) of the Controlling Class Representative, or if there is no Controlling Class Representative, the consent of the holders of a majority of the Voting Rights of the Notes of the Controlling Class) or, if the Backup Manager or its appointed replacement Manager is not acting as the Manager, upon receipt of a Rating Agency Confirmation if applicable, another reputable management company with experience managing assets similar to the Tenant Site Assets and reasonably acceptable to the Servicer, which shall be selected by the Issuer so long as (a) no Event of Default has occurred and is continuing or (b) the Management Agreement has not been terminated for cause as provided therein.  In all other circumstances such selection will be performed by the Servicer.

“Account Collateral” shall mean all of the Obligors’ right, title and interest in and to the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of the Indenture Trustee (or the Servicer on its behalf) representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof.

“Account Control Agreement” shall have the meaning ascribed to it in the Cash Management Agreement.

“Accounts” shall mean, collectively, the Lock Box Account, the Collection Account, the Reserve Accounts, the Liquidated Site Replacement Account, any Site Acquisition Account and any other accounts pledged to the Indenture Trustee pursuant to this Indenture or any other Transaction Document.

“Accredited Investor” shall mean an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act.

“Accrued Note Interest” shall mean the interest accrued on each Note during each Interest Accrual Period at the applicable Note Rate on the Note Principal Balance of such Note outstanding immediately prior to the related Payment Date.  Accrued Note Interest for each Note will be calculated on a 30/360 Basis; provided that Accrued Note Interest with respect to the Interest Accrual Period commencing on the Initial Closing Date shall be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is 39 and the denominator of which is 360; provided, further, that the Accrued Note Interest with respect to any Additional Notes that are Variable Funding Notes shall be deemed to include any commitment fees and administrative expenses payable in respect thereof.

“Act” shall have the meaning ascribed to it in Section 15.03(a).

“Additional Asset Entity” shall mean a limited liability company, partnership or other entity that (a) owns one or more Tenant Site Assets and (b) 100% of the equity interests in which are, directly or indirectly, contributed to or acquired by the Issuer after the Initial Closing Date as provided in, and meeting the requirements of, Section 2.12(a).

“Additional Issuer Expenses” shall mean (a) Other Servicing Fees payable to the Servicer; (b) reimbursements and indemnification payments to the Indenture Trustee and the

Backup Manager and certain related persons as described under the Transaction Documents; (c) reimbursements and indemnification payments payable to the Servicer and certain persons related to it as described under the Servicing Agreement and other Transaction Documents and (d) any other costs, expenses or liabilities not specifically enumerated in Section 5.01(a) that are required to be borne by the Issuer or paid from amounts in the Collection Account pursuant to the Transaction Documents.  Additional Issuer Expenses shall not include reimbursements in respect of Advances, Operating Expenses, Management Fees or, except as provided in Section 22 of the Management Agreement, other amounts payable to the Manager.

“Additional Notes” shall have the meaning ascribed to it in Section 2.12(c).

“Additional Obligor Tenant Site Asset” shall have the meaning ascribed to it in Section 2.12(a).

“Additional Principal Payment Amount” shall mean, with respect to each Payment Date when neither an Amortization Period nor a Post-ARD Period is in effect and no Event of Default has occurred and is continuing, the amount (excluding any Monthly Amortization Amount for any Class of Notes of any Series) required to be applied pursuant hereto as a mandatory prepayment of principal of the Notes on such date, including amounts payable in accordance with Sections 2.09(b) and (c), 7.06 and 7.29 or, in the case of any applicable Additional Notes, any scheduled payment of principal or, in the case of any applicable Variable Funding Notes, any optional repayments or prepayments of principal.

“Additional Tenant Site Asset” shall have the meaning ascribed to it in Section 2.12(a).

“Additional Tenant Site Asset Advance Rents Reserve Deposit” shall have the meaning ascribed to it in Section 4.04.

“Advance Interest” shall have the meaning ascribed to it in the Servicing Agreement.

“Advance Rents Reserve” shall have the meaning ascribed to it in Section 4.04.

“Advance Rents Reserve Account” shall have the meaning ascribed to it in Section 4.04.

“Advance Rents Reserve Deposit” shall have the meaning set forth in the Cash Management Agreement.

“Advances” shall mean Debt Service Advances and Servicing Advances.

“Affected Site” shall have the meaning ascribed to it in Section 7.04(c).

“Affiliate” shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Affirmative Direction” shall mean, with respect to any Series, a written direction of Noteholders of such Series representing more than 50% of the aggregate Outstanding Class Principal Balance of all Classes of Notes of such Series.

“Allocated Note Amount” shall mean for any Tenant Site Asset as of any date of determination, the greater of (i) zero and (ii) the product of (A) the aggregate principal balance of the Notes Outstanding on such date (less the amount deposited in any Site Acquisition Account on such date) and (B) such Tenant Site Asset’s share of the Annualized Net Cash Flow as of such date, expressed as a percentage of the Annualized Net Cash Flow for all Tenant Site Assets as of such date.

“Amended Asset Agreement” shall have the meaning ascribed to it in Section 7.23(a)(iii).

“Amortization Period” shall mean the period that will commence as of the end of any calendar month, if the DSCR as of the last day of such month is less than the Minimum DSCR.  Such Amortization Period will continue to exist until the DSCR has exceeded the Minimum DSCR for two consecutive months.

“Annual Advance Rents Reserve Deposit” shall have the meaning set forth in the Cash Management Agreement.

“Annualized Net Cash Flow” shall mean, for any Tenant Site Asset, the Annualized Revenue for such Tenant Site Asset, less an amount equal to 1.75% of the Annualized Revenue for such Tenant Site Asset.

“Annualized Revenue” shall mean, for any Tenant Site Asset as of any date of determination, (a) the Rent expected to be payable by Tenants with respect to such Tenant Site Asset to an Asset Entity pursuant to a Tenant Lease for the following twelve (12) month period (calculated based on the minimum Rent payable by such Tenants during such twelve (12) month period in which such calculation is made and excluding any Rent payable under Non-Performing Tenant Leases, any Shared Rent and Rent attributable to Deferred Additional Tenant Site Assets and any related Tenant Leases thereof plus (b) an amount equal to the average Contingent Rent paid by Tenants during the immediately preceding twelve (12) month period. It is understood and agreed that for the purposes of calculating Annualized Revenue, (x) revenue from Tenant Leases with payments less frequently than monthly will be allocated based on the portion of such revenue allocable to each calendar month and (y) Tenant Site Assets acquired during any calendar month shall be deemed to have been acquired on the first day of such calendar month. Notwithstanding the foregoing, only the disputed portion of the Rent relating to a Non-Performing Tenant Lease under clause (a) of the definition thereof shall be excluded from the determination of Annualized Revenue and all continuing Rent shall be included for such determination.

“Anticipated Repayment Date” with respect to each Series, shall have the meaning ascribed to it in the Series Supplement for such Series.

“Applicable Procedures” shall mean, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, as the case may be, for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Asset Agreement” shall mean, (a) with respect to a Lease Asset, the applicable Lease Asset Agreement, (b) with respect to an Easement Asset, the applicable Easement Agreement, and (c) with respect to a Fee Asset, the deed.

“Asset Agreement Default” shall mean any Lease Asset Default or Easement Asset Default.

“Asset Entities” shall have the meaning ascribed to it in the preamble hereto.

“Asset Entity Interests” shall have the meaning ascribed to it in Section 8.01(a).

“Assets” shall mean the Tenant Site Assets and related assets of the Asset Entities.

“Authorized Officer” shall mean (i) any director, Member, manager or Executive Officer of the Issuer who is authorized to act for or on behalf of the Issuer in matters relating to the Issuer and (ii) for so long as the Management Agreement is in full force and effect, any officer of the Manager who is authorized to act for the Manager in matters relating to the Issuer and to be acted upon by the Manager pursuant to the Management Agreement, and who is identified on the list of Authorized Officers delivered by the Issuer to the Indenture Trustee and the Servicer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” shall have the meaning ascribed to it in Section 3.04.

“Backup Management Agreement” shall mean the Backup Management Agreement dated as of June 6, 2018 between the Issuer, the Manager, the Backup Manager and the Indenture Trustee.

“Backup Manager” shall mean Wilmington Trust, National Association, not in its individual capacity but solely as Backup Manager under the Backup Management Agreement and its permitted successors and assigns.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

“Beneficial Owner” shall mean, with respect to any Series, the owner of a beneficial interest in a Global Note of such Series.

“Book-Entry Notes” shall mean any Note registered in the name of the Depositary or its nominee.

“Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday, (c) a legal holiday in the State of New York, (d) a legal holiday in the state where (i) the primary servicing office of the Servicer is located, (ii) the State where the primary managing office of the Manager is located, (iii) the Corporate Trust Office is located or (iv) the primary custodial office of the Indenture Trustee is located or (e) any day on which banking institutions in any of the foregoing states are generally not open for the conduct of regular business.

“CapEx Budget” shall mean the annual budget for the Asset Entities taken as a whole covering the planned Capital Expenditures for the period covered by such budget.  The CapEx Budget shall not include discretionary Capital Expenditures or Tenant Site Asset acquisition expenses made to acquire a Tenant Site Asset or to otherwise enhance the Operating Revenues of a Tenant Site Asset. The CapEx Budget does not include Shared Rent or expenditures attributable to Deferred Additional Tenant Site Assets and any related Tenant Leases thereof.

“Capital Expenditures” shall mean expenditures for Capital Improvements that, in conformity with GAAP, would not be treated as Operating Expenses.

“Capital Improvements” shall mean capital improvements, repairs or alterations, fixtures, equipment or other capital items (whether paid in cash or property or accrued as liabilities) made or installed by the Asset Entities.

“Cash Management Agreement” shall mean the Cash Management Agreement dated as of June 6, 2018 between the Obligors, the Indenture Trustee and the Manager.

“Cash Trap Condition” shall exist as of the end of any calendar month if the DSCR as of the last day of such month is less than or equal to the Cash Trap DSCR, and will continue to exist until the DSCR has exceeded the Cash Trap DSCR for two consecutive months.

“Cash Trap DSCR” shall mean a DSCR of 1.30 to 1.0.

“Cash Trap Reserve” shall have the meaning ascribed to it in Section 4.05.

“Cash Trap Reserve Account” shall have the meaning ascribed to it in Section 4.05.

“Claims” shall have the meaning ascribed to it in Section 7.04(a).

“Class” shall mean, collectively, all of the Notes bearing the same alphabetical and, if applicable, numerical class designation and having the same payment terms (other than the interest rates, Post-ARD Note Spread, amortization amounts, the Anticipated Repayment Date and the Rated Final Payment Date). The respective Classes of Notes are designated under Series Supplements.

“Class C Notes” shall mean all Notes of any Series issued under this Indenture and any related Series Supplement that are designated Class “C.”

“Class D Notes” shall mean all Notes of any Series issued under this Indenture and any related Series Supplement that are designated Class “D.”

“Class F Notes” shall mean all Notes of any Series issued under this Indenture and any related Series Supplement that are designated Class “F.”

“Class Principal Balance” shall mean, as of any date of determination, the aggregate principal balance of all Outstanding Notes of such Class on such date.  The Class Principal Balance of each Class of Notes may be increased by the issuance of Additional Notes of such Class in an additional Series. The Class Principal Balance of each Class of Notes will be reduced by the amount of any principal payments made to the Holders of the Notes of such Class.

“Clearstream” shall mean Clearstream Luxembourg.

“Clearstream Participants” shall mean the participating organizations of Clearstream.

“Closing Date” with respect to a Series, shall have the meaning ascribed to it in the Series Supplement for such Series.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall mean any property which is the subject of a Grant in favor of the Indenture Trustee pursuant to any Transaction Document.

“Collection Account” shall have the meaning ascribed to it in Section 3.01(a).

“Collection Account Bank” shall have the meaning ascribed to it in Section 3.01(a).

“Collection Period” shall mean, with respect to any Payment Date, the calendar month preceding the month in which such Payment Date occurs; provided that the initial Collection Period shall mean the period of time from, and including, the Initial Closing Date to, but excluding, the last day of the calendar month preceding the month in which the first Payment Date occurs.

“Compliance Certificate” shall have the meaning ascribed to it in Section 7.02(a)(iii).

“Condemnation Proceeds” shall mean, collectively, the proceeds of any condemnation or taking pursuant to the exercise of the power of eminent domain or purchase in lieu thereof.

“Contingent Obligation” as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values.  Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making (other than the Notes), discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed. For the avoidance of doubt, obligations of the Asset Entities to pay Shared Rent are not “Contingent Obligations.”

“Contingent Rent” shall mean, for any Tenant Site Asset as of any date of determination, the Rent paid by Tenants with respect to such Tenant Site Asset to an Asset Entity pursuant to a Tenant Lease in excess of the minimum rent payable by such Tenant under such Tenant Lease.

“Continuing Notes” shall have the meaning ascribed to it in Section 2.12(c).

“Contractual Obligation” as applied to any Person, shall mean any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, other than the Transaction Documents.

“Controlling Class” shall mean, as of any date of determination, the Class of Notes with the lowest alphabetical designation having a Class Principal Balance, without regard to allocation to a particular Series, disregarding any Notes held by Affiliates of the Obligors, which is at least 25% of the aggregate Initial Class Principal Balance of such Class (including, with respect to any Additional Notes of such Class, the Initial Principal Balance of such Additional Notes); provided that if no Class of Notes has a Class Principal Balance that satisfies such condition, then the Controlling Class will be the Class of Notes then Outstanding with the highest alphabetical designation.

“Controlling Class Representative” shall have the meaning ascribed in Section 10.05.

“Corporate Trust Office” shall mean the office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at: Wilmington Trust, National Association, 1100 North Market Street,  Wilmington, DE 19890, Attention: Corporate Trust Administration – Landmark 2018-1, and the principal corporate trust office of the Indenture Trustee, which office at the date of execution of this Indenture is located at Wilmington Trust, National Association,  1100 North Market Street,  Wilmington, DE 19890, Attention: Corporate Trust Administration – Landmark 2018-1; or at such other address the Indenture Trustee may designate from time to time by notice to the Noteholders and the Obligors, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Obligors.  For purposes of all Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed destroyed, lost or stolen, the corporate trust office of the Indenture Trustee shall be as follows: Wilmington Trust, National Association, 1100 North Market Street,  Wilmington, DE 19890, Attention: Workflow Management, or such other address as the Indenture Trustee may designate from time to time.

“Debt Service Advance” shall have the meaning set forth in the Servicing Agreement.

“Deed of Trusts” or “Deeds of Trust” shall mean collectively (a) the Mortgages, Assignment of Leases and Rents, Security Agreements and Fixture Filing, (b) the Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filing and (c) the Deeds to Secure Debt, Assignments of Leases and Rents, Security Agreements and Fixture Filing from the Asset Entities, constituting Liens on their respective Tenant Site Assets as Collateral for the Obligations as the same have been, or may be, assigned, modified, amended or amended and restated from time to time.

“Default” shall mean any event, occurrence or circumstance that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defeasance Date” shall have the meaning ascribed to it in Section 2.11(a).

“Defeasance Payment Date” shall have the meaning ascribed to it in Section 2.11(a).

“Deferred Additional Tenant Site Asset” shall have the meaning ascribed to it in Section 2.12(b).

“Deferred Post-ARD Additional Interest” shall have the meaning ascribed to it in Section 2.10.

“Definitive Note” shall have the meaning ascribed to it in Section 2.01(a).

“Depositary” and “DTC” shall mean The Depository Trust Company, or any successor Depositary hereafter named as contemplated by Section 2.03(c).

“DSCR” shall mean, as of any date of determination, the ratio of the Annualized Net Cash Flow for all Tenant Site Assets as of such date of determination to the amount of interest (and, with respect to any Variable Funding Notes, any commitment fees and administrative expenses in respect thereof) that the Issuer will be required to pay over the succeeding twelve (12) months on the principal balance of the Notes Outstanding on the Payment Date following such date of determination (or on such Payment Date if such date is the date of determination and assuming that payments of any Monthly Amortization Amount for any Class of Notes are made during such twelve (12) month period or such lesser number of months remaining prior to the Anticipated Repayment Date for such Notes), plus the annualized Indenture Trustee Fee and Servicing Fee payable during such twelve (12) month period and as set forth on the Servicing Report; provided that in calculating the DSCR for Collection Periods ending during the Site Acquisition Period for a Series (if any), debt service with respect to the Notes of that Series that have the benefit of a Yield Maintenance Reserve Account shall be calculated net of the annualized Yield Maintenance Amount payable in respect of such Series of Notes for the related Interest Accrual Periods.

“DTC Custodian” shall mean the Indenture Trustee, in its capacity as custodian of any Series or Class of Global Notes for DTC.

“DTC Participant” shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time DTC effects book-entry transfers and pledges of securities deposited with DTC.

“Easement Agreements” shall mean agreements between an Asset Entity (or a predecessor in interest) and a Site Owner governing Easement Assets.

“Easement Asset” shall mean an easement interest in the land on which a Tenant Site is located.

“Easement Asset Default” shall mean any breach or default or event on the part of an Asset Entity that with the giving of notice or passage of time would constitute a breach or default by such Asset Entity under any agreement establishing an Easement Asset.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution, which account is either (a) an account maintained with an Eligible Bank or (b) a segregated account maintained by a corporate trust department of a federal depositary institution or a state chartered depositary institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), which institution, in either case, has a combined capital and surplus of at least $100,000,000 and either has corporate trust powers and is acting in its fiduciary capacity or for which a Rating Agency Confirmation has been received.

“Eligible Bank” shall mean a bank that satisfies the Rating Criteria.

“Employee Benefit Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (excluding any Multiemployer Plan) which is subject to Title IV of ERISA or to Section 412 of the Code.

“Environmental Laws” shall mean all present and future statutes, ordinances, codes, orders, decrees, laws, rules or regulations of any Governmental Authority pertaining to or imposing liability or standards of conduct concerning environmental protection (including regulations concerning health and safety to the extent relating to human exposure to Hazardous

Materials), contamination or clean-up or the handling, generation, release or storage of Hazardous Material affecting the Tenant Site Assets, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, as amended (to the extent relating to human exposure to Hazardous Materials), any statutes allowing the imposition of an environmental “superlien” to recover costs incurred by state agencies for remediation of property contaminated by Hazardous Materials and other state environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether now or hereafter in effect, but excluding any historic preservation or similar laws of any Governmental Authority relating to historical resources and historic preservation which are not related to (a) protection of the environment or (b) Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, in relation to any Person, any other Person treated as a single employer with the first Person, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Euroclear” shall mean the Euroclear System.

“Euroclear Participants” shall mean participants of Euroclear.

“Event of Default” shall have the meaning ascribed to it in Section 10.01.

“Excess Cash Flow” shall mean, with respect to any Payment Date, amounts remaining in the Collection Account on such Payment Date attributable to amounts deposited therein in respect of the preceding Collection Period after allocations or payments of all amounts required to be paid on such Payment Date pursuant to Section 5.01(a)(i) through 5.01(a)(ix).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Tenant Site Assets” shall have the meaning ascribed to it in Section 15.19.

“Executive Officer” shall mean, with respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, General Counsel, Secretary or Treasurer of such corporation or limited liability company and, with respect to any partnership, any individual general partner thereof or, with respect to any other general partner, any officer of the general partner.

“Fee Asset” shall mean a fee interest in the land on which a Tenant Site is located.

“Final Remaining Tenant Lease Term” shall mean the final term of the Tenant Leases if the Tenants were to exercise all of their renewal options under the related Tenant Leases.

“Fitch” shall mean Fitch Ratings, Inc. or any successor rating agency thereof.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Global Notes” shall mean Rule 144A Global Notes and Regulation S Global Notes.

“Governmental Authority” shall mean with respect to any Person, any federal or state or local government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person’s property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Grant” shall mean to create a security interest in, or to mortgage, any property now owned or at any time hereafter acquired or any right, title or interest that may be acquired in the future.

“Guaranteed Obligation” shall have the meaning ascribed to it in Section 16.01.

“Guarantor” shall mean LMRK Guarantor Co III LLC, a Delaware limited liability company.

“Hazardous Material” shall mean all or any of the following: (a) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Environmental Laws because of their deleterious, harmful or dangerous properties, including any so defined, listed, regulated or classified as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants,” or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (b) waste oil, oil, petroleum or petroleum-derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (f) radon; (g) toxic mold; or (h) urea formaldehyde, provided, however, such definition shall not include cleaning materials and other substances commonly used in the ordinary course of the businesses of the Asset Entities’, the Asset Entities’ tenants’, the Site Owners’, the Site Owners’ tenants or any of their respective agents, which materials exist in reasonable quantities and are stored, contained, transported, used, released, and disposed of in accordance with all applicable Environmental Laws.

“Holdco Guaranty” shall mean the Guarantee and Security Agreement, dated as of the date hereof, by the Guarantor in favor of the Indenture Trustee.

“Holder” and “Noteholder” shall mean a Person in whose name a particular Note is registered in the Note Register.

“Impositions” shall mean all real estate and personal property taxes (net of abatements, reductions or refunds of real estate or personal property taxes relating to the Tenant Site Assets applicable to and actually received or credited during the corresponding period) payable by the Asset Entities, vault charges, other taxes, levies, assessments and similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a Governmental Authority or payments due under the Tenant Sites. For the avoidance of doubt, Impositions shall not include (a) any Shared Rent payable by the Asset Entities, (b) any sales or use taxes payable by the Issuer, (c) any of the foregoing items payable by Tenants or guests occupying or using any portions of the Tenant Site Assets or by Site Owners or (d) taxes or other charges payable by any Manager unless such taxes are being paid on behalf of the Issuer.

“Impositions and Insurance Reserve” shall have the meaning ascribed to it in Section 4.03.

“Impositions and Insurance Reserve Account” shall mean the Reserve Account designated to reserve for the payment of Impositions and Insurance Premiums with respect to the Tenant Site Assets.

“Improvements” shall mean all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind and nature now or hereafter located on the Tenant Sites and owned by any of the Asset Entities.

“Indebtedness” shall mean, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit (unless secured in full by cash), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests but not any preferred return or special dividend paid solely from, and to the extent of, excess cash flow after the payment of all operating expenses, capital improvements and debt service on all Indebtedness, (d) all obligations under leases that constitute capital leases for which such Person is liable, and (e) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indenture” shall have the meaning ascribed to it in the preamble hereto.

“Indenture Supplement” shall mean an indenture supplement to this Indenture.

“Indenture Trustee” shall have the meaning ascribed to it in the preamble hereto.

“Indenture Trustee Fee” shall mean the fee to be paid monthly in arrears on each Payment Date to the Indenture Trustee as compensation for services rendered by it in its capacity as Indenture Trustee.

“Indenture Trustee Report” shall have the meaning ascribed to it in Section 11.11(d).

“Independent” shall mean, when used with respect to any specified Person, that such Person (a) is in fact independent of the Obligors, any other obligor on the Notes and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Obligors, any such other obligor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Obligors, any such other obligor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, agent, trustee, partner, director or person performing similar functions.

“Independent Certificate” shall mean a certificate or opinion to be delivered to the Indenture Trustee or Servicer, as applicable, and upon which each may conclusively rely under the circumstances described in, and otherwise complying with the applicable requirements of, Section 15.01 made by an Independent certified public accountant or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Initial Class Principal Balance” shall mean, with respect to any Class of Notes, the aggregate initial principal balance of all Notes of such Class Outstanding on the related Closing Date; provided that upon the payment in full of a Class within a particular Series, such Notes shall no longer be included in the Initial Class Principal Balance of the relevant Class.

“Initial Closing Date” shall mean the Closing Date for the Series 2018-1 Notes issued hereunder.

“Initial Purchaser” or “Initial Purchasers” with respect to a particular Series, shall have the meaning ascribed to it in the applicable Series Supplement.

“Insurance Policies” shall have the meaning ascribed to it in Section 7.05.

“Insurance Premiums” means the annual insurance premiums for the Insurance Policies required to be maintained by the Asset Entities with respect to the Tenant Site Assets under Section 7.05.

“Insurance Proceeds” shall mean all of the proceeds received under the Insurance Policies and all of the proceeds received under any Title Policy related to a Mortgaged Tenant Site Asset.

“Interest Accrual Period” shall mean, for each Payment Date, the period from and including the preceding Payment Date (or, with respect to the initial such period for a Series, the Closing Date for such Series) to, but excluding, such Payment Date.

“Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended.

“Investment Grade Rating” shall mean, with respect to any Tenant, that the long-term unsecured and unsubordinated debt of such Tenant is rated in one of the generic categories signifying “investment grade” by KBRA (or, if not rated by KBRA, then so rated by Fitch, Moody’s or S&P), or, if the debt of a Tenant is not so rated, such Tenant (a) is either a direct or indirect majority owned subsidiary of a Person that has such a rating, (b) is an agency or instrumentality of a municipal, state or federal government that has such a rating or (c) is otherwise deemed to have such a rating by a Rating Agency or any other nationally recognized statistical ratings organization.

“Involuntary Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any of the Guarantor, the Issuer or any of the direct or indirect subsidiaries of the Issuer is a debtor or any Asset of any such entity is property of the estate therein.

“Issuer” shall have the meaning ascribed to it in the preamble hereto.

“Issuer Interests” shall have the meaning ascribed to it in Section 8.01(a).

“Issuer Order” and “Issuer Request” shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Servicer upon which the Indenture Trustee and the Servicer, as applicable, may conclusively rely.

“Issuer Party” or “Issuer Parties” shall have the meaning ascribed to it in Section 8.01.

“Joinder Agreement” shall mean a Joinder Agreement, executed by an Additional Asset Entity and delivered to the Indenture Trustee,  substantially in the form of Exhibit H.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. or any successor rating agency thereof.

“Knowledge” shall mean, whenever used in this Indenture or any of the other Transaction Documents, or in any document or certificate executed pursuant to this Indenture or any of the other Transaction Documents (whether by use of the words “knowledge” or “known”, or other words of similar meaning, and whether or not the same are capitalized), actual knowledge (without independent investigation unless otherwise specified) of (a) the individuals who have significant responsibility for any policy making, major decisions or financial affairs of the applicable entity or (b) the person signing such document or certificate, as applicable.

“Lease Asset” shall mean a Lease Asset Agreement pursuant to which an Asset Entity (or a predecessor in interest) obtains interests in one or more Tenant Leases.

“Lease Asset Agreement” shall mean a leasehold interest on which a Tenant Site is located.

“Lease Asset Default” shall mean any breach or default or event on the part of an Asset Entity that with the giving of notice or passage of time would constitute a breach or default by such Asset Entity under any Lease Asset Agreement.

“Lien” shall mean, with respect to any property or assets, any lien, hypothecation, encumbrance, assignment for security, charge, mortgage, pledge, security interest, conditional sale or other title retention agreement or similar lien.

“Liquidated Site Replacement Account” shall have the meaning ascribed to it in Section 7.29.

“Liquidation Fee” shall have the meaning ascribed to it in the Servicing Agreement.

“LLC Interest” shall mean the equity interest in the Issuer.

“Lock Box Account” shall mean one or more lock box accounts established by the Issuer or an Asset Entity into which Tenants shall have been directed to pay all Rents and other sums owed to the Asset Entities, and into which the Obligors will deposit all Receipts, which came directly to an Obligor, pursuant to Section 7.14.

“Maintenance Capital Expenditures” shall mean Capital Expenditures made for the purpose of maintaining the Tenant Site Assets or complying with applicable laws, regulations, ordinances, statutes, codes, or rules applicable to the Tenant Site Assets, but shall exclude discretionary expenditures made to acquire Tenant Site Assets and non-recurring capital expenditures made solely to enhance the Operating Revenues of Tenant Site Assets.

“Management Agreement” shall mean the Management Agreement between the Manager and the Obligors dated as of June 6, 2018.

“Management Fee” shall have the meaning ascribed to it in the Management Agreement.

“Manager” shall mean the manager described in the Management Agreement or an Acceptable Manager as may hereafter be charged with management of the Asset Entities in accordance with the terms and conditions hereof.

“Manager Reports” shall have the meaning ascribed to it in the Management Agreement.

“Material Adverse Effect” shall mean (a) a material adverse effect upon the business, operations, or condition (financial or otherwise) of the Obligors and the Guarantor (taken as a whole), (b) the material impairment of the ability of the Obligors and the Guarantor (taken as a whole) to perform their obligations under the Transaction Documents (taken as a whole), or (c) a material adverse effect on the use, value or operation of the Tenant Site Assets (taken as a whole); provided, however, that if an event or condition causes a reduction of 5% or more of the Annualized Revenue derived from the Tenant Site Assets (taken as a whole), then a Material Adverse Effect shall be deemed to exist.

“Material Agreement” shall mean any contract or agreement, or series of related agreements, by any Asset Entity or the Issuer relating to the ownership, management, development, use, leasing, maintenance, repair or improvement of the Tenant Site Assets under which there is an obligation of an Obligor, in the aggregate, to pay, or under which any Obligor receives in compensation more than, $150,000 per annum, excluding (a) the Transaction Documents, (b) any agreement which is terminable by an Obligor on not more than sixty (60) days’ prior written notice without any fee or penalty, (c) any Asset Agreement and (d) any Tenant Lease.

“Material Tenant Lease” shall mean any Tenant Lease, or series of related Tenant Leases, by any Tenant (and such Tenant’s Affiliates) of space at one or more of the Tenant Site Assets which (a) provides for annual rent or other payments in an amount equal to or greater than (i) in fiscal year 2018, $40,000, and (ii) in each fiscal year thereafter, the sum of $40,000 and the product of (A) $40,000, (B) 3.0% and (C) the number of full years elapsed since December 31, 2017 and (b) may not be cancelled by the applicable Tenant (or related Affiliate) on thirty (30) days’ notice without payment of a termination fee, penalty or other cancellation fee.

“Member” shall mean, individually or collectively, any entity which is now or hereafter becomes the managing member of any of the Issuer or the Asset Entities under such Person’s limited liability company agreement.

“Member Organizations” shall mean direct account holders at Euroclear and Clearstream.

“Minimum DSCR” shall mean a DSCR of 1.15 to 1.0.

“Minimum Yield” for each Class and Series of Notes, shall have the meaning ascribed to it in the Series Supplement of such Series.

“Monthly Amortization Amount” shall mean, on each Payment Date with respect to any Class of Notes of any Series, the sum of (i) the Targeted Amortization Amount for such Notes of such Class, if any, on such Payment Date and (ii) the Unpaid Monthly Amortization Amount for such Notes of such Class as of such Payment Date.

“Monthly Operating Expense Amount” shall mean, for any calendar month, the aggregate of the budgeted Operating Expenses of each Asset Entity for such calendar month exclusive of the Management Fee for so long as the Manager is an Affiliate of the Asset Entities, and expenses covered by the Impositions and Insurance Reserve Account; provided that the budgeted Operating Expenses shall be determined in accordance with Section 7.02(b).

“Monthly Payment Amount” shall mean, for any Payment Date, the amount of accrued interest on the Notes due and payable on such Payment Date in respect of the related Interest Accrual Period at the applicable Note Rate (minus the aggregate of all Yield Maintenance Amounts (if any) for all Series of Notes for the related Payment Date).  For the avoidance of doubt, the Monthly Payment Amount shall not include Prepayment Consideration, Post-ARD Additional Interest and Deferred Post-ARD Additional Interest.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor rating agency thereof.

“Mortgaged Tenant Site Assets” and “Mortgaged Tenant Site Asset” shall mean, collectively, or individually, the Tenant Site Assets that are subject to a mortgage lien described in Exhibit G, and all related facilities, owned by the Asset Entities and which are encumbered by and more particularly described in the respective Deeds of Trust; provided that (a) following a disposition of a Mortgaged Tenant Site Asset, “Mortgaged Tenant Site Assets” shall mean each of the Mortgaged Tenant Site Assets that is then owned by an Asset Entity and remains encumbered by the Deeds of Trust as Collateral for the Notes, (b) following a substitution of a Mortgaged Tenant Site Asset, “Mortgaged Tenant Site Asset” shall include the Replacement Tenant Site Asset added as part of such substitution if such substituted Tenant Site Asset is encumbered by a Deed of Trust and shall exclude the Tenant Site Asset released as part of such substitution and (c) following the addition of a Tenant Site Asset pursuant to Section 2.12 that is encumbered by a Deed of Trust, “Mortgaged Tenant Site Assets” shall include such additional Tenant Site Assets if such Tenant Site Asset is encumbered by a Deed of Trust or for which an appropriate filing to encumber such Tenant Site Asset by a Deed of Trust has been duly delivered to the applicable title insurance company as required under Section 6.05(b).  Mortgaged Tenant Site Assets do not include Deferred Additional Tenant Site Assets.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Non-Disturbance Agreement” shall mean any applicable non-disturbance and attornment agreement executed between an Asset Entity and the holder of a Lien on a Tenant Site, and providing that in the event of foreclosure of such Lien, the holder of such Lien shall not terminate the related Tenant Site Asset of such Asset Entity.

“Non-Performing Tenant Lease” shall mean, as of any date of determination, a Tenant Lease for which (a) Rent owing, or a portion thereof in dispute, with respect thereto is more than 120 days past its contractual due date, (b) a charge-off has been taken as a result of the bankruptcy of the related Tenant, (c) the Manager has received a valid notice of termination or decommissioning of the Tenant Site Asset related to such Tenant Lease or (d) the Rent payable with respect thereto is otherwise deemed to be uncollectible by the Manager for any reason (including foreclosure or tax lien proceedings).  Notwithstanding the foregoing, only the disputed portion of the Rent relating to a Non-Performing Tenant Lease under clause (a) above shall be excluded from the determination of Annualized Revenue and all continuing Rent shall be included for such determination.

“Nonrecoverable Servicing Advance” shall have the meaning ascribed to it in the Servicing Agreement.

“Note Owners” shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depositary or on the books of a Depositary Participant or on the books of an indirect participating brokerage firm for which a Depositary Participant acts as agent.

“Note Principal Balance” shall mean, for any Note, as of any date of determination, the initial principal balance of such Note on the related Closing Date, as set forth on the face thereof, less any payment of principal made in respect of such Note up to and including such date.

“Note Rate” with respect to any Note, shall mean the interest rate applicable thereto as set forth in the Series Supplement pursuant to which such Note was issued.

“Note Register” and “Note Registrar” shall mean the register maintained and the registrar appointed or otherwise acting pursuant to Section 2.02(a).

“Noteholder” shall have the meaning ascribed to it in definition of “Holder.”

“Notes” shall mean the notes issued by the Issuer pursuant to this Indenture and the Series Supplements.

“Obligations” shall mean the principal amount of the Outstanding Notes, accrued interest thereon and all other obligations, liabilities and indebtedness of every nature to be paid or performed by the Guarantor or any of the Obligors under the Transaction Documents, including fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the Bankruptcy Code by or against any of the Guarantor or any of the Obligors, and the performance of all other terms, conditions and covenants under the Transaction Documents.

“Obligors” shall have the meaning ascribed to it in the preamble hereto.

“Offering Document” shall mean any offering memorandum, offering circular, private placement circular or other offering document pursuant to which Notes are offered and sold by the Issuer.

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 15.01, and delivered to the Indenture Trustee or the Servicer, as applicable.

“Operating Budget” shall mean, for any period, the budget for the Asset Entities taken as a whole setting forth an estimate of all Operating Expenses of the Asset Entities and any other expenses payable by the Asset Entities for the Tenant Site Assets owned by the Asset Entities for such period, as the same may be amended pursuant to Section 7.02(b).

“Operating Expenses” shall mean, for any period and without duplication, all direct costs and expenses of ownership and maintaining the Tenant Site Assets for such period (including Impositions, the Management Fee and franchise fees payable by the Obligors) determined in accordance with GAAP plus all Maintenance Capital Expenditures for such period (a) less the cost of portfolio support personnel provided by the Manager and (b) excluding the impact on rent expense of accounting for Tenant Leases with fixed escalators on a straight-line basis for such period as required under Accounting Standards Codification 840 in effect during such period. Operating Expenses do not include discretionary Capital Expenditures or Tenant

Site Asset acquisition expenses made to acquire a Tenant Site comprising a Tenant Site Asset or to otherwise enhance the Operating Revenues of a Tenant Site Asset.  Operating Expenses do not include Shared Rent or costs or expenses attributable to Deferred Additional Tenant Site Assets and any related Tenant Leases thereof.

“Operating Revenues” shall mean, for any period, all cash revenues of the Asset Entities from ownership of the Tenant Site Assets or otherwise arising in respect of the Tenant Site Assets that are properly allocable to the Tenant Site Assets for such period determined in accordance with GAAP excluding the non-cash impact on revenue of accounting for Tenant Leases (e.g., on straight-line basis, the amortization of intangibles associated with favorable or unfavorable contractual terms, and capital leases) as required under Accounting Standards Codification 840. Operating Revenues do not include any obligation to pay Shared Rent or revenues attributable to Deferred Additional Tenant Site Assets and any related Tenant Leases thereof.

“Opinion of Counsel” shall mean one or more written opinions of counsel which shall be reasonably acceptable to and delivered to the addressee(s) thereof and shall comply with any applicable requirements of Section 15.01.

“Other Obligor Collateral” shall have the meaning ascribed to it in Section 14.01.

“Other Servicing Fees” shall mean the Special Servicing Fee, the Liquidation Fee, the Workout Fee, the Tenant Site Asset Acquisition Fee and the Tenant Site Asset Release/Substitution Fee.

“Other Tenant Site Assets” shall mean Tenant Site Assets that are not Mortgaged Tenant Site Assets.

“Outstanding” shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)Notes for the payment of which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); or

(c)Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such first-mentioned Notes are held by a protected purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Note Principal Balance of any Class or Series of Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes or any Affiliate of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Obligor, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

“Ownership Interest” shall mean, in the case of any Note, any ownership or security interest in such Note as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Parent” shall mean Landmark Infrastructure Operating Company LLC, a Delaware limited liability company.

“Participants” shall mean Clearstream Participants, DTC Participants or Euroclear Participants, as applicable.

“Paying Agent” shall initially be (a) the Indenture Trustee, who is hereby authorized by the Issuer to make payments as agent of the Issuer to and payments from the Collection Account including payment of principal of or interest (and premium, if any) on the Notes on behalf of the Issuer or (b) any successor appointed by the Indenture Trustee who (i) meets the eligibility standards for the Indenture Trustee specified in Section 11.06 and (ii) is authorized to make payments to and from the Collection Account including payment of principal of or interest (and premium, if any) on the Notes.

“Payment Date” shall mean the 15th calendar day of each month or, if any such day is not a Business Day, the next succeeding Business Day, beginning in July 2018; provided that the initial Payment Date for any Series of Notes issued after the Initial Closing Date may be specified in the applicable Series Supplement.

“Percentage Interest” shall mean, with respect to any Note, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such Note on such date, and the denominator of which is (i) in relation to the Class to which such Note belongs, the Class Principal Balance of the Class to which such Note belongs on such date and (ii) in relation to the Series to which such Note belongs, the aggregate principal balance on such date of all Notes within the Series belonging to the same Class as such Note.

“Permitted Encumbrances” shall mean, collectively, (a) Liens created pursuant to the Transaction Documents; (b) Liens for taxes, assessments, governmental charges, levies or claims not yet due or which are being contested in good faith by appropriate proceedings; (c) zoning, subdivision and building laws and regulations of general application to the Tenant Site Assets; (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens (i) arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings or (ii)

for which the Asset Entities are adequately indemnified or insured by another party (other than an Affiliate); (e) with respect to a Prepaid Site, the interests of the related Site Owner; (f) easements, rights-of-way, licenses, restrictions, encroachments and other similar encumbrances incurred in the ordinary course of the business of the Asset Entities or, with respect to any Tenant Site Asset, existing on the date of the acquisition of such Tenant Site Asset by an Asset Entity, which, in the aggregate, do not materially (i) interfere with the ordinary conduct of the business of the Asset Entities, taken as a whole, or (ii) impair the use or operations of the interest of the Asset Entity in such Tenant Site Asset; (g) Liens arising in connection with any Remedial Work (as to the Asset Entities); provided that to the extent such liens exceed $500,000 in an aggregate amount at any time outstanding (excluding any portion thereof for which such Asset Entity has been indemnified or insured by another party other than an Affiliate), a cash reserve in an amount equal to such remediation costs in excess of $500,000 has been provided for and funded; (h) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (i) Liens created by lease agreements, statute or common law to secure the payments of rental amounts and other sums not yet delinquent thereunder; (j) existing or future Liens, easements, rights of way, licenses, restrictions, encroachments and other similar encumbrances created or caused at any time by an owner or lessor of a Tenant Site or arising out of the fee interest therein (including, without limitation, Site Owner Impositions); (k) Tenant Leases and other licenses, sublicenses, leases or subleases granted by the Asset Entities in the ordinary course of their businesses and not materially interfering with the conduct of the business of the Asset Entities; (l) Liens incurred or created in the ordinary course of business on cash and cash equivalents to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders; (m) Liens securing the payment of judgments which do not result in an Event of Default and which are being appealed and contested in good faith, have been adequately bonded pending such appeal and with respect to which enforcement has been stayed; (n) Liens, easements, rights of way, licenses, restrictions, encroachments and other similar encumbrances affecting any interest in a Tenant Site Asset that are insured over by a title insurance policy or for which an exception is not taken; (o) Liens arising as a consequence of Site Owner Impositions; (p) the rights of Site Owners to Shared Rent; (q) Liens on Tenant Site Assets that are senior as a matter of law to the related Deeds of Trust, but in respect of which an Obligor has obtained a Non-Disturbance Agreement; and (r) Liens on Tenant Site Assets that are senior as a matter of law to the related Deeds of Trust and in respect of which no Obligor has obtained a Non-Disturbance Agreement, but which relate to Tenant Site Assets that, in the aggregate, constitute no more than 15.0% of the Annualized Net Cash Flow of all Tenant Site Assets.

“Permitted Indebtedness” shall have the meaning ascribed to it in Section 7.16.

“Permitted Investments” shall have the meaning ascribed to it in the Cash Management Agreement.

“Person” shall mean any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a “plan” (as described in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) an entity whose assets are deemed to include “plan assets” (within the meaning of the Plan Asset Regulation) of such “employee benefit plans” or “plans” or (iv) an employee benefit plan or arrangement that, while not subject to Title I of ERISA or Section 4975 of the Code, is subject to any Similar Laws.

“Plan Asset Regulation” shall mean the regulation issued by the U.S. Department of Labor at 29 C.F.R. § 2510.3-10, as modified by Section 3(42) of ERISA.

“Post-ARD Additional Interest” shall have the meaning ascribed to it in Section 2.10.

“Post-ARD Additional Interest Rate” shall have the meaning ascribed to it in Section 2.10.

“Post-ARD Note Spread” for each Class and Series of the Notes, shall have the meaning ascribed to it in the Series Supplement for such Series.

“Post-ARD Period” shall mean, with respect to any Series of Notes, the period commencing on the Anticipated Repayment Date for such Series (if the Notes of such Series have not been paid in full on or prior to such Anticipated Repayment Date) and ending on the Payment Date on which such Notes are paid in full.

“Prepaid Site” shall mean an easement or leasehold interest in a Tenant Site pursuant to an Asset Agreement; provided that (x) following termination, sale or assignment of a Prepaid Site pursuant to Section 7.23, “Prepaid Site” shall mean each of the remaining Prepaid Sites, (y) following a substitution of a Prepaid Site, with respect to a Replacement Tenant Site Asset that is a Prepaid Site, “Prepaid Site” shall include such Replacement Tenant Site Asset and shall exclude the replaced Prepaid Site, (z) following the addition of a Tenant Site Asset pursuant to Section 2.12 that is a Prepaid Site, “Prepaid Site” shall include such Tenant Site Asset.

“Prepayment Consideration” shall mean with respect to any prepayment of the principal balance of a Note, an amount that is equal to the excess, if any, of (a) the present value on the date of such prepayment (by acceleration or otherwise) of the sum of the principal payments allocable to such Note and interest that the Issuer would otherwise be required to pay on the prepaid portion of such Note from the date of such prepayment to and including the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date applicable to such Note absent such prepayment and assuming (i) that monthly payments of principal on such Notes are made based upon the Targeted Amortization Amount for such Notes (if any) (and with interest calculated under clause (a) above calculated based on the principal balance of such Notes as reduced by each such principal payment) and (ii) that the remaining principal balance of such Notes (after taking into account all payments of Targeted Amortization Amount for such Notes, if applicable) is paid on the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date applicable to such Note, with such present value determined by the use of a discount rate equal to the sum of (i) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets

Association), on the date of such prepayment for such Note of the United States Treasury Security having the term to maturity closest to such Payment Date, plus (ii) 0.50% over (b) the principal amount of such Note being prepaid on the date of such prepayment.

“Prepayment Lockout Period” shall mean for any Series, the period specified as such in the Series Supplement for such Series, or, if not so specified, the period ending on but excluding the second (2nd) anniversary of the Closing Date of such Series.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Institutional Buyer” shall mean a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

“Quarterly Advance Rents Reserve Deposits” shall have the meaning set forth in the Cash Management Agreement.

“Rated Final Payment Date” with respect to any Series, shall have the meaning ascribed to it in the Series Supplement for such Series.

“Rating Agencies” shall mean, with respect to any action or event in regards to a Series of Notes, the rating agencies specified as such in the Series Supplement for such Series.

“Rating Agency Confirmation” with respect to any Class and Series of Notes,  shall have the meaning ascribed to it in the applicable Series Supplement with respect to any action or event in regards to any Series and Class of Notes; provided that if such term is stated in a Series Supplement to require only the delivery of notice of any particular action or event, then any requirement herein that speaks in terms of receipt of a Rating Agency Confirmation with respect to such action or event shall be construed as receipt by the Indenture Trustee of written confirmation from the Issuer or the Manager that such notice has been provided.

“Rating Agency Declination” shall have the meaning ascribed to it in the applicable Series Supplement with respect to any action or event in regards to any Series or Class of Notes.

“Rating Criteria” with respect to any Person, shall mean that (a) the short-term unsecured debt obligations of such Person are rated at least “P-1” (or equivalent) by Moody’s and “F-1” (or equivalent) by Fitch, if deposits are held by such Person for a period of less than one (1) month or (b) the long-term unsecured debt obligations of such Person are rated at least “Aa2” (or equivalent) by Moody’s and “A” (or equivalent) by Fitch, if deposits are held by such Person for a period of one (1) month or more.

“Receipts” shall mean all revenues, payments of rent, receipts and other payments to the Asset Entities of every kind arising from their ownership or management of the Tenant Site Assets, including all warrants, stock options, or equity interests in any Tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Tenant Site Assets received by or on behalf of such Asset Entities in lieu of rent or other payment, but excluding (a) amounts received by or on behalf of such Asset Entities and required to be paid to any Person (other than to an Obligor) as Shared Rent, (b) any amounts received by or on behalf of such Asset Entities that constitute the property of a Person other than an Asset Entity (including all revenues, receipts and other payments arising from the ownership or management of properties by Affiliates of such Asset Entities) and (c) security deposits received under a Tenant Lease, unless and until such security deposits are applied to the payment of amounts due under such Tenant Lease. For the avoidance of doubt, Receipts include Contingent Rent.

“Record Date” shall mean with respect to payments made on any Payment Date, the close of business on the last Business Day of the month immediately preceding the month in which such Payment Date occurs and with respect to payments made on any other date such date as shall be established by the Indenture Trustee in respect thereof.

“Regulation S” shall mean Regulation S promulgated under the Securities Act.

“Regulation S Global Note” shall mean with respect to any Series and Class of Notes (other than any Class of Notes that are designated as Tax Restricted Notes), a single global Note representing such Series and Class offered and sold outside the United States in reliance on Regulation S, a single global Note, in definitive, fully registered form without interest coupons, which Note bears a Regulation S Legend. It being understood that at no time may Tax Restricted Notes be offered or sold in reliance on Regulation S.

“Regulation S Legend” shall mean, with respect to any Series and Class of Notes (other than any Series and Class of Notes that are designated as Tax Restricted Notes), a legend generally to the effect that such Series and Class of Notes may not be offered, sold, pledged or otherwise transferred in the United States or to a U.S. Person prior to the date that is forty (40) days following the later of the commencement of the offering of the Notes and the Closing Date except pursuant to an exemption from the registration requirements of the Securities Act.

“Related Party” means, with respect to any Issuer Party, any partner, member, shareholder, principal or Affiliate of such Issuer Party or of another Issuer Party, except that the term does not include any other Issuer Party.

“Related Property” means:

(a)with respect to an Asset Entity, assets that it owns that are related to its ownership of Tenant Site Assets or that are necessary or incidental to the such ownership or the discharge of the obligations of such Asset Entity under the Transaction Documents and under the Asset Agreements and Tenant Leases, including the rights of such Asset Entity (i) under the Transaction Documents, (ii) under the insurance policies contemplated or required by the Transaction Documents, (iii) in the Lock Box Accounts, (iv) in the Reserves and (v) in all proceeds of all such Tenant Site Assets, Tenant Leases and other rights and assets;

(b)with respect to the Issuer, assets that it owns that are related to its ownership of the Asset Entities or that are necessary or incidental to the discharge of the obligations of the Issuer under the Transaction Documents, including the rights of the Issuer (i)

under the Transaction Documents, (ii) under the insurance policies contemplated or required by the Transaction Documents, (iii) in the Lock Box Accounts, (iv) in the Reserves and (v) in all proceeds of all such rights and assets;

(c)with respect to the Guarantor, assets that it owns that are related to its ownership of the Issuer or that are necessary or incidental to the discharge of the obligations of the Guarantor under the Transaction Documents, including the rights of the Guarantor (i) under the Transaction Documents, (ii) under the insurance policies contemplated or required by the Transaction Documents, (iii) in the Lock Box Accounts, (iv) in the Reserves and (v) in all proceeds of all such rights and assets.

“Release Date” shall mean with respect to any Series of Notes (other than any Class of Notes that are designated as Tax Restricted Notes), the date that is forty (40) days following the later of (i) the Closing Date for such Series and (ii) the commencement of the initial offering of such Notes in reliance on Regulation S.

“Release Price” shall mean, in relation to the disposition of a Tenant Site Asset, an amount equal to the greater of (i) 125% of the Allocated Note Amount of such Tenant Site Asset and (ii) such amount as will result in the pro forma DSCR following the proposed disposition (assuming such amount was applied to repay the principal amount of the Notes on the Payment Date following the Collection Period in which such amount is received) being equal to or greater than the DSCR immediately prior to the disposition.

“Remedial Work” shall mean any investigation, site monitoring, cleanup or other remedial work of any kind required to be performed by any Asset Entity under applicable Environmental Laws because of or in connection with any presence or release of any Hazardous Materials on, under or from any Tenant Site Asset.

“Rent Roll” shall mean, collectively, a rent roll for each of the Tenant Site Assets certified by the Issuer and substantially in the form of Exhibit C. The Rent Roll excludes Deferred Additional Tenant Site Assets.

“Rents” shall mean the monies owed to the Asset Entities by the Tenants pursuant to the Tenant Leases. For the avoidance of doubt, Rents include Shared Rent and Contingent Rent.

“Replacement Tenant Site Asset” shall have the meaning ascribed to it in Section 7.30.

“Requesting Party” shall have the meaning ascribed to it in Section 11.11(c).

“Reserve Account” shall mean the non-interest bearing segregated accounts established by the Issuer for the purpose of holding funds in the Reserves including: (a) the Impositions and Insurance Reserve Account, (b) the Cash Trap Reserve Account, (c) the Advance Rents Reserve Account and (d) the Yield Maintenance Reserve Accounts.

“Reserves” shall mean Impositions and Insurance Reserve, the Cash Trap Reserve, the Advance Rents Reserve Account and the Yield Maintenance Reserve held by or on behalf of the Indenture Trustee pursuant to this Indenture or the other Transaction Documents, including the funds held in the Reserve Accounts. For the avoidance of doubt, Reserves do not include amounts held in any Site Acquisition Account.

“Responsible Officer” shall mean, when used with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture and when used with respect to an Obligor, shall mean an Executive Officer of the Issuer.

“Rule 144A” shall mean Rule 144A promulgated under the Securities Act and any successor provision thereto.

“Rule 144A Global Note” shall mean, with respect to any Series and Class of Notes, a single global Note representing such Series and Class, in definitive, fully registered form without interest coupons, which Note does not bear a Regulation S Legend.

“Rule 144A Information” shall mean the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes pursuant to Rule 144A.

“S&P” shall mean S&P Financial Services LLC or any successor rating agency thereof.

“Scheduled Defeasance Payments” shall mean with respect to a particular Series, payments on or prior to, but as close as possible to (a) each Payment Date after the Defeasance Date and through and including the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date for such Series in amounts equal to the scheduled payments of interest on the Notes, scheduled Targeted Amortization Amount payments and payments of Indenture Trustee Fee, Servicing Fee, Other Servicing Fees and any other amounts owing to the Indenture Trustee or the Servicer and Workout Fees, if any, due on such dates under this Indenture and (b) the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date for such Series in an amount equal to the outstanding principal balance of each Class of Notes of such Series.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Semi-Annual Advance Rents Reserve Deposits” shall have the meaning set forth in the Cash Management Agreement.

“Series” shall mean a series of Notes issued pursuant to this Indenture and a related Indenture Supplement.

“Series 2018-1 Notes” shall mean the Series 2018-1 Class C Notes, Class D Notes and Class F Notes issued on the Initial Closing Date under this Indenture and the related Series Supplement.

“Series Supplement” shall mean an Indenture Supplement that authorizes a particular Series.

“Servicer” shall have the meaning set forth in the Servicing Agreement.

“Servicer Remittance Date” shall have the meaning ascribed to it in the Servicing Agreement.

“Servicer Termination Event” shall have the meaning ascribed to it in the Servicing Agreement.

“Servicing Advances” shall have the meaning set forth in the Servicing Agreement.

“Servicing Agreement” shall mean the Servicing Agreement between the Servicer and the Indenture Trustee dated as of June 6, 2018.

“Servicing Fee” shall have the meaning set forth in the Servicing Agreement.

“Servicing Report” shall have the meaning set forth in the Servicing Agreement.

“Servicing Standard” shall have the meaning set forth in the Servicing Agreement.

“Shared Rent” shall mean, with respect to any Collection Period and a Tenant Site Asset, the portion, if any, of payments received by an Asset Entity in respect of such Tenant Site Asset that such Asset Entity has agreed to pay to the Site Owner (or predecessor thereof) or to an Affiliate of the Issuer pursuant to an agreement to share a portion of such payments and which is attributable to such Collection Period.

“Similar Law” shall mean the provisions under any federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to (x) Title I of ERISA or Section 4975 of the Code and/or (y) the Plan Asset Regulation.

“Site Acquisition Account” shall mean each account established by the Issuer in connection with the issuance of a Series of Notes, the purpose of which is to fund the acquisition of Additional Tenant Site Assets or Additional Obligor Tenant Site Assets during a Site Acquisition Period, if any, as specified in the Series Supplement for such Series. The amount to be deposited into a Site Acquisition Account for a Series of Notes on the Closing Date of such Series will be the amount specified in the Series Supplement for such Series.

“Site Acquisition Account Bank” shall have the meaning ascribed to it in Section 3.01(a).

“Site Acquisition Account Funding Conditions” shall mean with respect to any Series that has funded a Site Acquisition Account, the conditions specified in the Series Supplement for such Series for the addition of any Additional Tenant Site Assets or Additional Obligor Tenant Site Assets (or group of such Tenant Site Assets) funded in whole or in part from the Site Acquisition Account for such Series.

“Site Acquisition Period” shall mean with respect to any Series that has funded a Site Acquisition Account, the period commencing on the Closing Date of such Series and ending on the date specified in the Series Supplement for such Series.

“Site Owner” shall mean, in respect of any Tenant Site Asset, the owner of an interest in the real property underlying a Tenant Site Asset.

“Site Owner Impositions” shall mean property taxes and assessments and similar charges that are assessed against the fee interest of a Site Owner in respect of any Prepaid Site that, if not paid, would result in a Lien upon the related Tenant Site Asset that would be senior to the interest of the relevant Asset Entity in the related Tenant Site Asset.

“Site Space” shall mean the physical space comprising a Tenant Site.

“Special Servicing Fee” shall have the meaning ascribed to it in the Servicing Agreement.

“Special Servicing Period” shall mean any period of time during which any of the Notes constitute Specially Serviced Notes (as such term is defined in the Servicing Agreement).

“Supplemental Expense Information” shall mean, commencing with the 2018 fiscal year, a comparison of budgeted expenses and the actual expenses for the prior fiscal year (or, in the case of the 2018 fiscal year, from the Initial Closing Date) and, for periods after June 2019, the corresponding fiscal period in such prior year.

“Targeted Amortization Amount” shall mean, on each Payment Date with respect to a Class of Notes of any Series, the amount equal to the amounts set forth in the Series Supplement for such Notes for such Payment Date.

“Tax Restricted Notes” shall mean any Series and Class of Notes for which the Issuer does not receive an opinion from nationally-recognized tax counsel that such Series and Class of Notes will be properly characterized as debt for U.S. federal income tax purposes (it being understood that such Series and Class of Notes will be designated as “Tax Restricted Notes” in the Series Supplement for such Series and Class).

“Tenant” shall mean the Person who leases, subleases, licenses or enters into any other agreement in respect of Site Space from an Asset Entity pursuant to a Tenant Lease.

“Tenant Lease” shall mean the tenant lease, license or similar agreement by which an Asset Entity leases, subleases or licenses Site Space to a Tenant. Each tenant lease, sub-lease license or similar agreement of a separate Site Space under a “master agreement” with a single Person shall constitute a separate tenant lease.

“Tenant Quality Test” shall have the meaning ascribed to it in Section 7.29(a).

“Tenant Site” shall mean the real property on which wireless communication towers, antennae, platforms or other equipment are located.

“Tenant Site Asset” shall mean a Fee Asset, Easement Asset or Lease Asset owned by an Asset Entity; provided that (a) following the termination, sale or assignment of a Tenant Site Asset pursuant to Section 7.23 or 7.29, “Tenant Site Asset” shall mean each of the Tenant Site Assets owned by an Asset Entity, (b) following a substitution, with respect to a Replacement Tenant Site Asset owned by an Asset Entity, “Tenant Site Asset” shall include such Replacement Tenant Site Asset and shall exclude the replaced Tenant Site Asset and (c) following the addition of a Tenant Site Asset pursuant to Section 2.12 owned by an Asset Entity, “Tenant Site Asset” shall include such Tenant Site Asset.

“Tenant Site Asset Acquisition Fee” shall have the meaning ascribed to it in the Servicing Agreement.

“Tenant Site Asset Cost Basis” shall mean, for any Additional Tenant Site Asset or Additional Obligor Tenant Site Asset, the direct and indirect costs of Parent and its subsidiaries incurred in connection with the acquisition or addition of such Additional Tenant Site Asset or Additional Obligor Tenant Site Asset, including any contingent or deferred purchase price, out-of-pocket costs and expenses incurred in connection with the acquisition of such Additional Tenant Site Asset or Additional Obligor Tenant Site Asset from the Site Owner and an allocated portion of monthly general and administrative expenses that are attributed to such acquisition pursuant to their current practices.

“Tenant Site Asset Original Term” shall mean, with respect to an Asset Agreement, the length of time from the date on which an Asset Entity acquires such Asset Agreement to the latest date (taking into account all permitted extensions) on which such Asset Agreement expires in accordance with its terms.

“Tenant Site Asset Release/Substitution Fee” shall have the meaning ascribed to it in the Servicing Agreement.

“Title Company” shall mean any one or more of the following: Linear Title & Closing, First American Title Insurance Company, Land American Financial Group Inc., Chicago Title Insurance Company, Fidelity National Financial, Inc., First American Corporation, Stewart Title Guaranty Company, Old Republic National Title Insurance Company or such other title company reasonably acceptable to the Servicer.

“Title Policy” shall mean an ALTA mortgagee policy of title insurance (or Form T-2 Loan Policy of Title Insurance in Texas) pertaining to a Deed of Trust on any Tenant Site Asset issued by a Title Company to the Indenture Trustee that: (a) provides coverage in an amount at least equal to 100% of the Allocated Note Amount of such Tenant Site Asset calculated as of the Initial Closing Date or such later date as such Tenant Site Asset becomes a Mortgaged Tenant Site Asset, (b) subject to Permitted Encumbrances, insures the Indenture Trustee that such Deed of Trust creates a valid first priority lien on the related  Mortgaged Tenant Site Asset, free and clear of all exceptions from coverage other than Permitted

Encumbrances and exceptions and exclusions of the type and scope set forth in such policies as in effect on the Initial Closing Date (as modified by the terms of any endorsements), (c) contains the endorsements set forth in Exhibit F to the extent available in the applicable jurisdiction and (d) names the Indenture Trustee and its successors and assigns as the insured.

“Transaction Documents” shall mean the Notes, the Indenture, the Indenture Supplements, the Holdco Guaranty, the Management Agreement, the Backup Management Agreement, the Servicing Agreement, the Cash Management Agreement, the Deeds of Trust, the Account Control Agreement and all other documents executed by the Guarantor or any Obligor in connection with the issuance of the Notes.  For the avoidance of doubt, the term “Transaction Documents” shall not include the Tenant Leases or Asset Agreements.

“Transfer” shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Note.

“Transferee” shall mean any Person who is acquiring by Transfer any Ownership Interest in a Note.

“Transferor” shall mean any Person who is disposing by Transfer any Ownership Interest in a Note.

“Transition Fee” shall mean a one-time fee in an amount equal to $25,000, payable to the Backup Manager on the Payment Date immediately following its first appointment as replacement Manager in accordance with the terms of the Backup Management Agreement.

“Trust Estate” shall mean all money, instruments, rights and other property that are subject or intended to be subject to the Lien created by this Indenture and the Deeds of Trust for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“UCC” shall mean the Uniform Commercial Code in the State of New York.

“United States” shall mean any State, Puerto Rico, Guam, American Samoa, the U.S. Virgin Islands and other territories or possessions of the United States of America, except with respect to U.S. federal income tax matters in which case it shall have the meaning given to it in the Code.

“Unpaid Monthly Amortization Amount” shall mean, with respect to a Class of Notes of any Series, the amount, if any, of the Monthly Amortization Amount for such Notes of such Class on the Payment Date immediately preceding such date that was not paid on such preceding Payment Date.

“U.S. Persons” shall mean U.S. Persons within the meaning of Rule 902(k) of the Securities Act.

“Variable Funding Notes” shall mean Notes of a Series designated at the time of issuance thereof as “Variable Funding Notes” and pursuant to which the Note Principal Balance thereof may increase or decrease from time to time.

“Voting Rights” shall mean the voting rights evidenced by the respective Notes as determined in accordance with Section 12.04.

“Workout Fee” shall have the meaning ascribed to it in the Servicing Agreement.

“Yield” shall mean as of any date of determination, the quotient (expressed as a percentage) of (a) Annualized Net Cash Flow for all Additional Tenant Site Assets or Additional Obligor Tenant Site Assets (or group of such Tenant Site Assets) to be funded on such date from amounts on deposit in a Site Acquisition Account for a Series of Notes divided by (b) the amount of any withdrawal from such Site Acquisition Account on such date.

“Yield Maintenance Amount” shall mean, with respect to a Series of Notes that is then subject to a Site Acquisition Period, an amount equal to interest that would accrue during an Interest Accrual Period on the amount on deposit in the related Site Acquisition Account on the first day of such Interest Accrual Period at a rate per annum equal to the weighted average of the Note Rates for such Series as of the first day of such Interest Accrual Period of all Classes of Notes of such Series.

“Yield Maintenance Reserve Account” shall mean each Reserve Account, established in connection with the issuance of a Series of Notes, the purpose of which is to reserve an amount to fund the Yield Maintenance Amount, if any, for such Series of Notes.

Section 1.02Rules of Construction.  Unless the context otherwise requires:

(a)a term has the meaning assigned to it;

(b)accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)“or” is not exclusive;

(d)“including” means including without limitation;

(e)words in the singular include the plural and words in the plural include the singular;

(f)all references to “$” are to United States dollars unless otherwise stated;

(g)any agreement, instrument, regulation, directive or statute defined or referred to in this Indenture or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)references to a Person are also to its permitted successors and assigns;

(i)the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Indenture, shall refer to this Indenture as a whole and not to any particular provision of this Indenture, and Section, Schedule and Exhibit references are to this Indenture unless otherwise specified;

(j)whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; if any Series or Class is also given a numerical designation (e.g., “A1” or “A2”) the significance thereof shall be set forth in the related Series Supplement; and

(k)for the avoidance of doubt, references to Obligations paid in full or similar phrases shall not include Obligations for contingent indemnification, expense reimbursement or similar obligations not then due and payable.

ARTICLE II

THE NOTES

Section 2.01The Notes.

(a)The Notes shall be substantially in the form attached as Exhibit A; provided, however, that any of the Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Notes may be admitted to trading, or to conform to general usage.  The Notes shall be issuable in book-entry form and in accordance with Section 2.03 beneficial ownership interests in the Book-Entry Notes shall initially be held and transferred through the book-entry facilities of the Depositary; provided, however, that Notes purchased by Accredited Investors that are not Qualified Institutional Buyers or by other investors who otherwise request prior to the Closing Date for the applicable Series of Notes will be delivered in fully registered, certificated form (“Definitive Notes”).  The Notes shall be issued in minimum denominations of $25,000 and in any whole dollar denomination in excess thereof; provided, however, that (i) Tax Restricted Notes shall be issued in the minimum denominations specified in the relevant Series Supplement and (ii) in accordance with Section 2.03, Notes (other than Tax Restricted Notes) issued in registered form to Accredited Investors that are not Qualified Institutional Buyers or to investors who otherwise request prior to the Closing Date for the applicable Series of Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

(b)The Notes shall be executed by manual signature by an authorized officer of the Issuer.  Notes bearing the manual signatures of individuals who were at any time the authorized officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.  No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  All Notes shall be dated the date of their authentication.

(c)The aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture shall be unlimited.

Section 2.02Registration of Transfer and Exchange of Notes.

(a)The Issuer may, at its own expense, appoint any Person with appropriate experience as a securities registrar to act as Note Registrar hereunder; provided that in the absence of any other Person appointed in accordance herewith acting as Note Registrar, the Indenture Trustee agrees to act in such capacity in accordance with the terms hereof.  The Note Registrar shall be subject to the same standards of care, limitations on liability and rights to indemnity as the Indenture Trustee, and the provisions of Sections 11.01, 11.02, 11.03, 11.04, 11.05(b), and 11.05(c) shall apply to the Note Registrar to the same extent that they apply to the Indenture Trustee and with the same rights of recovery.  Any Note Registrar appointed in accordance with this Section 2.02(a) may at any time resign by giving at least thirty (30) days’ advance written notice of resignation to the Indenture Trustee, the Servicer and the Issuer.  The Issuer may at any time terminate the agency of any Note Registrar appointed in accordance with this Section 2.02(a) by giving written notice of termination to such Note Registrar, with a copy to the Servicer.

At all times during the term of this Indenture, there shall be maintained at the office of the Note Registrar a Note Register in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.  The Issuer, the Servicer and the Indenture Trustee shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register.

Upon written request of any Noteholder of record made for purposes of communicating with other Noteholders with respect to their rights under the Indenture (which request must be accompanied by a copy of the communication that the Noteholder proposes to transmit), the Note Registrar, within thirty (30) days after the receipt of such request, must afford the requesting Noteholder access during normal business hours to, or deliver to the requesting Noteholder a copy of, the most recent list of Noteholders held by the Note Registrar.  Every Noteholder, by receiving such access, agrees with the Note Registrar and the Indenture Trustee that neither the Note Registrar nor the Indenture Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder, regardless of the source from which such information was derived.

(b)No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. No transfer, sale, pledge or other disposition of any Tax Restricted Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is otherwise made in accordance with Section 2.02(k).

If a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Notes or a transfer of a Book-Entry Note to a successor Depositary as contemplated by Section 2.03(c)), the Note Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached hereto as Exhibit B-4 or Exhibit B-5 and a certificate from the prospective Transferee substantially in the form attached hereto as Exhibit B-2 or Exhibit B-3; or (ii) an Opinion of Counsel satisfactory to the Note Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Parent, the Guarantor, the Obligors, the Servicer, the Indenture Trustee, the Manager or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based.

If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Notes), then the Holder is deemed to represent to the Issuer and the Indenture Trustee that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and is acquiring a Rule 144A Global Note (or interest therein) for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are qualified institutional buyers). Except as provided in the following two paragraphs, no interest in a Rule 144A Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Note.

Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Note for a Class of Book-Entry Notes (other than a Rule 144A Global Note that is a Tax Restricted Note) may be transferred to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, and credit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such written orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Rule 144A Global Note in respect of the applicable Class of Notes and increase the denomination of the Regulation S Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

Also notwithstanding the foregoing, any interest in a Rule 144A Global Note with respect to any Class of Book-Entry Notes may be transferred by any Note Owner holding such interest to any Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Note of the same Class as such Rule 144A Global Note upon delivery to the Note Registrar and the Indenture Trustee of (i) such certifications or opinions as are contemplated by the second paragraph of this Section 2.02(b) and (ii) such written orders and instructions as are required under the Applicable Procedures of the Depositary to direct the Indenture Trustee to debit the account of a DTC Participant by the denomination of the transferred interests in such Rule 144A Global Note.  Upon delivery to the Note Registrar of the certifications or opinions contemplated by the second paragraph of this Section 2.02(b), the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the subject Rule 144A Global Note by the denomination of the transferred interests in such Rule 144A Global Note, and shall cause a Definitive Note of the same Class as such Rule 144A Global Note, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Note, to be executed, authenticated and delivered in accordance with this Indenture to the applicable Transferee.

Except as provided in the next paragraph, no beneficial interest in a Regulation S Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Note.  On or prior to the Release Date, a Note Owner desiring to effect any such Transfer shall be required to obtain from such Note Owner’s prospective Transferee a written certification substantially in the form set forth in Exhibit B-1 certifying that such Transferee is not a U.S. Person (as defined under Regulation S).  On or prior to the Release Date, beneficial interests in the Regulation S Global Note for each Class of Book-Entry Notes may be held only through Euroclear or Clearstream.  The Regulation S Global Note for each Class of Book-Entry Notes shall be deposited with the Indenture Trustee as custodian for the Depositary and registered in the name of Cede & Co. as nominee of the Depositary.

Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Note for a Class of Book-Entry Notes may be transferred to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, and credit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Regulation S Global Note in respect of the applicable Class of Notes and increase the denomination of the Rule 144A Global Notes for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

Neither the Issuer, the Indenture Trustee nor the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.  Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify the Parent, the Manager, the Guarantors, the Obligors, the Initial Purchasers, the Indenture Trustee, the Manager, the Backup Manager, the Servicer and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

(c)No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the following provisions of this Section 2.02(c). Any attempted or purported transfer of a Note in violation of this Section 2.02(c) will be null and void and vest no rights in any purported Transferee.

The Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that either (i) such prospective Transferee is not acquiring such Note (or any interest therein) with the assets of any Plan; or (ii) such acquisition and holding by such Transferee of such Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws. Further, if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Plan that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), the Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that (A) none of the Issuer Parties, the Manager, the Guarantors, the Obligors, the Initial Purchaser, the Indenture Trustee, or any of their respective affiliates or agents (collectively, the “Transaction Parties”) has acted as such Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a duly authorized fiduciary (each, a “Plan Fiduciary”) who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the individual retirement account (“IRA”) owner or a relative of such owner (in the case of a purchaser which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Plan in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Plan’s purchase and holding of such Notes, which interests may conflict with the interest of such Plan, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Plan’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the certifications in this sentence will no longer be required.

It is hereby acknowledged that either of the forms of certification attached hereto as Exhibits B-2 and B-3 is acceptable for purposes of making the certifications in the preceding paragraph.  If a transfer of any interest in a Note is to be made and is permitted without delivering to the Note Registrar a certification as provided in this Section 2.02(c), the prospective Transferee of such Note, by its acquisition of such Note (or an interest therein), shall be deemed to have represented and warranted that (i) either (x) it is not acquiring such Note (or any interest therein) with the assets of any Plan or (y) such acquisition and holding by such Transferee will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Laws, and (ii) if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Plan that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), (A) none of the Transaction Parties has acted as such Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a Plan Fiduciary who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the IRA owner or a relative of such owner (in the case of a purchaser which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Plan in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Plan’s purchase and holding of such Notes, which interests may conflict with the interest of such Plan, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Plan’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the certifications in this clause (ii) will be deemed to be no longer in effect.

(d)If a Person is acquiring a Note as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Note Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications or agreements with respect to each such account as set forth in subsections (b), (c), (d) or (k), as appropriate, of this Section 2.02.

(e)Subject to the preceding provisions of this Section 2.02, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, one or more new Notes of authorized denominations of the same Class and Series evidencing a like aggregate Percentage Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees, in accordance with Section 2.01(b).

(f)At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations of the same Class and Series evidencing a like aggregate principal balance, upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose.  Whenever any Notes are so surrendered for exchange, the Notes which the Noteholder making the exchange are entitled to receive shall be executed, authenticated and delivered in accordance with Section 2.01(b).

(g)Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to, the Note Registrar duly executed by the Noteholder thereof or his attorney duly authorized in writing.

(h)No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

(i)All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its standard procedures.

(j)The Note Registrar shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Note Register.

(k)Notwithstanding anything herein to the contrary, any beneficial interest in any Tax Restricted Note may be transferred (directly or indirectly) only if (i) the Transferor of such beneficial interest notifies the Note Registrar in writing of its intention to Transfer such beneficial interest and (ii) such notice (1) identifies the Transferee, (2) contains a transfer certificate executed by the Transferee substantially in the form provided in the Series Supplement for such Series), (3) contains any other information reasonably requested by the Note Registrar and (4) is delivered to the Issuer, the Note Registrar and the independent public accountants of the Issuer.  Notwithstanding anything herein to the contrary, no transfer of any beneficial interest in any Tax Restricted Note of a Series shall be permitted if such transfer would result in there being collectively more than the number of Persons specified in the applicable Series Supplement that may be beneficial holders of Tax Restricted Notes.  Any purported sales or Transfers of any beneficial interest in a Tax Restricted Note to a Transferee which does not comply with the requirements of this paragraph shall be null and void ab initio.

Section 2.03Book-Entry Notes.

(a)Each Class and Series of Notes shall initially be issued as one or more Notes registered in the name of the Depositary or its nominee, except for Definitive Notes initially issued as provided in Section 2.01(a), and, except as provided in Section 2.03(c), transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depositary (or a nominee of such successor Depositary) that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein.  Such Note Owners shall hold and, subject to Sections 2.02(b), 2.02(c) and 2.02(k), transfer their respective ownership interests in and to such Notes through the book-entry facilities of the Depositary and, except as provided in Section 2.03(c), shall not be entitled to Definitive Notes in respect of such ownership interests.  Notes of each Class and Series of Notes initially sold in reliance on Rule 144A shall be represented by the Rule 144A Global Note for such Class and Series, which shall be deposited with the DTC Custodian for the Depositary and registered in the name of Cede & Co. as nominee of the Depositary.  Notes of each Class and Series of Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Global Note for such Class and Series, which shall be deposited with the Indenture Trustee as custodian for the Depositary; it being understood that at no time may any Series and Class of Notes that are designated as Tax Restricted Notes be sold in reliance on Regulation S or sold to any Person who is not a U.S. Person.  All transfers by Note Owners of their respective ownership interests in the Book-Entry Notes shall be made in accordance with the procedures established by the DTC Participant or brokerage firm representing each such Note Owner.  Each DTC Participant shall only transfer the ownership interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depositary’s normal procedures.

(b)The Issuer, the Servicer, the Indenture Trustee and the Note Registrar shall for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depositary as the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder.  The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the DTC Participants and indirect participating brokerage firms representing such Note Owners.  Multiple requests and directions from, and votes of, the Depositary as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners.  The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depositary of such record date.

(c)Notes initially issued in book-entry form will thereafter be issued as Definitive Notes to applicable Note Owners or their nominees, rather than to DTC or its nominee, only (i) if the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Notes and the Issuer is unable to locate a qualified successor or (ii) in connection with the transfer by a Note Owner of an interest in a Global Note to an Accredited Investor that is not a Qualified Institutional Buyer.  Upon the occurrence of the event described in clause (i) of the preceding sentence, the Indenture Trustee will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each Class and Series of Book-Entry Notes is credited) through DTC of the availability of such Definitive

Notes.  Upon surrender to the Note Registrar of any Class of Book-Entry Notes (or any portion of any Class thereof) by the Depositary, accompanied by re-registration instructions from the Depositary for registration of transfer, Definitive Notes in respect of such Class (or portion thereof) and Series shall be executed and authenticated in accordance with Section 2.01(b) and delivered to the Note Owners identified in such instructions.  None of the Obligors, the Servicer, the Indenture Trustee or the Note Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes for purposes of evidencing ownership of any Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Notes, subject to the conditions and restrictions contained in Section 2.02.

Section 2.04Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Note Registrar such security or indemnity as may be reasonably required by them to hold each of them harmless, then, in the absence of actual notice to the Indenture Trustee or the Note Registrar that such Note has been acquired by a bona fide purchaser, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same Class and Series and of like Note Principal Balance shall be executed, authenticated and delivered in accordance with Section 2.01(b).  Upon the issuance of any new Note under this Section 2.04, the Indenture Trustee and the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee and the Note Registrar) connected therewith.  Any replacement Note issued pursuant to this Section 2.04 shall constitute complete and indefeasible evidence of ownership such Note, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

Section 2.05Persons Deemed Owners.  Prior to due presentment for registration of transfer, the Obligors, the Servicer, the Indenture Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments pursuant to Article V and for all other purposes whatsoever, and neither the Obligors, the Servicer, the Indenture Trustee, the Note Registrar or any agent of any of them shall be affected by notice to the contrary.

Section 2.06Certification by Note Owners.

(a)Each Note Owner is hereby deemed, by virtue of its acquisition of an ownership interest in the Book-Entry Notes, to agree to comply with the transfer requirements of Section 2.02(c) and, if applicable, Section 2.02(k).

(b)To the extent that under the terms of this Indenture it is necessary to determine whether any Person is a Note Owner, the Indenture Trustee may conclusively rely on a certificate of such Person in such form as shall be reasonably acceptable to the Indenture Trustee and shall specify the Class, Series and Note Principal Balance of the Book-Entry Note

beneficially owned; provided, however, that none of the Indenture Trustee or the Note Registrar shall knowingly recognize such Person as a Note Owner if such Person, to the actual knowledge of a Responsible Officer of the Indenture Trustee or the Note Registrar, as the case may be, acquired its ownership interest in a Book-Entry Note in violation of Section 2.02(c) or 2.02(k), or if such Person’s certification that it is a Note Owner is in direct conflict with information actually known by, or made known in writing to, the Indenture Trustee or the Note Registrar, with respect to the identity of a Note Owner.  The Indenture Trustee and the Note Registrar shall afford any Person providing information with respect to its Note Ownership of any Book-Entry Note an opportunity to resolve any discrepancies between the information provided and any other information available to the Indenture Trustee or the Note Registrar, as the case may be.  If any request would require the Indenture Trustee to determine the beneficial owner of any Note, the Indenture Trustee may condition its making such a determination on the payment by the applicable Person of any and all costs and expenses incurred or reasonably anticipated to be incurred by the Indenture Trustee in connection with such request or determination.

Section 2.07Notes Issuable in Series.

The Notes may be issued in one or more Series. Each Series shall be issued pursuant to a Series Supplement (it being understood that a single Series Supplement may provide for more than one Series). There shall be established in one or more Series Supplements, prior to the issuance of Notes of any Series:

(i)the title of the Notes of such Series (which shall distinguish the Notes of such Series from Notes of other Series);

(ii)any limit upon the aggregate principal balance of the Notes of such Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such Series pursuant to Section 2.04 or 2.06);

(iii)the Monthly Amortization Amounts, if any, for each Class of Notes of such Series, if any, and the date or dates on which the principal of the Notes of such Series is payable;

(iv)the rate or rates at which the Notes of such Series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable (in each to the extent such items are not specified herein or if specified herein to the extent such items are modified by such Series Supplement);

(v)whether such Series has a Site Acquisition Period and, if so, the funded amount of the related Site Acquisition Account, the expiration date of the related Site Acquisition Period, the Site Acquisition Account Funding Conditions (if any), the funded amount of the related Yield Maintenance Reserve Account and the Minimum Yield applicable to such Series;

(vi)what action by the Issuer is necessary to satisfy the condition of obtaining or delivering a Rating Agency Confirmation hereunder from the applicable Rating Agencies (including, if applicable, any notice related information for such Rating Agencies);

(vii)if such Series includes the issuance of Tax Restricted Notes, the form of Tax Restricted Notes, the form of Transfer Certificate with respect to the Tax Restricted Notes and the maximum number of beneficial holders of Tax Restricted Notes of such Series for purposes of Section 2.02(k) and the minimum denominations of each Class of such Tax Restricted Notes of such Series; and

(viii)any other terms of such Series (which terms shall not be inconsistent with the provisions of this Indenture except to the extent that such Series Supplement also constitutes an amendment of this Indenture pursuant to Article XIII).

The Notes of a Series may have more than one settlement or issue date.  The Notes of each Series will be assigned to one or more Classes and, with respect to any Series of Notes issued after the Initial Closing Date, shall satisfy the requirements of Section 2.12(c) as of the date of issuance.

The Issuer agrees that it will not designate, for any Series and Class of Notes that are Tax Restricted Notes, a maximum number of beneficial holders for such Series and Class of Tax Restricted Notes that would cause the aggregate maximum number of beneficial holders for all Series and Classes of Tax Restricted Notes then outstanding, collectively with the aggregate number of beneficial owners of the equity interest in the Issuer or other interests that may be treated as equity of the Issuer, to exceed 90 (ninety).

Section 2.08Principal Amortization.  Prior to the Anticipated Repayment Date for a Series, unless an Amortization Period is in effect or an Event of Default has occurred and is continuing, no principal shall be required to be paid with respect to such Series, except as provided in Section 2.09.  During an Amortization Period or after and during the continuance of an Event of Default, Excess Cash Flow to the extent available for such purpose shall be applied on each Payment Date as set forth in Section 5.01(a)(x).  The Class Principal Balance of each Class of Notes, to the extent not earlier paid, shall be due and payable in its entirety on the Rated Final Payment Date for such Class.

Section 2.09Prepayments.

(a)The Issuer may not prepay the Notes in whole or in part except as expressly set forth in this Indenture.  Prior to the end of the Prepayment Lockout Period of a Series, the Issuer may not optionally prepay the Notes of such Series in whole or in part unless such prepayment on the Notes of such Series is made on any Payment Date (i) in accordance with Section 7.06, (ii) in accordance with Section 7.04(c) or (iii) as provided in Section 2.09(b) or (c); provided that in connection with any such prepayment, the Issuer shall pay the current obligations of the Indenture Trustee and the Servicer, along with the Indenture Trustee Fee, Servicing Fee and Other Servicing Fees, in each case to the extent sufficient funds have not been deposited in the Collection Account for distribution on the applicable Payment Date.  From and after the end of the Prepayment Lockout Period of a Series, the Issuer may prepay the Notes of such Series in whole or in part at any time and from time to time at its option; provided that such prepayment is accompanied by any applicable Prepayment Consideration and, if such prepayment occurs on any day other than a Payment Date, is accompanied by payment of interest that would have accrued on the principal amount prepaid through the last day of the then current Interest Accrual Period.

(b)In connection with each disposition of a Tenant Site Asset as contemplated by Section 7.29, if and to the extent required thereunder, the Issuer shall prepay the Notes in an amount equal to the Release Price for such disposed Tenant Site Asset (and pay the current obligations of the Indenture Trustee and the Servicer, along with the Indenture Trustee Fee, Servicing Fee and Other Servicing Fees, in each case to the extent sufficient funds have not been deposited in the Collection Account for distribution on the applicable Payment Date) together with any applicable Prepayment Consideration.  Any funds remaining in the Liquidated Site Replacement Account that are required to be applied to prepay the Notes shall be applied, first, to pay the Servicer and the Indenture Trustee all amounts then due to each of them hereunder and under the other Transaction Documents (including outstanding Advances, Advance Interest, unpaid Additional Issuer Expenses, and all unpaid fees, expenses and indemnification due to the Servicer and the Indenture Trustee hereunder and under the other Transaction Documents), and second, to prepay the Notes with, subject to Section 2.09(e), any applicable Prepayment Consideration.

(c)On the Payment Date following the end of the Site Acquisition Period for a Series of Notes (as notified to the Indenture Trustee by the Servicer), if any funds remain in the Site Acquisition Account for such Series of Notes, the Indenture Trustee shall transfer such funds to the Collection Account and the Notes of such Series will be paid in accordance with the priority set forth in the Series  Supplement for such Series of Notes.

(d)Unless otherwise specified in the applicable Series Supplement for any Series of Notes Outstanding, partial prepayments made in conformity with the provisions of this Section 2.09 shall be applied to the Classes of all Notes of all Series in direct order of alphabetical Class designation; provided that (i) optional prepayments (other than prepayments funded by application of amounts on deposit in the Cash Trap Reserve Account) may be directed by the Issuer to be applied to the Notes of a particular Series in direct order of alphabetical designation without payment of any other Series of Notes Outstanding and (ii) prepayments made with funds remaining in the Site Acquisition Account for a Series of Notes at the end of the Site Acquisition Period for such Series of Notes shall be applied solely to the Notes of such Series pro rata based on the Note Principal Balance of each such Note in such Series, without regard to the Classes of Notes (unless an Amortization Period is in effect or an Event of Default has occurred and is continuing, in which case the amount to be prepaid will be allocated within such Series in direct order of alphabetical designation).

(e)Except as otherwise provided below or in a Series Supplement for any Additional Notes, Prepayment Consideration will be payable in connection with any prepayment of the Notes prior to the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date with respect to such Series of Notes, including in connection with (i) prepayments made in connection with dispositions of Tenant Site Assets pursuant to Section 7.29, (ii) prepayments made from unreinvested proceeds of the condemnation of Tenant Site

Assets pursuant to Section 7.06, in each case, that are made prior to the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date applicable to such Notes and (iii) unless an Amortization Period is in effect or an Event of Default has occurred and is continuing, any payment of the Notes from funds on deposit in a Site Acquisition Account in accordance with Section 2.09(e), in each case, that are made prior to the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date applicable to such Series of Notes. Except as provided in the Series Supplement with respect to a Series of Notes, Prepayment Consideration is not payable in connection with (w) any prepayments made from Excess Cash Flow during an Amortization Period, (x) any prepayments made from Excess Cash Flow following and during the continuance of an Event of Default, (y) monthly payments based upon the Monthly Amortization Amount for any Class of any Series of Notes or (z) any prepayment of the Notes on or after the first Payment Date that is twelve (12) months prior to the Anticipated Repayment Date applicable to such Note.  Any Prepayment Consideration due will be paid in accordance with the priorities set forth in Section 5.01(a).  Prepayment Consideration that is not paid when due if funds are not available to make such payment pursuant to Section 5.01(a) will not bear interest and the failure on the part of the Issuer to pay such Prepayment Consideration shall not constitute an Event of Default or otherwise provide to the Noteholders (or the Indenture Trustee on behalf of the Noteholders) any additional rights or remedies.

(f)Commencing on the Payment Date specified in a Series Supplement for any Class of any Series of Notes for which a Monthly Amortization Amount is payable, and subject to the availability of funds for such purpose, a portion of the principal of the Notes of such Class of such Series will be payable on each Payment Date in an amount equal to the Monthly Amortization Amount and such Payment Date as specified in the Series Supplement for such Series. Failure on the part of the Issuer to pay the entire Monthly Amortization Amount for such Notes on any Payment Date, other than the Rated Final Payment Date, will not constitute an Event of Default or otherwise provide to the Noteholders (or the Indenture Trustee on behalf of the Noteholders) any additional rights or remedies.

Section 2.10Post-ARD Additional Interest.  Additional interest (“Post-ARD Additional Interest”) shall accrue with respect to a Note of a Series from and after the Post-ARD Period for such Series on the Note Principal Balance of each Note of such Series at a per annum rate (each, a “Post-ARD Additional Interest Rate”) equal to the rate determined by the Servicer to be the greater of (i) 5.00% per annum and (ii) the amount, if any, by which the sum of the following exceeds the Note Rate for such Note: (A) the yield to maturity (adjusted to a “mortgage equivalent basis” pursuant to the standards and practices of the Securities Industry and Financial Markets Association) on the Anticipated Repayment Date for such Series for such Note of the United States Treasury Security having a remaining term closest to 5 years plus (B) 5.0%, plus (C) the Post-ARD Note Spread applicable to such Note.  The Servicer shall provide written notice to the Indenture Trustee of the Post-ARD Additional Interest Rate.  In no event shall the Indenture Trustee be obligated to recalculate or verify the Post-ARD Additional Interest Rate.  The Post-ARD Additional Interest accrued for any Note of any Series will not be payable until the aggregate Class Principal Balance of all Notes of such Series and any other Series for which a Post-ARD Period has commenced has been reduced to zero, or is equal to, zero, and until such time, the Post-ARD Additional Interest will be deferred and added to any Post-ARD Additional Interest previously deferred and remaining unpaid (the “Deferred Post-ARD Additional Interest”).  Deferred Post-ARD Additional Interest will not bear interest.

Section 2.11Defeasance.

(a)At any time prior to the Payment Date that is twelve (12) months prior to the Anticipated Repayment Date of the outstanding Series of Notes with the latest Anticipated Repayment Date (such Payment Date, the “Defeasance Payment Date”), the Issuer may obtain the release from all covenants of this Indenture by delivering United States government securities that provide for payments on each Payment Date which replicate the required payments and any scheduled Targeted Amortization Amount payments due under the Transaction Documents with respect to all of the Notes then outstanding, including the Indenture Trustee Fee and any other amounts due and owing to the Indenture Trustee and the Backup Manager, Workout Fees, Servicing Fees, Other Servicing Fees and any other amounts due and owing to the Servicer, if any, through the Defeasance Payment Date for each Series of Notes (including payment in full of the principal of the Notes on the related Defeasance Payment Date); provided that (i) prior to such defeasance no Event of Default has occurred and is continuing and (ii) the Issuer shall pay or deliver on the date of such defeasance (the “Defeasance Date”) (a) all interest accrued and unpaid on the Outstanding Class Principal Balance of each Class of Notes to but not including the Defeasance Date (and, if the Defeasance Date is not a Payment Date, the interest that would have accrued to but not including the next Payment Date), (b) all other sums then due under each Class of Notes and all other Transaction Documents executed in connection therewith, including any costs incurred in connection with such defeasance, and (c) U.S. government securities providing for payments equal to the Scheduled Defeasance Payments.  In addition, the Issuer shall deliver to the Servicer on behalf of the Indenture Trustee (1) a security agreement granting the Indenture Trustee a first priority perfected security interest on the U.S. government securities so delivered by the Issuer, (2) an Opinion of Counsel as to the enforceability and perfection of such security interest, (3) a confirmation by an Independent certified public accounting firm that the U.S. government securities so delivered are sufficient to pay all interest due from time to time after the Defeasance Date (or if the Defeasance Date is not a Payment Date, due after the next Payment Date) and all principal due upon maturity for each Class of Notes, and all Indenture Trustee Fee and Workout Fees, if any and (4) a copy of the notice that has been provided to the Rating Agencies. The Issuer, pursuant to the security agreement described above, shall authorize and direct that the payments received from the U.S. government securities shall be made directly to the Indenture Trustee and applied to satisfy the obligations of the Issuer under the Notes and the other Transaction Documents.

(b)If the Asset Entities will continue to own any material assets other than the U.S. government securities delivered in connection with the defeasance, the Issuer shall establish or designate a special-purpose bankruptcy-remote successor entity acceptable to the Indenture Trustee, with respect to which a substantive non-consolidation Opinion of Counsel reasonably satisfactory to the Indenture Trustee has been delivered to the Indenture Trustee and to transfer to that entity the pledged U.S. government securities.  The new entity shall assume the obligations of the Issuer under the Notes being defeased and the security agreement and the Obligors and the Guarantor shall be relieved of their obligations in respect thereof under the Transaction Documents.  The Issuer shall pay Ten Dollars ($10) to such new entity as consideration for assuming such obligations.

Section 2.12New Tenant Site Assets; Deferred Additional Tenant Site Assets; Additional Notes.

(a)From time to time the Issuer may add one or more Tenant Site Assets that it or an Asset Entity has acquired, and the related Tenant Leases, as additional collateral for the Notes.  Each such Tenant Site Asset may be so added by transferring such Tenant Site Asset to an existing Asset Entity or enabling an existing Asset Entity to acquire such Tenant Site Assets (each such Tenant Site Asset, an “Additional Tenant Site Asset”) or by designating one or more Additional Asset Entities that owns one or more Tenant Site Assets (each such Tenant Site Asset, an “Additional Obligor Tenant Site Asset”) or, during a Site Acquisition Period, by obtaining funding for such Tenant Site Assets from a Site Acquisition Account. In connection with each such addition the following conditions, as certified to the Servicer and the Indenture Trustee by the Manager in accordance with Section 2.12(d) must be satisfied: (i) during a Special Servicing Period, the Servicer consents thereto, (ii) if any such Additional Tenant Site Asset or Additional Obligor Tenant Site Asset is, or owns, a Mortgaged Tenant Site Asset, the Issuer provides to the Indenture Trustee with respect thereto a Deed of Trust and a Title Policy with respect thereto ( provided that the Indenture Trustee and the Servicer shall have no obligation to review or verify the contents of such documents), (iii) the Issuer represents that it has conducted its customary environmental review with respect to such Additional Tenant Site Asset or Additional Obligor Tenant Site Asset and that, based upon such review, it is not aware of any material environmental liabilities affecting such Tenant Site Asset, (iv) if such Tenant Site Asset is an Additional Obligor Tenant Site Asset, the Additional Asset Entity executes and delivers to the Indenture Trustee a Joinder Agreement (provided that the Indenture Trustee and the Servicer shall have no obligation to review such agreement) and (v) the Manager delivers an updated schedule reflecting such Additional Tenant Site Assets to the Indenture Trustee, the Rating Agencies and the Servicer. The Servicer will review the mathematical accuracy of such certification of the Manager. If such Additional Tenant Site Asset or Additional Obligor Tenant Site Asset (or group of such Tenant Site Assets) is to be funded in whole or in part from the Site Acquisition Account for a Series of Notes, the Issuer will satisfy the Site Acquisition Account Funding Conditions applicable to such Series.

(b)Notwithstanding anything to the contrary herein, the Issuer may from time to time contribute to an Asset Entity, or an Asset Entity may acquire, additional Tenant Site Assets and any related Tenant Leases without complying with the conditions set forth in Section 2.12(a) (each such Tenant Site Asset, a “Deferred Additional Tenant Site Asset”).  Such Deferred Additional Tenant Site Asset may thereafter be added by the Issuer as an Additional Tenant Site Asset (and shall thereafter cease to be a Deferred Additional Tenant Site Asset) in accordance with Section 2.12(a); provided that until such Deferred Additional Tenant Site Asset becomes an Additional Tenant Site Asset pursuant to Section 2.12(a), (i) Annualized Net Cash Flow attributable to such Deferred Additional Tenant Site Asset will be excluded from any determination of DSCR, (ii) such Deferred Additional Tenant Site Asset and any related Tenant Leases will be excluded from any calculation of the Tenant Quality Test and (iii) such Deferred Additional Tenant Site Asset and any related Tenant Leases will be excluded from the covenants and representations relating to the Tenant Site Assets and the Tenant Leases (including compliance with Section 7.29 related to any disposition of a Deferred Additional Tenant Site Asset or requirement of any prepayment in connection with such disposition pursuant to Section 2.09(b)).

(c)The Issuer may at any time and from time to time issue additional Notes (“Additional Notes”) pursuant to a Series Supplement in one or more Classes; provided that if any Notes (other than the Additional Notes) will remain outstanding after the issuance of such Additional Notes (such Notes, the “Continuing Notes”) the following conditions shall have been satisfied with respect to such issuance: (a) the Additional Notes of a particular Class shall rank pari passu with the Continuing Notes, if any, of the Class of Notes bearing the same alphabetical Class designation (regardless of Series or date of issuance); (b) such Additional Notes may have other characteristics different than the Continuing Notes, but except with respect to Variable Funding Notes, must have an Anticipated Repayment Date which is later than the Anticipated Repayment Date for any Series of Continuing Notes; (c) the DSCR after giving effect to such issuance (and any concurrent acquisition of any Additional Tenant Site Assets or Additional Obligor Tenant Site Assets and any concurrent repayment of Notes) is equal to or greater than 2.0 to 1; (d) a Rating Agency Confirmation is obtained with respect to each Series of Notes that will remain outstanding after the issuance of such Additional Notes; and (e) the Issuer receives an Opinion of Counsel to the effect that the issuance of such Additional Notes will not, for United States federal income tax purposes, (x) cause any of the Continuing Notes that are Class C Notes, Class D Notes or Class F Notes to be deemed to have been exchanged for a new debt instrument, (y) cause the Issuer to be taxable as other than a partnership or disregarded entity or (z) cause any of the Continuing Notes that were characterized as indebtedness at the time of issuance to be characterized as other than indebtedness; provided, however, clause (x) will apply only to the extent the Additional Notes are Class C Notes, Class D Notes or Class F Notes. Such Additional Notes will rank senior to Continuing Notes with a lower alphabetical designation, will rank pari passu with Continuing Notes having the same alphabetical designation, and will rank subordinate to Continuing Notes with a higher alphabetical designation. Variable Funding Notes of a Series may have an Anticipated Repayment Date that is earlier than the Anticipated Repayment Date for any other Series of Notes. In the event that the outstanding principal balance of such Variable Funding Notes is not paid in full, extended or otherwise refinanced in full (including pursuant to a renewal of the commitments of such Variable Funding Notes) on or prior to the Anticipated Repayment Date for such Variable Funding Notes, no Amortization Period shall commence and no Event of Default shall occur, but the Issuer’s ability to borrow any additional amounts under such Variable Funding Notes will be terminated as described in the related Series Supplement relating to such Notes.

(d)In connection with the addition of any Additional Tenant Site Assets or Additional Obligor Tenant Site Assets pursuant to Section 2.12(a), the Manager shall deliver to the Indenture Trustee and the Servicer an Officer’s Certificate that includes (i) a certification that the applicable conditions of Section 2.12(a) have been satisfied, (ii) if such Tenant Site Assets are to be funded in whole or in part from a Site Acquisition Account, a calculation of the Yield and the Tenant Site Asset Cost Basis together with the amount of funds to be released from such Site Acquisition Account in connection with such addition and (iii) the amount of any related Additional Tenant Site Assets Advance Rents Deposit. The Servicer shall provide a confirmation to the Indenture Trustee of the mathematical accuracy of the certification provided by the Manager pursuant to Section 2.12(a).  Upon receipt of such certificate by the Indenture Trustee, the Indenture Trustee shall (i) transfer an amount equal to the Additional Tenant Site Assets Advance Rents Deposit from the applicable Site Acquisition Account to the Advance Rents Reserve Account and (ii) transfer the amount of funds specified in the certificate to be released from the applicable Site Acquisition Account (less the amount of such Additional Tenant Site Assets Advance Rents Deposit) to the Issuer or its order.

ARTICLE III

ACCOUNTS

Section 3.01Establishment of Collection Account, Site Acquisition Accounts, Reserve Accounts and Liquidated Site Replacement Account.

(a)On or before the Initial Closing Date, an Eligible Account shall be established by the Issuer to serve as the collection account (such account, and any account replacing the same in accordance with this Indenture and the Cash Management Agreement, the “Collection Account”; and the depositary institution in which the Collection Account is maintained, the “Collection Account Bank”).  On or before the Closing Date for any Series of Notes for which a Site Acquisition Account is established, an Eligible Account shall be established by the Issuer to serve as the Site Acquisition Account for such Series of Notes (the depositary institution in which such Site Acquisition Account is maintained, the “Site Acquisition Account Bank”).  The Issuer shall also establish the Reserve Accounts, which accounts are more particularly described in the Cash Management Agreement.  The Issuer shall also establish the Liquidated Site Replacement Account, which account is more particularly described in the Cash Management Agreement.  The Collection Account, the Reserve Accounts, the Liquidated Site Replacement Account and each Site Acquisition Account shall be non-interest bearing segregated trust accounts under the sole dominion and control of the Indenture Trustee (which dominion and control may be exercised by the Servicer as provided in Section 2.01 of the Servicing Agreement or other designee of the Indenture Trustee); and except as expressly provided hereunder or in the Cash Management Agreement, the Obligors shall not have the right to control or direct the investment or payment of funds therein.  The Obligors may elect to change any financial institution in which the Collection Account, the Liquidated Site Replacement Account or any Site Acquisition Account shall be maintained if such institution is no longer an Eligible Bank, subject to the immediately preceding sentence.

(b)The Issuer shall pay all reasonable third party costs and expenses incurred by the Indenture Trustee in connection with the transactions and other matters contemplated by this Section 3.01, including the Indenture Trustee’s reasonable attorneys’ fees and expenses, and all reasonable fees and expenses of the Collection Account Bank, the Liquidated Site Replacement Account and each Site Acquisition Account Bank, including their reasonable attorneys’ fees and expenses.

Section 3.02Deposits to Collection Account.  The Issuer shall cause all amounts on deposit in the Lock Box Account attributable to the Tenant Site Assets (other than Shared Rent which shall be transferred at the direction of the Manager) to be transferred to the Indenture Trustee for deposit into the Collection Account within two Business Days of receipt thereof.  It is understood that standing instructions to the banks that hold the related Lock Box Account and Collection Account shall be deemed to satisfy the requirements of this Section 3.02; provided, that the Indenture Trustee shall not be responsible for monitoring the Lock Box Account or Collection Account and all fees, expenses and indemnity amounts payable to any entity that is holding such Lock Box Account or Collection Account shall, with respect to such account, be treated as costs and expenses borne by the Issuer and paid as Additional Issuer Expenses.

Section 3.03Withdrawals from Collection Account.  The Indenture Trustee may, from time to time and in accordance with the direction of the Servicer (except to pay or reimburse itself for any fees, expenses or indemnity amounts owed to it), make withdrawals from the Collection Account as necessary for the following purposes and without regard to the priorities set forth in Article V: (a) to pay to itself the Indenture Trustee Fee, (b) to pay to the persons entitled thereto any amounts deposited in error and (c) to clear and terminate the Collection Account on or after the date there are no Notes Outstanding.  The Indenture Trustee shall, from time to time in accordance with the direction of the Manager (on which the Indenture Trustee may conclusively rely), without regard to the priorities set forth in Article V, make withdrawals from the Collection Account of amounts identified by the Manager as Shared Rent, to remit such Shared Rent as designated by the Manager. During an Amortization Period or if an Event of Default has occurred and is continuing, the Indenture Trustee may, from time to time and in accordance with the direction of the Servicer (except to pay or reimburse itself for any fees, expenses or indemnity amounts owed to it), without regard to the priorities set forth in Section 5.01(a), make withdrawals from the Collection Account to pay or reimburse the Servicer and the Indenture Trustee for unreimbursed Advances, including Advance Interest thereon, and other amounts then due to the Servicer, the Backup Manager and the Indenture Trustee under the Transaction Documents.

Section 3.04Application of Funds in Collection Account.  Funds in the Collection Account shall be applied or allocated to the Reserve Accounts in accordance with Section 5.01(a) of this Indenture and Section 3.03 of the Cash Management Agreement; provided that amounts on deposit in the Collection Account on any Payment Date which were received in the preceding Collection Period but are attributable to amounts due from a Tenant in a succeeding Collection Period shall remain in the Collection Account and not be deemed to be available for distribution until the Payment Date following the Collection Period in which such amounts were due from such Tenant. The amount available on each Payment Date to be so distributed is referred to as “Available Funds” on such Payment Date.

Section 3.05Application of Funds after Event of Default.  During the continuance of any Event of Default, notwithstanding anything to the contrary in this Article III, either the Servicer (acting on behalf of the Indenture Trustee) or the Indenture Trustee (at the written request of the Servicer) may, in its sole discretion and in accordance with Section 4.01(b), apply any and all funds on deposit in the Collection Account on the last day of the immediately preceding Collection Period or the Reserve Accounts (other than any Site Acquisition Account) and all other cash reserves held by or on behalf of the Indenture Trustee against all or any portion of any of the Obligations in accordance with the priorities set forth in Article V.

ARTICLE IV

RESERVES

Section 4.01Security Interest in Reserves; Other Matters Pertaining to Reserves.

(a)The Obligors hereby grant to the Indenture Trustee a security interest in and to all of the Obligors’ right, title and interest in and to the Account Collateral, including the Reserves, as security for payment and performance of all of the Obligations hereunder and under the other Transaction Documents.  The Reserves constitute Account Collateral and are subject to the security interest in favor of the Indenture Trustee created herein and all provisions of this Indenture and the other Transaction Documents pertaining to Account Collateral. Income realized from the investment of funds in any Site Acquisition Account shall be paid to, or at the direction of, the Issuer on each Payment Date.  All Permitted Investments will mature no later than one Business Day prior to each Payment Date or otherwise when such funds are required to be distributed pursuant to Section 5.01.

(b)In addition to the rights and remedies provided in Article III and elsewhere herein, upon the occurrence and during the continuance of any Event of Default, the Servicer (acting on behalf of the Indenture Trustee) shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Transaction Documents or under any applicable law.

Section 4.02Funds Deposited with Indenture Trustee.

(a)Permitted Investments; Return of Reserves to Obligors.  Unless otherwise expressly provided herein, all funds of the Obligors which are deposited with the Collection Account Bank as Reserves or with any Site Acquisition Account Bank hereunder shall be invested by such institution in one or more Permitted Investments at the direction of the Manager in accordance with the Cash Management Agreement and any investment income with respect thereto shall be credited to the related Reserve Account or the applicable Site Acquisition Account, as the case may be.  In the absence of timely written investment direction in accordance with the Cash Management Agreement, such funds shall remain uninvested. After repayment of all of the Obligations, all funds held as Reserves will be promptly returned to, or as directed by, the Issuer.

(b)Funding at Closing.  The Issuer shall deposit with the Indenture Trustee the amounts necessary to fund each of the Reserves as set forth below and each Site Acquisition Account as set forth in the related Series Supplement.  Deposits into the Reserves or any Site Acquisition Account on any Closing Date may occur by deduction from the amount of proceeds of the issuance of the Notes on such Closing Date that otherwise would be disbursed to the Issuer, followed by deposit of the same into the applicable Reserve Account or Site Acquisition Account, as the case may be, in accordance with the Cash Management Agreement on such Closing Date.  Notwithstanding such deductions, such Notes shall be deemed for all purposes to be issued in full on the Closing Date.

Section 4.03Impositions and Insurance Reserve.  The Indenture Trustee shall, at the written direction of the Manager, deposit from Collections available for such purpose under Article V on the Initial Closing Date and each Payment Date, the amount required to be on deposit in the Impositions and Insurance Reserve Account which will be an amount equal to all Impositions and Insurance Premiums that the Manager reasonably estimates (provided that any amounts in respect of blanket policies shall include only that portion of Insurance Premiums allocated to the coverage provided for the Tenant Site Assets) will be payable with respect to the Tenant Site Assets during the immediately succeeding Collection Period (said funds, together with any interest thereon and additions thereto, the “Impositions and Insurance Reserve”); provided that the Obligors will not be required to deposit or hold any funds in the Impositions and Insurance Reserve Account on the Initial Closing Date or any Payment Date unless the Manager reasonably estimates that the amount of such Impositions and Insurance Premiums for the immediate succeeding Collection Period will exceed $10,000. The Impositions and Insurance Reserve Account will not be funded on the Initial Closing Date.

Section 4.04Advance Rents Reserve.  On the Initial Closing Date, the Issuer shall deposit with the Collection Account Bank $783,378.  Pursuant to the Cash Management Agreement, the Asset Entities will deposit, or instruct the Collection Account Bank to deposit, (a) the Annual Advance Rents Reserve Deposit, (b) the Semi-Annual Advance Rents Reserve Deposit, (c) the Quarterly Advance Rents Reserve Deposit and (d) in connection with the acquisition of Additional Tenant Site Assets or Additional Obligor Tenant Site Assets funded from the Site Acquisition Account for a Series of Notes, an amount equal to the product of (i) the number of months remaining prior to the commencement of payment of Rents to the relevant Asset Entity under the Tenant Leases for such Tenant Site Assets and (ii) the amount of monthly rent due under the Tenant Leases for such Tenant Site Assets (the “Additional Tenant Site Assets Advance Rents Deposit”), with the amounts deposited pursuant to clauses (a), (b) and (c) subject to adjustment based on the late payments made by Tenants. Such amounts shall be deposited into a Reserve Account (said Reserve Account, the “Advance Rents Reserve Account,” and said funds, the “Advance Rents Reserve”) for deposit of such Advance Rents Reserve Deposit and such Advance Rents Reserve Deposit shall be held, allocated and disbursed in accordance with the terms and conditions of the Cash Management Agreement. The Advance Rents Reserve Amount shall not include Shared Rent.

Section 4.05Cash Trap Reserve.  If a Cash Trap Condition shall occur when neither an Amortization Period nor a Post-ARD Period is then in effect and no Event of Default has occurred and is continuing, then, from and after the date that it is determined that a Cash Trap Condition has occurred (as set forth in the Servicing Report) and for so long as such Cash Trap Condition continues to exist (and no Amortization Period is in effect or Post-ARD Period has commenced and no Event of Default has occurred or is continuing), the Available Funds remaining after the distribution pursuant to Section 5.01(a)(vii) (except as otherwise expressly provided below) shall be deposited with the Indenture Trustee and held in a Reserve Account (the “Cash Trap Reserve Account”) in accordance with the terms of the Cash Management Agreement and this Indenture (such funds, together with any interest thereon, the “Cash Trap Reserve”).  Prior to the commencement of an Amortization Period or a Post-ARD Period, if such Cash Trap Condition ceases to exist and if no Event of Default has occurred and is continuing, any funds then on deposit in the Cash Trap Reserve Account shall be released to the Issuer.  On the first Payment Date to occur on or after the commencement of an Amortization Period or a Post-ARD Period or after the occurrence of an Event of Default that is then continuing or on any other Payment Date at the election of the Issuer, all funds on deposit in the Cash Trap Reserve

Account shall be transferred to the Collection Account and applied on such Payment Date in accordance with Article V.

Section 4.06Yield Maintenance Reserve Accounts.  On any Closing Date for a Series of Notes for which a Site Acquisition Account is established, the Issuer shall deposit with the Collection Account Bank for credit to the Yield Maintenance Reserve Account for such Series of Notes the amount specified in the relevant Series Supplement to reserve for each Series funds equal to the amount of interest that will accrue on such Notes of that Series for the period commencing on the Closing Date for such Series of Notes and ending on the Payment Date following the end of the Site Acquisition Period for Notes of such Series on a portion of the Notes of such Series equal to the amount then on deposit in such Site Acquisition Account based on the weighted average of the Note Rates for such Series on such Closing Date, as such amount may thereafter be reduced from time to time when funds are released from the Site Acquisition Account for a Series in accordance with Section 2.12(d) or when the principal amount of such Notes is reduced.  On each Payment Date, in accordance with the Servicer’s written direction, the Indenture Trustee shall withdraw an amount equal to the Yield Maintenance Amount for each Series of Notes from the Yield Maintenance Reserve Account for that Series in accordance with Section 5.01(b).  No Yield Maintenance Reserve Account shall be established on the Initial Closing Date.

ARTICLE V

ALLOCATION OF COLLECTIONS; PAYMENTS TO NOTEHOLDERS

Section 5.01Allocations and Payments.

(a)On each Payment Date, funds available in the Collection Account attributable to the related Collection Period will be applied by the Indenture Trustee in accordance with the Servicing Report in the following order of priority (in each case to the extent of Available Funds in the Collection Account on such day after taking into account allocations and payments of a higher priority but subject to the rights of the Servicer and the Indenture Trustee pursuant to Section 3.03):

(i)to the Advance Rents Reserve Account, until such account contains an amount equal to the amount that the Obligors are required pursuant to Section 4.04 to deposit into such account on such Payment Date;

(ii)to the Impositions and Insurance Reserve Account, until such account contains an amount equal to the amount that the Obligors are required pursuant to Section 4.03 to deposit into such account on such Payment Date;

(iii)in the following order, first, pro rata to the Indenture Trustee and the Servicer in an amount equal to the Indenture Trustee Fee, Servicing Fee, and Other Servicing Fees due on such Payment Date (or that remain unpaid from prior Payment Dates), then to the Backup Manager in an amount equal to the Transition Fee, if any, due on such Payment Date, then, pro rata, to the Indenture Trustee and the Servicer in respect of unreimbursed Advances, including Advance Interest thereon, and then to the payment of other Additional Issuer Expenses due on such Payment Date (or that remain unpaid from prior Payment Dates);

(iv)to the Holders of each Class of Notes in direct order of alphabetical designation, in respect of interest pro rata based on the amount of Accrued Note Interest of each such Note of such Class on such Payment Date, up to an amount equal to the Accrued Note Interest of such Class of Notes for such Payment Date (or that remains unpaid from prior Payment Dates) (minus, with respect to each applicable Series of Notes, the Yield Maintenance Amount (if any) that has been paid to such Series of Notes for such Payment Date, such reduction to be allocated among the Notes of such Series pro rata based on the Accrued Note Interest of each such Note of such Series on such Payment Date);

(v)to the Obligors, until the Obligors have received an amount equal to the Monthly Operating Expense Amount for the current Collection Period and, to the extent not previously paid, for all prior Collection Periods;

(vi)to the Manager, the amount necessary to pay the accrued and unpaid Management Fee for the preceding Collection Period and, to the extent not previously paid, for all prior Collection Periods;

(vii)to the Obligors, the amount necessary to pay Operating Expenses of the Asset Entities for the current Collection Period in excess of the Monthly Operating Expense Amount that has been approved by the Servicer, if any;

(viii)if a Cash Trap Condition has occurred and is continuing and neither an Amortization Period nor a Post-ARD Period is then in effect and no Event of Default has occurred and is continuing, any amounts remaining will be deposited into the Cash Trap Reserve Account;

(ix)if neither an Amortization Period nor a Post-ARD Period is then in effect and no Event of Default has occurred and is continuing, to the holders of each Class of Notes of each Series, in direct order of alphabetical designation, in respect of principal (with a more senior Class receiving all amounts in clauses (A) and (B) prior to a more junior Class receiving any amounts pursuant to this Section 5.01(a)(ix)), (A) first, solely in the case of any Class of Notes of any Series for which a Monthly Amortization Amount is due on such Payment Date, to the Holders of such Notes, pro rata based on the Monthly Amortization Amount applicable to such Class and Series on such Payment Date, an amount up to the aggregate of such Monthly Amortization Amounts with respect to such Class and Series on such Payment Date and (B) second, if the Additional Principal Payment Amount for such Payment Date is greater than zero, solely in the case of any Class of Notes of any Series for which an Additional Principal Payment Amount is allocable on such Payment Date, to the Holders of such Notes, pro rata based on the Note Principal Balances of such Classes and Series, an amount up to the Additional Principal Payment Amount allocable to such Class and Series on such Payment Date;

(x)during an Amortization Period or during the continuation of an Event of Default, to the Holders of each Class of Notes in direct order of alphabetical designation, in respect of principal pro rata based on the Note Principal Balance of each such Note of such Class, the then unpaid Class Principal Balance of the outstanding Notes of such Class, except that funds from a Site Acquisition Account will be distributed according to Section 2.09(d) and Section 3.05;

(xi)during a Post-ARD Period with respect to any Series of Notes, to the Holders of all Classes of such Series of Notes that are then in a Post-ARD Period in direct order of alphabetical designation, in respect of principal pro rata based on the Note Principal Balance of each such Note of such Class of such Series on such Payment Date, up to an amount equal to the aggregate principal balance of such Class of Notes of such Series;

(xii)during a Post-ARD Period with respect to any Series of Notes, to the Holders of all such Series of Notes that are in a Post-ARD Period in direct order of alphabetical designation of each Class of such Series, first pro rata based upon the amount of Post-ARD Additional Interest due with respect to the Interest Accrual Period just ended, to the payment of such Post-ARD Additional Interest due on Notes of such Class and then, pro rata based on the amount of Deferred Post-ARD Additional Interest due with respect to all prior Interest Accrual Periods, to the payment of such Deferred Post-ARD Additional Interest due on Notes of such Class;

(xiii)to the Holders of each Class of Notes in direct order of alphabetical designation, any unpaid Prepayment Consideration, pro rata based on the amount of Prepayment Consideration then due in respect of the Notes of such Class; and

(xiv)to pay any remaining amounts to the holders of the LLC Interest.

All such allocations by the Indenture Trustee shall be based on the information set forth in the Servicing Report.  In no event shall the Indenture Trustee have any obligation to recalculate or verify the information contained in the Servicing Report. For the avoidance of doubt, funds that have been deposited in the Lock Box Account during a Collection Period that are transferred to the Collection Account after the end of such Collection Period shall be deemed to be attributable to the Collection Period in which such funds were deposited into the Lock Box Account.

(b)On each Payment Date, in accordance with the Servicing Report, an amount equal to the Yield Maintenance Amount for each Series of Notes for the preceding Interest Accrual Period shall be withdrawn from the Yield Maintenance Reserve Account for such Series and shall be used, in addition to amounts allocated in accordance with clause (a)(iv) above, for payment to such Series and allocated to the Holders of each Class of Notes of such Series in direct order of alphabetical designation, in respect of interest pro rata based on the amount of Accrued Note Interest of each such Note of such Class remaining unpaid on such Payment Date after giving effect to payment of amounts available under clause (a)(iv) above, up to an amount equal to the Accrued Note Interest of such Class of Notes for such Payment Date (or that remains unpaid from prior Payment Dates) after giving effect to payment of amounts available under clause (a)(iv) above. On each Payment Date, other than any Payment Date occurring after, and during the continuance of, an Event of Default, after giving effect to any withdrawal in accordance with the preceding sentence, to the extent the remaining amount in the Yield Maintenance Reserve Account for a Series exceeds the amount necessary to fund that Yield Maintenance Amount for the remaining portion of the Site Acquisition Period for that Series, such excess shall be distributed to or at the direction of the Issuer.  On the Payment Date following the end of the Site Acquisition Period for a Series and after giving effect to any withdrawal in accordance with the preceding sentences, any remaining balance in the Yield Maintenance Reserve Account for the related Series shall be applied to pay any applicable Prepayment Consideration on the Notes of such Series in connection with prepayments in connection with the end of the Site Acquisition Period for such Series (in accordance with Section 2.09(d) and Section 3.05) and the balance shall be paid to or at the direction of the Issuer.

(c)Except as otherwise provided below, all such payments made with respect to each Class of Notes on each Payment Date shall be made to the Holders of such Notes of record at the close of business on the related Record Date and, in the case of each such Holder, shall be made by wire transfer of immediately available funds to the account specified by the Noteholder at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Indenture Trustee with wiring instructions no later than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Payment Dates), and otherwise shall be made by check mailed to the address of such Holder as it appears in the Note Register.  The final payment on any Note will be made in like manner, but only upon presentation and surrender of such Note at the offices of the Note Registrar or such other location specified in the notice to Noteholders of such final payment.

(d)Each payment with respect to a Book-Entry Note shall be paid to the Depositary, as Holder thereof, and the Depositary shall be responsible for crediting the amount of such payment to the accounts of its DTC Participants in accordance with its normal procedures.  Each DTC Participant shall be responsible for making such payment to the related Note Owners that it represents and to each indirect participating brokerage firm for which it acts as agent.  Each such indirect participating brokerage firm shall be responsible for disbursing funds to the related Note Owners that it represents.  None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law.  The Issuer shall perform its obligations under the Letters of Representations among the Issuer and the initial Depositary.

(e)The rights of the Noteholders to receive payments from the proceeds of the Collateral in respect of their Notes, and all rights and interests of the Noteholders in and to such payments, shall be as set forth in this Indenture.  Neither the Holders of any Class of Notes nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Notes in respect of amounts previously paid on the Notes in accordance with this Indenture.

(f)Except as otherwise provided herein, if the Indenture Trustee receives written notice that the final payment with respect to any Class of Notes will be made on the next

Payment Date, the Indenture Trustee shall, as promptly as possible thereafter, mail to each Holder of such Class of Notes of record on such date a notice to the effect that:

(i)the Indenture Trustee expects that the final payment with respect to such Class of Notes will be made on such Payment Date but only upon presentation and surrender of such Notes at the office of the Note Registrar or at such other location therein specified, and

(ii)no interest shall accrue on such Notes from and after the end of the Interest Accrual Period for such Payment Date.

Any funds not paid to any Holder or Holders of Notes of such Class on such Payment Date because of the failure of such Holder or Holders to tender their Notes shall, on such date, be set aside and credited to, and shall be held uninvested in trust for, the account or accounts of the appropriate non-tendering Holder or Holders.  If any Notes as to which notice has been given pursuant to this Section 5.01(f) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Indenture Trustee shall mail a second notice to the remaining non-tendering Noteholders to surrender their Notes for cancellation in order to receive the final payment with respect thereto.  If within one (1) year after the second notice all such Notes shall not have been surrendered for cancellation, then the Indenture Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Noteholders concerning the surrender of their Notes as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Noteholders following the first anniversary of the delivery of such second notice to the non-tendering Noteholders shall be paid out of such funds.  No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph.  If any Notes as to which notice has been given pursuant to this Section 5.01(f), shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, then, subject to applicable escheat laws, the Indenture Trustee shall distribute to the Issuer all unclaimed funds and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease.

(g)Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all withholding requirements respecting payments to Noteholders of interest or original issue discount that the Indenture Trustee reasonably believes are applicable under the Code or any similar provision of state, local or foreign law.  The consent of Noteholders shall not be required for such withholding.  If the Indenture Trustee does withhold any amount from payments or advances of interest or original issue discount to any Noteholder pursuant to any applicable withholding requirements, the Indenture Trustee shall indicate the amount withheld to such Noteholder.  Any amounts so withheld shall be deemed to have been paid to such Noteholder for all purposes of this Indenture.

(h)If Additional Notes of a Class are issued that bear interest at a floating rate, for the purposes of all of the allocations provided for in this Section 5.01, such Notes will be treated as having the same alphabetical designation as the fixed rate Notes of such Class.

Section 5.02Payments of Principal.

(a)Any Monthly Amortization Amount for a Class of Notes of a Series will be payable as provided in the related Series Supplement.

(b)Commencing on the first Payment Date to occur on or after the occurrence and during the continuance of an Amortization Period or on or after the occurrence and during the continuance of an Event of Default, all Excess Cash Flow to the extent available for such purpose will be applied to repay amounts due in respect of principal on the Notes as provided pursuant to Section 5.01(a)(x). If the Notes of any Series are not paid in full on the Anticipated Repayment Date of such Series, a Post-ARD Period will commence with respect to such Series. During a Post-ARD Period with respect to any Series of Notes, all Excess Cash Flow to the extent available for such purpose will be applied to repay amounts due in respect of principal on all Notes of such Series as provided pursuant to Section 5.01(a)(xi). In addition, on each Payment Date, payments of principal on the Notes will be made from amounts on deposit in the Collection Account only to the extent that the Additional Principal Payment Amount for such Payment Date is greater than zero. The Additional Principal Payment Amount on each Payment Date will be allocated as provided pursuant to Section 5.01(a)(ix) (unless an Amortization Period or a Post-ARD Period is then in effect or an Event of Default has occurred and is continuing , in which case funds will be distributed as provided in subsequent clauses in Section 5.1(a)); provided that the portion of the Additional Principal Payment Amount required to be paid pursuant to Section 2.09(c) shall be allocated to the Notes of the Series for which the relevant Site Acquisition Account was established.

Section 5.03Payments of Interest.  On each Payment Date, Accrued Note Interest (other than Post-ARD Additional Interest) then due on all Classes of Notes will be paid from amounts on deposit in the Collection Account and each Yield Maintenance Reserve Account in accordance with Section 5.01(a)(iv) and Section 5.01(b), respectively.

Section 5.04No Gross Up.  The Issuer shall not be obligated to pay any additional amounts to the Holders or the holders of beneficial interests in the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each of the Issuer and the Original Asset Entity represents and warrants to the Indenture Trustee that the statements set forth in this Article VI are true, correct and complete in all respects as of each Closing Date, and each Additional Asset Entity, as of the date it becomes an Additional Asset Entity, represents and warrants to the Indenture Trustee that the statements set forth in this Article VI with respect to such Additional Asset Entity are true, correct and complete in all respects as of the date on which it becomes an Additional Asset Entity and each Closing Date thereafter.

Section 6.01Organization, Powers, Capitalization, Good Standing, Business.

(a)Organization and Powers.  It is duly organized, validly existing and in good standing under the laws of its state of formation.  It has all requisite power and authority to execute, deliver and perform its obligations under each Transaction Document that it has entered into.

(b)Qualification.  It is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 6.02Authorization of Borrowing, etc.

(a) Authority.  It has the power and authority to incur or guarantee the Indebtedness evidenced by the Notes and this Indenture.  The execution, delivery and performance by it of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company or other action, as the case may be.

(b)No Conflict.  The execution, delivery and performance by it of the Transaction Documents to which each is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) its certificate of formation, limited liability company agreement, operating agreement or other organizational documents, as the case may be; (y) any provision of law applicable to it (except where such violation will not cause a Material Adverse Effect) or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its property (except where such violation will not cause a Material Adverse Effect); (2) result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation binding upon it or its property (except where such breach or default will not cause a Material Adverse Effect); or (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Transaction Documents) upon its assets.

(c)Consents.  Other than as set forth in Schedule 6.02(c), the execution and delivery by it of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person which has not been obtained or made and is in full force and effect other than any of the foregoing the failure to have made or obtained will not cause a Material Adverse Effect.

(d)Binding Obligations.  This Indenture is, and each of the other Transaction Documents to which such Obligor is a party, when executed and delivered by such Obligor will be, the legally valid and binding obligation of such Obligor, enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor rights and general equitable principles.

Section 6.03[Reserved].

Section 6.04Indebtedness and Contingent Obligations.  As of the Closing Date, the Obligors shall have no outstanding Indebtedness or Contingent Obligations other than the Obligations and other Permitted Indebtedness.

Section 6.05Title; Mortgages.

(a)Title to the Tenant Site Assets; Perfection and Priority.  Each of the Asset Entities has good and marketable title to the Tenant Site Assets owned by it, free and clear of all Liens except for Permitted Encumbrances or as specified in the Schedules hereto. Deeds of Trust, when recorded, will create a valid, perfected first mortgage lien on the Mortgaged Tenant Site Assets owned by the Asset Entities, including a collateral assignment of rents (to the extent that such lien may be perfected by filing a Deed of Trust and subject only to Permitted Encumbrances) and when recorded, applicable Uniform Commercial Code financing statements will create perfected first priority security interest in the personal property located on the Mortgaged Tenant Site Assets, if any, owned by the Asset Entities to the extent that such liens and security interests may be perfected by filing or recording such Deed of Trust or a financing statement under the applicable Uniform Commercial Code, subject only to Permitted Encumbrances.  Except as set forth on Schedule 6.05, to the Obligors’ Knowledge (i) there are no proceedings pending in condemnation or eminent domain affecting any of the Tenant Site Assets, and to the Knowledge of the Asset Entities, none is threatened and (ii) there are no mechanic’s, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Tenant Site Assets which are or will be liens prior to, or equal or coordinate with, the lien of the applicable Deed of Trust the effect of which is reasonably likely to have a Material Adverse Effect. The Permitted Encumbrances, in the aggregate, do not materially interfere with the benefits of the security intended to be provided by the Deeds of Trust and this Indenture, materially and adversely affect the value of the Tenant Site Assets taken as a whole, impair the use or operations of the underlying Tenant Site Assets, taken as a whole, or impair the Obligors’ ability to pay their respective obligations in a timely manner.

(b)Delivery of Mortgages and Title Policies.  With respect to each Mortgaged Tenant Site Asset, the Issuer has caused to be delivered to each applicable title insurance company Deeds of Trust (or related Deeds of Trust assignments) in recordable form for recordation in the appropriate public recording office for recordation, and shall cause the original title insurance policy to follow within 540 days following (i) with respect to any Additional Tenant Site Asset or Additional Obligor Tenant Site Asset, the date on which such Tenant Site Asset is transferred as provided in Section 2.07(a), or (ii) with respect to any other Tenant Site Asset, the Initial Closing Date.

Section 6.06Tenant Leases; Agreements.

(a)Tenant Leases; Agreements.  The Obligors have made available to the Indenture Trustee electronically, and will deliver upon request, to the Indenture Trustee (i) true and complete copies (in all material respects) of all Material Tenant Leases and (ii) a list of all Material Agreements affecting the ownership and management of the Tenant Site Assets, and such Tenant Leases and list of Material Agreements have not been modified or amended except pursuant to amendments or modifications made available electronically to the Indenture Trustee.  Except for the rights of the Manager pursuant to the Management Agreement, no Person has any right or obligation to manage any of the Tenant Site Assets on behalf of the Asset Entities or to receive compensation in connection with such management on behalf of the Asset Entities.  Except for the parties to any leasing brokerage agreement that has been delivered to the Indenture Trustee, no Person (other than the Manager pursuant to the Management Agreement) has any right or obligation to lease or solicit tenants for the Tenant Leases, or (except for cooperating outside brokers) to receive compensation in connection with such leasing.

(b)Rent Roll, Disclosure.  A true and correct copy of the Rent Roll has been delivered to the Servicer.  Except as specified in the Rent Roll, or as otherwise disclosed to the Servicer in the estoppel certificates delivered to the Servicer on or before the Closing Date, to the Issuer’s and the Asset Entities’ Knowledge, (i) the Tenant Leases are in full force and effect; (ii) the Asset Entities have not given any notice of default to any Tenant under any Tenant Lease which remains uncured; (iii) no Tenant has any set off, claim or defense to the enforcement of any Tenant Lease; (iv) no Tenant is materially in default in the performance of any other obligation under its Tenant Lease; and (v) there are no rent concessions (whether in the form of cash contributions, work agreements, assumption of an existing Tenant’s other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll, except, other than with respect to any Material Tenant Lease, to the extent that the failure of the representations set forth in items (i) through (iv) to be true with respect to Tenant Leases is not likely to have a Material Adverse Effect.

(c)Management Agreement.  The Issuer has delivered to the Indenture Trustee a true and complete copy of the Management Agreement as in effect on the Closing Date, and such Management Agreement has not been modified or amended except pursuant to amendments or modifications delivered to the Indenture Trustee.  The Management Agreement is in full force and effect and no default by any of the parties thereto exists thereunder.

Section 6.07Litigation; Adverse Facts.  Other than as set forth in Schedule 6.07, there are no judgments outstanding against the Obligors, or affecting any of the Tenant Site Assets or any property of the Obligors, nor to the Obligors’ Knowledge is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against the Obligors, respectively, or any of the Tenant Site Assets that could reasonably be expected to result in a Material Adverse Effect.

Section 6.08Payment of Taxes.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all material federal, state and local tax returns and reports of the Issuer and each Asset Entity required to be filed have been timely filed (or each such Person has timely filed for an extension and the applicable extension has not expired), and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Persons and upon its properties, assets, income, profits, businesses and franchises which are due and payable have been timely paid except to the extent the same are being contested in accordance with Section 7.04(b).

Section 6.09Performance of Agreements.  To the Issuer’s Knowledge, neither the Issuer nor the Asset Entities are in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Persons which could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default which could reasonably be expected to have a Material Adverse Effect.

Section 6.10Governmental Regulation.  The Obligors are not subject to regulation under the Federal Power Act or the Investment Company Act.

Section 6.11Employee Benefit Plans.  Except as set forth on Schedule 6.11, the Obligors do not maintain or contribute to, or have any obligation (including any Contingent Obligation) under, any Employee Benefit Plans which could reasonably be expected to result in a Material Adverse Effect.

Section 6.12Solvency.  The Obligors (a) have not entered into any Transaction Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under the Transaction Documents.  After giving effect to the issuance of the Notes (and the use of proceeds thereof), the fair saleable value of the Obligors’ assets taken as a whole exceeds and will, immediately following the issuance of any Notes, exceed the Obligors’ total liabilities, including subordinated, unliquidated, disputed or Contingent Obligations.  The fair saleable value of the Obligors’ assets taken as a whole is and will, immediately following the issuance of any Notes (and the use of proceeds thereof), be greater than the Obligors’ probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured.  The Obligors’ assets taken as a whole do not and, immediately following the issuance of any Notes (and the use of proceeds thereof) will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  The Obligors do not intend to, and do not believe that they will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond their ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Obligors and the amounts to be payable on or in respect of obligations of the Obligors).

Section 6.13Use of Proceeds and Margin Security.  No portion of the proceeds from the issuance of the Notes will be used by the Issuer or any Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

Section 6.14Insurance.  Set forth on Schedule 6.14 is a description of all Insurance Policies applicable to the Asset Entities that are in effect as of the Closing Date.  Such Insurance Policies conform to the requirements of Section 7.05.  No notice of cancellation has been received with respect to such policies, and, to each Asset Entity’s Knowledge, the Asset Entities are in compliance with all conditions contained in such policies.

Section 6.15Investments; Ownership of the Obligors.  The Obligors and the Guarantor have no (a) direct or indirect interest in, including stock, partnership interest or other equity securities of, any other Person (other than in the case of the Issuer, the Asset Entities and, in the case of the Guarantor, the Issuer) or (b) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness from that other Person (other than in the case of the Issuer, in the Asset Entities and, in the case of the Guarantor, the Issuer).  The Guarantor is the sole member of the Issuer and owns its limited liability company interest in the

Issuer free and clear of Liens, other than Liens created under the Transaction Documents.  The Issuer is the sole member of the Asset Entities and owns its limited liability company interests in the Asset Entities free and clear of Liens, other than Liens created under the Transaction Documents.

Section 6.16Asset Agreements.  With respect to each Tenant Site Asset and except to the extent the effect of the following representations not being true is not likely to have a Material Adverse Effect:

(a)Such Asset Agreement contains the entire agreement pertaining to the applicable Tenant Site Asset covered thereby.  The applicable Asset Entity has no estate, right, title or interest in or to such Tenant Site Asset except under and pursuant to such Asset Agreement.  The Issuer shall have made available a true and correct electronic copy of such Asset Agreement as in effect on the Initial Closing Date to the Indenture Trustee (provided that the Indenture Trustee shall have no duty to review and shall not be responsible for the contents of such Asset Agreement) and such Asset Agreement has not been modified, amended or assigned except as set forth therein.

(b)There are no rights to terminate such Asset Agreement other than as expressly set forth in the Asset Agreement.

(c)Each such Asset Agreement is in full force and effect and to the applicable Asset Entity’s Knowledge, no Asset Agreement Default exists on the part of such Asset Entity.  The Asset Entity has not received any written notice that an Asset Agreement Default exists, or that any third party alleges the same to exist.

(d)The applicable Asset Entity is the owner of the real property interest under and pursuant to such Asset Agreement and has not assigned, transferred, or encumbered its interest in, to, or under such Asset Agreement (other than assignments that will terminate on or prior to the Closing Date), except for Permitted Encumbrances.

Section 6.17Environmental Compliance.  Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (a) to the Obligors’ Knowledge, the Tenant Site Assets are in compliance with all applicable Environmental Laws; (b) no notice of violation of such Environmental Laws which has been received by the Obligors has been issued by any Governmental Authority which has not been resolved; and (c) no action has been taken by the Asset Entities that would cause the Tenant Site Assets to not be in compliance with any applicable Environmental Law. The representations and warranties of this Section 6.17 are the sole and exclusive representations and warranties of the Obligors with respect to any environmental, health or safety matter, including any arising under Environmental Laws or relating to Hazardous Materials.

Section 6.18Tenant Site Assets.  Tenant Site Assets generating not less than 95% of the Annualized Net Cash Flow calculated for the month of May 2018 derived from all Initial Tenant Site Assets consist of Tenant Site Assets with respect to which either (i) the applicable Asset Entity is permitted to assign its interest to the Indenture Trustee upon notice to, but without the consent of, any counterparty (or, if any consent is required, it has been obtained prior to the Closing Date) and permits further assignment by the Indenture Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, any counterparty or (ii) the indirect transfer of the Tenant Site Asset by transfer of the equity ownership interest in the applicable Asset Entity is permitted without the consent of any counterparty.

Section 6.19Representations Under  Other Transaction Documents.  Each of the Obligor’s representations and warranties set forth in the other Transaction Documents are true, correct and complete in all material respects as of the Initial Closing Date.

ARTICLE VII

COVENANTS

Each of the Obligors covenants and agrees that until payment in full of the Obligations, it shall, and in the case of the Issuer shall cause the Asset Entities to, perform and comply with all covenants in this Article VII applicable to such Person.

Section 7.01Payment of Principal and Interest.  Subject to Section 15.17 and Section 15.21, the Issuer shall duly and punctually pay the principal and interest on the Notes of each Series in accordance with the terms of the Notes and this Indenture and the related Indenture Supplement.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture and the related Indenture Supplement.

Section 7.02Reporting.

(a)Financial Reporting.

(i)Tenant Lease Reports.  Within forty-five (45) days after the end of each fiscal quarter of the Issuer, commencing with the fiscal quarter ended September 30, 2018, the Issuer shall cause the Manager to furnish to the Servicer: (a) a certified Rent Roll for the Tenant Site Assets in form and substance reasonably acceptable to the Servicer, (b) a schedule of any Material Tenant Leases that expired during such fiscal quarter, (c) a schedule of Material Tenant Leases scheduled to expire within the following four fiscal quarters and (d) any applicable Supplemental Expense Information.

(ii)Additional Reporting.  In addition to the foregoing, the Issuer and the Manager shall promptly provide to the Indenture Trustee and the Servicer such further documents and information concerning its operations, properties, ownership, and finances as the Indenture Trustee and the Servicer shall from time to time reasonably request upon prior written notice to the Issuer.

(iii)Compliance Certificate.  Together with the reports provided to the Indenture Trustee and the Servicer pursuant to Sections 7.02(a)(i), the Issuer shall also furnish to the Indenture Trustee and the Servicer, a Compliance Certificate.  Where this Indenture requires a “Compliance Certificate,” the Person required to submit the same shall deliver a certificate duly executed on behalf of such Person by an Executive Officer upon which the Indenture Trustee and the Servicer can rely, stating that, to their Knowledge after due inquiry, there does not exist any Default or Event of Default under any Transaction Document, or if any of the foregoing exists, specifying the same in detail.

(b)Annual Operating Budget and CapEx Budgets.  On or before December 15 of each calendar year, commencing in 2018, the Issuer shall deliver to the Servicer (and if so requested by the Indenture Trustee promptly upon the Indenture Trustee’s request) the Operating Budget and CapEx Budget (presented on a monthly and annual basis) for the following calendar year.  The initial budgeted Operating Expenses for the for the period beginning on April 15, 2018 through the end of calendar year 2018 will be approximately $33,538.  For each calendar year thereafter, the budgeted Operating Expenses in respect of (i) Insurance Premiums will be increased in accordance with the terms of the applicable Insurance Policies, (ii) Taxes (if any) will be increased in accordance with applicable law and (iii) all other budgeted annualized Operating Expenses for the Asset Entities, in the aggregate (excluding the Management Fee), may increase no more than 5% per annum; provided that the budgeted Operating Expenses may be adjusted monthly by the Manager during any calendar year as Additional Tenant Site Assets or Additional Obligor Tenant Site Assets are acquired to reflect the expected Operating Expenses for those Tenant Site Assets.  Subject to the limitations set forth above, the Issuer may make changes to the Operating Budget and the CapEx Budget from time to time as it deems necessary.  The Operating Budget shall identify and set forth the Issuer’s reasonable estimate of all Operating Expenses on a line-item basis consistent with the form of Operating Budget delivered to the Servicer prior to the Initial Closing Date.  The Operating Budget and the CapEx Budget will be delivered to the Indenture Trustee (if requested) and the Servicer for the Indenture Trustee’s and Servicer’s information only and shall not be subject to the Indenture Trustee’s or Servicer’s approval; provided that the Issuer shall cause each such budget to be delivered in a form consistent with the budgets delivered to the Servicer on or about the Initial Closing Date.

(c)Material Notices.

(i)The Issuer shall promptly deliver, or cause to be delivered, to the Servicer and the Indenture Trustee, copies of all notices given or received with respect to a default under any term or condition related to any Permitted Indebtedness of any Obligor, and shall notify the Indenture Trustee and the Servicer within ten (10) days of any event of default of which it obtains Knowledge with respect to any such Permitted Indebtedness.

(ii)The Issuer shall promptly deliver to the Indenture Trustee and the Servicer copies of any and all notices of a default or breach which is reasonably expected to result in a termination of any Material Agreement or any Material Tenant Lease; provided that after and during the continuance of an Amortization Period or an Event of Default has occurred and is continuing, the Issuer shall promptly deliver to the Indenture Trustee and the Servicer copies of any and all notices of a material default or breach which is reasonably expected to result in a termination of any material contract or agreement or any Tenant Lease.

(d)Events of Default, etc.  Promptly upon the Issuer obtaining Knowledge of any of the following events or conditions, the Issuer shall deliver to the Servicer and the Indenture Trustee (upon which each may conclusively rely) a certificate executed on its behalf by an Executive Officer specifying the nature and period of existence of such condition or event and what action the Issuer or the affected Asset Entity or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes a Default or an Event of Default; (ii) the occurrence of any event that is reasonably likely to have a Material Adverse Effect; or (iii) any actual or alleged material breach or default or assertion of (or written threat to assert) remedies under the Management Agreement.

(e)Litigation.  Promptly upon the Issuer obtaining Knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against an Obligor or any of the Tenant Site Assets not previously disclosed in writing to the Indenture Trustee and the Servicer which would be reasonably likely to have a Material Adverse Effect and is not covered by insurance or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting an Obligor or the Tenant Site Assets not covered by insurance which, in each case, would be reasonably likely to have a Material Adverse Effect, the Issuer shall give notice thereof to the Indenture Trustee and the Servicer and, upon request from the Servicer, provide such other information as may be reasonably available to them to enable the Servicer and its counsel to evaluate such matter.

(f)Insurance.  Prior to the end of the policy period for each Insurance Policy covering the Obligors, the Issuer shall deliver certificates, reports, or other information (all in form and substance reasonably satisfactory to the Servicer), (i) outlining all material insurance coverage maintained as of the date thereof on behalf of the Obligors under such Insurance Policy and all material insurance coverage planned to be maintained on behalf of the Obligors in the subsequent insurance policy period and (ii) to the extent not paid directly by the Manager, evidencing payment in full of the premiums for such insurance policies.

(g)Other Information.  With reasonable promptness, the Issuer shall deliver such other information and data with respect to the Obligors or the Tenant Site Assets as from time to time may be reasonably requested by the Indenture Trustee or the Servicer.

Section 7.03Existence; Qualification.  The Issuer shall, and shall cause each Asset Entity to, at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by law to so qualify, except to the extent that the failure to be so qualified would not have a Material Adverse Effect; provided that nothing contained in this Section 7.03 shall restrict the merger or consolidation of an Asset Entity with another Asset Entity.

Section 7.04Payment of Impositions and Claims; Site Owner Impositions.

(a)Except for those matters being contested pursuant to clause (b) below, the Issuer shall pay and shall cause the Asset Entities to promptly pay (i) all Impositions; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets

(hereinafter referred to as the “Claims”); and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of the Issuer and the Asset Entities on their businesses, income, profits, franchises or assets (except to the extent that effect of which is not reasonably expected to result in a Material Adverse Effect); in each instance before any penalty or fine is incurred with respect thereto; provided that the foregoing shall not be deemed to require that an Asset Entity pay any such tax or other liability that is imposed on a Site Owner, Tenant or a third party or that such Site Owner, Tenant or third party is contractually or legally obligated to pay and the terms “Impositions” and “Claims” shall be construed accordingly.

(b)The Asset Entities shall not be required to pay, discharge or remove any Imposition or Claim relating to a Tenant Site Asset that it is otherwise obligated to pay, discharge or remove so long as the Asset Entities or the Issuer contest in good faith such Imposition, Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Tenant Site Asset or any portion thereof, so long as: (i) no Event of Default shall have occurred and be continuing, (ii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, the Issuer shall have caused the Asset Entities to have given the Indenture Trustee and the Servicer prior written notice of their intent to contest said Imposition or Claim and shall have deposited with the Indenture Trustee (or with a court of competent jurisdiction or other appropriate body reasonably approved by the Servicer) such additional amounts as are necessary to keep on deposit at all times, an amount by way of cash (or other form reasonably satisfactory to the Servicer), equal to (after giving effect to any Reserves then held by the Indenture Trustee for the item then subject to contest) at least 125% of the total of (x) the balance of such Imposition or Claim then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon; (iii) no risk of sale, forfeiture or loss or material impairment of any interest in the applicable Tenant Site Asset or any part thereof arises, in the Servicer’s reasonable judgment, during the pendency of such contest; (iv) such contest does not, in the Servicer’s reasonable determination, have a Material Adverse Effect; and (v) such contest is based on bona fide, material, and reasonable claims or defenses.  Any such contest shall be prosecuted with due diligence, and the Issuer shall, or shall cause the applicable Asset Entity to, promptly pay the amount of such Imposition or Claim as finally determined, together with all interest and penalties payable in connection therewith (it being understood that the Issuer shall have the right to direct the Indenture Trustee to use the amount deposited with the Indenture Trustee under Section 7.04(b)(ii) for the payment thereof).  The Indenture Trustee (at the sole direction of the Servicer) shall have full power and authority, but no obligation, to apply any amount deposited with the Indenture Trustee to the payment of any unpaid Imposition or Claim to prevent the sale or forfeiture of the applicable Tenant Site Asset for non-payment thereof, if the Servicer reasonably believes that such sale or forfeiture is threatened.

(c)If the Issuer, the Manager or the relevant Asset Entity obtains Knowledge that a Prepaid Site is subject to Site Owner Impositions (each such Prepaid Site, an “Affected Site”) the Issuer shall use reasonable efforts to cause the relevant Site Owner to pay or otherwise discharge or remove such Site Owner Impositions prior to the time that such Site Owner Impositions would result in the sale, forfeiture or loss of the Tenant Site Asset in such Affected Site.  If the Issuer determines it is unlikely that the Site Owner will pay or otherwise discharge or remove such Site Owner Impositions prior to such sale, forfeiture or loss of the fee interest for such Affected Site, the Issuer may, and if the pro forma DSCR after giving effect to the termination of any Tenant Leases on such Affected Site would be less than 1.70:1, the Issuer shall (within thirty (30) days after it makes such determination, take one of the following actions:

(i)pay the Site Owner Impositions directly in an amount sufficient to discharge or remove such Site Owner Impositions (to the extent the Issuer has funds available pursuant to Section 5.01(a)(xiv) or otherwise available to it in accordance with this Indenture);

(ii)dispose of such Prepaid Site pursuant to Section 7.29 (provided that the disposition of such Prepaid Site shall not count against the aggregate limits set forth in Section 7.29(a)(i) or the first sentence of Section 7.29(b)); or

(iii)substitute a Replacement Tenant Site Asset in accordance with Section 7.30 (provided that the substitution of such Prepaid Site shall not count against the aggregate limits set forth in clause (i) of Section 7.30).

If the Issuer is obligated to take one of the foregoing actions and fails to do so, the Servicer will be obligated to make a Servicing Advance in an amount set forth in clause (i) above and pay such Site Owner Imposition if the effect of such payment will be to discharge such Site Owner Impositions and the Servicer determines in its discretion that (x) the pro forma DSCR after giving effect to such Servicing Advance (for this purpose including the obligation to repay such Servicing Advance during the following twelve (12) months in the denominator of the calculation of DSCR) will be equal to or greater than the pro forma DSCR after giving effect to the termination of all Tenant Leases associated with such Affected Site if such Servicing Advance were not made and (y) such Servicing Advance would not be a Nonrecoverable Servicing Advance.  If the Issuer (or the Servicer on its behalf) makes any such payment, any subsequent recoveries of such payment shall be deposited in the Collection Account.

Section 7.05Maintenance of Insurance.  The Issuer shall ensure coverage on behalf of the Obligors the following described policies of insurance without cost to the Indenture Trustee or the Servicer (the “Insurance Policies”):

(i)Commercial general liability insurance, including death, bodily injury and broad form property damage coverage with a combined single limit in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate for any policy year;

(ii)An umbrella excess liability policy with a limit of not less than $5,000,000 over primary insurance, which policy shall include coverage for water damage, so-called assumed and contractual liability coverage, premises medical payment and automobile liability coverage, and coverage for safeguarding of personalty and shall also include such additional coverages and insured risks which are acceptable to the Servicer;

(iii)All Insurance Policies shall be in content (including endorsements or exclusions, if any), form, and amounts, and issued by companies, reasonably satisfactory to the Servicer from time to time and shall name the Indenture Trustee and its successors and assignees as their interests may appear as an “additional insured” for each of the policies under this Section 7.05. All Insurance Policies shall provide that the coverage shall not be modified without thirty (30) days’ advance written notice to the Indenture

Trustee and the Servicer and shall provide that no claims shall be paid thereunder to a Person other than the Indenture Trustee without ten (10) days’ advance written notice to the Indenture Trustee and the Servicer. The Issuer may obtain any insurance required by this Section 7.05 through blanket policies; provided, however, that such blanket policies shall separately set forth the amount of insurance in force (together with applicable deductibles, and per occurrence limits) with respect to the Tenant Site Assets (which shall not be reduced by reason of events occurring on property other than the Tenant Site Assets) and shall afford all the protections to the Indenture Trustee as are required under this Section 7.05.  Except as may be expressly provided in this Section 7.05, all policies of insurance required hereunder shall contain no annual aggregate limit of liability, other than with respect to liability insurance.  If a blanket policy is issued, a certified copy of said policy shall be furnished, together with a certificate indicating that the Indenture Trustee is an additional insured (and, if applicable, loss payee) under such policy in the designated amount. The Issuer shall deliver duplicate originals of all Insurance Policies, premium prepaid for a period of one (1) year, to the Indenture Trustee (if requested) and Servicer and, in case of Insurance Policies about to expire, the Issuer will deliver duplicate originals of replacement policies satisfying the requirements hereof to the Indenture Trustee (if requested) and the Servicer prior to the date of expiration; provided, however, if such replacement policy is not yet available, the Issuer shall provide the Indenture Trustee (if requested) and the Servicer with an insurance certificate executed by the insurer or its authorized agent evidencing that the insurance required hereunder is being maintained under such policy, which certificate shall be acceptable to the Indenture Trustee (if requested) and the Servicer on an interim basis until the duplicate original of the policy is available. An insurance company shall not be satisfactory unless such insurance company (a) is licensed or authorized to issue insurance in the state where the applicable Tenant Site Asset is located and (b) has a claims paying ability rating by one of Moody’s or Fitch of “A” (or its equivalent) or better. Notwithstanding the foregoing, a carrier which does not meet the foregoing ratings requirement shall nevertheless be deemed acceptable hereunder; provided that such carrier is reasonably acceptable to the Servicer and the Issuer shall obtain and deliver to the Servicer a Rating Agency Confirmation with respect to such carrier.  If any insurance coverage required under this Section 7.05 is maintained by a syndicate of insurers, the preceding ratings requirements shall be deemed satisfied (without any required Rating Agency Confirmation) as long as at least 75% of the coverage (if there are four or fewer members of the syndicate) or at least 60% of the coverage (if there are five or more members of the syndicate) is maintained with carriers meeting the claims-paying ability ratings requirements by Moody’s (if applicable) set forth above and all carriers in such syndicate have a claims-paying ability rating by Moody’s of not less than “B2” (to the extent rated by Moody’s).  The Issuer shall furnish the Indenture Trustee (if requested) and the Servicer receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to the Servicer in the event that such premiums have not been paid by the Manager or the Indenture Trustee pursuant to this Indenture.  The requirements of this Section 7.05 shall apply to any separate policies of insurance taken out by the Issuer concurrent in form or contributing in the event of loss with the Insurance Policies.  Losses shall be payable to the Indenture Trustee notwithstanding (1) any act, failure to act or negligence of the Obligors or their agents or employees, the

Indenture Trustee or any other insured party which might, absent such agreement, result in a forfeiture or all or part of such insurance payment, other than the willful misconduct of the Indenture Trustee knowingly in violation of the conditions of such policy, (2) the occupation or use of the Tenant Site Asset or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or proceeding taken pursuant to this Indenture or (4) any change in title to or ownership of the Tenant Site Assets or any part thereof.  For purposes of determining whether the required insurance coverage is being maintained hereunder, each of the Indenture Trustee and Servicer shall be entitled to rely solely on a certification thereof furnished to it by the Issuer or the Manager, without any obligation to investigate the accuracy or completeness of any information set forth therein, and shall have no liability with respect thereto. The Insurance Policies shall not contain any deductible in excess of $100,000. For the avoidance of doubt, in no event shall the Indenture Trustee (except in its capacity as successor servicer) have any duty to monitor the Issuer’s compliance with or to review any documents delivered in connection with this Section 7.05.

Section 7.06Operation and Maintenance of the Tenant Site Assets; Casualty or Condemnation. The Issuer shall promptly give the Indenture Trustee and the Servicer written notice of any (a) casualty or loss or (b) known actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Tenant Site Asset or any portion thereof related to a Tenant Site Asset, and the Issuer shall deliver to the Indenture Trustee and the Servicer copies of any and all material papers served in connection with such condemnation or eminent domain proceeding.  All Insurance Proceeds and Condemnation Proceeds (if no Amortization Period or Event of Default is then continuing) shall, at the Issuer’s election, be payable to the Indenture Trustee for deposit in the Liquidated Site Replacement Account and made available to the Asset Entities to acquire Tenant Site Assets within six (6) months or be applied to payment of the Notes in accordance with Section 7.29(b). If the Issuer elects to apply Insurance Proceeds or Condemnation Proceeds to prepayment of the Notes, such application shall be made on the Payment Date immediately following such election in accordance with the terms of the Cash Management Agreement. Prepayment Consideration will be payable on any such prepayment of the Notes occurring prior to twelve (12) months prior to the Anticipated Repayment Date. If an Amortization Period has commenced or an Event of Default is continuing, the Servicer, as attorney-in-fact for the Asset Entities, shall collect, receive and retain any Insurance Proceeds and Condemnation Proceeds and make any compromise or settlement in connection with such proceeding.

Section 7.07Inspection; Investigation; Tenant Site Access.  The Issuer shall permit, and shall cause each Asset Entity to permit, any authorized representatives designated by the Indenture Trustee or the Servicer to visit and inspect during normal business hours its business, including its financial and accounting records pursuant to Section 7.02, and to make copies and take extracts therefrom, to cause such records to be audited by independent public accountants and to discuss its affairs, finances and business with its officers and independent public accountants (with such party’s representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested; provided that same is conducted in such a manner as to not unreasonably interfere with such Obligor’s business. The Obligors shall permit, and shall cause each Asset Entity to permit, any authorized representatives designated by the Indenture Trustee and Servicer, upon reasonable request and pursuant to any

Tenant Site Agreement, to visit and inspect the Tenant Sites relating to the Tenant Site Assets, including the right to conduct site investigations with respect to environmental matters, but in any event limited to the respective Tenant Site access rights of the Obligors; provided, however, that no such site investigations or other investigations that would reasonably be deemed to be intrusive  (such as the collection of samples of soil, groundwater or building materials) shall be conducted without the prior written consent of the Obligor, such consent not to be unreasonably withheld.  Unless an Event of Default has occurred and is continuing, the Indenture Trustee and Servicer shall provide advance written notice of at least three (3) Business Days prior to visiting or inspecting any Obligor’s offices.

Section 7.08Compliance with Laws and Obligations.  Each of the Issuer and the Asset Entities will (a) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any Governmental Authority in all jurisdictions in which it is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which collectively could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (b) maintain all licenses and permits now held or hereafter acquired by any Obligor, the loss, suspension, or revocation of which, or failure to renew, in the aggregate could reasonably be expected to have a Material Adverse Effect and (c) perform, observe, comply and fulfill all of its material obligations, covenants and conditions contained in any Contractual Obligation except to the extent the failure to so observe, comply or fulfill such could not reasonably be expected to have a Material Adverse Effect.

Section 7.09Further Assurances.  The Issuer shall, and shall cause each Asset Entity to, from time to time, execute or deliver such documents, instruments, agreements, financing statements, and perform such acts as the Indenture Trustee or the Servicer at any time may reasonably request to evidence, preserve or protect the Tenant Site Assets and Collateral at any time securing or intended to secure the Obligations or to better and more effectively carry out the purposes of this Indenture and the other Transaction Documents. The Obligors shall file or cause to be filed all documents (including all financing statements) required to be filed by the terms of this Indenture and any applicable Series Supplement in accordance with and within the time periods provided for in this Indenture and in each applicable Series Supplement. Within one hundred twenty (120) days after the beginning of each calendar year beginning with the 2018 calendar year, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such security interest.

Section 7.10Performance of Agreements; Termination of Tenant Site Assets.  The Issuer shall, and shall cause each Asset Entity to, duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (a) hereunder and under the other Transaction Documents to which it is a party, (b) under all Material Agreements and Tenant Leases and (c) all other agreements entered into or assumed by such Person in connection with the Tenant Site Assets, and will not suffer or permit any material default or any event of default on its part (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing except where the failure to perform, observe or comply with any agreement referred to in clause (b) or (c) of this Section 7.10 would not reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt, this Section 7.10 shall not apply to any Tenant Site Asset, or any related Tenant Contract, that has been terminated or sold (including by assignment) in accordance with Section 7.23(a)(ii) or Section 7.29.

Section 7.11Advance Rents; New Tenant Leases.  Any Rents which constitute Advance Rents Reserve Deposits shall be deposited into the Advance Rents Reserve Account to be applied in accordance with the Cash Management Agreement. The Obligors, at the request of the Indenture Trustee or the Servicer, shall furnish the Indenture Trustee or Servicer, as applicable, with executed copies of all Tenant Leases acquired by or entered into by an Asset Entity after the Initial Closing Date.

Section 7.12Management Agreement.

(a)The Issuer shall, and shall cause the Asset Entities as applicable to, (i) perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of each Asset Entity to be performed and observed, (ii) promptly notify the Indenture Trustee and the Servicer of any notice to any of the Asset Entities of any material default under the Management Agreement of which it has Knowledge, and (iii) prior to termination of the Manager in accordance with the terms of the Management Agreement, to renew the Management Agreement prior to each expiration date thereunder in accordance with its terms.  If any of the Asset Entities shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of the Asset Entities to be performed or observed, then, without limiting the Indenture Trustee’s other rights or remedies under this Indenture or the other Transaction Documents, and without waiving or releasing the Asset Entities from any of their obligations hereunder or under the Management Agreement, the Issuer grants the Indenture Trustee or the Servicer on its behalf the right, upon prior written notice to the Asset Entities, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of the Asset Entities to be performed or observed; provided, however, that neither the Indenture Trustee nor the Servicer will be under any obligation to pay such sums or perform such acts.

(b)The Issuer shall not permit the Asset Entities to surrender, terminate, cancel, or modify (other than non-material changes) the Management Agreement, or enter into any other Management Agreement with any new Manager (other than an Acceptable Manager), or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without delivery of a Rating Agency Confirmation and written consent of the Servicer.  If at any time the Servicer consents to the appointment of a new Manager, or if an Acceptable Manager shall become the Manager, such new Manager, or the Acceptable Manager, as the case may be, then the Issuer shall cause the Asset Entities to, as a condition of the Servicer’s consent, or with respect to an Acceptable Manager, prior to commencement of its duties as Manager, execute a subordination of management agreement in substantially the form delivered on the Initial Closing Date.

(c)The Servicer shall have the right to require that the Manager be replaced with a Person chosen by the Issuer (or, if an Event of Default has occurred and is then continuing by the Servicer), upon the earliest to occur of any one or more of the following events: (i) the declaration of an Event of Default, (ii) the DSCR falls to less than 1.10:1 as of the end of any calendar month and the Servicer reasonably determines that such decline in the DSCR is primarily attributable to acts or omissions of the Manager rather than factors affecting the Obligors’ industry generally, (iii) the Manager has engaged in fraud, gross negligence or willful misconduct in connection with its performance under the Management Agreement or (iv) default on the part of the Manager in the performance of its obligations under the Management Agreement, and, with respect to clause (iv) only if such default could reasonably be expected to have a Material Adverse Effect and remains unremedied for thirty (30) days after the Manager receives written notice thereof from the Servicer (provided, however, if such default is reasonably susceptible of cure, but not within such 30-day period, then the Manager may be permitted up to an additional ninety (90) days to cure such default provided that the Manager diligently and continuously pursues such cure).

The Indenture Trustee and the Servicer are each permitted to utilize and in good faith rely upon the advice of the Manager (or to utilize other agents or attorneys), in performing certain of its obligations under this Indenture and the other Transaction Documents, including the management, administration and maintenance of the Tenant Site Assets; Tenant Site Asset dispositions, releases and substitutions; and confirmation of compliance by the Issuers with the provisions hereunder and under the other Transaction Documents and neither the Indenture Trustee nor the Servicer shall have any liability with respect thereto.

Section 7.13Maintenance of Office or Agency by Issuer.

(a)The Issuer shall maintain an office, agency or address where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes, this Indenture and any Indenture Supplement may be served.  The Issuer will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such office, agency or address; provided, however, that if the Issuer does not furnish the Indenture Trustee with an address in The City of New York where Notes may be presented or surrendered for payment, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee to receive all such presentations, surrenders, notices, and demands on behalf of the Issuer.  The Issuer hereby appoints the Corporate Trust Office as its agency for such purposes.

(b)The Issuer may also from time to time designate one or more other offices or agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 7.14Deposits; Application of Deposits.  The Obligors will deposit all Receipts into, and otherwise comply with, the Lock Box Account within two Business Days of receipt thereof. All such deposits to the Lock Box Account and the Collection Account will be allocated pursuant to the terms of the Cash Management Agreement and this Indenture.

Section 7.15Estoppel Certificates.

(a)Within ten (10) Business Days following a written request by the Indenture Trustee or the Servicer, the Issuer shall provide to the Indenture Trustee and the Servicer a duly acknowledged written statement (upon which the Indenture Trustee and the Servicer may conclusively rely) confirming (i) the amount of the outstanding principal balance of the Notes, (ii) the terms of payment and maturity date of the Notes, (iii) the date to which interest has been paid, (iv) whether any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail and (v) that this Indenture, the Notes, the Deeds of Trust and the other Transaction Documents are legal, valid and binding obligations of the Issuer and each Asset Entity (as applicable) and have not been modified or amended except in accordance with the provisions thereof.

(b)Within ten (10) Business Days following a written request by the Issuer, the Indenture Trustee shall provide to the Issuer a duly acknowledged written statement setting forth the amount of the outstanding principal balance of the Notes then Outstanding, the date to which interest has been paid, and whether the Indenture Trustee has provided the Issuer, on behalf of itself and the Asset Entities, with written notice of any Event of Default.  Compliance by the Indenture Trustee with the requirements of this Section shall be for informational purposes only and shall not be deemed to be a waiver of any rights or remedies of the Indenture Trustee hereunder or under any other Transaction Document.

Section 7.16Indebtedness.  The Issuer shall not, and shall not permit the Asset Entities to, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively, “Permitted Indebtedness”):

(a)the principal amount of any Notes issued on the Original Closing Date;

(b)the principal amount of any Additional Notes issued from time to time pursuant to Section 2.12(c);

(c)accrued interest on the Notes referred to in clauses (a) and (b) above and all other obligations, liabilities and indebtedness of every nature to be paid or performed by the Guarantor or any of the Obligors under the Transaction Documents, including fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the Bankruptcy Code by or against any of the Guarantor or any of the Obligors, and the performance of all other terms, conditions and covenants under the Transaction Documents;

(d)(i) Unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and (ii) Indebtedness incurred in the financing of equipment or other personal property used at any Tenant Sites in the ordinary course of business; provided, however, (A) such trade payables are payable not later than ninety (90) days after the original invoice date and are not overdue by more than thirty (30) days and (B) the aggregate amount of such trade payables and Indebtedness relating to financing of equipment and personal property or otherwise referred to in clauses (i) and (ii) above outstanding does not, at any time, exceed $250,000 in the aggregate for all the Asset Entities;

(e)Advance Rents to the extent such Advance Rents are deposited in the Advance Rents Reserve Account pursuant to Section 4.04; and

(f) Shared Rent.

In no event shall any Indebtedness other than the Obligations be secured, in whole or in part, by the Collateral or Other Tenant Site Assets or any portion thereof or interest therein and any proceeds of any of the foregoing.

Section 7.17No Liens.  Neither the Issuer nor the Asset Entities shall create, incur, assume or permit to exist any Lien on or with respect to the Tenant Site Assets or any other Collateral except Permitted Encumbrances.

Section 7.18Contingent Obligations.  Other than Permitted Indebtedness, the Issuer shall not, and shall not permit the Asset Entities to create or become or be liable with respect to any Contingent Obligation.

Section 7.19Restriction on Fundamental Changes.  Except as otherwise expressly permitted in this Indenture, the Issuer shall not, and shall not permit the Asset Entities to (i) amend, modify or waive any term or provision of their respective articles of incorporation, by-laws, articles of organization, limited liability company agreements or other organizational documents so as to violate or permit the violation of Article VIII, unless required by law; (ii) liquidate, wind-up or dissolve such Asset Entity; or (iii) appoint a replacement independent director on the Issuer’s board of directors in contravention of their LLC Agreements; provided that nothing contained in this Section 7.19 shall restrict the merger or consolidation of one Asset Entity into another so long as the surviving entity is an Asset Entity.

Section 7.20Bankruptcy, Receivers, Similar Matters.  An Obligor shall not apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of any other Obligor. As used in this Indenture, an “Involuntary Obligor Bankruptcy” shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Obligor is a debtor or any portion of the Tenant Site Assets is property of the estate therein. An Obligor shall not file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Obligor Bankruptcy. In any Involuntary Obligor Bankruptcy, the other Obligors shall not, without the prior written consent of the Indenture Trustee and the Servicer, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and such Obligors shall not file or support any plan of reorganization. In any Involuntary Obligor Bankruptcy the other Obligors shall do all things reasonably requested by the Indenture Trustee and the Servicer to assist the Indenture Trustee and the Servicer in obtaining such relief as the

Indenture Trustee  and the Servicer shall seek, and shall in all events vote as directed by the Indenture Trustee. Without limitation of the foregoing, each such Obligor shall do all things reasonably requested by the Indenture Trustee to support any motion for relief from stay or plan of reorganization proposed or supported by the Indenture Trustee.

Section 7.21ERISA.

(a)No ERISA Plans. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Issuer shall not, and shall not permit any Asset Entity to, establish any Employee Benefit Plan or Multiemployer Plan, or commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan.

(b)Compliance with ERISA.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Issuer shall not, and shall not permit the Asset Entities to: (i) engage in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; or (ii) except as may be necessary to comply with applicable laws, establish or amend any Employee Benefit Plan, which establishment or amendment could result in liability to the Obligors or increase the benefits obligation of the Obligors (including on behalf of any ERISA Affiliate thereof); provided that if the Issuer is in default of this covenant under subsection (i), the Issuer shall be deemed not to be in default if such default results solely because (x) any portion of the Notes have been, or will be, funded with “plan assets” (as defined in the Plan Assets Regulation) of any Plan and (y) the purchase or holding of such portion of the Notes by such Plan or the operation of the Issuer or the Asset Entities constitutes or results in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of applicable Similar Law.

Section 7.22Money for Payments to be Held in Trust.

(a)The Paying Agent is hereby authorized to pay the principal of and interest on any Notes (as well as any other Obligation hereunder and under any other Transaction Document) on behalf of the Issuer and shall have an office or agency in The City of New York where Notes may be presented or surrendered for payment and where notices, designations or requests in respect for payments with respect to the Notes and any other Obligations due hereunder and under any other Transaction Document may be served.  The Issuer hereby appoints the Indenture Trustee as the initial Paying Agent for amounts due on the Notes of each Series and the other Obligations.

(b)On each Payment Date (or such other dates as may be required or permitted hereunder), the Paying Agent shall cause all payments of amounts due and payable with respect to any Notes and other Obligations that are to be made from amounts in the Collection Account that constitute Available Funds to be made on behalf of the Issuer by the Paying Agent, and no such amounts shall be paid over to the Issuer. All such payments shall be made based on the information set forth in the Servicing Report.

(c)Subject to applicable laws with respect to escheatment of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer pursuant to an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.  The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 7.23Asset Agreements.

(a)Modification.  Except as provided in this Section 7.23, the Issuer shall not, and shall not permit the Asset Entities to, modify or amend any material substantive or economic terms of, or, subject to the terms herein, terminate or surrender any Asset Agreement, in each case without the prior written consent of the Servicer, which consent shall not be unreasonably withheld, conditioned or delayed.  Any such attempted or purported material modification, amendment, or any surrender, termination, sale or assignment of any Asset Agreement without the Servicer’s prior written consent shall be null and void and of no force or effect.  Notwithstanding the foregoing to the contrary, the Asset Entities shall be permitted, without the Indenture Trustee and Servicer’s consent, to:

(i)extend the terms of an Asset Agreement on or any related Tenant Site Asset on commercially reasonable substantive and economic terms;

(ii)terminate or sell (including by way of assignment) any Asset Agreement or any related Tenant Lease which the Issuer reasonably deems necessary in accordance with prudent business practices subject to the provisions of Section 7.10.

(iii)provided no Event of Default shall have occurred and is then continuing, except for extensions of terms, terminations and sales permitted pursuant to the foregoing clauses, amend and restate or replace the existing agreement establishing a Tenant Site Asset (an “Amended Asset Agreement”); provided that such Amended Asset Agreement is on commercially reasonable substantive and economic terms, and subject to the following conditions:

(A)the Issuer shall have provided the Servicer with a copy of the Amended Asset Agreement certified by Issuer as being true, accurate and complete;

(B)if the Asset Agreement being replaced is with respect to a Mortgaged Tenant Site Asset, simultaneously with the execution and delivery of the Amended Asset Agreement, the Indenture Trustee and the Servicer shall have received (i) an amended Deed of Trust executed and delivered by a duly authorized officer of the applicable Asset Entity encumbering the property included under the Amended Asset Agreement and (ii) an endorsement to (or replacement of) the existing Title Policy covering such Mortgaged Tenant Site Asset; and

(C)the Issuer shall pay or reimburse the Indenture Trustee for all reasonable costs and expenses incurred by the Indenture Trustee and Servicer (including reasonable attorney’s fees and disbursements) in connection with such Amended Asset Agreement, and all recording charges, filing fees, taxes or other expenses (including mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith.

(b)Performance of Asset Agreements.  The Issuer shall cause the Asset Entities to fully perform as and when due each and all of their obligations under each Asset Agreement in accordance with the terms of such Asset Agreement and shall not permit the Asset Entities to cause or suffer to occur any material breach or default in any of such obligations.  The Issuer shall cause the Asset Entities to exercise any option to renew or extend any Asset Agreement; provided that an Asset Entity may elect not to exercise any such option if, and to the same extent that such Asset Entity would be entitled to terminate, sell or assign such Asset Agreement pursuant to Section 7.23(a).  If the Asset Entity does intend to exercise such option, the Issuer shall give the Servicer thirty (30) days prior written notice thereof.  If any Asset Entity fails to renew an Asset Agreement which is required to be renewed pursuant to this Section 7.23(b), such Asset Entity hereby grants to each of the Indenture Trustee and the Servicer a power of attorney to renew such Asset Agreement on behalf of such Asset Entity.

(c)Notice of Default.  If any of the Asset Entities shall have or receive any written notice that any Asset Agreement Default has occurred, then the Issuer shall immediately notify the Indenture Trustee and Servicer in writing of the same and immediately deliver to the Indenture Trustee and Servicer a true and complete copy of each such notice.  Further, the Issuer shall provide such documents and information as the Indenture Trustee and Servicer shall reasonably request concerning the Asset Agreement Default.

(d)The Indenture Trustee’s and Servicer’s Right to Cure.  Each Obligor agrees that if any Asset Agreement Default shall occur and be continuing, or if any Site Owner or third party asserts in writing that an Asset Agreement Default has occurred (whether or not the Obligors question or deny such assertion), then, subject to (i) the terms and conditions of such Asset Agreement, and (ii) the Asset Entities’ right to terminate, sell or assign such Asset Agreement in accordance with Section 7.23(a), the Servicer, upon five (5) Business Days prior written notice to the Issuer, unless the Servicer reasonably determines that a shorter period (or no period) of notice is necessary to protect the Indenture Trustee’s interest in the Asset Agreement, may (but shall not be obligated to) take any action that the Servicer deems reasonably necessary, including (i) performance or attempted performance of the applicable Asset Entity’s obligations under such Asset Agreement, (ii) curing or attempting to cure any actual or purported Asset

Agreement Default, (iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon such Tenant Site for any or all of such purposes (but limited to the existing rights of the Obligors).  Upon the Indenture Trustee’s or the Servicer’s reasonable request, the Issuer shall submit satisfactory evidence of payment or performance of any of its obligations under each Asset Agreement.  The Indenture Trustee or the Servicer may pay and expend such sums of money as the Indenture Trustee or the Servicer in its sole discretion deems necessary or desirable for any such purpose, and the Issuer shall pay to the Indenture Trustee or the Servicer, as applicable, within five (5) Business Days of the written demand of the Indenture Trustee or the Servicer all such sums so paid or expended by the Indenture Trustee or the Servicer, together with interest thereon from the date of expenditure at the rate provided for Servicing Advances in the Servicing Agreement.

Section 7.24Rule 144A Information.  So long as any of the Notes are Outstanding, and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Noteholder, the Issuer shall promptly furnish at such Noteholder’s expense to such Holder, and the prospective purchasers designated by such Holder, Rule 144A Information in order to permit compliance with Rule 144A under the Securities Act in connection with the resale of such Notes by such Holder.  The Issuer shall provide a copy of any Rule 144A Information furnished to a Noteholder other than the Depositary to the Depositary with a request that participants in the Depositary forward such information to Note Owners.

Section 7.25Notice of Events of Default.  The Issuer shall give the Indenture Trustee, the Servicer and the Rating Agencies prompt written notice of each Default of which it obtains Knowledge and each Event of Default and the Indenture Trustee and Servicer notice of each default on the part of any party to the other Transaction Documents with respect to any of the provisions thereof of which the Issuer has Knowledge.

Section 7.26[Reserved]

Section 7.27Continuation of Ratings.  To the extent permitted by applicable laws, rules and regulations, the Issuer shall, and shall cause the Asset Entities to, (i) provide the Rating Agencies at their request with information, to the extent reasonably obtainable by the Issuer or the Asset Entities, and take all reasonable action necessary to enable the Rating Agencies to monitor the credit ratings of the Notes, and (ii) pay such ongoing fees of the Rating Agencies as they may reasonably request to monitor their respective ratings of the Notes.

Section 7.28The Indenture Trustee and Servicer’s Expenses.  The Issuer shall pay, on demand by the Indenture Trustee, the Backup Manager or the Servicer, all reasonable third party expenses, charges, costs and fees (including reasonable attorneys’ fees and expenses) in connection with the negotiation, documentation, closing, administration, servicing, enforcement, interpretation, and collection of the Notes and the Transaction Documents, and in the preservation and protection of the Indenture Trustee’s rights hereunder and thereunder.  Without limitation the Issuer shall pay all costs and expenses, including reasonable attorneys’ fees, incurred by the Indenture Trustee, the Backup Manager and the Servicer in any case or proceeding under the Bankruptcy Code (or any law succeeding or replacing any of the same) involving the Obligors, the Manager (provided that the Manager is an Affiliate of the Obligors) or the Guarantor.

Section 7.29Disposition of Tenant Site Assets; Reinvestment of Disposition Proceeds.

(a) The Asset Entities may dispose (including by assignment) of Tenant Site Assets at any time; provided that (x) written notice to the Servicer and the Indenture Trustee of such transaction is provided not later than thirty (30) days prior to such disposition or other transfer, and (y) if (i) after giving effect to the proposed disposition or other transfer, the aggregate Allocated Note Amount of all Tenant Site Assets (other than Tenant Site Assets disposed of in connection with a disposition to address a Site Owner Imposition) affected by the proposed disposition or other transfer and all prior dispositions and other transfers would exceed 5.0% of the Outstanding Note Principal Balance of all Classes of Notes or (ii) unless a Rating Agency Confirmation is obtained, after giving effect to such disposition or other transfer, (1) the percentage of Annualized Revenue for all Additional Tenant Site Assets and Additional Obligor Tenant Site Assets that is attributable to Tenants that have an Investment Grade Rating is not less than 40.0% (or, if such test was not satisfied prior to such disposition or other transfer, the level of compliance with such test is maintained or improved after giving effect to such addition) (the test in this clause (ii) being the “Tenant Quality Test”), (2) the Issuer shall have provided notice to each Rating Agency and (3) if a Special Servicing Period is in effect, the Servicer consents to such disposition or other transfer.

(b)In connection with each disposition of a Tenant Site Asset, the Issuer shall prepay the Notes in accordance with Section 2.09(b) in an amount equal to the Release Price, together with any applicable Prepayment Consideration, provided that in any twelve (12) month period dispositions of Tenant Site Assets having an aggregate Allocated Note Amount of up to $5,000,000 may be made without any prepayment if (1) the proceeds from the disposition of such Tenant Site Assets, together with any concurrent cash capital contribution received by the Issuer in connection with such disposition,  are in an amount equal to or greater than 125% of the Allocated Note Amount of such Tenant Site Assets, (2) the Issuer delivers a notice to the Servicer that the net cash proceeds of such disposition, together with any concurrent cash capital contribution received by the Issuer in connection with such disposition, will be deposited into a non-interest bearing segregated account with the Indenture Trustee (the “Liquidated Site Replacement Account”) and within six (6) months will be used by an Asset Entity to acquire Tenant Site Assets and (3) the pro forma DSCR following the disposition is not less than the DSCR immediately prior thereto after giving pro forma effect to the receipt of proceeds (and pro forma application of such proceeds to repay Notes) in connection with such disposition. Funds deposited in the Liquidated Site Replacement Account pursuant to this Section 7.29(b) or Section 7.06 may be used by the Asset Entities to acquire Tenant Site Assets, provided that the Tenant Site Assets so acquired meet the requirements described in clauses (ii) through (vi) of Section 7.30, as if the acquired Tenant Site Assets were Replacement Tenant Site Assets. Any funds remaining in the Liquidated Site Replacement Account on the first Payment Date falling more than six (6) months after the date of deposit of such funds will be withdrawn by the Indenture Trustee on such Payment Date and applied to prepay the Notes pursuant to Section 2.09(b).  Withdrawals of funds deposited into the Liquidated Site Replacement Account shall be deemed to be made on a “first in, first out” basis for purposes of determining the length of time that such funds have been on deposit in such account.

(c)In connection with any disposition permitted by this Section 7.29, the Manager shall deliver an Officer’s Certificate to the Servicer and the Indenture Trustee to the effect that any applicable conditions to such disposition have been (or will concurrently therewith be) satisfied not later than five (5) days prior to such disposition and the Indenture Trustee shall thereupon take such actions to release any security interests on the Collateral associated with the disposed Tenant Site Assets as the Issuer may reasonably request in writing.

(d)The rights set forth in this Section 7.29 shall be in addition to the rights related to substitutions of Tenant Site Assets set forth in Section 7.30.  Prior to the first such disposition of Tenant Site Assets, the Issuer will establish the Liquidated Site Replacement Account with the Indenture Trustee.

(e)For purposes of this Section 7.29, the Issuer, in lieu of disposing individual Tenant Site Assets, may dispose of all, but not less than all, of the equity interests of an Asset Entity; provided that for purposes of this Section 7.29, the designation of all of the Tenant Site Assets owned by such Asset Entity otherwise would satisfy the requirements of Section 7.29(a) and (b) and the Issuer complies with the provisions thereof as if it had disposed of such Tenant Site Assets individually.

Section 7.30Tenant Site Asset Substitution.  The Asset Entities shall not replace Tenant Site Assets with Replacement Tenant Site Assets except as expressly permitted by this Section 7.30.  At any time prior to the earliest Anticipated Repayment Date for any Series of Notes then Outstanding, the Asset Entities may substitute a new Tenant Site Asset or Tenant Site Assets (each a “Replacement Tenant Site Asset”) for one or more of the Tenant Site Assets then owned by an Asset Entity; provided that as certified to the Servicer and the Indenture Trustee by the Manager, (i) the Allocated Note Amounts of the Replacement Tenant Site Assets substituted during any calendar year (other than those replaced to cure a default or address a Site Owner Imposition as provided for pursuant to Section 7.04(c)(iii)) do not in the aggregate exceed 5.0% of the aggregate Class Principal Balance of all Classes of Notes, with any unused portion of such limit permitted to be carried over into subsequent years subject to a carryover limit of 25.0% of the aggregate Class Principal Balance of all Classes of Notes, (ii)(w) unless a Rating Agency Confirmation is obtained, after giving effect to the substitution the Tenant Quality Test is satisfied, (x) if the Replacement Tenant Site Assets are Prepaid Sites, the related Asset Agreements  have terms (including all available extensions) that expire no earlier that the latest Anticipated Repayment Date of any Series of Notes then Outstanding; (y) the Maintenance Capital Expenditures for the Replacement Tenant Site Assets are not materially greater than the Maintenance Capital Expenditures for the replaced Tenant Site Assets, in each case, unless prior written notice is provided to the Rating Agencies and (z) if during a Special Servicing Period, the Servicer consents to such substitution, (iii) after the substitution the pro forma DSCR shall be at least equal to the DSCR as of the date immediately preceding the substitution, (iv) the Indenture Trustee and the Servicer will have received such legal opinions as may be reasonably requested, (v) the Issuer shall, or shall have caused the applicable Asset Entity to, have reimbursed the Indenture Trustee and the Servicer for all third party costs and expenses paid or incurred by the Indenture Trustee and the Servicer in relation to such substitution, (vi) the Issuer represents that it has conducted its customary environmental review with respect to such Replacement Tenant Site Asset and that, based upon such review, it is not aware of any material environmental liabilities affecting such Replacement Tenant Site Asset and (vii) if any such Replacement

Tenant Site Asset Site is a Mortgaged Tenant Site Asset, the Issuer provides to the Indenture Trustee with respect thereto  a Deed of Trust and a Title Policy with respect thereto; provided that the Indenture Trustee and the Servicer shall have no obligation to review or verify the contents of such documents.  In connection with any substitution permitted by this Section 7.30, the Manager shall deliver an Officer’s Certificate to the Servicer and the Indenture Trustee to the effect that any applicable conditions to such substitution have been (or will concurrently therewith be) satisfied and that such substitution is authorized and permitted by the terms of the Indenture and the Indenture Trustee shall thereupon take such actions to release any security interests on the Collateral associated with the substituted Tenant Site Assets as the Issuer may reasonably request in writing.

Section 7.31Conversions of Tenant Site Assets.  Notwithstanding anything to the contrary set forth herein, the Asset Entities may convert any Prepaid Site to a Fee Asset at any time subject to compliance with Section 7.30(ii)(z) and (iii) through (vii).  No such conversion will be counted towards the percentage limitation contained in clause (i) of Section 7.30.

Section 7.32Environmental Remediation.  Each Asset Entity agrees to comply with all applicable Environmental Laws, except where such noncompliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Without limiting the generality of the foregoing, each Asset Entity agrees to commence, within thirty (30) days (or such shorter period as may be required by law) after written demand by the Servicer and diligently prosecute to completion any Remedial Work to the extent required by it under applicable Environmental Laws (it being understood that such Asset Entity is not obligated to perform any such Remedial Work that a Site Owner, a Tenant or third party is contractually or legally obligated to perform).  If an Asset Entity fails to commence and diligently pursue to completion any Remedial Work, the Servicer may (but will not be obligated to), upon thirty (30) days prior written notice to the Issuer of its intention to do so, cause such Remedial Work to be performed to the extent required under Environmental Laws.  If requested by the Servicer in connection with any Remedial Work required under this Section 7.32 with respect to any Tenant Site Asset that is projected to cost in excess of $500,000, the applicable Asset Entity agrees to cause such Remedial Work to be performed by licensed contractors, approved in advance by the Servicer, such approval to not be unreasonably withheld. The Obligors agree to pay or reimburse the Servicer for all expenses reasonably incurred by the Servicer in connection with (a) monitoring, reviewing or performing such Remedial Work, (b) investigating potential environmental claims against the Asset Entities or (c) participating in any legal or administrative proceeding on behalf of an Obligor concerning any applicable Environmental Law.

Section 7.33Limitation on Certain Issuances and Transfers. The Issuer shall not issue any Series of Tax Restricted Notes, permit the issuance or transfer of any limited liability company interests of the Issuer or permit the issuance or transfer of any other interest in the Issuer that may be treated as equity of the Issuer if after giving effect thereto the sum of (a) the aggregate maximum number of beneficial holders for all Series and Classes of Tax Restricted Notes (including the Tax Restricted Notes to be issued), (b) the number of beneficial holders of limited liability company interests of the Issuer and (c) the number of beneficial holders of other interests that may be treated as equity of the Issuer, would exceed 90.  For the avoidance of doubt, nothing in this Section 7.33 shall prohibit or restrict the sale, transfer, assignment or other disposition of all or any part of, or the issuance of, any limited liability company or other interest in the member of the Guarantor or in any Person which directly or indirectly owns any limited liability company or other interest in the member of any Guarantor. For purposes of this Section 7.33, the number of Persons considered beneficial holders of interests in an Issuer shall be the number of Persons that would be considered partners in such Issuer with respect to such interests under the principles of Treasury Regulation Section 1.7704-1(h) if such interests in such Issuer were treated as equity of such Issuer.

Section 7.34Tax Status.  Each of the Issuer and the Asset Entities shall maintain its status as an entity not treated for United States federal income tax purposes as a corporation or other entity taxable as a corporation.

ARTICLE VIII

SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,

WARRANTIES AND COVENANTS

Section 8.01Applicable to the Issuer and the Asset Entities.  The Issuer hereby represents, warrants and covenants as of the Closing Date and until such time as all Obligations are paid in full, that each of the Issuer and the Asset Entities (collectively, the “Issuer Parties”); provided that to the extent any of the following items cover matters prior to the Closing Date with respect to an Asset Entity acquired by the Issuer, such item shall be deemed to cover such matters only from the date of acquisition of such Asset Entity by the Issuer:

(a)Except for properties, or interests therein, which the Issuer Parties have sold and for which the Issuer Parties have no continuing obligations or liabilities, the Issuer Parties have not owned, do not own and will not own any assets other than (i) with respect to each Asset Entity, the Tenant Site Assets, Tenant Leases and Related Property, (ii) with respect to the Issuer, direct or indirect ownership interests in the Asset Entities and Related Property  (the “Asset Entity Interests”) and (iii) with respect to the Guarantor, direct ownership interests in the Issuer and Related Property (the “Issuer Interests”);

(b)have not, and are not, engaged in, and will not engage in, any business, directly or indirectly, other than the ownership, management and operation of the Tenant Site Assets and Related Property, the Asset Entity Interests or the Issuer Interests, as applicable;

(c)since their formation, have not entered into, and will not enter into, any contract or agreement with any Related Party except in the ordinary course of business and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than a Related Party (it being understood that the Management Agreement and the other Transaction Documents comply with this covenant);

(d)have not incurred any Indebtedness that remains outstanding as of the Initial Closing Date and will not incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation but excluding, for the avoidance of doubt, contingent indemnification, expense reimbursement or similar obligations), other than Permitted Indebtedness;

(e)have not made any loans or advances to any Person (other than among the Issuer Parties) that remain outstanding as of the Initial Closing Date and will not make any loan or advance to any Person (including any of its Affiliates) other than another Issuer Party or as expressly permitted by the Transaction Documents, and, since their formation, have not acquired and will not acquire obligations or securities of any Related Party;

(f)are and reasonably expect to remain solvent and pay their own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due, and reasonably expect to maintain adequate capital for their obligations in light of their contemplated business operations; provided, however, that the foregoing shall not require any member of an Issuer Party to make additional capital contributions or provide other financial support to such Issuer Party;

(g)have done or caused to be done and will do all things necessary to preserve their existence and will not, nor will any Related Party or other Issuer Party amend, modify or otherwise change their articles of incorporation, by-laws, articles of organization, operating agreements, or other organizational documents in any manner with respect to the matters set forth in this Article VIII;

(h)have continuously maintained, and shall continuously maintain, their existence and be qualified to do business in all states necessary to carry on their business, specifically including in the case of each Asset Entity, the states in which its Tenant Sites are located;

(i)have conducted and operated, and will conduct and operate, their business as presently contemplated with respect to ownership of the Tenant Sites, or the Asset Entity Interests, as applicable;

(j)since their formation, have maintained, and will maintain, books and records and bank accounts (other than bank accounts established hereunder, or established by Manager pursuant to the Management Agreement) separate from those of their Related Parties and any other Person (other than the other Issuer Parties) and the Issuer Parties will maintain financial statements that are separate from their Affiliates (it being understood that the Issuer Parties’ assets may also be included in consolidated financial statements of their Affiliates; provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Issuer Parties from such Affiliate and to indicate that the Issuer Parties’ assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person (other than the other Issuer Parties) and (ii) such assets shall also be included in the Issuer Parties’ own separate balance sheet);

(k)have at all times since their formation, held, and will continue to hold, themselves out to the public as, legal entities separate and distinct from any other Person (including any of their Related Parties), and not as a department or division of any Person (other than the other Issuer Parties) and will correct any known misunderstandings regarding their existence as separate legal entities;

(l)since their formation, have had and will have a sufficient number of employees (if any) in light of its contemplated business operations and, have paid and  shall pay the salaries of its own employees, if any, solely from its own funds;

(m)since their formation, have allocated, and will continue to allocate, fairly and reasonably share expenses with Affiliates (including, without limitation, any shared office space);

(n)since their formation, have use and will use stationery, invoices and checks bearing its own name separate from those of any Related Party (it being understood that the Issuer Parties are expressly permitted to use common stationery, invoices and checks among the Issuer Parties);

(o)have since their formation, filed, and will continue to file, all such separate tax returns with respect to an Issuer Party (or consolidated tax returns for two or more Issuer Parties, if applicable) that are required under applicable law;

(p)have not sought, acquiesced in, or suffered or permitted, and will not seek, acquiesce in, or suffer or permit, their liquidation, dissolution or winding up, in whole or in part;

(q)except as otherwise permitted in the Transaction Documents, will not enter into any transaction of merger or consolidation, sell all or substantially all of their assets or acquire by purchase or otherwise all or substantially all of the business or assets (unless in the case of an asset acquisition, all such assets consist of Tenant Site Assets and Related Property or an entity, substantially all the assets of which consist of Tenant Site Assets and Related Property) of or any stock or beneficial ownership of, any Person;

(r)since their formation, have not commingled or permitted to be commingled, and will not commingle or permit to be commingled, their funds or other assets with those of any other Person (other than, with respect to the Issuer Parties, each other Issuer Party, or as may be held by Manager, as agent, for each Asset Entity pursuant to the terms of the Management Agreement);

(s)since their formation, have and will maintain their assets in such a manner that it is not costly or difficult to segregate, ascertain or identify their individual assets from those of any Related Party;

(t)do not and will not hold themselves out to have guaranteed or otherwise be responsible for the debts or obligations of any other Person (other than any obligations of another Issuer Party, including the Obligations);

(u)since their formation, have not guaranteed or otherwise become liable in connection with any obligation of any other Person (other than the other Issuer Parties) that remains outstanding, and will not guarantee or otherwise become liable on or in connection with any obligation (other than the Obligations) of any other Person (other than the other Issuer Parties) that remains outstanding;

(v)have not pledged its assets to secure obligations of any other Person (other than the other Issuer Parties) and will not pledge its assets to secure obligations of any other Person (other than the other Issuer Parties);

(w)since their formation, have not held, and, except for funds deposited into the Accounts in accordance with the Transaction Documents, shall not hold, title to their assets other than solely in their names;

(x)since their formation, have conducted, and will continue to conduct, their businesses solely in their own names;

(y)have observed, and will continue to observe, all limited liability company formalities; and

(z)since the Initial Closing Date, have not formed, acquired or held any subsidiary (other than another Issuer Party) and will not form, acquire or hold any subsidiary (other than another Issuer Party).

Section 8.02Applicable to the Issuer and the Guarantor.  In addition to its respective obligations under Section 8.01, and without limiting the provisions of Section 7.20, the Issuer and the Guarantor hereby represent, warrant and covenant as of the Closing Date and until such time as all Obligations are paid in full:

(a)The Issuer and the Guarantor shall not, and the Issuer shall not in its capacity as the sole member of any Asset Entity, permit such Asset Entity to, without the prior unanimous written consent of the board of directors of the Issuer or the Guarantor, as the case may be, including the independent directors of such board, institute proceedings for any of themselves to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against themselves; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for themselves or a substantial part of their property; make or consent to any assignment for the benefit of creditors; or admit in writing their inability to pay their debts generally as they become due;

(b)Each of the Issuer and the Guarantor have and at all times shall maintain at least two (2) independent directors on its board of directors, who shall be selected by the Member of the Issuer or the Guarantor, as the case may be.

ARTICLE IX

SATISFACTION AND DISCHARGE

Section 9.01Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to any Notes of a particular Series except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or wrongfully taken Notes of a particular Series, (iii) rights of Noteholders  of a particular Series to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 11.02 and the obligations of the Indenture Trustee under Section 9.02), and (v) the rights of Noteholders of a particular Series as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments, to be prepared by the Issuer or its counsel, acknowledging satisfaction and discharge of this Indenture with respect to the Notes of a particular Series, when:

(A)either of

(1)all Notes of such Series theretofore authenticated and delivered (other than (i) Notes of a particular Series that have been mutilated, destroyed, lost or wrongfully taken and that have been replaced or paid as provided in Section 2.04 and (ii) Notes of a particular Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.22) have been delivered to the Indenture Trustee for cancellation; or

(2)all Notes of such Series not theretofore delivered to the Indenture Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the date of such deposit;

(B)the Issuer has paid or caused to be paid all Obligations and other sums due and payable hereunder by the Issuer in respect of such Series; and

(C)the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 15.01 and, subject to Section 15.02, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture with respect to such Series have been complied with.

Section 9.02Application of Trust Money.  With respect to such Series, all monies deposited with the Indenture Trustee pursuant to Section 9.01 shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of the Notes of such Series and this Indenture, to the payment through the Paying Agent to the Holders of the particular Notes of such Series for the payment of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for the Note Principal Balance of such Notes and interest but such monies need not be segregated from other funds except to the extent required in this Indenture or required by law.

Section 9.03Repayment of Monies Held by Paying Agent.  With respect to each Series, in connection with the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 7.22 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01Events of Default.  Subject to the standard of care set forth in Section 11.01(a), which standard may require the Indenture Trustee to act, any rights or remedies granted to the Indenture Trustee under this Article X or elsewhere in this Indenture and other Transaction Documents, upon the occurrence of an Event of Default are hereby expressly delegated to and assumed by the Servicer, who shall act on behalf of the Indenture Trustee with respect to all enforcement matters relating to any such Event of Default, including the right to institute and prosecute any Proceeding on behalf of the Indenture Trustee and Noteholders and direct the application of monies held by the Indenture Trustee (to the extent the Indenture Trustee has the discretion hereunder to apply such monies as it deems necessary or appropriate); provided, however, that such delegation of authority shall not apply to any matters relating to the Controlling Class Representative set forth in Section 10.05.  “Event of Default,” wherever used in this Indenture or in any Indenture Supplement, shall mean the occurrence or existence of any one or more of the following:

(a)Principal and Interest.  Failure of the Issuer to make any payment of interest or principal due on the Notes on any Payment Date (it being understood that the failure of the Issuer (i) to pay Post-ARD Additional Interest on any Payment Date for which funds are not available in accordance with Section 5.01(a)(xii), (ii) to pay Prepayment Consideration on any Payment Date for which funds are not available in accordance with Section 5.01(a)(xiii) or (iii) to pay any Monthly Amortization Amounts or Additional Principal Payment Amounts for which funds are not available in accordance with Section 5.01(a)(ix) shall not constitute an Event of Default);

(b)Other Monetary Default.  Any monetary default by the Guarantor or the Obligors under any Transaction Document (other than the Indenture) which monetary default continues beyond the applicable cure period set forth in the corresponding Transaction Document, or if no cure period is set forth in such Transaction Document, which default continues unremedied for a period of five (5) Business Days after receipt by the Issuer of written notice from the Indenture Trustee or the Servicer (with a copy to the Indenture Trustee) of such default requiring such default to be remedied;

(c)Other Defaults Under Indenture.  Any material default by the Obligors in the observance and performance of or compliance with any covenant or agreement contained in this Indenture (other than as provided in Section 10.01(a)), or any material breach of any other representation or warranty of the Obligors contained herein, which default or breach shall continue unremedied for a period of thirty (30) days after (x) receipt by the Issuer of written notice from the Indenture Trustee or the Servicer (with a copy to the Indenture Trustee) of such default requiring such default to be remedied or (y) the Manager has become aware of such default or breach; provided, however, that if (i) the default or breach is reasonably susceptible of cure but not within such period of thirty (30) days, (ii) the Obligors have commenced the cure within such thirty (30) day period and have pursued such cure diligently, and (iii) the Obligors deliver to the Indenture Trustee and the Servicer promptly following written demand (which demand may be made from time to time by the Indenture Trustee or the Servicer) evidence reasonably satisfactory to the Indenture Trustee and the Servicer of the foregoing, then such period shall be extended for so long as is reasonably necessary for the Obligors in the exercise of due diligence to cure such default or breach, but in no event beyond one hundred twenty (120) days after the original notice of default or breach; provided that the Obligors continue to diligently and continuously pursue such cure;

(d)Non-Monetary Defaults Under Transaction Documents.  Any material default by the Guarantor or an Obligor in the observance and performance of or compliance with any non-monetary covenant or agreement contained in any Transaction Document other than this Indenture, or any material breach of any representation or warranty of the Guarantor or an Obligor contained therein, and which default or breach shall continue unremedied for a period of thirty (30) days after receipt by the Issuer of written notice from the Indenture Trustee or the Servicer (with a copy to the Indenture Trustee) of such default or breach requiring such default to be remedied; provided, however, that if (i) the default or breach is capable of cure but not within such period of thirty (30) days, (ii) the defaulting or breaching party has commenced the cure within such thirty (30) day period and has pursued such cure diligently, and (iii) the defaulting or breaching party delivers to the Indenture Trustee and the Servicer promptly following written demand (which demand may be made from time to time by the Indenture Trustee or the Servicer) evidence reasonably satisfactory to the Indenture Trustee and the Servicer of the foregoing, then such period shall be extended for so long as is reasonably necessary for the defaulting or breaching party in the exercise of due diligence to cure such default or breach, but in no event beyond one hundred twenty (120) days after the original notice of default or breach; provided that the defaulting or breaching party continues to diligently and continuously pursue such cure;

(e)Other Agreement Events of Default.  The occurrence or existence of a material “event of default” (if any) by the Guarantor or an Obligor under any other Transaction Document;

(f)Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court enters a decree or order for relief with respect to any of the Obligors or the Guarantor in an Involuntary Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law unless dismissed within ninety (90) days; (ii) the occurrence and continuance of any of the following events for ninety (90) days unless dismissed or discharged within such time: (x) an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, is commenced, in which any of the Obligors or the Guarantor is a debtor or any portion of the Tenant Site Assets is property of the estate therein, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any of the Obligors or the Guarantor, over all or a substantial part of its or their property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of the Guarantor or any of its direct or indirect subsidiaries, as applicable, for all or a substantial part of the property of such Person;

(g)Voluntary Bankruptcy; Appointment of Receiver, etc.   (i) An order for relief is entered with respect to the Issuer, the Guarantor or any of the direct or indirect subsidiaries of the Issuer, or the Issuer, the Guarantor or any of the direct or indirect subsidiaries of the Issuer commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for the Issuer, the Guarantor or any of the direct or indirect subsidiaries of the Issuer, for all or a substantial part of the property of the Guarantor or any of its direct or indirect subsidiaries; (ii) the Issuer, the Guarantor or any of the direct or indirect subsidiaries of the Issuer makes any assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of Issuer, the Guarantor or any of the direct or indirect subsidiaries of the Issuer adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 10.01(g);

(h)Bankruptcy Involving Equity Interests or Tenant Site Assets.  Other than as described in either of Sections 10.01(f) or 10.01(g), all or any portion of the Collateral becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within ninety (90) days following its occurrence);

(i)Solvency.  Any Obligor or Guarantor ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due.

(j)Transfer Restrictions.

(a)Parent shall cease to own, directly or indirectly, at least a majority of the ownership interests in the Guarantor or an Obligor (except in connection with the disposition of an Asset Entity otherwise permitted hereunder) unless, in connection with a transfer or a series of transfers that result in the proposed transferee, together with affiliates of such transferee, owning in the aggregate (directly or indirectly) more than 49% of the economic and beneficial interests in the Guarantor (where, prior to such transfer, such proposed transferee and its affiliates owned in the aggregate (directly or indirectly) 49% or less of such interests in the Guarantor), the Indenture Trustee shall have received, prior to such transfer, a legal non-consolidation opinion that is consistent with such opinion provided on the Initial Closing Date taking into account such transfer; or

(b)Guarantor shall cease to own, directly or indirectly, 100% of the limited liability interests in the Issuer, or the Issuer shall cease to own, directly or indirectly, 100% of the limited liability company or other ownership interests in any Asset Entity.

If more than one of the foregoing paragraphs shall describe the same condition or event, then the Indenture Trustee shall have the right to select which paragraph or paragraphs shall apply.  In any such case, the Indenture Trustee shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

(k)Notwithstanding anything herein to the contrary, any default under any Deed of Trust as a result of a breach of a covenant, representation or warranty thereunder shall not be treated as having occurred thereunder unless such breach of a covenant, representation or warranty also constitutes a breach by the mortgagor of a covenant, representation or warranty under this Indenture.

Section 10.02Acceleration and Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Indenture Trustee may, in its own discretion, and will, at the direction of the Noteholders representing more than 50% of the aggregate Outstanding Class Principal Balance of all Classes of Notes, declare all of the Notes immediately due and payable, by written notice to the Issuer.  Upon any such declaration, or automatically upon the occurrence of an Event of Default of the types specified in Section 10.01(f) through 10.01(h), the aggregate Outstanding Class Principal Balances of all Classes of Notes together with accrued and unpaid interest thereon through the date of acceleration, any applicable Prepayment Consideration and all other Obligations shall become immediately due and payable, subject to the provisions of Section 15.16.

(a)At any time after a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee as hereinafter provided in this Section 10.02, Noteholders representing more than 50% of the aggregate Outstanding Class Principal Balance of all Classes of Notes may, with written notice to the Issuer and the Indenture Trustee, rescind and annul such declaration and its consequences; provided, however, such rescission or annulment shall be effective only if:

(i)the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)all payments of the principal of and interest on all Notes and all other Obligations that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred;

(B)all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 11.05 shall have been paid in full; and

(ii)all Events of Default, other than the nonpayment of the principal and interest of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 10.15.

(b)Upon the occurrence and during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge, all or any one or more of the rights, powers, privileges and other remedies available to the Indenture Trustee against the Obligors (or the Guarantor) under this Indenture or any of the other Transaction Documents, or at law or in equity, may be exercised by the Indenture Trustee at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Indenture Trustee shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Transaction Documents with respect to the Tenant Site Assets, Tenant Leases or the other Collateral and the proceeds from any of the foregoing.  Any such actions taken by the Indenture Trustee shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Indenture Trustee may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Indenture Trustee permitted by law, equity or contract or as set forth herein or in the other Transaction Documents.  Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, the Indenture Trustee shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to the Indenture Trustee shall remain in full force and effect until the Indenture Trustee has exhausted all of its remedies against each Tenant Site Asset, Tenant Leases and the other Collateral and the proceeds from any of the foregoing or the Obligations have been paid in full.

(c)Following and during the continuation of an Event of Default, the Indenture Trustee (or Servicer on its behalf) shall have the right from time to time to partially foreclose the Deeds of Trust in any manner and for any amounts secured by the Deeds of Trust then due and payable as determined by the Indenture Trustee (or Servicer on its behalf) in its sole discretion including the following circumstances: (i) in the event the Issuer defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, the Indenture Trustee (or Servicer on its behalf) may foreclose the Deeds of Trust to recover such delinquent payments, or (ii) in the event the Indenture Trustee elects to accelerate less than the entire Outstanding Class Principal Balance of any Class of Notes, the Indenture Trustee (or Servicer on its behalf) may foreclose the Deeds of Trust or any of them to recover so much of the principal balance of the Notes as the Indenture Trustee may accelerate and such other sums secured by the Deeds of Trust as the Indenture Trustee (or Servicer on its behalf) may elect. Notwithstanding one or more partial foreclosures, the Tenant Site Assets shall remain subject to the Deeds of Trust to secure payment of sums secured by the Deeds of Trust and not previously recovered.

(d)Any amounts recovered with respect to the Collateral and the proceeds from any of the foregoing for the Notes and other Obligations after an Event of Default shall be applied by the Indenture Trustee after payment of any fees, costs, indemnities and expenses incurred by or due and owing to the Indenture Trustee, the Servicer and the Backup Manager, in accordance with the priorities set forth in Article V of this Indenture.

(e)The rights and remedies set forth in this Section 10.02 are in addition to, and not in limitation of, any other right or remedy provided for in this Indenture or any other Transaction Document including the rights and remedies provided for in Section 10.08.

Notwithstanding anything contained herein to the contrary, in no event shall the Indenture Trustee be liable or responsible for the supervision of or for the acts or omissions of the Servicer taken or omitted to be taken in connection with this Article X.

Section 10.03Performance by the Indenture Trustee.  Upon the occurrence and during the continuance of an Event of Default, if any of the Asset Entities, the Issuer, the Guarantor or the Manager shall fail to perform, or cause to be performed, any material covenant, duty or agreement contained in any of the Transaction Documents (subject to applicable notice and cure periods), the Indenture Trustee may, but shall have no obligation to, perform such covenant, duty or agreement on behalf of such Asset Entity, the Issuer, the Guarantor or the Manager including making protective advances on behalf of any Asset Entities, or, in its sole discretion, causing the obligations of the Obligors to be satisfied with the proceeds of any

Reserve.  In such event, the Issuer shall, at the request of the Indenture Trustee, promptly pay to the Indenture Trustee, or reimburse, as applicable, any of the Reserves and any actual amount reasonably expended or disbursed by the Indenture Trustee in such performance or attempted performance, together with interest thereon (including reimbursement of any applicable Reserves), from the date of such expenditure or disbursement, until paid.  Any amounts advanced or expended by the Indenture Trustee to perform or attempt to perform any such matter shall be added to and included within the Obligations and shall be secured by all of the Collateral securing the Notes.  Notwithstanding the foregoing, it is expressly agreed that neither the Indenture Trustee nor the Servicer shall have any liability or responsibility for the performance of any obligation of the Asset Entities, the Issuer, the Guarantor or the Manager under this Indenture or any other Transaction Document, and it is further expressly agreed that no such performance by the Indenture Trustee shall cure any Event of Default hereunder.

Section 10.04Evidence of Compliance.  Promptly following request by the Indenture Trustee, the Issuer shall, or shall cause each Asset Entity, the Guarantor or the Manager to, provide such documents and instruments as shall be reasonably satisfactory to the Indenture Trustee to evidence compliance with any material provision of the Transaction Documents applicable to such entities.

Section 10.05Controlling Class Representative.

(a)The Noteholders (or, in the case of Book-Entry Notes, the Outstanding Note Owners) of the Controlling Class whose Notes represent more than 50% of the related Outstanding Class Principal Balance shall be entitled to select a representative (the “Controlling Class Representative”) having the rights and powers specified in the Servicing Agreement and this Indenture (including those specified in Section 10.06) or to replace an existing Controlling Class Representative.  Upon (i) the receipt by the Indenture Trustee of written requests for the selection of a Controlling Class Representative from the Noteholders (or, in the case of Book-Entry Notes, the Note Owners) representing more than 50% of the Outstanding Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Indenture Trustee that the Controlling Class has changed, the Indenture Trustee shall promptly notify the Issuer, Servicer and the Noteholders (and, in the case of Book-Entry Notes, to the extent actually known to a Responsible Officer of the Indenture Trustee or identified thereto by the Depositary, at the expense of the Noteholder or Note Owner requesting information with respect to clause (i) and clause (iii) above if the Depositary charges a fee for such identification, the Note Owners) of the Controlling Class that they may select a Controlling Class Representative.  Such notice shall set forth the process established by the Indenture Trustee for selecting a Controlling Class Representative.  No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Indenture Trustee with written confirmation of its acceptance of such appointment, that it will keep confidential all information received by it as Controlling Class Representative hereunder or otherwise with respect to the Notes, the Tenant Site Assets or the Servicing Agreement, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to the Servicing Agreement may deal (including their names, titles, work addresses and facsimile numbers).  No Affiliate of the Issuer may act as, or vote its Notes in the selection of, the Controlling Class Representative.

(b)Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Notes) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall deliver to the Noteholders or Note Owners, as applicable, of the Controlling Class and the Servicer a notice setting forth the identity of the new Controlling Class Representative and a list of each Noteholder (or, in the case of Book-Entry Notes, to the extent actually known to a Responsible Officer of the Indenture Trustee or identified thereto by the Depositary or the DTC Participants, each Note Owner) of the Controlling Class, including, in each case, names and addresses.  With respect to such information, the Indenture Trustee shall be entitled to rely conclusively on information provided to it by the Noteholders (or, in the case of Book-Entry Notes, subject to Section 2.06, by the Depositary or the Note Owners) of such Notes, and the Servicer shall be entitled to rely on such information provided by the Indenture Trustee with respect to any obligation or right hereunder that the Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders (or, if applicable, Note Owners) of the Controlling Class.  In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Indenture Trustee shall notify the parties to this Indenture of such event.

(c)A Controlling Class Representative may at any time resign as such by giving written notice to the Indenture Trustee, the Servicer and to each Noteholder (or, in the case of Book-Entry Notes, each Note Owner) of the Controlling Class.  The Noteholders (or, in the case of Book-Entry Notes, the Note Owners) of the Controlling Class whose Notes represent more than 50% of the Outstanding Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Indenture Trustee, the Servicer and to such existing Controlling Class Representative.

(d)Once a Controlling Class Representative has been selected pursuant to this Section 10.05, each of the parties to the Servicing Agreement and each Noteholder (or Note Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Noteholders (or, in the case of Book-Entry Notes, the Note Owners) of the Controlling Class whose Notes represent more than 50% of the Outstanding Class Principal Balance of the Controlling Class, or such Controlling Class Representative, as applicable, shall have notified the Indenture Trustee and each other party to the Servicing Agreement and each Noteholder (or, in the case of Book-Entry Notes, Note Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

(e)Any and all expenses of the Controlling Class Representative shall be borne by the Noteholders (or, if applicable, the Note Owners) of the Controlling Class, pro rata according to their respective Percentage Interests in such Class.  Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by an Obligor with respect to the Servicing Agreement or the Notes, the Controlling Class Representative shall immediately notify the Indenture Trustee and the Servicer, whereupon (if the Servicer or the Indenture Trustee is also a named party to the same action and, in the sole judgment of the Servicer, (i) the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct, with regard to the particular matter at issue, and (ii) there is no potential for the Servicer or the Indenture Trustee to be an adverse party in such action as regards the Controlling

Class Representative) the Servicer on behalf of the Indenture Trustee and for the benefit of the Noteholders shall, subject to the Servicing Agreement, assume the defense of any such claim against the Controlling Class Representative (with any costs incurred in connection therewith being deemed to be reimbursable Additional Issuer Expenses).

Section 10.06Certain Rights and Powers of the Controlling Class Representative.

(a)At any time that the Servicer proposes to direct the Indenture Trustee to transfer the ownership of a Tenant Site Asset or the ownership of the direct or indirect equity interests of any of the Obligors, the Controlling Class Representative shall be entitled to advise the Servicer with respect to such transfer, and notwithstanding anything in any other Section of this Indenture to the contrary, but in all cases subject to Section 10.06(b), the Servicer shall not be permitted to take such action if the Controlling Class Representative has objected in writing within ten (10) Business Days of having been notified thereof and having been provided with information with respect thereto reasonably requested no later than the fifth (5th) Business Day after notice thereof; provided that if such written objection has not been received by the Servicer within such ten (10) Business Day period, then the Controlling Class Representative’s approval will be deemed to have been given.

If the Controlling Class Representative affirmatively approves or is deemed to have approved in writing such a request, the Servicer shall implement the action for which approval was sought.  If the Controlling Class Representative disapproves of such a request within the ten (10) Business Day period referred to in the preceding paragraph, the Servicer must (unless it withdraws the request) revise the request and deliver to the Controlling Class Representative a revised request promptly and in any event within thirty (30) days after such disapproval.  The Servicer shall be required to implement the action for which approval was most recently requested (unless such request was withdrawn by the Servicer) upon the earlier of (x) the failure of the Controlling Class Representative to disapprove a request within ten (10) Business Days after its receipt thereof and (y) (1) the passage of sixty (60) days following the Servicer’s delivery of its initial request to the Controlling Class Representative and (2) the determination by the Servicer in its reasonable good faith judgment that the failure to implement the most recently requested action would violate the Servicer’s obligation to act in accordance with the Servicing Standard.

(b)Notwithstanding anything herein to the contrary, (i) the Servicer shall not have any right or obligation to consult with or to seek or obtain consent or approval from any Controlling Class Representative prior to acting, and provisions of the Servicing Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following such resignation or removal until a replacement is selected and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 10.06(a), may (A) require or cause the Servicer to violate applicable law, the terms of the Notes or Transaction Documents or any other Section of the Servicing Agreement, including the Servicer’s obligation to act in accordance with the Servicing Standard, (B) expose the Servicer or the Indenture Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, or the Indenture Trustee, to any material claim, suit or liability, or (C) materially expand the scope of the Servicer’s responsibilities under the Servicing Agreement.  In addition, the Controlling Class Representative may not prevent the Servicer from transferring the ownership of a Tenant Site Asset or the ownership of any of the direct or indirect equity interests of any of the Obligors (including by way of foreclosure on the direct or indirect equity interests of the Obligors) if any Advance is outstanding and the Servicer determines in accordance with the Servicing Standard that such foreclosure would be in the best interest of the Noteholders (taken as a whole).

The Controlling Class Representative shall have no liability to the Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative shall not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of obligations or duties under the Servicing Agreement.  Each Noteholder and Note Owner acknowledges and agrees, by its acceptance of its Notes or interest therein, that the Controlling Class Representative may have special relationships and interests that conflict with those of Noteholders and Note Owners of one or more Classes of Notes, that the Controlling Class Representative may act solely in the interests of the Noteholders and Note Owners of the Controlling Class, that the Controlling Class Representative does not have any duties to the Noteholders and Note Owners of any Class of Notes other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the Noteholders and Note Owners of the Controlling Class over the interests of the Noteholders and Note Owners of one or more other Classes of Notes, that the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

Section 10.07Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)Subject to the provisions of Section 10.02, the Issuer covenants that if there is an Event of Default described in Section 10.01(a), the Issuer shall pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for the aggregate Outstanding Class Principal Balance of all Classes of Notes and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the relevant Notes and in addition thereto all other Obligations, including such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and other amounts due and owing to the Indenture Trustee pursuant to Section 11.05.

(b)Subject to the provisions of Section 10.02 and Section 15.16, in case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes wherever situated, the monies adjudged or decreed to be payable.

(c)Subject to the provisions of Section 15.16, if an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 10.08, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or any Indenture Supplement or in aid of the exercise of any power granted in this Indenture or any Indenture Supplement, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or any Indenture Supplement or by law.

(d)In case there shall be pending, relative to the Issuer or any other obligor upon the Notes, proceedings under any applicable federal, state or foreign bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or their property or such other obligor, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the Outstanding Class Principal Balance shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)to file and prove a claim or claims for the whole amount of the principal and interest owing and unpaid in respect of Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 11.05 and all other amounts due and owing to the Servicer under the Servicing Agreement) and of the Noteholders allowed in such Proceedings;

(ii)unless prohibited by applicable law and regulations, to vote on behalf and at the direction of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)to collect and receive any monies or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, their creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 11.05 and all other amounts due and owing to the Servicer under the Servicing Agreement.

(e)Nothing contained in this Indenture or in any Indenture Supplement shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any such Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person and be a member of a creditors’ or other similar committee.

(f)Subject to the provisions of Section 15.16, all rights of action and of asserting claims under this Indenture or in any Indenture Supplement, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements, advances, amounts owed to and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Noteholders.

(g)In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture or any Indenture Supplement to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 10.08Remedies.  If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 10.02, Section 10.09, and Section 15.16):

(i)institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture, any Indenture Supplement or any other Transaction Document with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes, this Indenture, any Indenture Supplement or any other Transaction Document monies adjudged due;

(ii)institute Proceedings from time to time for the complete or partial foreclosure of this Indenture or any Indenture Supplement with respect to the Trust Estate;

(iii)exercise any and all rights and remedies of a secured party under applicable law of any relevant jurisdiction or in equity and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

(iv)sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

(v)without notice to the Issuer, except as required by law and as otherwise provided in this Indenture, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof; and

(vi)demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as the Indenture Trustee may determine in its sole discretion.

Section 10.09Optional Preservation of the Trust Estate.  If the Notes have been declared to be due and payable under Section 10.02 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, with the consent of Noteholders representing more than 50% of the aggregate Outstanding Class Principal Balance of all Classes of Notes, elect to maintain possession of the Trust Estate and apply proceeds as if there had been no declaration of acceleration.  It is the desire of the Issuer and the Noteholders that there be at all times sufficient funds for the payment of all Outstanding Obligations, including the Outstanding Class Principal Balance of and interest on all Classes of Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate.  In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, at the Issuer’s expense, but need not, obtain and shall be protected in relying upon an opinion of an Independent investment banking or accounting firm of international reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 10.10Limitation of Suits.  Subject to the provisions of Section 15.16, no Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or any Indenture Supplement or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)Noteholders by an Affirmative Direction have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)such Holder or Holders has offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d)the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e)no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by Noteholders representing more than 50% of the aggregate Outstanding Class Principal Balance of all Classes of Notes.

It is understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or any Indenture Supplement to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture or any Indenture Supplement, except in the manner provided in this Indenture.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the aggregate Outstanding Class Principal Balance of all Classes of Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture or any Indenture Supplement.  Notwithstanding any provision of this Section 10.10, the Indenture Trustee shall not take any action or permit any action to be taken that is inconsistent with Section 15.16.

Section 10.11Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture or any Indenture Supplement but subject to the provisions of Article V, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture or any Indenture Supplement, and such right shall not be impaired without the consent of such Holder.

Section 10.12Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture or any Indenture Supplement and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 10.13Rights and Remedies Cumulative.  Except as provided herein, no right or remedy conferred in this Indenture, in any Indenture Supplement or in any other Transaction Document upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder, in any Indenture Supplement or in any other Transaction Document or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, in any Indenture Supplement, or in any other Transaction Document or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 10.14Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or any acquiescence therein.  Every right and remedy given by this Article X or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 10.15Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 10.02 as may be modified by any Indenture Supplement, Noteholders representing more than 50% of the aggregate Outstanding Class Principal Balance of all Classes of Notes may waive any past Default or Event of Default and its consequences except (i) a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be amended, supplemented or modified without the consent of each Noteholder and (ii) before any such waiver may be effective, the Indenture Trustee and the Servicer must receive any reimbursement then due or payable in respect of unreimbursed Advances (including Advance Interest thereon) or any other amounts then due to the Servicer or the Indenture Trustee hereunder or under the other Transaction Documents (including outstanding Advances, Advance Interest, unpaid Additional Issuer Expenses, and all unpaid fees, expenses, and indemnification due to the Servicer and the Indenture Trustee hereunder and under the other Transaction Documents).  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture or any Indenture Supplement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 10.16Undertaking for Costs.  All parties to this Indenture or any Indenture Supplement agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any Indenture Supplement, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant (other than the Issuer) in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant (other than the Issuer) in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant (other than the Issuer); but the provisions of this Section 10.16 as may be modified by any Indenture Supplement shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, representing more than 10% of the aggregate Outstanding Class Principal Balance of all Classes of Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of the principal balance of any Note or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture or any Indenture Supplement.

Section 10.17Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, any Indenture Supplement or any Transaction Document; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that they shall not hinder, delay or impede the execution of any power granted in this Indenture to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 10.18Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture, any Indenture Supplement or any Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture, any Indenture Supplement or any Transaction Document.  No rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the Assets of the Issuer.

Section 10.19Waiver.  The Issuer hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice (except as required by this Indenture and the other Transaction Documents) of any kind in connection with this Indenture or the Collateral.  The Issuer acknowledges and agrees that ten (10) days prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to the Issuer within the meaning of the UCC (to the extent that the UCC is applicable).

ARTICLE XI

THE INDENTURE TRUSTEE

Section 11.01Duties of Indenture Trustee.

(a)The Indenture Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  If an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge occurs and is continuing, the Indenture Trustee (or the Servicer on its behalf) shall exercise such of the rights and powers vested in it by this Indenture, any Indenture Supplement and any other Transaction Document, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.  Any permissive right of the Indenture Trustee contained in this Indenture, any Indenture Supplement and any other Transaction Document shall not be construed as a duty.  The Indenture Trustee shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Indenture Trustee.

(b)Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, any Indenture Supplement and any other Transaction Document, the Indenture Trustee shall examine them to determine whether they conform on their face to the requirements of this Indenture, any Indenture Supplement or any other Transaction Document.  If any such instrument is found not to conform on its face to the requirements of this Indenture, any Indenture Supplement, or any other Transaction Document in a material manner, the Indenture Trustee shall notify the person who provided such instrument and request that such person correct such instrument.  The Indenture Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Issuer, the Asset Entities, the Manager, the Servicer, any actual or prospective Noteholder or Note Owner or any Rating Agency, and accepted by the Indenture Trustee in good faith, pursuant to this Indenture and any Indenture Supplement. The Indenture Trustee shall not be responsible for recomputing, recalculating or verifying any information provided by the Servicer or Manager pertaining to any report, distribution statement or officer’s certificate.

(c)No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)Prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge, and after the curing or waiving of all Events of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture or any Indenture Supplement and no implied covenants or obligations shall be read into this Indenture or any Indenture Supplement against the Indenture Trustee.

(ii)In the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Indenture Supplement.

(iii)The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Indenture Trustee unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

(iv)The Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by the Indenture Trustee, in good faith in accordance with this Indenture or the direction of Noteholders entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

(v)The Indenture Trustee shall not be required to take notice or be deemed to have notice or be deemed to have notice or knowledge of any Event of Default, Servicer Termination Event or other information unless either (1) a Responsible Officer shall have actual knowledge of such Event of Default, Servicer Termination Event or other information or (2) written notice of such Event of Default, Servicer Termination Event or other information referring to the Notes, this Indenture and any Indenture Supplement shall have been received by a Responsible Officer in accordance with the provisions of this Indenture and any Indenture Supplement. In the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no Event of Default or Servicer Termination Event.

(vi)Subject to the other provisions of this Indenture, and without limiting the generality of this Section 11.01, the Indenture Trustee shall not have any duty, except if applicable, in its capacity as successor servicer or successor manager under the Servicing Agreement and the Management Agreement, respectively, (A) to cause any recording, filing, or depositing of this Indenture or any Indenture Supplement or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to or cause the maintenance of any insurance, (C) to confirm or verify the truth, accuracy or contents of any reports, resolutions, certificates, statements, instruments, opinions, notices, requests, consents, orders, approvals or other documentation of the Issuer, the Asset Entities, the Manager, the Servicer, any Noteholder or Note Owner or any Rating Agency, delivered to the Indenture Trustee pursuant to this Indenture reasonably believed by the Indenture Trustee to be genuine, absent manifest error, and to have been signed or presented by the proper party or parties (provided, however, the Indenture Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and any Asset Entity personally or by agent or attorney), and (D) to see to the payment of any assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral other than from funds available in the Collection Account (provided that such assessment, charge, lien or encumbrance did not arise out of the Indenture Trustee’s willful misfeasance, bad faith or negligence).

(vii)None of the provisions contained in this Indenture or any Indenture Supplement shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement except during such time, if any, as the Indenture Trustee shall be successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture and the Servicing Agreement.

(viii)The rights, protections, immunities and indemnities given to the Indenture Trustee hereunder are extended to and shall be enforceable by WTNA in each of its capacities hereunder and in each other Transaction Document and to each agent, custodian and other Person employed to act hereunder and in each other Transaction Document.

(ix)If the same Person is acting in as Indenture Trustee and Note Registrar, then any notices required to be given by such Person in one such capacity shall be deemed to have been timely given to itself in any other such capacity.

(d)The Indenture Trustee is hereby directed to execute and deliver the Account Control Agreement and the other Transaction Documents to which it is a party including, for the avoidance of doubt, any Deed of Trust required to be executed by the Indenture Trustee.

(e)The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law, this Indenture or any Indenture Supplement.

(g)Every provision in this Indenture and any Indenture Supplement that in any way relates to the Indenture Trustee is subject to paragraphs (a) through (f) of this Section 11.01.

Section 11.02Certain Matters Affecting the Indenture Trustee.  Except as otherwise provided in Section 11.01:

(i)the Indenture Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine, absent manifest error, and to have been signed or presented by the proper party or parties;

(ii)the Indenture Trustee may consult with counsel and any advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(iii)the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or any Indenture Supplement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, unless such Noteholders shall have provided to the Indenture Trustee security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby reasonably satisfactory to the Indenture Trustee, in its sole discretion; the Indenture Trustee shall not be required to expend or risk its own funds (except to pay overhead expenses, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses) or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge which has not been waived or cured, to exercise such of the rights and powers vested in it by this Indenture or any Indenture Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(iv)the Indenture Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any Indenture Supplement;

(v)prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Notes entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require an indemnity satisfactory to the Indenture Trustee, in its sole discretion, against such cost, expense or liability as a condition to taking any such action;

(vi)the Indenture Trustee may execute any of the trusts or powers vested in it by this Indenture or any Indenture Supplement and may perform any its duties hereunder, either directly or by or through agents, attorneys, nominees or custodians, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, nominee or custodian appointed by the Indenture Trustee with due care; provided that the use of agents, attorneys, nominees or custodians shall not be deemed to relieve the Indenture Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

(vii)the Indenture Trustee shall not be responsible for any act or omission of the Servicer (unless, in the case of the Indenture Trustee, it is acting as Servicer), the Manager or any other Person (other than the Indenture Trustee in each of its roles hereunder and in the other Transaction Documents, including, without limitation, as Securities Intermediary under the Cash Management Agreement and as Backup Manager under the Backup Management Agreement);

(viii)the Indenture Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article II under this Indenture or under applicable law with respect to any transfer of any

Note or any interest therein, other than to accept delivery of the certification(s) or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Notes in the Note Register and to examine the same to determine substantial compliance with the express requirements of this Indenture; and the Indenture Trustee and the Note Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depositary or between or among DTC Participants or Note Owners of the Notes, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Note Register;

(ix)neither the Indenture Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Indenture or any Indenture Supplement hereto or in connection therewith except to the extent caused by the Indenture Trustee's fraud, negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review;

(x)the Indenture Trustee shall not be liable for any losses on investments except for losses resulting from the failure of the Indenture Trustee to make an investment in accordance with reasonable instructions given in accordance herewith;

(xi)in order to comply with laws, rules, regulation and executive orders in effect from time to time including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee, and accordingly, each of the parties hereto agrees to provide the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with the foregoing;

(xii)the rights, protections, immunities and indemnities afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee under the other Transaction Documents; and

(xiii)whenever in the administration of the provisions of this Indenture or any Indenture Supplement hereto the Indenture Trustee shall deem it necessary (in good faith) that a matter be proved or established as a matter of fact prior to taking or suffering any action or refraining from taking any action, the Indenture Trustee may require a certificate from an Executive Officer of the Issuer.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

Section 11.03Indenture Trustee’s Disclaimer.  The Indenture Trustee (i) shall not be responsible for, and makes no representation, as to the validity or sufficiency of this Indenture, any Indenture Supplement, the Collateral or the Notes and (ii) shall not be accountable for the Issuer’s use of the proceeds from the Notes, or responsible for any statement of the Issuer in this Indenture, any Indenture Supplement or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.

Section 11.04Indenture Trustee May Own Notes.  The Indenture Trustee (in its individual or any other capacity) or any of its respective Affiliates may become the owner or pledgee of Notes with (except as otherwise provided in the definition of “Noteholder”) the same rights it would have if it were not the Indenture Trustee or one of its Affiliates, as the case may be.

Section 11.05Fees and Expenses of Indenture Trustee; Indemnification of the Indenture Trustee.

(a)On each Payment Date, the Indenture Trustee shall withdraw from the Collection Account, prior to any payments to be made therefrom on such date, and (i) reimburse itself expenses incurred and (ii) pay to itself all of the Indenture Trustee Fee and such other fees pursuant to the Indenture Trustee’s fee schedule, earned in respect of the Notes through the end of the then most recently ended Interest Accrual Period as compensation for all services rendered by the Indenture Trustee hereunder, and in accordance with Section 5.01(a). The Indenture Trustee Fee shall be an amount equal to $30,000 per annum payable monthly in arrears.

(b)The Indenture Trustee and any of its affiliates, directors, officers, employees or agents shall be entitled to be indemnified and held harmless out of the funds on deposit in the Accounts for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, reasonable counsel’s fees and expenses, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Indenture, the Notes (unless, in the case of the Indenture Trustee, it incurs any such expense or liability in the capacity of successor servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Servicer in accordance with the Servicing Agreement) or any act or omission of the Indenture Trustee relating to the exercise and performance of any of the rights and duties of the Indenture Trustee hereunder; provided, however, that none of the Indenture Trustee or any of the other above specified Persons shall be entitled to indemnification or reimbursement pursuant to this Section 11.05(b) for any expense that constitutes (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (2) any loss, liability, damage, claim or expense specifically required to be borne thereby pursuant to the terms of this Indenture or (3) any loss, liability, damage, claim or expense incurred by reason of any breach on the part of the Indenture Trustee of any of its representations or warranties contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, such Person’s obligations and duties hereunder.  Without limiting the foregoing, the Issuer agrees to indemnify and hold harmless the Indenture Trustee and its Affiliates from and against any liability (including for taxes, penalties or interest asserted by any taxing jurisdiction) arising from any failure to withhold taxes from amounts payable in respect of payments from the Collection Account.  The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent the Issuer is prejudiced thereby.  The Issuer shall defend the claim and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  To the extent the Indenture Trustee (or the Servicer on its behalf) renders services or incurs expenses after an Event of Default specified in Section 10.01(f) or Section 10.01(g), the compensation for services and expenses incurred by it are intended to constitute expenses of administration under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect.  The Indenture Trustee (for itself and on behalf of the Servicer) shall have a lien on the Collateral, as governed by this Indenture, to secure the obligations of the Issuer under this Section 11.05.

(c)Notwithstanding anything in this Indenture to the contrary, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential damages of any kind whatsoever (including lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)This Section 11.05 shall survive the discharge or termination of this Indenture or the resignation or removal of the Indenture Trustee as regards rights and obligations prior to such discharge, termination, resignation or removal.

Section 11.06Eligibility Requirements for Indenture Trustee.  The Indenture Trustee hereunder shall not be an Affiliate of the Servicer (unless the Indenture Trustee is a successor servicer) or any Asset Entity (unless the Indenture Trustee becomes an Affiliate through any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Transaction Documents) and shall at all times be a corporation, bank, trust company or association that: (i) is organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers; (ii) has a combined capital and surplus of at least $100,000,000; and (iii) is subject to supervision or examination by federal or state authority.  If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  Furthermore, the Indenture Trustee shall at all times maintain (or shall have caused to have been appointed a fiscal agent that at all times maintains) a long-term unsecured debt rating of no less than BBB- from Fitch and Baa3 from Moody’s (or such lower rating with respect to which the Indenture Trustee shall have provided prior written notice to the Rating Agency).  The corporation, bank, trust company or association serving as Indenture Trustee may have normal banking and trust relationships with the Asset Entities, the Servicer and their respective Affiliates but, except to the extent permitted or required by the Servicing Agreement, shall not be an “Affiliate” (as such term is defined in Section III of PTE 2000-58) of the Servicer, any sub-servicer, any Initial Purchaser, the Issuer and the Asset Entities or any “Affiliate” (as such term is defined in Section III of PTE 2000-58) of any such Persons.

Section 11.07Resignation and Removal of Indenture Trustee.

(a)The Indenture Trustee may at any time resign and be discharged from its obligations and duties created hereunder with respect to one or more or all Series of Notes by giving not less than sixty (60) days prior written notice thereof to the other parties to this Indenture, the Servicer and all of the Noteholders.  Upon receiving such notice of resignation, the Issuer shall use its best efforts to promptly appoint a successor indenture trustee meeting the eligibility requirements of Section 11.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Indenture Trustee and to the successor indenture trustee.  A copy of such instrument shall be delivered to the other parties to this Indenture, the Servicer and to the Noteholders by the Issuer.  If no successor indenture trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

(b)If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Issuer, the Manager or the Servicer, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Indenture Trustee’s continuing to act in such capacity would (as confirmed in writing to the Issuer by the Rating Agencies) result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Notes rated by such Rating Agency (or the placing of such Class of Notes on negative credit watch or ratings outlook negative status in contemplation of any such action with respect thereto), then the Issuer, or the Noteholders entitled to more than 50% of the Voting Rights, may remove the Indenture Trustee and appoint a successor indenture trustee by written instrument, in duplicate, which instrument shall be delivered to the Indenture Trustee so removed and to the successor indenture trustee.  A copy of such instrument shall be delivered to the other parties to this Indenture, the Servicer and the Noteholders by the Issuer.

(c)Any resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor indenture trustee as provided in Section 11.08.

Section 11.08Successor Indenture Trustee.

(a)Any successor indenture trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Issuer, the Manager, the Servicer and its predecessor indenture trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become fully vested with all of the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as indenture trustee herein.  The predecessor indenture trustee shall deliver to the successor indenture trustee all documents relating to the Notes held by it hereunder, and the Issuer, the Servicer and the predecessor indenture trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor indenture trustee all such rights, powers, duties and obligations, and to enable the successor indenture trustee to perform its obligations hereunder.

(b)No successor indenture trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor indenture trustee shall be eligible under the provisions of Section 11.06.

(c)Upon acceptance of appointment by a successor indenture trustee as provided in this Section 11.08, such successor indenture trustee shall mail notice of the succession of such indenture trustee hereunder to the Issuer, the Servicer and the Noteholders.

Section 11.09Merger or Consolidation of Indenture Trustee.  Any entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee shall be the successor of the Indenture Trustee hereunder; provided that such entity shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 11.10Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Notes or property securing the same may at the time be located, the Indenture Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as co-indenture trustee or co-indenture trustees, jointly with the Indenture Trustee, or separate indenture trustee or separate indenture trustees, of the Notes, and to vest in such Person or Persons, in such capacity, such title to the Notes, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-indenture trustee or separate indenture trustee hereunder shall be required to meet the terms of eligibility as a successor indenture trustee under Section 11.06, and no notice to holders of Notes of the appointment of co-indenture trustee(s) or separate indenture trustee(s) shall be required under Section 11.08.

(b)In the case of any appointment of a co-indenture trustee or separate indenture trustee pursuant to this Section 11.10, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate indenture trustee or co-indenture trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or when acting as successor servicer under the Servicing Agreement), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate indenture trustee or co-indenture trustee solely at the direction of the Indenture Trustee.

(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate indenture trustees and co-indenture trustees, as effectively as if given to each of them.  Every instrument appointing any separate indenture trustee or co-indenture trustee shall refer to this Indenture and the conditions of this Article XI.  Each separate indenture trustee and co-indenture trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all of the provisions of this Indenture and any Indenture Supplement, specifically including every provision of this Indenture and any Indenture Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture or any Indenture Supplement on its behalf and in its name.  The Indenture Trustee shall not be responsible for any act or inaction of any such trustee or co-trustee.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)The appointment of a co-trustee or separate trustee under this Section 11.10 shall not relieve the Indenture Trustee of its duties and responsibilities hereunder.

Section 11.11Access to Certain Information.

(a)The Indenture Trustee shall afford to the Issuer, any Initial Purchaser, the Servicer, the Controlling Class Representative and each Rating Agency and any banking or insurance regulatory authority that may exercise authority over any Noteholder or Note Owner, access to any documentation regarding the Notes.  Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the Corporate Trust Office; provided, however, that any such examination permitted under this Section 11.11 will be conducted in a manner which does not unreasonably interfere with the Indenture Trustee’s normal operations or customer and employee relations.

(b)The Indenture Trustee shall maintain at its Corporate Trust Office and, upon reasonable prior written request and during normal business hours, shall make available, or cause to be made available, for review by the Issuer, the Rating Agencies, and the Controlling Class Representative originals or copies of the following items (to the extent that such items were prepared by or delivered to the Indenture Trustee): (i) this Indenture, and any applicable Indenture Supplements and any amendments and exhibits hereto or thereto; (ii) the Servicing Agreement, each sub-servicing agreement delivered to the Indenture Trustee since the Closing Date and any amendments and exhibits thereto; (iii) all Indenture Trustee Reports actually delivered or otherwise made available to Noteholders pursuant to Section 11.11(d) since the Closing Date; and (iv) any other information in the possession of the Indenture Trustee that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.  The Indenture Trustee shall provide, or cause to be provided, or make available copies of any and all of the foregoing items to any of the Persons set forth in the previous sentence promptly following request therefor by such Person; provided, however, that except in the case of the Rating Agencies, the Indenture Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

(c)Upon reasonable advance notice and at the expense of the Issuer, Note Owner, Controlling Class Representative or Person identified to the Indenture Trustee as a prospective transferee of a Note or an interest therein (a “Requesting Party”), the Indenture Trustee, subject to the succeeding paragraph, shall make available to such Requesting Party electronic copies of (i) this Indenture; (ii) the Indenture Supplement; (iii) the Cash Management Agreement; (iv) the Management Agreement; (v) the Backup Management Agreement; (vi) the HoldCo Guaranty; (vii) the Servicing Agreement; and (viii) each Indenture Trustee Report delivered to Noteholders, in each case, to the extent delivered to the Indenture Trustee; provided that the Requesting Party furnish to the Indenture Trustee a written certification substantially in the form attached hereto as Exhibit D as to the effect that (x) in the case of a Noteholder, such Person or entity will keep such information confidential (except that any Noteholder may provide any such information obtained by it to any other person or entity that holds or is contemplating the purchase of any Note or interest therein; provided that such other person or entity confirms to such Noteholder in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); (y) in the case of a Note Owner, such person or entity is a beneficial owner of Notes held in book-entry form and will keep such information confidential (except that such Note Owner may provide such information to any other Person or entity that holds or is contemplating the purchase of any Note or interest therein; provided that such other person or entity confirms to such Note Owner in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and (z) in the case of a Person identified to the Indenture Trustee as a prospective transferee of a Note or an interest therein, such person or entity is a bona fide prospective purchaser of a Note or an interest therein, is requesting the information for use in evaluating a possible investment in Notes and will keep such information confidential.

(d)Based solely on information provided in the Manager Reports and Servicing Reports and delivered to the Indenture Trustee, the Indenture Trustee shall prepare and make available on each Payment Date to each Noteholder a statement (“Indenture Trustee Report”) substantially in the form of Exhibit I and specifying the payments made on such Payment Date and shall also make available to any Requesting Party an electronic file detailing information regarding the performance of the Tenant Site Assets and amounts on deposit in, and withdrawn from, each Site Acquisition Account (if any) for the related Collection Period, in each case, to the extent such information is delivered to the Indenture Trustee by the Servicer; provided that the first Indenture Trustee Report delivered after the date hereof will set forth the fair value of the LLC Interest (as determined by the Parent) as of the Closing Date as a percentage of the sum of the fair value of the ABS Interests and as a dollar amount as of the Closing Date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in “Credit Risk Retention” of the Preliminary Offering Memorandum for the Series 2018-1 Notes (as notified to the Trustee by the Issuer). The Indenture Trustee shall make available each Indenture Trustee Report and each Servicing Report delivered by the Servicer and certain other information each month on its website, which will initially be located at www.wilmingtontrustconnect.com. The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the Note Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  The Servicer and the Indenture Trustee are required to recognize as Noteholders only those persons in whose names the Notes are registered on the books and records of the Note Registrar.

(e)The Indenture Trustee shall not be liable for providing or disseminating information in accordance with the terms of this Indenture.

Section 11.12Servicer to Act for Indenture Trustee.  Indenture Trustee hereby grants to the Servicer the power and authority to perform on its behalf the duties, rights and remedies granted to the Indenture Trustee under the Indenture and the other Transaction Documents to the extent such duties, rights and remedies relate to the servicing and administration of the Tenant Site Assets and related Collateral, and the Indenture Trustee shall have no responsibility or liability for the Servicer's exercise of such duties, rights and remedies; provided that such grant shall not obligate the Servicer to perform any such duties, rights and remedies (other than those that the Servicer has expressly agreed to perform pursuant to the Transaction Documents).

ARTICLE XII

NOTEHOLDERS’ LISTS, REPORTS AND MEETINGS

Section 12.01Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer shall cause the Note Registrar to furnish to the Indenture Trustee (a) not more than three (3) Business Days prior to each Payment Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Definitive Notes as of such date and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that the Issuer shall not be required to furnish such list so long as the Indenture Trustee is the Note Registrar.

Section 12.02Preservation of Information.  The Indenture Trustee shall cause the Note Registrar to preserve in as current a form as is reasonably practicable, the names and addresses of Holders of Definitive Notes received by the Note Registrar and the names and addresses of the Holders of Definitive Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 12.01.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 12.01 upon receipt of a new list so furnished.

Section 12.03Fiscal Year.  Unless the Issuer otherwise determines (with the prior written consent of the Servicer), the fiscal year of the Issuer shall correspond to the calendar year.

Section 12.04Voting by Noteholders.

(a)The Voting Rights will be allocated among the respective Classes of Notes according to the ratio of the Class Principal Balance of each Class of Notes to the Class Principal Balance of all Classes of Notes.  Voting Rights allocated to a Class of Notes will be allocated among the Notes of such Class in proportion to the Percentage Interest in such Class evidenced thereby.  Notes held by the Issuer or any of its Affiliates shall be deemed not to be Outstanding in determining Voting Rights; provided that the foregoing restriction will not apply to Voting Rights attributable to any Class of Notes that is 100% owned by Affiliates of the Issuer to the extent that such Class is adversely affected by a vote.

(b)Except as otherwise provided herein or in any Indenture Supplement, all resolutions of Noteholders shall be passed by votes representing more than 50% of the Voting Rights of Notes.  Book-Entry Notes shall be voted by the Depositary on behalf of the Beneficial Owners thereof in accordance with written instructions received in accordance with applicable DTC procedures.

Section 12.05Communication by Noteholders with other Noteholders.  Noteholders may communicate with other Noteholders with respect to their rights under this Indenture, any Indenture Supplement or the Notes.  If any Noteholder makes written request to the Note Registrar, and such request states that such Noteholder desires to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such request is accompanied by a copy of the communication that such Noteholder proposes to transmit, then the Note Registrar shall, within thirty (30) days after the receipt of such request, afford the requesting Noteholder access during normal business hours to, or deliver to the requesting Noteholder a copy of, the most recent list of Noteholders held by the Note Registrar (which list shall be current as of a date no earlier than thirty (30) days prior to the Note Registrar’s receipt of such request).  Every Noteholder, by receiving such access, acknowledges that neither the Note Registrar nor the Indenture Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.

ARTICLE XIII

INDENTURE SUPPLEMENTS

Section 13.01Indenture Supplements without Consent of Noteholders.  Without the consent of the Noteholders or the Servicer, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto at the expense of the party requesting such supplement or amendment, in form satisfactory to the Indenture Trustee for any of the following purposes:

(i)to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision in this Indenture, any Indenture Supplement or the Notes or any provision in this Indenture or any Indenture Supplement or the Notes which is inconsistent with the Offering Document;

(ii)to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

(iii)to modify this Indenture or any Indenture Supplement as required or made necessary by any change in applicable law;

(iv)to add to the covenants of the Obligors or any other party for the benefit of the Noteholders, or to surrender any right or power conferred upon the Obligors in this Indenture or any Indenture Supplement;

(v)to add any additional Events of Default;

(vi)to prevent the Issuer, the Noteholders or the Indenture Trustee from being subject to taxes (including withholding taxes), fees or assessments, or to reduce or eliminate any such taxes, fees or assessments;

(vii)to evidence and provide for the acceptance of appointment by a successor indenture trustee; or

(viii)modify or supplement the provisions of this Indenture to the extent necessary to enable the issuance of a Series of Variable Funding Notes and provide for the terms and provisions applicable to such Series of Variable Funding Notes;

provided, however, the amendment of the Indenture or any Indenture Supplement will be prohibited unless (i) the Indenture Trustee shall first have received a certificate of an Executive Officer of the Issuer to the effect that such Indenture Supplement does not adversely affect in any material respect the interests of any Noteholder or (unless the Servicer has consented to such amendment) diminish any rights or remedies or increase any liabilities or obligations of the Servicer hereunder, under the Servicing Agreement or any other Transaction Document, (ii) prior written notice shall have been provided to the Rating Agencies with respect to such amendment or supplement and (iii) if the Indenture Supplement relates to Class C Notes, Class D Notes or Class F Notes, the Indenture Trustee shall have received an Opinion of Counsel to the effect that such amendment will not for United States federal income tax purposes (x) cause any of the Outstanding Notes that are Class C Notes, Class D Notes or Class F Notes to be deemed to have been exchanged for a new debt instrument or (y) cause the Issuer to be taxable as other than a partnership or disregarded entity.  For the avoidance of doubt, Indenture Supplements entered into in connection with the issuance of Notes that are not Class C Notes, Class D Notes or Class F Notes and not otherwise affecting the terms of any Class C Notes, Class D Notes or Class F Notes will not be considered to be related to the Class C Notes, the Class D Notes or Class F Notes.

In addition, without the consent of the Noteholders, the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into any amendment (or provide its consent to any amendment) of any other Transaction Document in accordance with the terms of such Transaction Document; provided that either (x) (i) the Indenture Trustee shall first have received a certificate of an Executive Officer of the Issuer to the effect that such amendment does not adversely affect in any material respect the interests of any Noteholder or (unless the Servicer has consented to such amendment) diminish any rights or remedies or increase any liabilities or obligations of the Servicer hereunder, under the Servicing Agreement or any other Transaction Document, (ii) with respect to any amendment of the Management Agreement, the Servicing Agreement, the Holdco Guaranty or the Backup Management Agreement, the Indenture Trustee shall have received an Opinion of Counsel (which opinion may rely on a certificate received from an Executive Officer of the Issuer) and (iii) a Rating

Agency Confirmation shall have been received with respect to such amendment or (y) the Indenture Trustee shall have received the consent of the Noteholders as and to the same extent such consent would be required for an Indenture Supplement pursuant to Section 13.02 and the consent of the Servicer if the effect of any such amendment would be to diminish any rights or remedies or increase any liabilities or obligations of the Servicer under the Servicing Agreement or any other Transaction Document; provided that any consent by the Indenture Trustee required by the provisions of Section 9(j)(ii) of the limited liability company agreement of the Issuer or of the Guarantor shall require the prior direction of Noteholders representing more than 75% of the Voting Rights of all Notes voting as a single class and the consent of the Controlling Class Representative (which consent shall not be unreasonably withheld or delayed).

Section 13.02Indenture Supplements with Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, with a prior direction of Noteholders representing more than 50% of the Voting Rights of each Class of Notes adversely affected thereby and without prior notice to any other Noteholder, also may amend, supplement or modify this Indenture, any Indenture Supplement or the Notes or waive compliance by the Issuer with any provision of this Indenture, any Indenture Supplement or the Notes; provided, however, that no such amendment, modification, supplement or waiver may, without the consent of the Holder of each Note (including, notwithstanding anything to the contrary contained herein, the Holder of any Note that is the Issuer or any of its Affiliates) adversely affected thereby:

(i)change the Anticipated Repayment Date applicable to the Series or the Rated Final Payment Date applicable to the Series;

(ii)reduce the amounts required to be paid on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date;

(iii)change the place of payments on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date;

(iv)change the coin or currency in which the principal of any Note or interest thereon is payable;

(v)impair the right of a Noteholder to institute suit for the enforcement of any payment on or with respect to any Note on or after the maturity thereof;

(vi)reduce the percentage in principal balance of the outstanding principal balance of any of the Notes, the consent of whose Holders is required for such amendment or eliminate the requirement that affected Noteholders consent to any amendment;

(vii)change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in this Indenture;

(viii)modify the provisions of this Indenture or any Indenture Supplement governing the amount of principal, interest and the Anticipated Repayment Date, the Rated Final Payment Date or any scheduled Payment Dates with respect to such payments; or

(ix)permit the creation of any lien ranking prior to or on parity with the lien of the Noteholders with respect to the Collateral or, except as otherwise permitted or contemplated in this Indenture or any Indenture Supplement, terminate the lien of the Noteholders on such Collateral or deprive the Noteholders of the security afforded by such.

In determining whether a proposed amendment would adversely affect any Class of Notes, the Indenture Trustee may rely conclusively and shall be fully protected in relying on a certificate of an Executive Officer of the Issuer.

It shall not be necessary for any Act of the Noteholders under this Section 13.02 to approve the particular form of any proposed indenture supplement, but it shall be sufficient if such Act shall approve the substance thereof.

Notwithstanding anything to the contrary in this Section 13.02, an Indenture Supplement entered into for the purpose of issuing Additional Notes the issuance of which complies with the terms of the Indenture shall not require the consent of any Noteholder.

Promptly after the execution by the Issuer and the Indenture Trustee of any indenture supplement pursuant to this Section 13.02, the Indenture Trustee shall mail to the Holders of the Notes and the Servicer a copy of such indenture supplement.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such indenture supplement.

Section 13.03Execution of Indenture Supplements.  In executing, or permitting the additional trusts created by, any indenture supplement permitted by this Article XIII or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and, subject to Section 11.02, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such indenture supplement is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such indenture supplement have been satisfied.  The Indenture Trustee may, but shall not be obligated to (and with respect to the Servicer shall not, except as permitted by the Servicing Agreement), enter into any such indenture supplement that affects the Indenture Trustee’s (or with respect to the Servicer, the Servicer’s) own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 13.04Effect of Indenture Supplement.  Upon the execution of any indenture supplement pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Servicer, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such indenture supplement shall be and be deemed to be part of the terms and conditions of this Indenture and any Indenture Supplement for any and all purposes.

Section 13.05Reference in Notes to Indenture Supplements.  Notes authenticated and delivered after the execution of any indenture supplement pursuant to this Article XIII may bear a notation in form approved by the Indenture Trustee as to any matter provided for in such indenture supplement.  If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such indenture supplement may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE XIV

PLEDGE OF OTHER OBLIGOR COLLATERAL

Section 14.01Grant of Security Interest/UCC Collateral.  Each Obligor hereby grants to the Indenture Trustee, on behalf of the Noteholders, a security interest in all of its right, title and interest in, to and under the following property in each case whether now owned or hereafter acquired and wherever located: (i) equipment (as defined in the UCC), all parts thereof and all accessions thereto, including machinery, towers, satellite receivers, antennas, headend electronics, furniture, motor vehicles, aircraft and rolling stock, (ii) fixtures, all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the fixtures (including proceeds which constitute property of the types described herein), (iii) accounts (as defined in the UCC), (iv) inventory (as defined in the UCC), (v) general intangibles (as defined in the UCC), (vi) investment property (as defined in the UCC), (vii) deposit accounts (as defined in the UCC), (viii) chattel paper (as defined in the UCC), (ix) instruments (as defined in the UCC), (x) 100% of the limited liability company or other ownership interests in each Asset Entity, (xi) all rights and remedies of any of the Obligors under the Transaction Documents, (xii) leases of personal property and (xiii) the proceeds of the foregoing (collectively, the “Other Obligor Collateral”), as security for payment and performance of all of the Obligations hereunder. The Issuer and the Asset Entities hereby authorize the Indenture Trustee, and the Indenture Trustee shall have the right but not the obligation, to file such financing statements as the Indenture Trustee shall deem reasonably necessary to perfect the Indenture Trustee’s interest in the Other Obligor Collateral and file continuation statements to match such perfection. The Issuer and the Asset Entities authorize the Indenture Trustee to use the collateral description “all personal property” or similar variation in any such financing statements.  Upon the occurrence and during the continuance of any Event of Default, the Indenture Trustee shall have all rights and remedies pertaining to the Other Obligor Collateral as are provided for in any of the Transaction Documents or under any applicable law including the Indenture Trustee’s rights of enforcement with respect to the Other Obligor Collateral or any part thereof, exercising its rights of enforcement with respect to the Other Obligor Collateral or any part thereof under the UCC (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to, or in substitution for, such rights and remedies of the following:

(a)The Indenture Trustee may enter upon the premises of an Obligor to take possession of, assemble and collect the Other Obligor Collateral or to render it unusable.

(b)The Indenture Trustee may require an Obligor to assemble the Other Obligor Collateral and make it available at a place the Indenture Trustee designates which is mutually convenient to allow the Indenture Trustee to take possession or dispose of the Other Obligor Collateral.

(c)Written notice mailed to the Issuer as provided herein at least ten (10) days prior to the date of public sale of the Other Obligor Collateral or prior to the date after which private sale of the Other Obligor Collateral will be made shall constitute reasonable notice.

(d)In the event of a foreclosure sale, the Other Obligor Collateral and the other Collateral may, at the option of the Indenture Trustee, be sold as a whole.

(e)It shall not be necessary that the Indenture Trustee take possession of the Other Obligor Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the Other Obligor Collateral or any part thereof be present at the location of such sale.

(f)Prior to application of proceeds of disposition of the Other Obligor Collateral to the Obligations, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by the Indenture Trustee.

(g)Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Obligations or as to the occurrence of any default, or as to the Indenture Trustee having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Indenture Trustee, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(h)The Indenture Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Indenture Trustee, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Indenture Trustee.

ARTICLE XV

MISCELLANEOUS

Section 15.01Compliance Certificates and Opinions, etc.  Upon any application or request by the Issuer to the Indenture Trustee or Servicer to take any action under any provision of this Indenture, any Indenture Supplement or any Transaction Document, the Issuer shall furnish to the Indenture Trustee and Servicer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture, any Indenture Supplement, or any Transaction Document relating to the proposed action have been complied with, when reasonably requested by the Indenture Trustee or Servicer, (ii) an Opinion of Counsel stating that in the opinion of such counsel such action is authorized or permitted by this Indenture, any Indenture Supplement or any Transaction Document as applicable, and all such conditions precedent, if any, have been complied with, and (iii) if applicable, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 15.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, any Indenture Supplement or any Transaction Document, no additional certificate or opinion need be furnished.

Every certificate or opinion provided by or on behalf of the Issuer with respect to compliance with a condition or covenant provided for in this Indenture, or any Indenture Supplement or any other Transaction Document shall include:

(i)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions in this Indenture, in any Indenture Supplement or any other Transaction Document relating thereto;

(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

Nothing herein shall be deemed to require either the Indenture Trustee or the Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person’s information or report, including any communication from any Issuer, Asset Entity, Guarantor or the Manager.  In connection with the performance of its obligations hereunder and under the other Transaction Documents, each of the Indenture Trustee and the Servicer shall be entitled to conclusively rely upon any written information or certification (without any obligation to investigate the accuracy or completeness of any information or certification set forth therein) or recommendation provided to it by the Manager, and neither the Indenture Trustee nor the Servicer shall have any liability with respect thereto.

Section 15.02Form of Documents Delivered to Indenture Trustee.

(a)In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such officer or officers of the Issuer or such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)Where any Person is required to make, give or execute two or more applications, requests, comments, certificates, statements, opinions or other instruments under this Indenture, any Indenture Supplement or any other Transaction Document, they may, but need not, be consolidated and form one instrument.

(d)Whenever in this Indenture, any Indenture Supplement or any other Transaction Document, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer or the Asset Entities shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s or the Asset Entities’ compliance with any term hereof, in any Indenture Supplement or any other Transaction Document, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer or the Asset Entities to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s or Servicer’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article XI.

Section 15.03Acts of Noteholders.

(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Indenture Supplement to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as otherwise expressly provided in this Indenture or in any Indenture Supplement such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied in this Indenture or in any Indenture Supplement and evidenced thereby) are sometimes referred to in this Indenture as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture or any Indenture Supplement and (subject to Article XI) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 15.03.

(b)The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

(c)The ownership, principal balance and serial numbers of the Notes, and the date of holding the same, shall be proved by the Note Register.

(d)If the Issuer shall solicit from Noteholders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so.  Any such record date shall be fixed at the Issuer’s discretion.  If not set by the Issuer prior to the first solicitation of a Noteholder made by any Person in respect of any such matters referred to in the foregoing sentence, such record date shall be the date thirty (30) days prior to such first solicitation of Noteholders.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent and waiver or other Act may be sought or given before or after the record date, but only the Noteholders of record at the close of business on such record date shall be deemed to be Noteholders for the purpose of determining whether Noteholders of the requisite proportion of the Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Notes Outstanding shall be computed as of such record date.

(e)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee, the Servicer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(f)Without limiting the foregoing, a Noteholder entitled hereunder or under any Indenture Supplement to take any action hereunder or thereunder with regard to any Note may do so with regard to all or any part of the principal balance of such Note or by one or more appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal balance of such Note.

Section 15.04Notices; Copies of Notices and Other Information.

(a)Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(i)the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

(ii)the Issuer by the Indenture Trustee, the Servicer, or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid and by facsimile to the Issuer addressed to: LMRK Issuer Co III LLC, 2141 Rosecrans Avenue, Suite 2100, El Segundo, CA 90245; Attention: George Doyle with copies to Landmark Infrastructure Partners LP, 2141 Rosecrans Ave #2100, El Segundo, California 90245, Attention: Legal Department and Latham & Watkins LLP, 885 3rd Ave, New York, New York 10022, Attention: Loren Finegold, Esq. or at any other address previously furnished in writing to the Indenture Trustee and the Servicer by the Issuer.  The Issuer shall promptly transmit any notice received by them from the Noteholders to the Indenture Trustee and Servicer.

(b)Any notice to be given to the Indenture Trustee hereunder shall also be given to the Note Registrar and the Servicer in writing, personally delivered, faxed or mailed by certified mail; provided, however, that only one notice to the Indenture Trustee shall be necessary at any time that the Indenture Trustee is also the Note Registrar.

(c)Any notice, and copies of any reports, certificates, schedules, statements, documents or other information to be given to the Indenture Trustee by the Issuer, the Guarantor, or the Asset Entities hereunder shall also be simultaneously given to the Servicer in writing, personally delivered, faxed or mailed by certified mail and shall not be deemed given to the Indenture Trustee until also given to the Servicer; provided, however, that only one notice or copy of such reports, certificates, schedules, or other information required to be given to the Indenture Trustee shall be necessary at any time that the Indenture Trustee is also the Servicer.

(d)Notices required to be given to the Rating Agencies by the Issuer or the Asset Entities or the Indenture Trustee with respect to any Series of Notes shall be made as specified in the Series Supplement for such Series of Notes.

Section 15.05Notices to Noteholders; Waiver.

(a)Where this Indenture or any Indenture Supplement provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise expressly provided in this Indenture or in any Indenture Supplement) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner provided in this Indenture shall conclusively be presumed to have been duly given.

(b)Where this Indenture or any Indenture Supplement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c)In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture or any Indenture Supplement, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(d)Where this Indenture or any Indenture Supplement provides for notice to the Rating Agencies, failure to give such notice to the Rating Agencies shall not affect any other rights or obligations created hereunder or under any Indenture Supplement, and shall not under any circumstance constitute a Default or Event of Default.

Section 15.06Payment and Notice Dates.  All payments to be made and notices to be delivered pursuant to this Indenture, any Indenture Supplement or any other Transaction Document shall be made by the responsible party as of the dates set forth in this Indenture, in any Indenture Supplement or in any other Transaction Document.

Section 15.07Effect of Headings and Table of Contents.  The Article and Section headings in this Indenture or in any Indenture Supplement and the Table of Contents are for convenience only and shall not affect the construction hereof or thereof.

Section 15.08Successors and Assigns.  All covenants and agreements in this Indenture, any Indenture Supplement and the Notes by the Obligors shall bind their permitted successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture and any Indenture Supplement shall bind its permitted successors, co-trustees and agents.

Section 15.09Severability.  In case any provision in this Indenture or any Indenture Supplement or in the Notes of any Series shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.10Benefits of Indenture.  Subject to Section 13.01 and Section 13.02 and Article XI, nothing in this Indenture, any Indenture Supplement or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Servicer, the Backup Manager and their successors hereunder, the Noteholders and any other party secured hereunder or under any such Indenture Supplement, and any other Person with an ownership interest in any part of the Collateral and the Rating Agencies, any benefit or any legal or equitable right, remedy or claim under this Indenture or any Indenture Supplement.

Section 15.11Legal Holiday.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes, this Indenture or any Indenture Supplement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and, except as otherwise expressly provided in this Indenture or in any such Indenture Supplement, no interest shall accrue for the period from and after any such nominal date.

Section 15.12Governing Law.  THIS INDENTURE AND EACH INDENTURE SUPPLEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  EACH OBLIGOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR, IF SUCH FEDERAL COURTS DO NOT HAVE SUBJECT MATTER OR DIVERSITY JURISDICTION FOR A PARTICULAR PROCEEDING, IN THE

STATE COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE OR EACH SUCH INDENTURE SUPPLEMENT.

Section 15.13Counterparts.  This Indenture and any Indenture Supplement may be executed in any number of counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.  Delivery of an executed signature page of this Indenture and any Indenture Supplement by facsimile or other electronic transmission (including, without limitation, via Portable Document Format or “PDF”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 15.14Recording of Indenture.  If this Indenture or any Indenture Supplement is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense.

Section 15.15Corporate Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Asset Entities or the Indenture Trustee, in each of their capacities hereunder or under any Indenture Supplement, on the Notes, under this Indenture or any Indenture Supplement or any certificate or other writing delivered in connection herewith, under any Indenture Supplement, against (i) the Indenture Trustee, the Paying Agent and the Note Registrar in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in its individual capacity, any holder of equity in the Issuer, the Guarantor, the Asset Entities (other than the Obligors) and their respective officers, members, partners, managers, directors and agents or the Indenture Trustee or in any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity).

Section 15.16No Petition.  The Indenture Trustee, by entering into this Indenture or any Indenture Supplement, and each Noteholder, by accepting a Note, and each Note Owner, by accepting an ownership interest in a Global Note, hereby covenants and agrees that neither it nor the Indenture Trustee on behalf of such Noteholder will at any time institute against the Issuer, the Asset Entities or the Guarantor, or join in any institution against the Issuer, the Asset Entities or the Guarantor of, any bankruptcy, reorganization, insolvency or similar proceedings, or other proceedings under any federal, state or foreign bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, any such Indenture Supplement or any of the other Transaction Documents.

Section 15.17Extinguishment of Obligations.  Notwithstanding anything to the contrary in this Indenture or any Indenture Supplement, all obligations of the Issuer hereunder or under any Indenture Supplement shall be deemed to be extinguished in the event that, at any time, the Issuer, the Guarantor and the Asset Entities have no assets (which shall include claims that may be asserted by the Issuer, the Guarantor and the Asset Entities with respect to contractual obligations of third parties to the Issuer, the Guarantor and the Asset Entities but which shall not include the proceeds of the issue of their equity interests).  No further claims may be brought against any of the Issuer’s directors or officers or against their shareholders , partners or members, as the case may be, for any such obligations, except in the case of fraud or actions taken in bad faith by such Persons.

Section 15.18Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Indenture, and the purchase of the Notes hereunder and the termination of this Indenture.

Section 15.19Excluded Tenant Site Assets.  Nothing contained in this Indenture or any other Transaction Document shall prohibit Parent or any subsidiary or Affiliate of Parent (other than the Guarantor or an Obligor) from acquiring, owning and managing real property or other interests that are not Tenant Site Assets and are consequently not included as Collateral (such sites, “Excluded Tenant Site Assets”).  If Excluded Tenant Site Assets are owned prior to, or acquired after, the Initial Closing Date by Parent or a non-Asset Entity subsidiary or non-Obligor subsidiary and such entity thereby owns or acquires a lease, or proposes to enter into a lease, of the related site space with a party that is also a Tenant under a Tenant Lease, such new lease will be separate from and independent of any Tenant Lease between such party and an Asset Entity.

Section 15.20Waiver of Immunities.  To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, the Issuer hereby irrevocably waives such immunity in respect of their obligations under this Indenture, any Indenture Supplement, the Notes and any other Transaction Document, to the extent permitted by law.

Section 15.21Non-Recourse.  The Noteholders shall not have at any time any recourse on the Notes or under this Indenture or any Indenture Supplement against the Indenture Trustee, the Servicer or any Agents or Affiliates thereof.

Section 15.22Indenture Trustee’s Duties and Obligations Limited.  The duties and obligations of the Indenture Trustee, in its various capacities hereunder and under any Indenture Supplement, shall be limited to those expressly provided for in their entirety in this Indenture (including any exhibits to this Indenture and to any Indenture Supplement).  Any references in this Indenture and in any Indenture Supplement (and in the exhibits to this Indenture and to any Indenture Supplement) to duties or obligations of the Indenture Trustee, in its various capacities hereunder and under any such Indenture Supplement, that purport to arise pursuant to the provisions of any of the Transaction Documents or any such Indenture Supplement shall only be duties and obligations of the Indenture Trustee, or the Indenture Trustee in its other capacities, as applicable, if the Indenture Trustee is a signatory to any such Transaction Documents or any such Indenture Supplement.  By its acquisition of the Notes, each Noteholder shall be deemed to have authorized and directed the Indenture Trustee to enter into the Transaction Documents to which the Indenture Trustee is a signatory.

Section 15.23Appointment of Servicer.  The Issuer hereby consents to the appointment of Midland Loan Services, a division of PNC Bank, National Association to act as Servicer.

Section 15.24Agreed Upon Tax Treatment.  By purchasing the Notes, each Holder will agree to treat the Notes as debt for all United States tax purposes.

Section 15.25Tax Forms.  Each Holder, by its acceptance of its Note, agrees that it shall timely furnish the Issuer or its agents any U.S. federal income tax form or certification (such as IRS Form W-8BEN or W-8BEN-E (Certification of Foreign Status of as Beneficial Owner), Form W-8IMY (Certification of Foreign Intermediary Status), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certification of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with Conduct of a U.S. Trade or Business) or any successors to such IRS forms) that the Issuer or its agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments. It agrees to provide any certification or information that is reasonably requested by the Issuer or its agents (a) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding, (b) to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets, or (c) to determine or satisfy its duties and liabilities with respect to any taxes or other charges that it may be required to pay, deduct or withhold from payments in respect of the Notes or the holder of such Notes under any present or future law or regulation by any jurisdiction or taxing authority therein or to comply with any reporting or other requirements under any law or regulation.

Section 15.26Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ARTICLE XVI

GUARANTEES

Section 16.01Guarantees.  Each Asset Entity hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Indenture Trustee and the Servicer and their respective successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer and the other Asset Entities under this Indenture and the Notes and each other Transaction Document and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer and the other Asset Entities under this Indenture and the Notes and all other Transaction Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).

Each Asset Entity waives presentation to, demand of, payment from and protest to the Issuer and the other Asset Entities of any of the Guaranteed Obligations and also waives notice (except as required under this Indenture or the other Transaction Documents) of protest for nonpayment. Each Asset Entity waives notice (except as required under this Indenture or the other Transaction Documents) of any default under the Notes or the other Guaranteed Obligations. The obligations of each Asset Entity hereunder shall not be affected by (a) the failure of any Holder or the Indenture Trustee or the Servicer to assert any claim or demand or to enforce any right or remedy under the Transaction Documents against any other Obligor or any other Person or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other Transaction Document; (d) the release of any security held by any Holder or the Indenture Trustee for the Obligations or any of them; or (e) the failure of any Holder or the Indenture Trustee or the Servicer to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

Each Asset Entity further agrees that its guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Indenture Trustee or the Servicer to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth herein, the obligations of each Asset Entity hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Asset Entity herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Indenture Trustee or the Servicer to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Asset Entity or would otherwise operate as a discharge of such Asset Entity as a matter of law or equity.

Each Asset Entity further agrees that its guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Indenture Trustee or the Servicer upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Indenture Trustee or the Servicer has at law or in equity against any Asset Entity by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Asset Entity hereby promises to and shall, upon receipt of written demand by the Indenture Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Indenture

Trustee or the Servicer, as the case may be, an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Obligations and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Indenture Trustee and the Servicer.

Each Asset Entity also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by the Indenture Trustee or the Servicer in enforcing any rights under this Section.

Notwithstanding any payment made by any Asset Entity hereunder, such Asset Entity shall not be entitled to be subrogated to any of the rights of the Indenture Trustee against the Obligors or any collateral security or guarantee or right of offset held by the Indenture Trustee for the payment of the Obligations, nor shall the Asset Entity seek or be entitled to seek any contribution or reimbursement from the Obligors in respect of payments made by the Asset Entity hereunder, until the Obligations are paid in full. If any amount shall be paid to an Asset Entity on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Asset Entity in trust for the Indenture Trustee, segregated from other funds of such Asset Entity, and shall, forthwith upon receipt by such Asset Entity, be turned over to the Indenture Trustee in the exact form received by such Asset Entity (duly indorsed by such Asset Entity to the Indenture Trustee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Indenture Trustee may determine.

Section 16.02Limitation on Liability.  Any term or provision of this Indenture to the contrary, the maximum, aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Asset Entity shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Asset Entity, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 16.03Successors and Assigns.  Subject to Section 16.06, this Article XVI shall be binding upon each Asset Entity and its successors and assigns and shall inure to the benefit of the successors and assigns of the Indenture Trustee, the Servicer and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Indenture Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 16.04No Waiver.  Neither a failure nor a delay on the part of either the Indenture Trustee, the Servicer or the Holders in exercising any right, power or privilege under this Article XVI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Indenture Trustee, the Servicer and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XVI at law, in equity, by statute or otherwise.

Section 16.05Modification.  No modification, amendment or waiver of any provision of this Article XVI, nor the consent to any departure by any Asset Entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Indenture Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Asset Entity in any case shall entitle such Asset Entity to any other or further notice or demand in the same, similar or other circumstances.

Section 16.06Release of Asset Entity.  Upon the sale or other disposition (including by way of consolidation or merger) of an Asset Entity that is permitted hereunder (each case other than to the Issuer or another Asset Entity), such Asset Entity shall be deemed released from all obligations under this Article XVI without any further action required on the part of the Indenture Trustee or any Holder.  At the request of the Issuer, the Indenture Trustee shall execute and deliver an appropriate instrument evidencing such release.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

LMRK ISSUER CO iii LLC, as Issuer

LMRK PROPCO 3 LLC, as Obligor

By:	/s/ George P. Doyle
Name:	George P. Doyle
Title:	Authorized Representative

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Rachel Simpson
Name:	Rachel Simpson
Title:	Vice President

EXHIBIT A-1

LMRK ISSUER CO III LLC

SECURED TENANT SITE CONTRACT REVENUE NOTES, SERIES [_______]

CLASS [___]

This is one of a series (“Series”) of Secured Tenant Site Contract Revenue Notes (collectively, the “Notes”), issued in multiple classes (each, a “Class”), being issued by LMRK Issuer Co III LLC (the “Issuer”).

RULE 144A GLOBAL NOTE

Note Rate: [__]%	Class Principal Balance of the Class [__] Notes as of the Closing Date: $[__]

Closing Date: [_____]	Note Principal Balance of this Note as of the Closing Date: $[__]

First Payment Date: [_____]	Initial Aggregate Principal Balance of All Classes of Notes of this Series: $[____________]

Anticipated Repayment Date: [_____]	Servicer: Midland Loan Services, a division of PNC Bank, National Association

Rated Final Payment Date: [_____]	Indenture Trustee: Wilmington Trust, National Association

Note No.: [__]	CUSIP No.: [__]
ISIN.: [__]
Common Code: [__]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF A PURCHASER OF OFFERED NOTES IN CERTIFICATED FORM ONLY, TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT ARE ACCREDITED INVESTORS UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF THIS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) THE HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) IS NOT ACQUIRING THIS NOTE (OR AN INTEREST THEREIN) WITH THE ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLAN” (AS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY WHOSE ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. § 2510.3-10, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”)) OF SUCH “EMPLOYEE BENEFIT PLANS” OR “PLANS” OR (IV) ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT, WHILE NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IS SUBJECT TO ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (ANY PURCHASER FOR WHICH ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV) ARE APPLICABLE, A “BENEFIT PLAN INVESTOR”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR AN INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT “PROHIBITED TRANSACTION” UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE HOLDER IS A BENEFIT PLAN INVESTOR THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING BY REASON OF THE PLAN ASSET REGULATION), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUER, THE MANAGER, THE ASSET ENTITIES, THE GUARANTOR, THE INITIAL PURCHASER

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OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTE, AND NONE OF THE  TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTE, AND (2) THE DECISION TO PURCHASE THE NOTE HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. § 2510.3-21(C)(1)) OF THE TRANSACTION PARTIES, WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTE, (B) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER OR A RELATIVE OF SUCH OWNER (IN THE CASE OF A HOLDER WHICH IS AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTE, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH BENEFIT PLAN INVESTOR IN THE NOTE, (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (F) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THAT NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, (G) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THE TRANSACTION PARTIES HAVE FINANCIAL INTERESTS IN THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE BENEFIT PLAN INVESTOR, AS MORE FULLY DESCRIBED IN THE PRIVATE PLACEMENT MEMORANDUM, AND (H) IS NOT PAYING ANY TRANSACTION PARTY, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE. THE FOREGOING REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH UNITED STATES DEPARTMENT OF LABOR REGULATIONS CODIFIED AT 29 C.F.R. § 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,945). TO THE EXTENT THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE DEEMED REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT.

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER C/O THE CHIEF FINANCIAL OFFICER, AT 2141 ROSECRANS AVENUE, SUITE 2100, EL SEGUNDO, CA 90245.]1

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THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WILMINGTON TRUST, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that CEDE & CO., or registered assigns, is the registered owner of the percentage interest evidenced by this Note (obtained by dividing the principal amount of this Note (its “Note Principal Balance”) as of the Closing Date by the Class Principal Balance of the Class of Notes to which this Note belongs) in the Class [ ___ ] Notes (the “Percentage Interest”). The Notes were issued pursuant to an Indenture, dated as of [__], 2018 (together with all modifications, supplements, amendments and restatements thereof, the “Indenture”), as supplemented by a Series Supplement, between the Issuer and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Indenture.  This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Indenture, beginning on the first Payment Date specified above, payments will be made on the 15th day of each month or, if any such 15th day is not a Business Day, on the next succeeding Business Day (each a “Payment Date”) to the Person in whose name this Note is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Note in the Series to which this Note belongs and the amount required to be paid to all the Holders of the Class of Notes to which this Note belongs on the applicable Payment Date pursuant to the Indenture; provided that if the Indenture or the Series Supplement provides that the amount required to be paid shall be allocated to a Series, such payments shall be paid to the Holders of the Class and Series to which this Note belongs on the applicable Payment Date pursuant to the Indenture.  All payments made under the Indenture on this Note will be made by the Indenture Trustee from funds available therefor by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if this Noteholder shall have provided the Indenture Trustee with wiring instructions no later than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of this Noteholder as it appears in the Note Register.  Notwithstanding the foregoing, the final payment on this Note will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Note Registrar or such other location specified in the notice to the Holder hereof of such final payment.

1 The Notes will only bear this OID legend if applicable.

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This Note shall accrue interest during each Interest Accrual Period on the Note Principal Balance of such Note at a rate per annum equal to the related Note Rate.  Interest on each Class of Notes shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Note Rate for such Class for such Interest Accrual Period on the Class Principal Balance thereof outstanding immediately prior to the related Payment Date.

The Note Principal Balance of this Note, to the extent not earlier paid, shall be due and payable in its entirety on the Rated Final Payment Date of this Note.

As provided in the Indenture, withdrawals from the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, payments to Noteholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Notes and the payment of interest on such advances and expenses.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

This Note is issuable in fully-registered form only without coupons.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class of the same Series in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. No transfer, sale, pledge or other disposition of any Tax Restricted Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is otherwise made in accordance with Section 2.02(k) of the Indenture.

If a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Notes or a transfer of a Book-Entry Note to a successor Depositary as contemplated by Section 2.03(c) of the Indenture), then the Note Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either:  (i) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-4 or Exhibit B-5 to the Indenture and a certificate from the prospective Transferee substantially in the form attached as Exhibit B-2 or Exhibit B-3 to the Indenture; or (ii) an Opinion of Counsel satisfactory to the Note Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Parent, the Guarantor, the Obligors, the Issuer, the Servicer, the Indenture Trustee, the Manager or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based.

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If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Notes), then the Holder is deemed to represent to the Issuer and the Indenture Trustee that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act and is acquiring this Rule 144A Global Note (or interest therein) for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are qualified institutional buyers). Except as provided in the following two paragraphs, no interest in a Rule 144A Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Note.

Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Note for a Class of Book-Entry Notes (other than a Rule 144A Global Note that is a Tax Restricted Note) may be transferred to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, and credit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such written orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Rule 144A Global Note in respect of the applicable Class of Notes and increase the denomination of the Regulation S Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

Also notwithstanding the foregoing, any interest in a Rule 144A Global Note with respect to any Class of Book-Entry Notes may be transferred by any Note Owner holding such interest to any Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Note of the same Class as such Rule 144A Global Note upon delivery to the Note Registrar and the Indenture Trustee of (i) such certifications or opinions as are contemplated by the second paragraph of Section 2.02(b) of the Indenture and (ii) such written orders and instructions as are required under the Applicable Procedures of the Depositary to direct the Indenture Trustee to debit the account of a DTC Participant by the denomination of the transferred interests in such Rule 144A Global Note.  Upon delivery to the Note Registrar of the certifications or opinions contemplated by the second paragraph of Section 2.02(b) of the Indenture, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the subject Rule 144A Global Note by the denomination of the transferred interests in such Rule 144A Global Note, and shall cause a Definitive Note of the same Class as such Rule 144A Global Note, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Note, to be executed, authenticated and delivered in accordance with the Indenture to the applicable Transferee.

Except as provided in the next paragraph, no beneficial interest in a Regulation S Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Note.  On or prior to the Release Date, a Note Owner desiring to effect any such Transfer shall be required to obtain from such Note Owner’s prospective Transferee a written certification substantially in the

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form set forth in Exhibit B-1 to the Indenture certifying that such Transferee is not a U.S. Person (as defined under Regulation S).  On or prior to the Release Date, beneficial interests in the Regulation S Global Note for each Class of Book-Entry Notes may be held only through Euroclear or Clearstream.  The Regulation S Global Note for each Class of Book-Entry Notes shall be deposited with the Indenture Trustee as custodian for the Depositary and registered in the name of Cede & Co. as nominee of the Depositary.

Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Note for a Class of Book-Entry Notes may be transferred to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, and credit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such written orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Regulation S Global Note in respect of the applicable Class of Notes and increase the denomination of the Rule 144A Global Notes for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

Neither the Issuer, the Indenture Trustee nor the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.  Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify the Parent, the Manager, the Guarantors, the Obligors, the Initial Purchasers, the Indenture Trustee, the Manager, the Backup Manager, the Servicer and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the provisions of Section 2.02(c) of the Indenture.  Any attempted or purported transfer of a Note in violation of Section 2.02(c) of the Indenture will be null and void and vest no rights in any purported Transferee.

The Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that either: (i) such prospective Transferee is not acquiring such Note (or any interest therein) with any assets of any Benefit Plan Investor; or (ii) such acquisition and holding by such Transferee of such Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any

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applicable Similar Laws. Further, if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), the Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that (A) none of the Issuer, the Manager, the Asset Entities, the Guarantor, the Initial Purchaser, or any of their respective affiliates or agents (collectively, the “Transaction Parties”) has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a duly authorized fiduciary (each, a “Plan Fiduciary”) who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the individual retirement account (“IRA”) owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the certifications in this sentence will no longer be required.

It is hereby acknowledged that either of the forms of certification attached to the Indenture as Exhibits B-2 and B-3 is acceptable for purposes of making the certifications in the preceding paragraph. If a transfer of any interest in a Note is to be made and is permitted without delivering to the Note Registrar a certification as provided in Section 2.02(c) of the Indenture, the prospective Transferee of such Note, by its acquisition of such Note (or an interest therein), shall be deemed to have represented and warranted that (i) either (x) it is not acquiring such Note (or any interest therein) with any assets of any Benefit Plan Investor or (y) such acquisition and holding by such Transferee will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws, and (ii) if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), (A) none of the Transaction Parties has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon

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as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a Plan Fiduciary who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the IRA owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the deemed representations in this clause (ii) will be deemed to be no longer in effect.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class of the same Series in authorized denominations evidencing the same Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

Notwithstanding the foregoing, for so long as this Note is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Note shall be made through the book-entry facilities of DTC, and accordingly, this Note shall constitute a Book-Entry Note.

The Issuer, the Servicer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Servicer, the Indenture Trustee or the Note Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Servicer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

Subject to certain terms and conditions set forth in the Indenture, the Obligations created by the Indenture shall terminate upon payment (or provision for payment) to the

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Noteholders of all amounts held by or on behalf of the Indenture Trustee and required under the Indenture to be so paid on the Payment Date following the final payment or other liquidation (or any advance with respect thereto) of the Notes.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, with a prior direction of Noteholders representing more than 50% of the Voting Rights of each Class of Notes adversely affected thereby and without prior notice to any other Noteholder, also may amend, supplement or modify the Indenture, any Indenture Supplement or the Notes or waive compliance by the Issuer with any provision of the Indenture, any Indenture Supplement or the Notes; provided, however, that no such amendment, modification, supplement or waiver may, without the consent of the Holder of each Note (including, notwithstanding anything to the contrary contained in the Indenture, the Holder of any Note that is the Issuer or any of its Affiliates) adversely affected thereby: (i) change the Anticipated Repayment Date applicable to the Series or the Rated Final Payment Date applicable to the Series, (ii) reduce the amounts required to be paid on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date, (iii) change the place of payments on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date, (iv) change the coin or currency in which the principal of any Note or interest thereon is payable, (v) impair the right of a Noteholder to institute suit for the enforcement of any payment on or with respect to any Note on or after the maturity thereof, (vi) reduce the percentage in principal balance of the outstanding principal balance of any of the Notes, the consent of whose Holders is required for such amendment or eliminate the requirement that affected Noteholders consent to any amendment, (vii) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in the Indenture, (viii) modify the provisions of the Indenture or any Indenture Supplement governing the amount of principal, interest and the Anticipated Repayment Date, the Rated Final Payment Date or any scheduled Payment Dates with respect to such payments, or (ix) permit the creation of any lien ranking prior to or on parity with the lien of the Noteholders with respect to the Collateral or, except as otherwise permitted or contemplated in the Indenture or any Indenture Supplement, terminate the lien of the Noteholders on such Collateral or deprive the Noteholders of the security afforded by such.

Unless the certificate of authentication hereon has been executed by the Note Registrar, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

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The registered Holder hereof, by its acceptance hereof, agrees that it will not have at any time recourse for payments hereunder against the Indenture Trustee, the Servicer or any Agents or Affiliates thereof.

THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Issuer has duly executed this Note.

LMRK ISSUER CO III LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Class [__] Notes referred to in the within-mentioned Indenture. Dated:  [           ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Officer

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the Secured Tenant Site Contract Revenue Note and hereby authorize(s) the registration of transfer of such interest to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Secured Tenant Site Contract Revenue Note of a like Percentage Interest and Class to the above named assignee and deliver such Secured Tenant Site Contract Revenue Note to the following address:

Dated: [ ]

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds,                                                                                                 for the account of                                                                      .

Payments made by check (such check to be made payable to                                                   ) and all applicable statements and notices should be mailed to                                                                      .

This information is provided by                                                                    , the Assignee named above, or                                               , as its agent.

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SCHEDULE A

SCHEDULE OF EXCHANGES IN GLOBAL NOTE

The following exchanges of a part of this Global Note have been made:

Note Principal
Balance of this
	Amount of Decrease	Amount of Increase	Global Note
	in Note Principal	in Note Principal	following such	Signature of
	Balance of this	Balance of this	decrease (or	authorized officer of
Date of Exchange	Global Note	Global Note	increase)	Indenture Trustee

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EXHIBIT A-2

LMRK ISSUER CO III LLC

SECURED TENANT SITE CONTRACT REVENUE NOTES,

SERIES [_____] CLASS [___]

This is one of a series (“Series”) of Secured Tenant Site Contract Revenue Notes (collectively, the “Notes”), issued in multiple classes (each, a “Class”), being issued by LMRK Issuer Co III LLC (the “Issuer”).

REGULATION S GLOBAL NOTE

Note Rate: [__]%	Class Principal Balance of the Class [__] Notes as of the Closing Date: $[__]

Closing Date: [_____]	Note Principal Balance of this Note as of the Closing Date: $[__]

First Payment Date: [_____]	Initial Aggregate Principal Balance of All Classes of Notes of this Series: $[____________]

Anticipated Repayment Date: [_____]	Servicer: Midland Loan Services, a division of PNC Bank, National Association

Rated Final Payment Date: [_____]	Indenture Trustee: Wilmington Trust, National Association

Note No.: [__]	CUSIP No.: [__]

ISIN.: [__]

Common Code: [__]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE INDENTURE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF A PURCHASER OF OFFERED NOTES IN CERTIFICATED FORM ONLY, TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT ARE ACCREDITED INVESTORS UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF THIS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) THE HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) IS NOT ACQUIRING THIS NOTE (OR AN INTEREST THEREIN) WITH THE ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLAN” (AS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY WHOSE ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. § 2510.3-10, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”)) OF SUCH “EMPLOYEE BENEFIT PLANS” OR “PLANS” OR (IV) ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT, WHILE NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IS SUBJECT TO ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (ANY PURCHASER FOR WHICH ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV) ARE APPLICABLE, A “BENEFIT PLAN INVESTOR”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR AN INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT “PROHIBITED TRANSACTION” UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE HOLDER IS A BENEFIT PLAN INVESTOR THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING BY REASON OF THE PLAN ASSET REGULATION), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUER, THE

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MANAGER, THE ASSET ENTITIES, THE GUARANTOR, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTE, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTE, AND (2) THE DECISION TO PURCHASE THE NOTE HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. § 2510.3-21(C)(1)) OF THE TRANSACTION PARTIES, WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTE, (B) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER OR A RELATIVE OF SUCH OWNER (IN THE CASE OF A HOLDER WHICH IS AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTE, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH BENEFIT PLAN INVESTOR IN THE NOTE, (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (F) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THAT NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, (G) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THE TRANSACTION PARTIES HAVE FINANCIAL INTERESTS IN THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE BENEFIT PLAN INVESTOR, AS MORE FULLY DESCRIBED IN THE PRIVATE PLACEMENT MEMORANDUM, AND (H) IS NOT PAYING ANY TRANSACTION PARTY, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE. THE FOREGOING REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH UNITED STATES DEPARTMENT OF LABOR REGULATIONS CODIFIED AT 29 C.F.R. § 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,945). TO THE EXTENT THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE DEEMED REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT.

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE

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INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER C/O THE CHIEF FINANCIAL OFFICER, AT 2141 ROSECRANS AVENUE, SUITE 2100, EL SEGUNDO, CA 90245.]2

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WILMINGTON TRUST, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE

COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  NO BENEFICIAL OWNERS OF THIS NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE REFERRED TO HEREIN.

This certifies that CEDE & CO., or registered assigns, is the registered owner of the percentage interest evidenced by this Note (obtained by dividing the principal amount of this Note (its “Note Principal Balance”) as of the Closing Date by the Class Principal Balance of the Class of Notes to which this Note belongs) in the Class [__] Notes (the “Percentage Interest”).  The Notes were issued pursuant to an Indenture, dated as of [__], 2018 (together with all modifications, supplements, amendments and restatements thereof, the “Indenture”), as supplemented by a Series Supplement, between the Issuer and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Indenture.  This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of its acceptance hereof assents and by which such Holder is bound.

2 The Notes will only bear this OID legend if applicable.

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Pursuant to the terms of the Indenture, beginning on the first Payment Date specified above, payments will be made on the 15th day of each month or, if any such 15th day is not a Business Day, on the next succeeding Business Day (each a “Payment Date”) to the Person in whose name this Note is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Note and the amount required to be paid to all the Holders of the Class of Notes to which this Note belongs on the applicable Payment Date pursuant to the Indenture; provided that if the Indenture or the Series Supplement provides that the amount required to be paid shall be allocated to a Series, such payments shall be paid to the Holders of the Class and Series to which this Note belongs on the applicable Payment Date pursuant to the Indenture. All payments made under the Indenture on the Series to which this Note belongs  this Note will be made by the Indenture Trustee from funds available therefor by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if this Noteholder shall have provided the Indenture Trustee with wiring instructions no later than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of this Noteholder as it appears in the Note Register.  Notwithstanding the foregoing, the final payment on this Note will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Note Registrar or such other location specified in the notice to the Holder hereof of such final payment.

This Note shall accrue interest during each Interest Accrual Period on the Note Principal Balance of such Note at a rate per annum equal to the related Note Rate.  Interest on each Class of Notes shall be calculated on a 30/360 Basis and, during each Interest Accrual Period, shall accrue at the Note Rate for such Class for such Interest Accrual Period on the Class Principal Balance thereof outstanding immediately prior to the related Payment Date.

The Note Principal Balance of this Note, to the extent not earlier paid, shall be due and payable in its entirety on the Rated Final Payment Date of this Note.

As provided in the Indenture, withdrawals from the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, payments to Noteholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Notes and the payment of interest on such advances and expenses.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

This Note is issuable in fully-registered form only without coupons.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class of the same Series in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

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No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. No transfer, sale, pledge or other disposition of any Tax Restricted Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is otherwise made in accordance with Section 2.02(k) of the Indenture.

If a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Notes or a transfer of a Book-Entry Note to a successor Depositary as contemplated by Section 2.03(c) of the Indenture), then the Note Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either:  (i) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-4 or Exhibit B-5 to the Indenture and a certificate from the prospective Transferee substantially in the form attached as Exhibit B-2 or Exhibit B-3 to the Indenture; or (ii) an Opinion of Counsel satisfactory to the Note Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Parent, the Guarantor, the Obligors, the Issuer, the Servicer, the Indenture Trustee, the Manager or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based.

If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Notes), then the Holder is deemed to represent to the Issuer and the Indenture Trustee that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act and is acquiring this Rule 144A Global Note (or interest therein) for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are qualified institutional buyers). Except as provided in the following two paragraphs, no interest in a Rule 144A Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Note.

Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Note for a Class of Book-Entry Notes (other than a Rule 144A Global Note that is a Tax Restricted Note) may be transferred to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, and credit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such written orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Rule 144A Global Note in respect of the applicable Class of Notes and increase the denomination of the Regulation S Global Note for

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such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

Also notwithstanding the foregoing, any interest in a Rule 144A Global Note with respect to any Class of Book-Entry Notes may be transferred by any Note Owner holding such interest to any Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Note of the same Class as such Rule 144A Global Note upon delivery to the Note Registrar and the Indenture Trustee of (i) such certifications or opinions as are contemplated by the second paragraph of Section 2.02(b) of the Indenture and (ii) such written orders and instructions as are required under the Applicable Procedures of the Depositary to direct the Indenture Trustee to debit the account of a DTC Participant by the denomination of the transferred interests in such Rule 144A Global Note.  Upon delivery to the Note Registrar of the certifications or opinions contemplated by the second paragraph of Section 2.02(b) of the Indenture, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the subject Rule 144A Global Note by the denomination of the transferred interests in such Rule 144A Global Note, and shall cause a Definitive Note of the same Class as such Rule 144A Global Note, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Note, to be executed, authenticated and delivered in accordance with the Indenture to the applicable Transferee.

Except as provided in the next paragraph, no beneficial interest in a Regulation S Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Note.  On or prior to the Release Date, a Note Owner desiring to effect any such Transfer shall be required to obtain from such Note Owner’s prospective Transferee a written certification substantially in the form set forth in Exhibit B-1 to the Indenture certifying that such Transferee is not a U.S. Person (as defined in Regulation S).  On or prior to the Release Date, beneficial interests in the Regulation S Global Note for each Class of Book-Entry Notes may be held only through Euroclear or Clearstream.  The Regulation S Global Note for each Class of Book-Entry Notes shall be deposited with the Indenture Trustee as custodian for the Depositary and registered in the name of Cede & Co. as nominee of the Depositary.

Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Note for a Class of Book-Entry Notes may be transferred to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, and credit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such written orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Regulation S Global Note in respect of the applicable Class of Notes and increase the denomination of the Rule 144A Global Notes for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

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Neither the Issuer, the Indenture Trustee nor the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.  Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify the Parent, the Manager, the Guarantors, the Obligors, the Initial Purchasers, the Indenture Trustee, the Manager, the Backup Manager, the Servicer and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the provisions of Section 2.02(c) of the Indenture.  Any attempted or purported transfer of a Note in violation of Section 2.02(c) of the Indenture will be null and void and vest no rights in any purported Transferee.

The Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that either: (i) such prospective Transferee is not acquiring such Note (or any interest therein) with any assets of any Benefit Plan Investor; or (ii) such acquisition and holding by such Transferee of such Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws. Further, if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), the Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that (A) none of the Issuer, the Manager, the Asset Entities, the Guarantor, the Initial Purchaser, or any of their respective affiliates or agents (collectively, the “Transaction Parties”) has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a duly authorized fiduciary (each, a “Plan Fiduciary”) who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the individual retirement account (“IRA”) owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has
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been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the certifications in this sentence will no longer be required.

It is hereby acknowledged that either of the forms of certification attached to the Indenture as Exhibits B-2 and B-3 is acceptable for purposes of making the certifications in the preceding paragraph. If a transfer of any interest in a Note is to be made and is permitted without delivering to the Note Registrar a certification as provided in Section 2.02(c) of the Indenture, the prospective Transferee of such Note, by its acquisition of such Note (or an interest therein), shall be deemed to have represented and warranted that (i) either (x) it is not acquiring such Note (or any interest therein) with any assets of any Benefit Plan Investor or (y) such acquisition and holding by such Transferee will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws, and (ii) if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), (A) none of the Transaction Parties has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a Plan Fiduciary who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the IRA owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the deemed representations in this clause (ii) will be deemed to be no longer in effect..

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class of the same Series in authorized denominations evidencing the same Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

Notwithstanding the foregoing, for so long as this Note is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Note shall be made through the book-entry facilities of DTC, and accordingly, this Note shall constitute a Book-Entry Note.

The Issuer, the Servicer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Servicer, the Indenture Trustee or the Note Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Servicer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

Subject to certain terms and conditions set forth in the Indenture, the Obligations created by the Indenture shall terminate upon payment (or provision for payment) to the Noteholders of all amounts held by or on behalf of the Indenture Trustee and required under the Indenture to be so paid on the Payment Date following the final payment or other liquidation (or any advance with respect thereto) of the Notes.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, with a prior direction of Noteholders representing more than 50% of the Voting Rights of each Class of Notes adversely affected thereby and without prior notice to any other Noteholder, also may amend, supplement or modify the Indenture, any Indenture Supplement or the Notes or waive compliance by the Issuer with any provision of the Indenture, any Indenture Supplement or the Notes; provided, however, that no such amendment, modification, supplement or waiver may, without the consent of the Holder of each Note (including, notwithstanding anything to the contrary contained in the Indenture, the Holder of any Note that is the Issuer or any of its Affiliates) adversely affected thereby: (i) change the Anticipated Repayment Date applicable to the Series or the Rated Final Payment Date applicable to the Series, (ii) reduce the amounts required to be paid on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date, (iii) change the place of payments on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date, (iv) change the coin or currency in which the principal of any Note or interest thereon is payable, (v) impair the right of a Noteholder to institute suit for the enforcement of any payment on or with respect to any Note on or after the maturity thereof, (vi) reduce the percentage in principal balance of the outstanding principal balance of any of the Notes, the consent of whose Holders is required for such

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amendment or eliminate the requirement that affected Noteholders consent to any amendment, (vii) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in the Indenture, (viii) modify the provisions of the Indenture or any Indenture Supplement governing the amount of principal, interest and the Anticipated Repayment Date, the Rated Final Payment Date or any scheduled Payment Dates with respect to such payments, or (ix) permit the creation of any lien ranking prior to or on parity with the lien of the Noteholders with respect to the Collateral or, except as otherwise permitted or contemplated in the Indenture or any Indenture Supplement, terminate the lien of the Noteholders on such Collateral or deprive the Noteholders of the security afforded by such.

Unless the certificate of authentication hereon has been executed by the Note Registrar, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will not have at any time recourse for payments hereunder against the Indenture Trustee, the Servicer or any Agents or Affiliates thereof.

THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Issuer has duly executed this Note.

LMRK ISSUER CO III LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Class [__] Notes referred to in the within-mentioned Indenture.

Dated:  [           ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Officer

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the Secured Tenant Site Contract Revenue Note and hereby authorize(s) the registration of transfer of such interest to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Secured Tenant Site Contract Revenue Note of a like Percentage Interest and Class to the above named assignee and deliver such Secured Tenant Site Contract Revenue Note to the following address:

Dated: [ ]

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds,                                                                                                        for the account of                                                                      .

Payments made by check (such check to be made payable to                                                                      ) and all applicable statements and notices should be mailed to                                                                      .

This information is provided by                                                                    , the Assignee named above, or                                               , as its agent.

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SCHEDULE A

SCHEDULE OF EXCHANGES IN GLOBAL NOTE

The following exchanges of a part of this Global Note have been made:

Note Principal
Balance of this
	Amount of Decrease	Amount of Increase	Global Note
	in Note Principal	in Note Principal	following such	Signature of
	Balance of this	Balance of this	decrease (or	authorized officer of
Date of Exchange	Global Note	Global Note	increase)	Indenture Trustee

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EXHIBIT A-3

LMRK ISSUER CO III LLC

SECURED TENANT SITE CONTRACT REVENUE NOTES, SERIES [_______]

CLASS [___]

This is one of a series (“Series”) of Secured Tenant Site Contract Revenue Notes (collectively, the “Notes”), issued in multiple classes (each, a “Class”), being issued by LMRK Issuer Co III LLC (the “Issuer”).

DEFINITIVE NOTE

Note Rate:	Class Principal Balance of the Class [__] Notes
[__]%	as of the Closing Date: $[__]

Closing Date:	Note Principal Balance of this Note as of the
[_____]	Closing Date: $[__]

First Payment Date:	Initial Aggregate Principal Balance of All
[_____]	Classes of Notes of this Series:
$[____________]

Anticipated Repayment Date:	Servicer:
[_____]	Midland Loan Services, a division of PNC
Bank, National Association

Rated Final Payment Date:
[_____]	Indenture Trustee:
Wilmington Trust, National Association

Note No.: [__]	CUSIP No.: [__]

ISIN.: [__]

Common Code: [__]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF A PURCHASER OF OFFERED NOTES IN CERTIFICATED FORM ONLY, TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT ARE ACCREDITED INVESTORS UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE

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SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF THIS NOTE OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) THE HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) IS NOT ACQUIRING THIS NOTE (OR AN INTEREST THEREIN) WITH THE ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLAN” (AS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY WHOSE ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. § 2510.3-10, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”)) OF SUCH “EMPLOYEE BENEFIT PLANS” OR “PLANS” OR (IV) ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT, WHILE NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IS SUBJECT TO ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (ANY PURCHASER FOR WHICH ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV) ARE APPLICABLE, A “BENEFIT PLAN INVESTOR”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR AN INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT “PROHIBITED TRANSACTION” UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE HOLDER IS A BENEFIT PLAN INVESTOR THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING BY REASON OF THE PLAN ASSET REGULATION), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUER, THE MANAGER, THE ASSET ENTITIES, THE GUARANTOR, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTE, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTE, AND (2) THE DECISION TO PURCHASE THE NOTE HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. § 2510.3-21(C)(1)) OF THE TRANSACTION PARTIES, WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER

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ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTE, (B) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER OR A RELATIVE OF SUCH OWNER (IN THE CASE OF A HOLDER WHICH IS AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTE, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH BENEFIT PLAN INVESTOR IN THE NOTE, (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (F) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THAT NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, (G) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THE TRANSACTION PARTIES HAVE FINANCIAL INTERESTS IN THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE BENEFIT PLAN INVESTOR, AS MORE FULLY DESCRIBED IN THE PRIVATE PLACEMENT MEMORANDUM, AND (H) IS NOT PAYING ANY TRANSACTION PARTY, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE. THE FOREGOING REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH UNITED STATES DEPARTMENT OF LABOR REGULATIONS CODIFIED AT 29 C.F.R. § 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,945). TO THE EXTENT THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE DEEMED REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT.

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER C/O THE CHIEF FINANCIAL OFFICER, AT 2141 ROSECRANS AVENUE, SUITE 2100, EL SEGUNDO, CA 90245.]3

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WILMINGTON TRUST, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR

3 The Notes will only bear this OID legend if applicable.

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RESPECTIVE AFFILIATES.  THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

THE OUTSTANDING NOTE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that [ _____ ], or registered assigns, is the registered owner of the percentage interest evidenced by this Note (obtained by dividing the principal amount of this Note (its “Note Principal Balance”) as of the Closing Date by the Class Principal Balance of the Class of Notes to which this Note belongs) in the Class [ ___ ] Notes (the “Percentage Interest”). The Notes were issued pursuant to an Indenture, dated as of [__], 2018 (together with all modifications, supplements, amendments and restatements thereof, the “Indenture”), as supplemented by a Series Supplement, between the Issuer and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter.  To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Indenture.  This Note is issued under and is subject to the terms, provisions and conditions of the Indenture, to which Indenture the Holder of this Note by virtue of its acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Indenture, beginning on the first Payment Date specified above, payments will be made on the 15th day of each month or, if any such 15th day is not a Business Day, on the next succeeding Business Day (each a “Payment Date”) to the Person in whose name this Note is registered at the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Note in the Series to which this Note belongs and the amount required to be paid to all the Holders of the Class of Notes to which this Note belongs on the applicable Payment Date pursuant to the Indenture; provided that if the Indenture or the Series Supplement provides that the amount required to be paid shall be allocated to a Series, such payments shall be paid to the Holders of the Class and Series to which this Note belongs on the applicable Payment Date pursuant to the Indenture.  All payments made under the Indenture on this Note will be made by the Indenture Trustee from funds available therefor by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if this Noteholder shall have provided the Indenture Trustee with wiring instructions no later than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent payments), or otherwise by check mailed to the address of this Noteholder as it appears in the Note Register.  Notwithstanding the foregoing, the final payment on this Note will be made in like manner, but only upon presentation and surrender of this Note at the offices of the Note Registrar or such other location specified in the notice to the Holder hereof of such final payment.

This Note shall accrue interest during each Interest Accrual Period on the Note Principal Balance of such Note at a rate per annum equal to the related Note Rate.  Interest on each Class of Notes shall be calculated on a 30/360 Basis and, during each Interest Accrual

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Period, shall accrue at the Note Rate for such Class for such Interest Accrual Period on the Class Principal Balance thereof outstanding immediately prior to the related Payment Date.

The Note Principal Balance of this Note, to the extent not earlier paid, shall be due and payable in its entirety on the Rated Final Payment Date of this Note.

As provided in the Indenture, withdrawals from the Collection Account may be made from time to time for purposes other than, and, in certain cases, prior to, payments to Noteholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Notes and the payment of interest on such advances and expenses.

Any payment to the Holder of this Note in reduction of the Note Principal Balance hereof is binding on such Holder and all future Holders of this Note and any Note issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such payment is made upon this Note.

This Note is issuable in fully-registered form only without coupons.  As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for new Notes of the same Class of the same Series in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer, sale, pledge or other disposition of any Note or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. No transfer, sale, pledge or other disposition of any Tax Restricted Note or interest therein shall be made unless such transfer, sale, pledge or other disposition is otherwise made in accordance with Section 2.02(k) of the Indenture.

If a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Notes or a transfer of a Book-Entry Note to a successor Depositary as contemplated by Section 2.03(c) of the Indenture), then the Note Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either:  (i) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-4 or Exhibit B-5 to the Indenture and a certificate from the prospective Transferee substantially in the form attached as Exhibit B-2 or Exhibit B-3 to the Indenture; or (ii) an Opinion of Counsel satisfactory to the Note Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Parent, the Guarantor, the Obligors, the Issuer, the Servicer, the Indenture Trustee, the Manager or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer or such Noteholder’s prospective Transferee on which such Opinion of Counsel is based.

If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of the

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Book-Entry Notes), then the Holder is deemed to represent to the Issuer and the Indenture Trustee that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and is acquiring this Rule 144A Global Note (or interest therein) for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are qualified institutional buyers). Except as provided in the following two paragraphs, no interest in a Rule 144A Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Note.

Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Note for a Class of Book-Entry Notes (other than a Rule 144A Global Note that is a Tax Restricted Note) may be transferred to any Person who takes delivery in the form of a beneficial interest in a Regulation S Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, and credit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such written orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Rule 144A Global Note in respect of the applicable Class of Notes and increase the denomination of the Regulation S Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

Also notwithstanding the foregoing, any interest in a Rule 144A Global Note with respect to any Class of Book-Entry Notes may be transferred by any Note Owner holding such interest to any Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Note of the same Class as such Rule 144A Global Note upon delivery to the Note Registrar and the Indenture Trustee of (i) such certifications or opinions as are contemplated by the second paragraph of Section 2.02(b) of the Indenture and (ii) such written orders and instructions as are required under the Applicable Procedures of the Depositary to direct the Indenture Trustee to debit the account of a DTC Participant by the denomination of the transferred interests in such Rule 144A Global Note.  Upon delivery to the Note Registrar of the certifications or opinions contemplated by the second paragraph of Section 2.02(b) of the Indenture, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the subject Rule 144A Global Note by the denomination of the transferred interests in such Rule 144A Global Note, and shall cause a Definitive Note of the same Class as such Rule 144A Global Note, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Note, to be executed, authenticated and delivered in accordance with the Indenture to the applicable Transferee.

Except as provided in the next paragraph, no beneficial interest in a Regulation S Global Note for any Class of Book-Entry Notes shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Note.  On or prior to the Release Date, a Note Owner desiring to effect any such Transfer shall be required to obtain from such Note Owner’s prospective Transferee a written certification substantially in the

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form set forth in Exhibit B-1 to the Indenture certifying that such Transferee is not a U.S. Person (as defined under Regulation S).  On or prior to the Release Date, beneficial interests in the Regulation S Global Note for each Class of Book-Entry Notes may be held only through Euroclear or Clearstream.  The Regulation S Global Note for each Class of Book-Entry Notes shall be deposited with the Indenture Trustee as custodian for the Depositary and registered in the name of Cede & Co. as nominee of the Depositary.

Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Note for a Class of Book-Entry Notes may be transferred to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Note for such Class of Notes upon delivery to the Note Registrar of such written orders and instructions as are required under the Applicable Procedures of the Depositary, Clearstream and Euroclear to direct the Indenture Trustee to debit the account of a DTC Participant by a denomination of interests in such Regulation S Global Note, and credit the account of a DTC Participant by a denomination of interests in such Rule 144A Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred.  Upon delivery to the Note Registrar of such written orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures of the Depositary, shall reduce the denomination of the Regulation S Global Note in respect of the applicable Class of Notes and increase the denomination of the Rule 144A Global Notes for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions.

Neither the Issuer, the Indenture Trustee nor the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under the Indenture to permit the transfer of any Note or interest therein without registration or qualification.  Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify the Parent, the Manager, the Guarantors, the Obligors, the Initial Purchasers, the Indenture Trustee, the Manager, the Backup Manager, the Servicer and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the provisions of Section 2.02(c) of the Indenture.  Any attempted or purported transfer of a Note in violation of Section 2.02(c) of the Indenture will be null and void and vest no rights in any purported Transferee.

The Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that either: (i) such prospective Transferee is not acquiring such Note (or any interest therein) with any assets of any Benefit Plan Investor; or (ii) such acquisition and holding by such Transferee of such Note (or any interest therein) will not give rise to a non-exempt prohibited

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transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws. Further, if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), the Note Registrar shall refuse to register the transfer of a Note that constitutes a Definitive Note or a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, unless it has received from the prospective Transferee a certification that (A) none of the Issuer, the Manager, the Asset Entities, the Guarantor, the Initial Purchaser, or any of their respective affiliates or agents (collectively, the “Transaction Parties”) has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a duly authorized fiduciary (each, a “Plan Fiduciary”) who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the individual retirement account (“IRA”) owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the certifications in this sentence will no longer be required.

It is hereby acknowledged that either of the forms of certification attached to the Indenture as Exhibits B-2 and B-3 is acceptable for purposes of making the certifications in the preceding paragraph. If a transfer of any interest in a Note is to be made and is permitted without delivering to the Note Registrar a certification as provided in Section 2.02(c) of the Indenture, the prospective Transferee of such Note, by its acquisition of such Note (or an interest therein), shall be deemed to have represented and warranted that (i) either (x) it is not acquiring such Note (or any interest therein) with any assets of any Benefit Plan Investor or (y) such acquisition and holding by such Transferee will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws, and (ii) if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), (A) none of the Transaction Parties has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or

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has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a Plan Fiduciary who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the IRA owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes; provided, that, to the extent that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the deemed representations in this clause (ii) will be deemed to be no longer in effect..

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register upon surrender of this Note for registration of transfer at the offices of the Note Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same Class of the same Series in authorized denominations evidencing the same Percentage Interest will be issued to the designated transferee or transferees.

No service charge will be imposed for any transfer or exchange of this Note, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Note.

Notwithstanding the foregoing, for so long as this Note is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Note shall be made through the book-entry facilities of DTC, and accordingly, this Note shall constitute a Book-Entry Note.

The Issuer, the Servicer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Servicer, the Indenture Trustee or the Note Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuer, the Servicer, the Indenture Trustee, the Note Registrar or any such agent shall be affected by notice to the contrary.

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Subject to certain terms and conditions set forth in the Indenture, the Obligations created by the Indenture shall terminate upon payment (or provision for payment) to the Noteholders of all amounts held by or on behalf of the Indenture Trustee and required under the Indenture to be so paid on the Payment Date following the final payment or other liquidation (or any advance with respect thereto) of the Notes.

The Issuer and the Indenture Trustee, when authorized by an Issuer Order, with a prior direction of Noteholders representing more than 50% of the Voting Rights of each Class of Notes adversely affected thereby and without prior notice to any other Noteholder, also may amend, supplement or modify the Indenture, any Indenture Supplement or the Notes or waive compliance by the Issuer with any provision of the Indenture, any Indenture Supplement or the Notes; provided, however, that no such amendment, modification, supplement or waiver may, without the consent of the Holder of each Note (including, notwithstanding anything to the contrary contained in the Indenture, the Holder of any Note that is the Issuer or any of its Affiliates) adversely affected thereby: (i) change the Anticipated Repayment Date applicable to the Series or the Rated Final Payment Date applicable to the Series, (ii) reduce the amounts required to be paid on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date, (iii) change the place of payments on the Notes on any Payment Date, the Anticipated Repayment Date or the Rated Final Payment Date, (iv) change the coin or currency in which the principal of any Note or interest thereon is payable, (v) impair the right of a Noteholder to institute suit for the enforcement of any payment on or with respect to any Note on or after the maturity thereof, (vi) reduce the percentage in principal balance of the outstanding principal balance of any of the Notes, the consent of whose Holders is required for such amendment or eliminate the requirement that affected Noteholders consent to any amendment, (vii) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in the Indenture, (viii) modify the provisions of the Indenture or any Indenture Supplement governing the amount of principal, interest and the Anticipated Repayment Date, the Rated Final Payment Date or any scheduled Payment Dates with respect to such payments, or (ix) permit the creation of any lien ranking prior to or on parity with the lien of the Noteholders with respect to the Collateral or, except as otherwise permitted or contemplated in the Indenture or any Indenture Supplement, terminate the lien of the Noteholders on such Collateral or deprive the Noteholders of the security afforded by such.

Unless the certificate of authentication hereon has been executed by the Note Registrar, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

The registered Holder hereof, by its acceptance hereof, agrees that it will not have at any time recourse for payments hereunder against the Indenture Trustee, the Servicer or any Agents or Affiliates thereof.

THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Issuer has duly executed this Note.

LMRK ISSUER CO III LLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Class [__] Notes referred to in the within-mentioned Indenture. Dated:  [           ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Officer

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please print or typewrite name and address including postal zip code of assignee)

the Secured Tenant Site Contract Revenue Note and hereby authorize(s) the registration of transfer of such interest to assignee on the Note Register.

I (we) further direct the Note Registrar to issue a new Secured Tenant Site Contract Revenue Note of a like Percentage Interest and Class to the above named assignee and deliver such Secured Tenant Site Contract Revenue Note to the following address:

Dated: [ ]

Signature by or on behalf of Assignor

Signature Guaranteed

PAYMENT INSTRUCTIONS

The Assignee should include the following for purposes of payment:

Payments shall, if permitted, be made by wire transfer or otherwise, in immediately available funds,                                                                                                        for the account of                                                                      .

Payments made by check (such check to be made payable to                                                   ) and all applicable statements and notices should be mailed to                                                                      .

This information is provided by                                                                    , the Assignee named above, or                                               , as its agent

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EXHIBIT B-1

FORM OF TRANSFEREE CERTIFICATE

FOR TRANSFERS OF BENEFICIAL INTERESTS IN

REGULATION S GLOBAL NOTES

[Date]

TO: [TRANSFEROR]

Re: $          Secured Tenant Site Contract Revenue Notes Series     , Class      (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by (the “Transferor”) to (the “Transferee”) of Class Notes having an initial Note Principal Balance as of       (the “Closing Date”) of $     (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC (the “Issuer”), LMRK Propco 3 LLC and Wilmington Trust, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Issuer, that:

1.   The Transferee is not a United States Securities Person (as defined below).  The Transferee is not acquiring the Transferred Notes for the account or benefit of a United States Securities Person. The Transferee is located outside of the United States.

2.   The Transferee understands that (A) the Transferred Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any applicable state securities laws, (B) none of the Issuer, the Indenture Trustee or the Note Registrar is obligated so to register or qualify the Transferred Notes and (C) no interest in the Transferred Notes may be reoffered, resold, pledged or otherwise transferred unless (i) such Transferred Notes are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws, (ii)(a) such interest is reoffered, resold, pledged or otherwise transferred (1) to a person whom the Noteholder desiring to effect such transfer reasonably believes is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act in a transaction meeting the requirements of Rule 144A, (2) in the case of a purchaser of Transferred Notes in certificated form only, to an “accredited investor” within the meaning of  Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”) in a transaction exempt from the registration requirements of the Securities Act in a minimum aggregate principal amount of at least $100,000 or (3) in an “offshore transaction” satisfying the conditions of Rule 903 or Rule 904 of Regulation S of the Securities Act, (b) the Noteholder desiring to effect such transfer has received a certificate from such Noteholder’s prospective transferee substantially in the form attached as the applicable Exhibit to the Indenture, and (c) such interest is reoffered, resold, pledged or otherwise transferred in accordance with all applicable securities laws of the States of the United States, or (iii) the Note Registrar has received an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

3.   Either (A) it is not acquiring the Offered Notes (or an interest therein) with the assets of (i) any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) any “plan” (as described in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) any entity whose assets are deemed to include “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”)) of such “employee benefit plans” or “plans” or (iv) any employee benefit plan or arrangement that, while not subject to Title I of ERISA or Section 4975 of the Code, is subject to any other federal, state, local, non U.S. or other laws or

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regulations that are similar to such provisions of ERISA of the Code (collectively, “Similar Laws”) (any Transferee for which any of the foregoing clauses (i) through (v) are applicable, a “Benefit Plan Investor”) or (B) the acquisition and holding of the Offered Notes (or an interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws. Further, if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), (A) none of the Issuer, the Manager, the Asset Entities, the Guarantor, the Initial Purchaser, or any of their respective affiliates or agents (collectively, the “Transaction Parties”) has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a duly authorized fiduciary (each, a “Plan Fiduciary”) who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the individual retirement account (“IRA”) owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes. The representations in the previous sentence are intended to comply with United States Department of Labor regulations codified at 29 C.F.R. § 2510.3-21(A) and (C)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,945). To the extent these regulations are revoked, repealed or no longer effective, such representations will no longer be required.

4.   The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF A PURCHASER OF OFFERED NOTES IN CERTIFICATED FORM ONLY, TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT ARE ACCREDITED INVESTORS UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.”

5.   The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

“EITHER (A) THE HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) IS NOT ACQUIRING THIS NOTE (OR AN INTEREST THEREIN) WITH THE ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLAN”

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(AS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY WHOSE ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. § 2510.3-10, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”)) OF SUCH “EMPLOYEE BENEFIT PLANS” OR “PLANS” OR (IV) ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT, WHILE NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IS SUBJECT TO ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (ANY PURCHASER FOR WHICH ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV) ARE APPLICABLE, A “BENEFIT PLAN INVESTOR”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR AN INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT “PROHIBITED TRANSACTION” UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE HOLDER IS A BENEFIT PLAN INVESTOR THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING BY REASON OF THE PLAN ASSET REGULATION), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUER, THE MANAGER, THE ASSET ENTITIES, THE GUARANTOR, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTE, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTE, AND (2) THE DECISION TO PURCHASE THE NOTE HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. § 2510.3-21(C)(1)) OF THE TRANSACTION PARTIES, WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTE, (B) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER OR A RELATIVE OF SUCH OWNER (IN THE CASE OF A HOLDER WHICH IS AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTE, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH BENEFIT PLAN INVESTOR IN THE NOTE, (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (F) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THAT NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, (G) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THE TRANSACTION PARTIES HAVE FINANCIAL INTERESTS IN THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE BENEFIT PLAN INVESTOR, AS MORE FULLY DESCRIBED IN THE PRIVATE PLACEMENT MEMORANDUM, AND (H) IS NOT PAYING ANY TRANSACTION PARTY, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE. THE FOREGOING REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH UNITED STATES DEPARTMENT OF LABOR REGULATIONS CODIFIED AT 29 C.F.R. § 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,945). TO THE EXTENT THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE DEEMED REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT.

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[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER C/O THE CHIEF FINANCIAL OFFICER, AT 2141 ROSECRANS AVENUE, SUITE 2100, EL SEGUNDO, CA 90245.”]4

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WILMINGTON TRUST, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

6.   The Transferee has been furnished with all information regarding (a) the Transferred Notes and distributions thereon, (b) the Indenture and (c) all related matters, in each case that the Transferee has requested. The Transferee will maintain the confidentiality of such information and will protect such information against disclosure to any third party, provided that the Transferee may deliver or disclose information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Transferred Notes) who agree to hold confidential such information, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential such information, (iii) any transferee to which it sells or offers to sell such Transferred Note or any part thereof or any participation therein, (iv) any federal or state regulatory authority having jurisdiction over the Transferee, (v) the National Association of Insurance Commissioners or the Securities Valuation Office of the National Association of Insurance Commissioners or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about the Transferee’s investment portfolio, or (vi) any other person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to the Transferee, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which the Transferee is a party, to the extent the Transferee may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Transferred Notes.

7.   The Transferee understands that no sale, transfer or conveyance of such Transferred Notes or any interest therein may be made except in compliance with the restrictions on transfer contained in the Indenture.

4 The Notes will only bear this OID legend if applicable.

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For purposes of this certification, “United States Securities Person” means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by “accredited investors” (as defined in Rule 501(a)) under the Securities Act, who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to $[initial Note Principal Balance] of such beneficial interests in the above-referenced Notes in respect of which we are not able to certify. As to such beneficial interests, we understand that until we provide such certification (i) no rights to payment on such beneficial interests can be exercised, (ii) if such interests are represented by a temporary global security, no exchange of interests in such temporary global security for interests in a permanent global security will be made and (iii) if definitive Notes are ever issued, no exchange of such beneficial interests for any such definitive Notes will be made.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                                   , 20[__]

By:

As, or as agent for, the beneficial owner(s) of the Notes to which this letter relates

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EXHIBIT B-2

FORM OF TRANSFEREE CERTIFICATE

FOR TRANSFERS OF DEFINITIVE NOTES

TO QUALIFIED INSTITUTIONAL BUYERS

[Date]

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Workflow Management

Re: $             Secured Tenant Site Contract Site Revenue Notes, Series     , Class      (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by (the “Transferor”) to (the “Transferee”) of Class     Notes having an initial Note Principal Balance as of      (the “Closing Date”) of $         (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of  [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC (the “Issuer”), LMRK Propco 3 LLC and Wilmington Trust, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Issuer, that:

1.   The Transferee is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Notes for its own account or for the account of another Qualified Institutional Buyer.

2.   The Transferee understands that (A) the Transferred Notes have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (B) none of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify the Transferred Notes and (C) no interest in the Transferred Notes may be reoffered, resold, pledged or otherwise transferred unless (i) such Transferred Notes are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws, (ii)(a) such interest is reoffered, resold, pledged or otherwise transferred (1) to a person whom the Noteholder desiring to effect such transfer reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (2) in the case of a purchaser of Transferred Notes in certificated form only, to an “accredited investor” within the meaning of  Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”) in a transaction exempt from the registration requirements of the Securities Act in a minimum aggregate principal amount of at least $100,000 or (3) in an “offshore transaction” satisfying the conditions of Rule 903 or Rule 904 of Regulation S of the Securities Act, (b) the Noteholder desiring to effect such transfer has received a certificate from such Noteholder’s prospective transferee substantially in the form attached as the applicable Exhibit to the Indenture, and (c) such interest is reoffered, resold, pledged or otherwise transferred in accordance with all applicable securities laws of the States of the United States, or (iii) the Note Registrar has received an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

3.   Either (A) it is not acquiring the Offered Notes (or an interest therein) with the assets of (i) any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) any “plan” (as described in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) any entity whose assets are deemed to include “plan assets” (within the

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meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”)) of such “employee benefit plans” or “plans” or (iv) any employee benefit plan or arrangement that, while not subject to Title I of ERISA or Section 4975 of the Code, is subject to any other federal, state, local, non U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code (collectively, “Similar Laws”) (any Transferee for which any of the foregoing clauses (i) through (v) are applicable, a “Benefit Plan Investor”) or (B) the acquisition and holding of the Offered Notes (or an interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws. Further, if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), (A) none of the Issuer, the Manager, the Asset Entities, the Guarantor, the Initial Purchaser, or any of their respective affiliates or agents (collectively, the “Transaction Parties”) has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a duly authorized fiduciary (each, a “Plan Fiduciary”) who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the individual retirement account (“IRA”) owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes. The representations in the previous sentence are intended to comply with United States Department of Labor regulations codified at 29 C.F.R. § 2510.3-21(A) and (C)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,945). To the extent these regulations are revoked, repealed or no longer effective, such representations will no longer be required.

4.   The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF A PURCHASER OF OFFERED NOTES IN CERTIFICATED FORM ONLY, TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT ARE ACCREDITED INVESTORS UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.”

5.   The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

“EITHER (A) THE HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) IS NOT ACQUIRING THIS NOTE (OR AN INTEREST THEREIN) WITH THE ASSETS OF (I) ANY “EMPLOYEE BENEFIT

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PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLAN” (AS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF  THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY WHOSE ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. § 2510.3-10, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”)) OF SUCH “EMPLOYEE BENEFIT PLANS” OR “PLANS” OR (IV) ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT, WHILE NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IS SUBJECT TO ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (ANY PURCHASER FOR WHICH ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV) ARE APPLICABLE, A “BENEFIT PLAN INVESTOR”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR AN INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT “PROHIBITED TRANSACTION” UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE HOLDER IS A BENEFIT PLAN INVESTOR THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING BY REASON OF THE PLAN ASSET REGULATION), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUER, THE MANAGER, THE ASSET ENTITIES, THE GUARANTOR, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTE, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTE, AND (2) THE DECISION TO PURCHASE THE NOTE HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. § 2510.3-21(C)(1)) OF THE TRANSACTION PARTIES, WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTE, (B) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER OR A RELATIVE OF SUCH OWNER (IN THE CASE OF A HOLDER WHICH IS AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTE, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH BENEFIT PLAN INVESTOR IN THE NOTE, (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (F) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THAT NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, (G) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THE TRANSACTION PARTIES HAVE FINANCIAL INTERESTS IN THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE BENEFIT PLAN INVESTOR, AS MORE FULLY DESCRIBED IN THE PRIVATE PLACEMENT MEMORANDUM, AND (H) IS NOT PAYING ANY TRANSACTION PARTY, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE. THE FOREGOING REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH UNITED STATES DEPARTMENT OF LABOR REGULATIONS CODIFIED AT 29 C.F.R. § 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,945). TO THE EXTENT THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE DEEMED REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT.

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[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY

OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER C/O THE CHIEF FINANCIAL OFFICER, AT 2141 ROSECRANS AVENUE, SUITE 2100, EL SEGUNDO, CA 90245.”]5

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WILMINGTON TRUST, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

6.   The Transferee has been furnished with all information regarding (a) the Transferred Notes and distributions thereon, (b) the Indenture and (c) all related matters, in each case that the Transferee has requested. The Transferee will maintain the confidentiality of such information and will protect such information against disclosure to any third party, provided that the Transferee may deliver or disclose information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Transferred Notes) who agree to hold confidential such information, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential such information, (iii) any transferee to which it sells or offers to sell such Transferred Note or any part thereof or any participation therein, (iv) any federal or state regulatory authority having jurisdiction over the Transferee, (v) the National Association of Insurance Commissioners or the Securities Valuation Office of the National Association of Insurance Commissioners or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about the Transferee’s investment portfolio, or (vi) any other person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to the Transferee, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which the Transferee is a party, to the extent the Transferee may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Transferred Notes.

7.   The Transferee understands that no sale, transfer or conveyance of such Transferred Notes or any interest therein may be made except in compliance with the restrictions on transfer contained in the Indenture.

8.   If the Transferee proposes that the Transferred Notes be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

VERY TRULY YOURS,

(TRANSFEREE)

By:
Name
Title:

5 The Notes will only bear this OID legend if applicable.

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Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Transferred Notes being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

(NOMINEE)

By:
Name
Title:

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ANNEX 1 TO EXHIBIT B-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees other than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and for the benefit of the Issuer with respect to the Notes being transferred in book-entry form (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.   As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Notes (the “Transferee”).

2.   The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) [the Transferee] [each of the Transferee’s equity owners] owned and/or invested on a discretionary basis $            6 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

☐  Corporation, etc.  The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

☐  Bank.  The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than sixteen (16) months preceding the date of sale of the Transferred Notes in the case of a U.S. bank, and not more than eighteen (18) months preceding such date of sale for a foreign bank or equivalent institution.

☐  Savings and Loan.  The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than sixteen (16) months preceding the date of sale of the Transferred Notes in the case of a U.S. savings and loan association, and not more than eighteen (18) months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

☐  Broker-dealer.  The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐  Insurance Company.  The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

[6]

Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

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☐  Investment Advisor.  The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

☐  QIB Subsidiary.  All of the Transferee’s equity owners are “qualified institutional buyers” within the meaning of Rule 144A.

☐  Other.  (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.   For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4.   For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person’s direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.   The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

☐	☐	Will the Transferee be acquiring interests in the Transferred Notes only for
Yes	No	the Transferee’s own account?

6.   If the answer to the foregoing question is “no,” then in each case where the Transferee is acquiring any interest in the Transferred Notes for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.   The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s acquisition of any interest in of the Transferred Notes will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

8.   Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture pursuant to which the Transferred Notes were issued.

(TRANSFEREE)

By:
Name
Title:
Date:

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ANNEX 2 TO EXHIBIT B-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and for the benefit of the Issuer with respect to the Notes being transferred in book-entry form (the “Transferred Notes”) as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Notes (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.   The Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

☐  The Transferee owned and/or invested on a discretionary basis $  in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

☐  The Transferee is part of a Family of Investment Companies which owned in the aggregate $  in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.   The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.   The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,

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(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.   The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Notes are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

☐ ☐	Will the Transferee be acquiring interests in the Transferred Notes only for the
Yes No	Transferee’s own account?

6.   If the answer to the foregoing question is “no,” then in each case where the Transferee is acquiring any interest in the Transferred Notes for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7.   The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s acquisition of any interest in the Transferred Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

8.   Capitalized terms used but not defined herein have the meanings ascribed thereto in the Indenture pursuant to which the Transferred Notes were issued.

(TRANSFEREE OR ADVISER)

By:
Name:
Title:

IF AN ADVISER:
Print Name of Transferee
Date:

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EXHIBIT B-3

FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF DEFINITIVE NOTES TO

ACCREDITED INVESTORS

[Date]

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Workflow Management

Re: $             Secured Tenant Site Contract Revenue Notes, Series      , Class      (the “Notes”);

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by  (the “Transferor”) to (the “Transferee”) of Class Notes having an initial Note Principal Balance as of     (the “Closing Date”) of $        (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of  [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC (the “Issuer”), LMRK Propco 3 LLC and Wilmington Trust, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Issuer, that: 1. The Transferee is an “accredited investor” within the meaning of  Rule 501(a)of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)  (an “Accredited Investor”). The Transferee is acquiring the Transferred Notes for its own account and does not intend to resell or distribute the Transferred Notes in any manner that would violate, or require registration under, Section 5 of the Securities Act.

2.   The Transferee understands that (A) the Transferred Notes have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (B) none of the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify the Transferred Notes and (C) no interest in the Transferred Notes may be reoffered, resold, pledged or otherwise transferred unless (i) such Transferred Notes are registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws, (ii)(a) such interest is reoffered, resold, pledged or otherwise transferred (1) to a person whom the Noteholder desiring to effect such transfer reasonably believes is a “qualified institutional buyer” (a “Qualified Institutional Buyer”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) in a transaction meeting the requirements of Rule 144A, (2) in the case of a purchaser of Transferred Notes in certificated form only, to an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act in a minimum aggregate principal amount of at least $100,000 or (3) in an “offshore transaction satisfying the conditions of Rule 903 or Rule 904 of Regulation S of the Securities Act subject, in the case of clause (ii), to the Issuer’s and the Indenture Trustee’s right, prior to any such transfer, to require

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the delivery of an opinion of counsel, certifications and/or other information in accordance with the Indenture, (b) the Noteholder desiring to effect such transfer has received an opinion of counsel that such transfer may be made without registration under the Securities Act and/or a certificate from such Noteholder’s prospective transferee substantially in the form attached as the applicable Exhibit to the Indenture, and (c) such interest is reoffered, resold, pledged or otherwise transferred in accordance with all applicable securities laws of the States of the United States, or (iii) the Note Registrar has received an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act.

3.   Either (A) it is not acquiring the Offered Notes (or an interest therein) with the assets of (i) any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) any “plan” (as described in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, (iii) any entity whose assets are deemed to include “plan assets” (within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”)) of such “employee benefit plans” or “plans” or (iv) any employee benefit plan or arrangement that, while not subject to Title I of ERISA or Section 4975 of the Code, is subject to any other federal, state, local, non U.S. or other laws or regulations that are similar to such provisions of ERISA of the Code (collectively, “Similar Laws”) (any Transferee for which any of the foregoing clauses (i) through (v) are applicable, a “Benefit Plan Investor”) or (B) the acquisition and holding of the Offered Notes (or an interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws. Further, if the prospective Transferee is acquiring such Note (or any interest therein) with the assets of any Benefit Plan Investor that is subject to Title I of ERISA or Section 4975 of the Code (including by reason of the Plan Asset Regulation), (A) none of the Issuer, the Manager, the Asset Entities, the Guarantor, the Initial Purchaser, or any of their respective affiliates or agents (collectively, the “Transaction Parties”) has acted as such Benefit Plan Investor’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the prospective Transferee’s decision to acquire and hold the Notes, and none of the Transaction Parties shall at any time be relied upon as such Benefit Plan Investor’s fiduciary with respect to any decision to acquire, continue to hold or transfer such Notes, and (B) the decision to purchase such Notes has been made by a duly authorized fiduciary (each, a “Plan Fiduciary”) who is independent (as that term is used in 29 C.F.R. § 2510.3-21(c)(1)) of the Transaction Parties, which Plan Fiduciary (1) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase such Notes, (2) is not the individual retirement account (“IRA”) owner or a relative of such owner (in the case of a holder which is an IRA), (3) is capable of evaluating investment risks independently, both in general and with regard to the prospective investment in such Notes, (4) has exercised independent judgment in evaluating whether to invest the assets of such Benefit Plan Investor in such Notes, (5) is either a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control, (6) has been informed by the Transaction Parties that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, (7) has been informed by the Transaction Parties that the Transaction Parties have financial interests in such Benefit Plan Investor’s purchase and holding of such Notes, which interests may conflict with the interest of such Benefit Plan Investor, and (8) is not paying any Transaction Party, any fee or other compensation directly for the provision of investment advice

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(as opposed to other services) in connection with such Benefit Plan Investor’s purchase and holding of such Notes. The representations in the previous sentence are intended to comply with United States Department of Labor regulations codified at 29 C.F.R. § 2510.3-21(A) and (C)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,945). To the extent these regulations are revoked, repealed or no longer effective, such representations will no longer be required.

4.   The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN THE CASE OF A PURCHASER OF OFFERED NOTES IN CERTIFICATED FORM ONLY, TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D OR AN ENTITY OWNED ENTIRELY BY OTHER ENTITIES THAT ARE ACCREDITED INVESTORS UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.”

5.   The Transferee understands that the Transferred Notes will bear a legend to the following effect, unless the Issuer determines otherwise in accordance with the Indenture and in compliance with applicable law:

“EITHER (A) THE HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) IS NOT ACQUIRING THIS NOTE (OR AN INTEREST THEREIN) WITH THE ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) ANY “PLAN” (AS DESCRIBED IN SECTION 4975(E)(1) OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY WHOSE ASSETS ARE DEEMED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. § 2510.3-10, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSET REGULATION”)) OF SUCH “EMPLOYEE BENEFIT PLANS” OR “PLANS” OR (IV) ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT, WHILE NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE, IS SUBJECT TO ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO

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SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) (ANY PURCHASER FOR WHICH ANY OF THE FOREGOING CLAUSES (I) THROUGH (IV) ARE APPLICABLE, A “BENEFIT PLAN INVESTOR”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE (OR AN INTEREST THEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT “PROHIBITED TRANSACTION” UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAWS.

FURTHER, IF THE HOLDER IS A BENEFIT PLAN INVESTOR THAT IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (INCLUDING BY REASON OF THE PLAN ASSET REGULATION), SUCH HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) NONE OF THE ISSUER, THE MANAGER, THE ASSET ENTITIES, THE GUARANTOR, THE INITIAL PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS (COLLECTIVELY, THE “TRANSACTION PARTIES”) HAS ACTED AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY (WITHIN THE MEANING OF ERISA OR THE CODE), OR HAS BEEN RELIED UPON FOR ANY ADVICE, WITH RESPECT TO THE HOLDER’S DECISION TO ACQUIRE AND HOLD THE NOTE, AND NONE OF THE TRANSACTION PARTIES SHALL AT ANY TIME BE RELIED UPON AS THE BENEFIT PLAN INVESTOR’S FIDUCIARY WITH RESPECT TO ANY DECISION TO ACQUIRE, CONTINUE TO HOLD OR TRANSFER THE NOTE, AND (2) THE DECISION TO PURCHASE THE NOTE HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH, A “PLAN FIDUCIARY”) WHO IS INDEPENDENT (AS THAT TERM IS USED IN 29 C.F.R. § 2510.3-21(C)(1)) OF THE TRANSACTION PARTIES, WHICH PLAN FIDUCIARY (A) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTE, (B) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER OR A RELATIVE OF SUCH OWNER (IN THE CASE OF A HOLDER WHICH IS AN IRA), (C) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTE, (D) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH BENEFIT PLAN INVESTOR IN THE NOTE, (E) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, (F) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THAT NONE OF THE TRANSACTION PARTIES IS UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, (G) HAS BEEN INFORMED BY THE TRANSACTION PARTIES THE TRANSACTION PARTIES HAVE FINANCIAL INTERESTS IN THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE, WHICH INTERESTS MAY CONFLICT WITH THE INTEREST OF THE BENEFIT PLAN INVESTOR, AS MORE FULLY DESCRIBED IN THE PRIVATE PLACEMENT MEMORANDUM, AND (H) IS NOT PAYING ANY TRANSACTION PARTY, ANY FEE OR OTHER COMPENSATION DIRECTLY FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE BENEFIT PLAN INVESTOR’S PURCHASE AND HOLDING OF THE NOTE.

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THE FOREGOING REPRESENTATIONS IN THIS PARAGRAPH ARE INTENDED TO COMPLY WITH UNITED STATES DEPARTMENT OF LABOR REGULATIONS CODIFIED AT 29 C.F.R. § 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,945). TO THE EXTENT THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE DEEMED REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT.

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER C/O THE CHIEF FINANCIAL OFFICER, AT 2141 ROSECRANS AVENUE, SUITE 2100, EL SEGUNDO, CA 90245.”]7

THIS NOTE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WILMINGTON TRUST, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES.  THE NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR BY ANY OTHER PERSON.

6.   The Transferee has been furnished with all information regarding (a) the Transferred Notes and distributions thereon, (b) the Indenture and (c) all related matters, in each case that the Transferee has requested. The Transferee will maintain the confidentiality of such information and will protect such information against disclosure to any third party, provided that the Transferee may deliver or disclose information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Transferred Notes) who agree to hold confidential such information, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential such information, (iii) any transferee to which it sells or offers to sell such Transferred Note or any part thereof or any participation therein, (iv) any federal or state regulatory authority having jurisdiction over the Transferee, (v) the National Association of Insurance Commissioners or the Securities Valuation Office of the National Association of Insurance Commissioners or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about the Transferee’s investment portfolio, or (vi) any other person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to the Transferee, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which the Transferee is a party, to the extent the Transferee may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Transferred Notes.

7 The Notes will only bear this OID legend if applicable.

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7.   The Transferee understands that no sale, transfer or conveyance of such Transferred Notes or any interest therein may be made except in compliance with the restrictions on transfer contained in the Indenture.

8.   If the Transferee proposes that the Transferred Notes be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

Very truly yours,

(Transferee)

By:
Name:
Title:

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Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Transferred Notes being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

(Nominee)

By:
Name:
Title:

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EXHIBIT B-4

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS

OF DEFINITIVE NOTES TO QUALIFIED INSTITUTIONAL BUYERS

[Date]

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Workflow Management

Re: $             Secured Tenant Site Contract Revenue Notes, Series      , Class      (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by  (the “Transferor”) to  (the “Transferee”) of Class     Notes having an initial Note Principal Balance as of       (the “Closing Date”) of $        (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC (the “Issuer”), LMRK Propco 3 LLC and Wilmington Trust, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Issuer, that:

1.   The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.

2.   Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Note, any interest in a Transferred Note or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Note, any interest in a Transferred Note or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Note, any interest in a Transferred Note or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Note, any interest in a Transferred Note or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Note, any interest in a Transferred Note or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a payment of the Transferred Notes under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Transferred Notes a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Notes pursuant to the Securities Act or any state securities laws.

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3.   The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee’s ownership and discretionary investments of securities (check one or more):

☐  (a) The Transferee’s most recent publicly available financial statements, which statements present the information as of a date within sixteen (16) months preceding the date of sale of the Transferred Notes in the case of a U.S. purchaser and within eighteen (18) months preceding such date of sale in the case of a foreign purchaser; or

☐  (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within sixteen (16) months preceding the date of sale of the Transferred Notes in the case of a U.S. purchaser and within eighteen (18) months preceding such date of sale in the case of a foreign purchaser;

☐  (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within sixteen (16) months preceding the date of sale of the Transferred Notes in the case of a U.S. purchaser and within eighteen (18) months preceding such date of sale in the case of a foreign purchaser;

☐  (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee’s most recent fiscal year, or, in the case of a Transferee that is a member of a “family of investment companies,” as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the “family of investment companies” as of a specific date on or since the close of the Transferee’s most recent fiscal year; or

☐  (e) Other (Please specify brief description of method).

4.   The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a)  the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity’s “family of investment companies,” if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but

B-4-2

US-DOCS\100748997.8

subject to a repurchase agreement; currency, interest rate and commodity swaps; and securities owned but subject to a repurchase agreement;

(b)  the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

(c)  securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

5.   The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

6.   The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Notes and payments thereon, (b) the nature, performance and servicing of the Tenant Leases, (c) the Indenture, and (d) all related matters, in each case that the Transferee has requested.

Very truly yours, (Transferor)

By:
Name:
Title:

B-4-3

US-DOCS\100748997.8

EXHIBIT B-5

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF

DEFINITIVE NOTES TO ACCREDITED INVESTORS

[Date]

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Workflow Management

Re: $             Secured Tenant Site Contract Revenue Notes, Series     , Class     (the “Notes”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by (the “Transferor”) to (the “Transferee”) of Class     Notes having an initial Note Principal Balance as of       (the “Closing Date”) of $        (the “Transferred Notes”). The Notes, including the Transferred Notes, were issued pursuant to the Indenture, dated as of [__], 2018 (as amended restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC (the “Issuer”), LMRK Propco 3 LLC and Wilmington Trust, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture. The Transferor hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Issuer, that:

1.   The Transferor is the lawful owner of the Transferred Notes with the full right to transfer such Notes free from any and all claims and encumbrances whatsoever.

2.   Neither the Transferor nor anyone acting on its behalf has (a) offered, reoffered, pledged, sold, disposed of or otherwise transferred any Transferred Note, any interest in any Transferred Note or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Note, any interest in any Transferred Note or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Note, any interest in any Transferred Note or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Note, any interest in any Transferred Note or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Note, any interest in any Transferred Note or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Notes under the Securities Act, would render the disposition of the Transferred Notes a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Notes pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Note, any interest in any Transferred Note or any other similar security.

B-5-1

US-DOCS\100748997.8

3.   The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

4.   The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Notes and distributions thereon, (b) the nature, performance and servicing of the Tenant Leases, (c) the Indenture, and (d) all related matters, in each case that the Transferee has requested.

Very truly yours, (Transferor)

By:
Name:
Title:

B-5-2

US-DOCS\100748997.8

EXHIBIT C

FORM OF RENT ROLL

[See attached]

C-1

US-DOCS\100748997.8

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC100108	LMRK Propco 3 LLC	19,197.60	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600	1,600
TC110123	LMRK Propco 3 LLC	15,512.88	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293
TC110184	LMRK Propco 3 LLC	35,408.34	2,875	2,875	2,875	2,875	2,875	2,926	3,018	3,018	3,018	3,018	3,018	3,018
TC110191	LMRK Propco 3 LLC	12,775.32	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065
TC110193	LMRK Propco 3 LLC	14,520.00	1,210	1,210	1,210	1,210	1,210	1,210	1,210	1,210	1,210	1,210	1,210	1,210
TC110199	LMRK Propco 3 LLC	29,025.26	2,369	2,369	2,429	2,429	2,429	2,429	2,429	2,429	2,429	2,429	2,429	2,429
TC110221	LMRK Propco 3 LLC	24,884.05	-	-	-	-	24,884	-	-	-	-	-	-	-
TC110235	LMRK Propco 3 LLC	8,712.00	726	726	726	726	726	726	726	726	726	726	726	726
TC110308	LMRK Propco 3 LLC	6,000.00	500	500	500	500	500	500	500	500	500	500	500	500
TC110309	LMRK Propco 3 LLC	14,016.06	1,146	1,146	1,152	1,175	1,175	1,175	1,175	1,175	1,175	1,175	1,175	1,175
TC110312	LMRK Propco 3 LLC	17,222.50	1,360	1,442	1,442	1,442	1,442	1,442	1,442	1,442	1,442	1,442	1,442	1,442
TC110314	LMRK Propco 3 LLC	19,194.91	1,568	1,568	1,568	1,568	1,614	1,615	1,615	1,615	1,615	1,615	1,615	1,615
TC110318	LMRK Propco 3 LLC	19,652.04	1,613	1,613	1,613	1,613	1,613	1,622	1,661	1,661	1,661	1,661	1,661	1,661
TC110322	LMRK Propco 3 LLC	13,000.00	-	-	-	-	-	-	-	13,000	-	-	-	-
TC110328	LMRK Propco 3 LLC	21,854.40	1,821	1,821	1,821	1,821	1,821	1,821	1,821	1,821	1,821	1,821	1,821	1,821
TC110329	LMRK Propco 3 LLC	32,234.40	2,686	2,686	2,686	2,686	2,686	2,686	2,686	2,686	2,686	2,686	2,686	2,686
TC110333	LMRK Propco 3 LLC	23,082.12	1,924	1,924	1,924	1,924	1,924	1,924	1,924	1,924	1,924	1,924	1,924	1,924
TC110334	LMRK Propco 3 LLC	18,662.40	-	-	-	-	-	-	-	-	-	18,662	-	-
TC110335	LMRK Propco 3 LLC	17,025.96	1,384	1,384	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426
TC110336	LMRK Propco 3 LLC	24,155.14	1,960	2,018	2,018	2,018	2,018	2,018	2,018	2,018	2,018	2,018	2,018	2,018
TC110337	LMRK Propco 3 LLC	15,165.72	1,236	1,236	1,236	1,273	1,273	1,273	1,273	1,273	1,273	1,273	1,273	1,273
TC110338	LMRK Propco 3 LLC	15,076.50	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256
TC110340	LMRK Propco 3 LLC	12,342.00	1,029	1,029	1,029	1,029	1,029	1,029	1,029	1,029	1,029	1,029	1,029	1,029
TC110345	LMRK Propco 3 LLC	15,076.56	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256	1,256
TC110346	LMRK Propco 3 LLC	26,979.00	2,248	2,248	2,248	2,248	2,248	2,248	2,248	2,248	2,248	2,248	2,248	2,248
TC110351	LMRK Propco 3 LLC	18,250.56	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521
TC110352	LMRK Propco 3 LLC	27,375.72	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281
TC110355	LMRK Propco 3 LLC	14,283.00	1,190	1,190	1,190	1,190	1,190	1,190	1,190	1,190	1,190	1,190	1,190	1,190
TC110366	LMRK Propco 3 LLC	13,491.59	1,105	1,114	1,127	1,127	1,127	1,127	1,127	1,127	1,127	1,127	1,127	1,127
TC110370	LMRK Propco 3 LLC	35,664.23	2,892	2,979	2,979	2,979	2,979	2,979	2,979	2,979	2,979	2,979	2,979	2,979
TC110371	LMRK Propco 3 LLC	36,288.00	3,024	3,024	3,024	3,024	3,024	3,024	3,024	3,024	3,024	3,024	3,024	3,024
TC110372	LMRK Propco 3 LLC	14,869.26	1,230	1,230	1,230	1,230	1,230	1,230	1,230	1,230	1,230	1,267	1,267	1,267
TC110382	LMRK Propco 3 LLC	8,294.40	-	8,294	-	-	-	-	-	-	-	-	-	-
TC110383	LMRK Propco 3 LLC	14,600.40	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217
TC110384	LMRK Propco 3 LLC	14,184.48	1,150	1,185	1,185	1,185	1,185	1,185	1,185	1,185	1,185	1,185	1,185	1,185
TC110387	LMRK Propco 3 LLC	18,250.56	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521	1,521
TC110390	LMRK Propco 3 LLC	10,890.00	908	908	908	908	908	908	908	908	908	908	908	908
TC110392	LMRK Propco 3 LLC	23,603.88	1,938	1,938	1,938	1,938	1,938	1,938	1,996	1,996	1,996	1,996	1,996	1,996
TC110404	LMRK Propco 3 LLC	9,679.41	-	-	-	-	-	-	-	-	-	-	9,679	-
TC110408	LMRK Propco 3 LLC	31,272.12	2,568	2,568	2,568	2,568	2,568	2,568	2,645	2,645	2,645	2,645	2,645	2,645
TC110409	LMRK Propco 3 LLC	29,200.80	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433
TC110422	LMRK Propco 3 LLC	59,093.58	4,828	4,828	4,828	4,828	4,828	4,828	5,021	5,021	5,021	5,021	5,021	5,021
TC110430	LMRK Propco 3 LLC	6,996.02	-	-	-	-	-	-	-	-	-	-	-	6,996
TC110434	LMRK Propco 3 LLC	26,703.60	1,980	1,980	3,142	2,178	2,178	2,178	2,178	2,178	2,178	2,178	2,178	2,178
TC110435	LMRK Propco 3 LLC	14,600.40	-	-	-	-	-	-	-	-	-	-	-	14,600
TC110472	LMRK Propco 3 LLC	9,522.00	794	794	794	794	794	794	794	794	794	794	794	794
TC110494	LMRK Propco 3 LLC	34,567.82	2,799	2,799	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897
TC110509	LMRK Propco 3 LLC	19,414.56	1,618	1,618	1,618	1,618	1,618	1,618	1,618	1,618	1,618	1,618	1,618	1,618
TC110512	LMRK Propco 3 LLC	28,324.95	2,287	2,287	2,362	2,377	2,377	2,377	2,377	2,377	2,377	2,377	2,377	2,377
TC110513	LMRK Propco 3 LLC	19,867.50	1,627	1,627	1,627	1,627	1,627	1,627	1,684	1,684	1,684	1,684	1,684	1,684
TC110519	LMRK Propco 3 LLC	9,583.20	799	799	799	799	799	799	799	799	799	799	799	799
TC110520	LMRK Propco 3 LLC	19,044.00	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587
TC110521	LMRK Propco 3 LLC	12,000.00	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
TC110536	LMRK Propco 3 LLC	13,110.00	1,093	1,093	1,093	1,093	1,093	1,093	1,093	1,093	1,093	1,093	1,093	1,093
TC110537	LMRK Propco 3 LLC	22,464.00	1,872	1,872	1,872	1,872	1,872	1,872	1,872	1,872	1,872	1,872	1,872	1,872
TC110538	LMRK Propco 3 LLC	26,480.24	2,153	2,153	2,217	2,217	2,217	2,217	2,217	2,217	2,217	2,217	2,217	2,217
TC110543	LMRK Propco 3 LLC	14,000.00	-	-	-	-	-	-	-	14,000	-	-	-	-
TC110547	LMRK Propco 3 LLC	10,912.00	880	880	880	880	880	880	880	880	968	968	968	968
TC110553	LMRK Propco 3 LLC	10,037.88	836	836	836	836	836	836	836	836	836	836	836	836
TC110627	LMRK Propco 3 LLC	10,350.00	863	863	863	863	863	863	863	863	863	863	863	863
TC110628	LMRK Propco 3 LLC	22,256.46	250	250	250	250	250	250	250	250	250	19,506	250	250
TC120641	LMRK Propco 3 LLC	12,769.66	1,038	1,038	1,069	1,069	1,069	1,069	1,069	1,069	1,069	1,069	1,069	1,069

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC120642	LMRK Propco 3 LLC	14,196.33	1,176	1,176	1,176	1,176	1,176	1,176	1,176	1,176	1,176	1,205	1,205	1,205
TC120643	LMRK Propco 3 LLC	25,011.23	2,052	2,052	2,052	2,052	2,052	2,068	2,114	2,114	2,114	2,114	2,114	2,114
TC120645	LMRK Propco 3 LLC	27,375.72	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281
TC120646	LMRK Propco 3 LLC	53,268.00	4,439	4,439	4,439	4,439	4,439	4,439	4,439	4,439	4,439	4,439	4,439	4,439
TC120664	LMRK Propco 3 LLC	16,425.48	1,369	1,369	1,369	1,369	1,369	1,369	1,369	1,369	1,369	1,369	1,369	1,369
TC120667	LMRK Propco 3 LLC	8,949.71	733	733	733	733	733	733	743	762	762	762	762	762
TC120673	LMRK Propco 3 LLC	57,500.32	4,709	4,709	4,709	4,709	4,709	4,851	4,851	4,851	4,851	4,851	4,851	4,851
TC120674	LMRK Propco 3 LLC	60,134.40	5,011	5,011	5,011	5,011	5,011	5,011	5,011	5,011	5,011	5,011	5,011	5,011
TC120675	LMRK Propco 3 LLC	46,023.00	3,835	3,835	3,835	3,835	3,835	3,835	3,835	3,835	3,835	3,835	3,835	3,835
TC120683	LMRK Propco 3 LLC	7,120.00	1,780	-	-	1,780	-	-	1,780	-	-	1,780	-	-
TC120685	LMRK Propco 3 LLC	8,822.85	-	-	8,823	-	-	-	-	-	-	-	-	-
TC120688	LMRK Propco 3 LLC	18,907.38	-	-	-	-	-	-	-	-	-	18,907	-	-
TC120693	LMRK Propco 3 LLC	17,535.05	-	-	-	-	-	-	-	-	-	-	17,535	-
TC120726	LMRK Propco 3 LLC	11,475.93	860	860	860	989	989	989	989	989	989	989	989	989
TC120738	LMRK Propco 3 LLC	35,607.16	2,919	2,919	2,919	2,919	2,919	2,919	2,919	2,919	3,065	3,065	3,065	3,065
TC120741	LMRK Propco 3 LLC	13,257.48	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105	1,105
TC120765	LMRK Propco 3 LLC	31,707.36	2,616	2,616	2,616	2,616	2,616	2,616	2,616	2,616	2,695	2,695	2,695	2,695
TC120766	LMRK Propco 3 LLC	20,328.00	1,694	1,694	1,694	1,694	1,694	1,694	1,694	1,694	1,694	1,694	1,694	1,694
TC120812	LMRK Propco 3 LLC	29,478.07	2,419	2,419	2,419	2,419	2,419	2,433	2,492	2,492	2,492	2,492	2,492	2,492
TC120821	LMRK Propco 3 LLC	19,095.92	1,284	1,284	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653
TC120823	LMRK Propco 3 LLC	25,524.56	2,076	2,076	2,124	2,139	2,139	2,139	2,139	2,139	2,139	2,139	2,139	2,139
TC120824	LMRK Propco 3 LLC	31,539.45	2,566	2,566	2,566	2,566	2,566	2,622	2,681	2,681	2,681	2,681	2,681	2,681
TC120825	LMRK Propco 3 LLC	30,418.00	30,418	-	-	-	-	-	-	-	-	-	-	-
TC120826	LMRK Propco 3 LLC	10,109.64	842	842	842	842	842	842	842	842	842	842	842	842
TC120827	LMRK Propco 3 LLC	8,784.60	732	732	732	732	732	732	732	732	732	732	732	732
TC120828	LMRK Propco 3 LLC	18,222.63	1,480	1,480	1,480	1,480	1,526	1,539	1,539	1,539	1,539	1,539	1,539	1,539
TC120829	LMRK Propco 3 LLC	9,990.00	817	817	817	817	841	841	841	841	841	841	841	841
TC120830	LMRK Propco 3 LLC	17,055.55	1,384	1,414	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426
TC120831	LMRK Propco 3 LLC	16,442.12	1,344	1,344	1,344	1,344	1,384	1,384	1,384	1,384	1,384	1,384	1,384	1,384
TC120832	LMRK Propco 3 LLC	40,301.69	3,306	3,306	3,306	3,306	3,306	3,344	3,405	3,405	3,405	3,405	3,405	3,405
TC120833	LMRK Propco 3 LLC	23,805.00	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984
TC120834	LMRK Propco 3 LLC	15,972.00	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331
TC120836	LMRK Propco 3 LLC	14,600.40	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217	1,217
TC120837	LMRK Propco 3 LLC	7,906.20	659	659	659	659	659	659	659	659	659	659	659	659
TC120839	LMRK Propco 3 LLC	6,388.00	-	-	-	-	-	-	-	-	6,388	-	-	-
TC120840	LMRK Propco 3 LLC	35,849.27	2,955	2,990	2,990	2,990	2,990	2,990	2,990	2,990	2,990	2,990	2,990	2,990
TC120841	LMRK Propco 3 LLC	7,905.00	659	659	659	659	659	659	659	659	659	659	659	659
TC120842	LMRK Propco 3 LLC	22,361.00	-	-	-	-	-	22,361	-	-	-	-	-	-
TC120843	LMRK Propco 3 LLC	6,273.36	523	523	523	523	523	523	523	523	523	523	523	523
TC120844	LMRK Propco 3 LLC	36,501.00	3,042	3,042	3,042	3,042	3,042	3,042	3,042	3,042	3,042	3,042	3,042	3,042
TC120845	LMRK Propco 3 LLC	28,254.00	2,337	2,337	2,337	2,337	2,337	2,337	2,337	2,337	2,337	2,407	2,407	2,407
TC120879	LMRK Propco 3 LLC	6,945.72	579	579	579	579	579	579	579	579	579	579	579	579
TC120934	LMRK Propco 3 LLC	23,846.40	1,987	1,987	1,987	1,987	1,987	1,987	1,987	1,987	1,987	1,987	1,987	1,987
TC120955	LMRK Propco 3 LLC	18,216.00	1,518	1,518	1,518	1,518	1,518	1,518	1,518	1,518	1,518	1,518	1,518	1,518
TC120998	LMRK Propco 3 LLC	24,961.50	1,935	1,935	1,935	1,935	1,935	1,935	2,225	2,225	2,225	2,225	2,225	2,225
TC121010	LMRK Propco 3 LLC	20,075.52	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,673	1,673
TC121011	LMRK Propco 3 LLC	35,225.00	2,841	2,841	2,841	2,841	2,983	2,983	2,983	2,983	2,983	2,983	2,983	2,983
TC121022	LMRK Propco 3 LLC	11,394.24	950	950	950	950	950	950	950	950	950	950	950	950
TC121023	LMRK Propco 3 LLC	35,850.29	2,882	2,997	2,997	2,997	2,997	2,997	2,997	2,997	2,997	2,997	2,997	2,997
TC121024	LMRK Propco 3 LLC	46,693.22	3,793	3,793	3,793	3,793	3,905	3,945	3,945	3,945	3,945	3,945	3,945	3,945
TC121028	LMRK Propco 3 LLC	44,973.41	3,645	3,645	3,645	3,711	3,791	3,791	3,791	3,791	3,791	3,791	3,791	3,791
TC121029	LMRK Propco 3 LLC	23,232.00	1,936	1,936	1,936	1,936	1,936	1,936	1,936	1,936	1,936	1,936	1,936	1,936
TC121063	LMRK Propco 3 LLC	60,058.80	5,005	5,005	5,005	5,005	5,005	5,005	5,005	5,005	5,005	5,005	5,005	5,005
TC121064	LMRK Propco 3 LLC	32,724.60	2,509	2,509	2,509	2,719	2,810	2,810	2,810	2,810	2,810	2,810	2,810	2,810
TC121074	LMRK Propco 3 LLC	44,737.52	3,654	3,654	3,654	3,671	3,763	3,763	3,763	3,763	3,763	3,763	3,763	3,763
TC121083	LMRK Propco 3 LLC	11,382.48	949	949	949	949	949	949	949	949	949	949	949	949
TC121092	LMRK Propco 3 LLC	9,000.00	750	750	750	750	750	750	750	750	750	750	750	750
TC121101	LMRK Propco 3 LLC	19,095.28	1,592	1,591	1,591	1,591	1,591	1,591	1,591	1,591	1,591	1,591	1,591	1,591
TC121712	LMRK Propco 3 LLC	39,929.70	3,278	3,278	3,278	3,278	3,278	3,278	3,377	3,377	3,377	3,377	3,377	3,377
TC121717	LMRK Propco 3 LLC	10,474.68	873	873	873	873	873	873	873	873	873	873	873	873
TC121730	LMRK Propco 3 LLC	15,644.52	1,304	1,304	1,304	1,304	1,304	1,304	1,304	1,304	1,304	1,304	1,304	1,304
TC121740	LMRK Propco 3 LLC	8,301.48	692	692	692	692	692	692	692	692	692	692	692	692

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC121754	LMRK Propco 3 LLC	14,657.88	1,203	1,203	1,203	1,203	1,203	1,203	1,240	1,240	1,240	1,240	1,240	1,240
TC121758	LMRK Propco 3 LLC	9,307.32	776	776	776	776	776	776	776	776	776	776	776	776
TC121771	LMRK Propco 3 LLC	16,479.36	1,373	1,373	1,373	1,373	1,373	1,373	1,373	1,373	1,373	1,373	1,373	1,373
TC121796	LMRK Propco 3 LLC	7,488.36	624	624	624	624	624	624	624	624	624	624	624	624
TC121799	LMRK Propco 3 LLC	14,251.26	-	-	-	-	-	14,251	-	-	-	-	-	-
TC121801	LMRK Propco 3 LLC	10,899.36	908	908	908	908	908	908	908	908	908	908	908	908
TC121812	LMRK Propco 3 LLC	8,280.00	690	690	690	690	690	690	690	690	690	690	690	690
TC121821	LMRK Propco 3 LLC	14,080.00	1,100	1,100	1,100	1,100	1,210	1,210	1,210	1,210	1,210	1,210	1,210	1,210
TC121826	LMRK Propco 3 LLC	16,558.13	-	-	-	-	-	-	-	16,558	-	-	-	-
TC121835	LMRK Propco 3 LLC	110,225.57	9,105	9,105	9,105	9,105	9,105	9,105	9,163	9,217	9,255	9,283	9,339	9,339
TC121837	LMRK Propco 3 LLC	13,335.13	1,091	1,113	1,113	1,113	1,113	1,113	1,113	1,113	1,113	1,113	1,113	1,113
TC121838	LMRK Propco 3 LLC	7,935.00	661	661	661	661	661	661	661	661	661	661	661	661
TC121839	LMRK Propco 3 LLC	26,271.01	2,167	2,167	2,167	2,167	2,167	2,167	2,167	2,221	2,221	2,221	2,221	2,221
TC121847	LMRK Propco 3 LLC	10,164.00	847	847	847	847	847	847	847	847	847	847	847	847
TC121850	LMRK Propco 3 LLC	40,634.25	-	-	-	-	-	-	-	-	-	40,634	-	-
TC121851	LMRK Propco 3 LLC	36,858.29	-	-	-	36,858	-	-	-	-	-	-	-	-
TC121854	LMRK Propco 3 LLC	32,841.92	2,710	2,710	2,710	2,710	2,710	2,710	2,710	2,710	2,791	2,791	2,791	2,791
TC121872	LMRK Propco 3 LLC	15,525.00	1,294	1,294	1,294	1,294	1,294	1,294	1,294	1,294	1,294	1,294	1,294	1,294
TC121884	LMRK Propco 3 LLC	37,691.21	3,096	3,096	3,096	3,096	3,096	3,173	3,173	3,173	3,173	3,173	3,173	3,173
TC121885	LMRK Propco 3 LLC	26,985.44	-	-	-	-	-	-	-	-	-	26,985	-	-
TC121886	LMRK Propco 3 LLC	19,495.64	1,603	1,603	1,603	1,603	1,603	1,603	1,603	1,603	1,667	1,667	1,667	1,667
TC121887	LMRK Propco 3 LLC	5,184.00	-	-	-	-	-	-	-	5,184	-	-	-	-
TC131899	LMRK Propco 3 LLC	37,898.60	3,117	3,117	3,117	3,117	3,117	3,117	3,117	3,117	3,241	3,241	3,241	3,241
TC131902	LMRK Propco 3 LLC	14,040.84	1,170	1,170	1,170	1,170	1,170	1,170	1,170	1,170	1,170	1,170	1,170	1,170
TC131903	LMRK Propco 3 LLC	64,703.18	-	-	-	-	-	-	-	-	-	-	64,703	-
TC131904	LMRK Propco 3 LLC	42,389.50	3,446	3,446	3,550	3,550	3,550	3,550	3,550	3,550	3,550	3,550	3,550	3,550
TC131949	LMRK Propco 3 LLC	15,732.00	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311
TC131950	LMRK Propco 3 LLC	19,044.00	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587	1,587
TC131951	LMRK Propco 3 LLC	20,628.00	1,719	1,719	1,719	1,719	1,719	1,719	1,719	1,719	1,719	1,719	1,719	1,719
TC131952	LMRK Propco 3 LLC	18,150.00	1,513	1,513	1,513	1,513	1,513	1,513	1,513	1,513	1,513	1,513	1,513	1,513
TC131954	LMRK Propco 3 LLC	21,900.60	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825
TC131961	LMRK Propco 3 LLC	23,512.56	1,959	1,959	1,959	1,959	1,959	1,959	1,959	1,959	1,959	1,959	1,959	1,959
TC131974	LMRK Propco 3 LLC	49,578.16	4,121	4,121	4,121	4,121	4,121	4,121	4,121	4,121	4,121	4,121	4,121	4,245
TC131977	LMRK Propco 3 LLC	6,257.28	521	521	521	521	521	521	521	521	521	521	521	521
TC131981	LMRK Propco 3 LLC	9,300.23	756	756	777	779	779	779	779	779	779	779	779	779
TC131982	LMRK Propco 3 LLC	82,252.28	6,633	6,633	6,633	6,633	6,965	6,965	6,965	6,965	6,965	6,965	6,965	6,965
TC131983	LMRK Propco 3 LLC	81,513.47	6,660	6,660	6,660	6,660	6,660	6,660	6,918	6,927	6,927	6,927	6,927	6,927
TC131984	LMRK Propco 3 LLC	37,692.12	3,141	3,141	3,141	3,141	3,141	3,141	3,141	3,141	3,141	3,141	3,141	3,141
TC131986	LMRK Propco 3 LLC	73,901.97	6,084	6,084	6,084	6,084	6,084	6,084	6,084	6,084	6,249	6,327	6,327	6,327
TC131987	LMRK Propco 3 LLC	11,789.64	982	982	982	982	982	982	982	982	982	982	982	982
TC131999	LMRK Propco 3 LLC	45,564.74	3,778	3,778	3,778	3,778	3,778	3,778	3,778	3,778	3,778	3,778	3,892	3,892
TC132014	LMRK Propco 3 LLC	13,544.26	-	-	-	-	-	-	-	-	13,544	-	-	-
TC132022	LMRK Propco 3 LLC	24,382.42	1,982	1,982	2,042	2,042	2,042	2,042	2,042	2,042	2,042	2,042	2,042	2,042
TC132034	LMRK Propco 3 LLC	23,535.81	-	-	-	-	-	-	-	-	-	-	-	23,536

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC132067	LMRK Propco 3 LLC	15,512.88	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293	1,293
TC132068	LMRK Propco 3 LLC	17,839.80	1,487	1,487	1,487	1,487	1,487	1,487	1,487	1,487	1,487	1,487	1,487	1,487
TC132069	LMRK Propco 3 LLC	18,201.60	-	-	-	-	-	-	-	-	-	18,202	-	-
TC132079	LMRK Propco 3 LLC	11,208.00	934	934	934	934	934	934	934	934	934	934	934	934
TC132097	LMRK Propco 3 LLC	17,273.04	1,439	1,439	1,439	1,439	1,439	1,439	1,439	1,439	1,439	1,439	1,439	1,439
TC132098	LMRK Propco 3 LLC	29,109.84	2,426	2,426	2,426	2,426	2,426	2,426	2,426	2,426	2,426	2,426	2,426	2,426
TC132099	LMRK Propco 3 LLC	6,013.44	-	-	-	-	-	6,013	-	-	-	-	-	-
TC132113	LMRK Propco 3 LLC	21,780.00	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815
TC132116	LMRK Propco 3 LLC	8,216.04	685	685	685	685	685	685	685	685	685	685	685	685
TC132119	LMRK Propco 3 LLC	11,902.56	992	992	992	992	992	992	992	992	992	992	992	992
TC132146	LMRK Propco 3 LLC	9,438.00	787	787	787	787	787	787	787	787	787	787	787	787
TC132185	LMRK Propco 3 LLC	5,554.50	5,555	-	-	-	-	-	-	-	-	-	-	-
TC132186	LMRK Propco 3 LLC	20,736.24	1,711	1,711	1,711	1,711	1,711	1,711	1,711	1,711	1,762	1,762	1,762	1,762
TC132187	LMRK Propco 3 LLC	6,612.50	-	6,613	-	-	-	-	-	-	-	-	-	-
TC132196	LMRK Propco 3 LLC	20,988.12	1,749	1,749	1,749	1,749	1,749	1,749	1,749	1,749	1,749	1,749	1,749	1,749
TC132205	LMRK Propco 3 LLC	19,884.58	1,613	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661
TC132207	LMRK Propco 3 LLC	25,392.00	2,116	2,116	2,116	2,116	2,116	2,116	2,116	2,116	2,116	2,116	2,116	2,116
TC132237	LMRK Propco 3 LLC	18,599.02	-	-	-	-	-	-	-	-	-	-	18,599	-
TC132238	LMRK Propco 3 LLC	12,441.60	-	-	12,442	-	-	-	-	-	-	-	-	-
TC132239	LMRK Propco 3 LLC	21,738.24	1,812	1,812	1,812	1,812	1,812	1,812	1,812	1,812	1,812	1,812	1,812	1,812
TC132240	LMRK Propco 3 LLC	13,487.31	-	-	-	-	-	-	13,487	-	-	-	-	-
TC132247	LMRK Propco 3 LLC	19,724.52	1,644	1,644	1,644	1,644	1,644	1,644	1,644	1,644	1,644	1,644	1,644	1,644
TC132288	LMRK Propco 3 LLC	31,109.65	-	-	-	-	-	31,110	-	-	-	-	-	-
TC132289	LMRK Propco 3 LLC	24,201.72	2,017	2,017	2,017	2,017	2,017	2,017	2,017	2,017	2,017	2,017	2,017	2,017
TC132295	LMRK Propco 3 LLC	14,774.40	1,231	1,231	1,231	1,231	1,231	1,231	1,231	1,231	1,231	1,231	1,231	1,231
TC132305	LMRK Propco 3 LLC	20,547.34	1,707	1,707	1,707	1,707	1,707	1,707	1,707	1,707	1,707	1,707	1,741	1,741
TC132317	LMRK Propco 3 LLC	12,227.88	1,019	1,019	1,019	1,019	1,019	1,019	1,019	1,019	1,019	1,019	1,019	1,019
TC132318	LMRK Propco 3 LLC	27,375.72	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281
TC132320	LMRK Propco 3 LLC	17,222.64	1,418	1,418	1,418	1,418	1,418	1,418	1,418	1,418	1,418	1,488	1,488	1,488
TC132321	LMRK Propco 3 LLC	21,000.00	-	21,000	-	-	-	-	-	-	-	-	-	-
TC132327	LMRK Propco 3 LLC	31,627.56	2,636	2,636	2,636	2,636	2,636	2,636	2,636	2,636	2,636	2,636	2,636	2,636
TC132336	LMRK Propco 3 LLC	9,522.00	794	794	794	794	794	794	794	794	794	794	794	794
TC132337	LMRK Propco 3 LLC	14,917.92	1,243	1,243	1,243	1,243	1,243	1,243	1,243	1,243	1,243	1,243	1,243	1,243
TC132339	LMRK Propco 3 LLC	5,323.06	-	-	-	5,323	-	-	-	-	-	-	-	-
TC132341	LMRK Propco 3 LLC	10,195.77	831	831	836	855	855	855	855	855	855	855	855	855
TC132344	LMRK Propco 3 LLC	31,104.00	-	-	-	-	31,104	-	-	-	-	-	-	-
TC132368	LMRK Propco 3 LLC	19,837.56	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653	1,653
TC132376	LMRK Propco 3 LLC	6,534.00	545	545	545	545	545	545	545	545	545	545	545	545
TC132377	LMRK Propco 3 LLC	16,178.22	1,328	1,328	1,328	1,328	1,328	1,328	1,368	1,368	1,368	1,368	1,368	1,368
TC132378	LMRK Propco 3 LLC	70,153.02	5,774	5,774	5,774	5,774	5,774	5,774	5,774	5,774	5,774	6,063	6,063	6,063
TC132379	LMRK Propco 3 LLC	7,049.52	587	587	587	587	587	587	587	587	587	587	587	587
TC132384	LMRK Propco 3 LLC	21,424.19	1,759	1,759	1,759	1,759	1,759	1,759	1,759	1,759	1,813	1,847	1,847	1,847
TC132385	LMRK Propco 3 LLC	10,493.75	-	10,494	-	-	-	-	-	-	-	-	-	-
TC132386	LMRK Propco 3 LLC	7,986.00	-	7,986	-	-	-	-	-	-	-	-	-	-
TC132388	LMRK Propco 3 LLC	6,687.00	557	557	557	557	557	557	557	557	557	557	557	557
TC132391	LMRK Propco 3 LLC	13,164.80	1,029	1,029	1,029	1,029	1,131	1,131	1,131	1,131	1,131	1,131	1,131	1,131
TC132399	LMRK Propco 3 LLC	48,207.54	3,841	4,033	4,033	4,033	4,033	4,033	4,033	4,033	4,033	4,033	4,033	4,033
TC132400	LMRK Propco 3 LLC	12,307.14	-	-	12,307	-	-	-	-	-	-	-	-	-
TC132402	LMRK Propco 3 LLC	6,933.72	578	578	578	578	578	578	578	578	578	578	578	578
TC132407	LMRK Propco 3 LLC	26,806.26	2,174	2,239	2,239	2,239	2,239	2,239	2,239	2,239	2,239	2,239	2,239	2,239
TC132419	LMRK Propco 3 LLC	6,964.69	575	575	575	575	575	575	575	575	590	592	592	592
TC132420	LMRK Propco 3 LLC	10,716.30	882	882	882	882	882	882	882	882	882	926	926	926
TC132423	LMRK Propco 3 LLC	15,056.76	1,209	1,209	1,209	1,209	1,209	1,209	1,300	1,300	1,300	1,300	1,300	1,300
TC132424	LMRK Propco 3 LLC	17,687.85	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,469	1,490	1,513
TC132428	LMRK Propco 3 LLC	45,211.68	3,768	3,768	3,768	3,768	3,768	3,768	3,768	3,768	3,768	3,768	3,768	3,768
TC132429	LMRK Propco 3 LLC	47,132.83	3,925	3,925	3,925	3,925	3,925	3,925	3,925	3,925	3,925	3,925	3,925	3,958
TC132432	LMRK Propco 3 LLC	23,988.16	1,979	1,979	1,979	1,979	1,979	1,979	1,979	1,979	2,039	2,039	2,039	2,039
TC132435	LMRK Propco 3 LLC	11,419.44	934	934	934	957	957	957	957	957	957	957	957	957
TC132437	LMRK Propco 3 LLC	18,536.29	1,519	1,519	1,519	1,519	1,519	1,519	1,519	1,580	1,580	1,580	1,580	1,580
TC132439	LMRK Propco 3 LLC	15,870.00	-	-	-	15,870	-	-	-	-	-	-	-	-
TC132441	LMRK Propco 3 LLC	22,356.00	1,840	1,840	1,840	1,840	1,840	1,840	1,840	1,840	1,840	1,840	1,840	2,116
TC132449	LMRK Propco 3 LLC	30,336.99	2,495	2,495	2,495	2,495	2,495	2,495	2,517	2,570	2,570	2,570	2,570	2,570

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC132450	LMRK Propco 3 LLC	43,162.72	43,163	-	-	-	-	-	-	-	-	-	-	-
TC132451	LMRK Propco 3 LLC	38,401.34	3,116	3,191	3,209	3,209	3,209	3,209	3,209	3,209	3,209	3,209	3,209	3,209
TC132464	LMRK Propco 3 LLC	17,424.00	1,452	1,452	1,452	1,452	1,452	1,452	1,452	1,452	1,452	1,452	1,452	1,452
TC132465	LMRK Propco 3 LLC	9,522.00	794	794	794	794	794	794	794	794	794	794	794	794
TC132466	LMRK Propco 3 LLC	29,959.56	2,497	2,497	2,497	2,497	2,497	2,497	2,497	2,497	2,497	2,497	2,497	2,497
TC132467	LMRK Propco 3 LLC	23,700.00	1,975	1,975	1,975	1,975	1,975	1,975	1,975	1,975	1,975	1,975	1,975	1,975
TC132468	LMRK Propco 3 LLC	37,922.86	3,108	3,108	3,171	3,171	3,171	3,171	3,171	3,171	3,171	3,171	3,171	3,171
TC132469	LMRK Propco 3 LLC	35,685.96	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974
TC132470	LMRK Propco 3 LLC	30,764.36	2,538	2,538	2,538	2,538	2,538	2,538	2,538	2,538	2,614	2,614	2,614	2,614
TC132471	LMRK Propco 3 LLC	29,200.80	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433	2,433
TC132473	LMRK Propco 3 LLC	36,920.40	2,997	2,997	2,997	2,997	3,117	3,117	3,117	3,117	3,117	3,117	3,117	3,117
TC132474	LMRK Propco 3 LLC	24,262.93	1,968	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,027
TC132475	LMRK Propco 3 LLC	36,658.30	285	285	285	285	285	285	33,479	294	294	294	294	294
TC132476	LMRK Propco 3 LLC	38,415.78	-	-	-	-	-	-	-	-	-	-	-	38,416
TC132479	LMRK Propco 3 LLC	19,404.00	1,617	1,617	1,617	1,617	1,617	1,617	1,617	1,617	1,617	1,617	1,617	1,617
TC132482	LMRK Propco 3 LLC	38,913.92	3,145	3,145	3,191	3,270	3,270	3,270	3,270	3,270	3,270	3,270	3,270	3,270
TC132485	LMRK Propco 3 LLC	15,473.28	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,289
TC132494	LMRK Propco 3 LLC	22,533.23	1,845	1,845	1,845	1,845	1,845	1,901	1,901	1,901	1,901	1,901	1,901	1,901
TC132495	LMRK Propco 3 LLC	7,514.16	626	626	626	626	626	626	626	626	626	626	626	626
TC132498	LMRK Propco 3 LLC	39,866.74	3,306	3,306	3,306	3,306	3,306	3,306	3,306	3,306	3,306	3,306	3,405	3,405
TC132502	LMRK Propco 3 LLC	34,702.99	2,890	2,890	2,890	2,890	2,890	2,890	2,890	2,890	2,890	2,890	2,890	2,911
TC132505	LMRK Propco 3 LLC	7,935.00	661	661	661	661	661	661	661	661	661	661	661	661
TC132510	LMRK Propco 3 LLC	30,478.37	2,534	2,534	2,534	2,534	2,534	2,534	2,534	2,534	2,534	2,534	2,534	2,610
TC132511	LMRK Propco 3 LLC	24,883.00	24,883	-	-	-	-	-	-	-	-	-	-	-
TC132513	LMRK Propco 3 LLC	31,990.00	2,644	2,644	2,644	2,644	2,644	2,644	2,644	2,644	2,710	2,710	2,710	2,710
TC132520	LMRK Propco 3 LLC	20,160.00	-	20,160	-	-	-	-	-	-	-	-	-	-
TC132533	LMRK Propco 3 LLC	47,058.24	3,795	3,795	3,947	3,947	3,947	3,947	3,947	3,947	3,947	3,947	3,947	3,947
TC132534	LMRK Propco 3 LLC	19,440.72	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620
TC132548	LMRK Propco 3 LLC	10,395.00	825	825	825	825	825	825	908	908	908	908	908	908
TC132554	LMRK Propco 3 LLC	10,890.00	908	908	908	908	908	908	908	908	908	908	908	908
TC132555	LMRK Propco 3 LLC	7,141.44	595	595	595	595	595	595	595	595	595	595	595	595
TC132558	LMRK Propco 3 LLC	20,225.75	-	-	-	-	-	-	-	-	-	-	-	20,226
TC132566	LMRK Propco 3 LLC	12,000.00	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000
TC132581	LMRK Propco 3 LLC	12,777.60	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065	1,065
TC132596	LMRK Propco 3 LLC	35,516.88	2,960	2,960	2,960	2,960	2,960	2,960	2,960	2,960	2,960	2,960	2,960	2,960
TC132599	LMRK Propco 3 LLC	24,795.36	2,016	2,016	2,076	2,076	2,076	2,076	2,076	2,076	2,076	2,076	2,076	2,076
TC132600	LMRK Propco 3 LLC	24,084.48	2,007	2,007	2,007	2,007	2,007	2,007	2,007	2,007	2,007	2,007	2,007	2,007
TC132604	LMRK Propco 3 LLC	61,526.90	4,968	5,142	5,142	5,142	5,142	5,142	5,142	5,142	5,142	5,142	5,142	5,142
TC132605	LMRK Propco 3 LLC	47,125.33	3,763	3,763	3,763	3,763	3,763	4,045	4,045	4,045	4,045	4,045	4,045	4,045
TC132606	LMRK Propco 3 LLC	70,632.38	5,828	5,828	5,828	5,828	5,828	5,828	5,828	5,828	5,828	6,061	6,061	6,061
TC132635	LMRK Propco 3 LLC	21,976.50	1,610	1,852	1,852	1,852	1,852	1,852	1,852	1,852	1,852	1,852	1,852	1,852
TC132637	LMRK Propco 3 LLC	21,493.50	1,610	1,610	1,610	1,852	1,852	1,852	1,852	1,852	1,852	1,852	1,852	1,852
TC132648	LMRK Propco 3 LLC	19,906.56	1,659	1,659	1,659	1,659	1,659	1,659	1,659	1,659	1,659	1,659	1,659	1,659
TC132649	LMRK Propco 3 LLC	18,406.10	1,498	1,498	1,498	1,498	1,504	1,558	1,558	1,558	1,558	1,558	1,558	1,558
TC132650	LMRK Propco 3 LLC	25,476.81	2,076	2,076	2,076	2,139	2,139	2,139	2,139	2,139	2,139	2,139	2,139	2,139
TC132653	LMRK Propco 3 LLC	41,255.28	3,438	3,438	3,438	3,438	3,438	3,438	3,438	3,438	3,438	3,438	3,438	3,438
TC132654	LMRK Propco 3 LLC	25,800.00	2,000	2,000	2,000	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200
TC132685	LMRK Propco 3 LLC	7,260.00	605	605	605	605	605	605	605	605	605	605	605	605
TC132698	LMRK Propco 3 LLC	28,784.44	2,357	2,357	2,357	2,357	2,357	2,428	2,428	2,428	2,428	2,428	2,428	2,428
TC132699	LMRK Propco 3 LLC	29,548.80	-	29,549	-	-	-	-	-	-	-	-	-	-
TC132712	LMRK Propco 3 LLC	11,109.00	926	926	926	926	926	926	926	926	926	926	926	926
TC132746	LMRK Propco 3 LLC	17,920.00	1,400	1,400	1,400	1,400	1,540	1,540	1,540	1,540	1,540	1,540	1,540	1,540
TC132748	LMRK Propco 3 LLC	6,897.00	575	575	575	575	575	575	575	575	575	575	575	575
TC132752	LMRK Propco 3 LLC	12,900.00	1,075	1,075	1,075	1,075	1,075	1,075	1,075	1,075	1,075	1,075	1,075	1,075
TC132753	LMRK Propco 3 LLC	42,752.52	3,496	3,496	3,496	3,496	3,559	3,601	3,601	3,601	3,601	3,601	3,601	3,601
TC132782	LMRK Propco 3 LLC	20,695.72	-	-	-	20,696	-	-	-	-	-	-	-	-
TC132783	LMRK Propco 3 LLC	7,403.76	592	592	592	592	592	592	592	592	666	666	666	666
TC132790	LMRK Propco 3 LLC	35,949.39	-	-	-	-	-	-	-	-	-	35,949	-	-
TC132791	LMRK Propco 3 LLC	41,894.40	3,491	3,491	3,491	3,491	3,491	3,491	3,491	3,491	3,491	3,491	3,491	3,491
TC132793	LMRK Propco 3 LLC	62,403.00	5,136	5,136	5,136	5,136	5,136	5,136	5,264	5,264	5,264	5,264	5,264	5,264
TC132796	LMRK Propco 3 LLC	20,534.25	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,700	1,719	1,759	1,759
TC132797	LMRK Propco 3 LLC	17,840.99	1,448	1,448	1,448	1,455	1,505	1,505	1,505	1,505	1,505	1,505	1,505	1,505

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC132800	LMRK Propco 3 LLC	7,260.00	605	605	605	605	605	605	605	605	605	605	605	605
TC132829	LMRK Propco 3 LLC	23,359.36	1,921	1,921	1,921	1,921	1,959	1,959	1,959	1,959	1,959	1,959	1,959	1,959
TC132830	LMRK Propco 3 LLC	18,000.00	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500
TC142863	LMRK Propco 3 LLC	55,990.44	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,820	4,820
TC142885	LMRK Propco 3 LLC	28,432.15	-	-	-	-	28,432	-	-	-	-	-	-	-
TC142909	LMRK Propco 3 LLC	12,696.00	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058
TC142912	LMRK Propco 3 LLC	54,020.63	4,491	4,491	4,491	4,491	4,491	4,491	4,491	4,491	4,491	4,491	4,491	4,617
TC142913	LMRK Propco 3 LLC	8,316.00	693	693	693	693	693	693	693	693	693	693	693	693
TC142928	LMRK Propco 3 LLC	17,160.00	1,430	1,430	1,430	1,430	1,430	1,430	1,430	1,430	1,430	1,430	1,430	1,430
TC142929	LMRK Propco 3 LLC	42,689.12	3,478	3,478	3,495	3,582	3,582	3,582	3,582	3,582	3,582	3,582	3,582	3,582
TC142930	LMRK Propco 3 LLC	47,790.57	3,895	3,895	3,895	4,012	4,012	4,012	4,012	4,012	4,012	4,012	4,012	4,012
TC142955	LMRK Propco 3 LLC	7,790.56	633	633	652	652	652	652	652	652	652	652	652	652
TC142958	LMRK Propco 3 LLC	26,033.64	2,169	2,169	2,169	2,169	2,169	2,169	2,169	2,169	2,169	2,169	2,169	2,169
TC142966	LMRK Propco 3 LLC	21,424.56	1,785	1,785	1,785	1,785	1,785	1,785	1,785	1,785	1,785	1,785	1,785	1,785
TC142998	LMRK Propco 3 LLC	28,048.00	2,160	2,160	2,160	2,160	2,160	2,160	2,160	2,160	2,692	2,692	2,692	2,692
TC143009	LMRK Propco 3 LLC	41,472.00	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456	3,456
TC143010	LMRK Propco 3 LLC	58,617.60	4,885	4,885	4,885	4,885	4,885	4,885	4,885	4,885	4,885	4,885	4,885	4,885
TC143014	LMRK Propco 3 LLC	7,205.76	600	600	600	600	600	600	600	600	600	600	600	600
TC143018	LMRK Propco 3 LLC	9,381.72	782	782	782	782	782	782	782	782	782	782	782	782
TC143019	LMRK Propco 3 LLC	18,310.92	1,528	1,528	1,528	1,528	1,525	1,525	1,525	1,525	1,525	1,525	1,525	1,525
TC143027	LMRK Propco 3 LLC	10,832.64	903	903	903	903	903	903	903	903	903	903	903	903
TC143033	LMRK Propco 3 LLC	18,630.00	1,553	1,553	1,553	1,553	1,553	1,553	1,553	1,553	1,553	1,553	1,553	1,553
TC143040	LMRK Propco 3 LLC	7,973.71	632	632	632	632	632	632	632	711	711	711	711	711
TC143042	LMRK Propco 3 LLC	8,178.48	682	682	682	682	682	682	682	682	682	682	682	682
TC143052	LMRK Propco 3 LLC	15,608.88	1,301	1,301	1,301	1,301	1,301	1,301	1,301	1,301	1,301	1,301	1,301	1,301
TC143056	LMRK Propco 3 LLC	63,206.35	5,181	5,181	5,181	5,181	5,181	5,181	5,181	5,388	5,388	5,388	5,388	5,388
TC143059	LMRK Propco 3 LLC	88,182.62	7,140	7,140	7,140	7,140	7,140	7,497	7,497	7,497	7,497	7,497	7,497	7,497
TC143060	LMRK Propco 3 LLC	71,421.90	5,828	5,828	5,828	5,828	5,828	5,918	6,061	6,061	6,061	6,061	6,061	6,061
TC143061	LMRK Propco 3 LLC	76,857.88	6,321	6,321	6,321	6,321	6,321	6,321	6,321	6,321	6,573	6,573	6,573	6,573
TC143066	LMRK Propco 3 LLC	29,608.00	2,435	2,435	2,435	2,435	2,435	2,435	2,435	2,435	2,532	2,532	2,532	2,532
TC143070	LMRK Propco 3 LLC	15,532.10	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,289	1,303	1,315	1,315
TC143072	LMRK Propco 3 LLC	13,735.92	1,145	1,145	1,145	1,145	1,145	1,145	1,145	1,145	1,145	1,145	1,145	1,145
TC143073	LMRK Propco 3 LLC	9,792.00	-	-	-	-	-	-	-	-	-	9,792	-	-
TC143074	LMRK Propco 3 LLC	7,260.00	605	605	605	605	605	605	605	605	605	605	605	605
TC143077	LMRK Propco 3 LLC	17,839.86	-	17,840	-	-	-	-	-	-	-	-	-	-
TC143078	LMRK Propco 3 LLC	25,885.96	2,131	2,131	2,131	2,131	2,131	2,131	2,131	2,194	2,194	2,194	2,194	2,194
TC143080	LMRK Propco 3 LLC	32,725.84	2,577	2,577	2,577	2,577	2,577	2,835	2,835	2,835	2,835	2,835	2,835	2,835
TC143082	LMRK Propco 3 LLC	9,520.29	-	-	-	9,520	-	-	-	-	-	-	-	-
TC143102	LMRK Propco 3 LLC	10,569.36	881	881	881	881	881	881	881	881	881	881	881	881
TC143103	LMRK Propco 3 LLC	16,210.33	1,315	1,315	1,315	1,328	1,367	1,367	1,367	1,367	1,367	1,367	1,367	1,367
TC143130	LMRK Propco 3 LLC	88,515.39	7,243	7,243	7,243	7,243	7,291	7,291	7,291	7,378	7,573	7,573	7,573	7,573
TC143137	LMRK Propco 3 LLC	29,030.40	-	-	-	-	29,030	-	-	-	-	-	-	-
TC143145	LMRK Propco 3 LLC	44,404.52	3,683	3,683	3,683	3,683	3,683	3,683	3,683	3,683	3,683	3,683	3,786	3,786
TC143148	LMRK Propco 3 LLC	49,766.40	12,442	-	-	12,442	-	-	12,442	-	-	12,442	-	-
TC143175	LMRK Propco 3 LLC	23,304.65	1,893	1,918	1,949	1,949	1,949	1,949	1,949	1,949	1,949	1,949	1,949	1,949
TC143180	LMRK Propco 3 LLC	25,938.70	2,103	2,103	2,103	2,130	2,187	2,187	2,187	2,187	2,187	2,187	2,187	2,187

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC143183	LMRK Propco 3 LLC	16,599.63	1,353	1,353	1,353	1,393	1,393	1,393	1,393	1,393	1,393	1,393	1,393	1,393
TC143184	LMRK Propco 3 LLC	34,798.25	2,822	2,907	2,907	2,907	2,907	2,907	2,907	2,907	2,907	2,907	2,907	2,907
TC143185	LMRK Propco 3 LLC	46,639.26	3,773	3,773	3,773	3,924	3,924	3,924	3,924	3,924	3,924	3,924	3,924	3,924
TC143208	LMRK Propco 3 LLC	22,962.23	1,913	1,913	1,913	1,913	1,913	1,913	1,913	1,913	1,913	1,913	1,913	1,915
TC143209	LMRK Propco 3 LLC	36,887.40	3,036	3,036	3,036	3,036	3,036	3,036	3,036	3,036	3,036	3,036	3,036	3,491
TC143210	LMRK Propco 3 LLC	24,491.42	1,987	2,039	2,047	2,047	2,047	2,047	2,047	2,047	2,047	2,047	2,047	2,047
TC143214	LMRK Propco 3 LLC	10,181.74	826	843	851	851	851	851	851	851	851	851	851	851
TC143215	LMRK Propco 3 LLC	6,868.80	540	540	540	583	583	583	583	583	583	583	583	583
TC143216	LMRK Propco 3 LLC	7,300.20	608	608	608	608	608	608	608	608	608	608	608	608
TC143230	LMRK Propco 3 LLC	17,418.24	-	-	-	-	-	-	-	-	-	-	17,418	-
TC143240	LMRK Propco 3 LLC	10,950.36	913	913	913	913	913	913	913	913	913	913	913	913
TC143246	LMRK Propco 3 LLC	20,495.76	1,708	1,708	1,708	1,708	1,708	1,708	1,708	1,708	1,708	1,708	1,708	1,708
TC143251	LMRK Propco 3 LLC	26,354.26	2,154	2,154	2,154	2,154	2,154	2,212	2,229	2,229	2,229	2,229	2,229	2,229
TC143254	LMRK Propco 3 LLC	29,030.40	2,419	2,419	2,419	2,419	2,419	2,419	2,419	2,419	2,419	2,419	2,419	2,419
TC143256	LMRK Propco 3 LLC	55,803.48	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,635	4,820
TC143262	LMRK Propco 3 LLC	6,300.00	525	525	525	525	525	525	525	525	525	525	525	525
TC143263	LMRK Propco 3 LLC	13,877.59	1,126	1,159	1,159	1,159	1,159	1,159	1,159	1,159	1,159	1,159	1,159	1,159
TC143264	LMRK Propco 3 LLC	6,000.00	500	500	500	500	500	500	500	500	500	500	500	500
TC143376	LMRK Propco 3 LLC	17,839.95	-	-	-	-	-	-	-	-	17,840	-	-	-
TC143380	LMRK Propco 3 LLC	27,211.76	2,223	2,223	2,223	2,223	2,290	2,290	2,290	2,290	2,290	2,290	2,290	2,290
TC143387	LMRK Propco 3 LLC	92,344.99	1,318	77,192	1,384	1,384	1,384	1,384	1,384	1,384	1,384	1,384	1,384	1,384
TC143390	LMRK Propco 3 LLC	21,091.92	1,718	1,718	1,718	1,718	1,778	1,778	1,778	1,778	1,778	1,778	1,778	1,778
TC143398	LMRK Propco 3 LLC	35,075.00	-	-	-	-	-	-	-	-	-	35,075	-	-
TC143399	LMRK Propco 3 LLC	21,956.88	-	-	-	-	-	-	-	-	-	-	21,957	-
TC143405	LMRK Propco 3 LLC	7,558.32	630	630	630	630	630	630	630	630	630	630	630	630
TC143414	LMRK Propco 3 LLC	26,364.00	2,197	2,197	2,197	2,197	2,197	2,197	2,197	2,197	2,197	2,197	2,197	2,197
TC143415	LMRK Propco 3 LLC	7,300.20	7,300	-	-	-	-	-	-	-	-	-	-	-
TC143416	LMRK Propco 3 LLC	47,092.50	3,450	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968
TC143605	LMRK Propco 3 LLC	26,090.88	1,939	1,939	2,143	2,230	2,230	2,230	2,230	2,230	2,230	2,230	2,230	2,230
TC143606	LMRK Propco 3 LLC	29,029.04	2,407	2,407	2,407	2,407	2,407	2,407	2,407	2,407	2,407	2,407	2,479	2,479
TC143617	LMRK Propco 3 LLC	30,294.14	2,479	2,479	2,479	2,479	2,502	2,554	2,554	2,554	2,554	2,554	2,554	2,554
TC143618	LMRK Propco 3 LLC	15,180.00	1,265	1,265	1,265	1,265	1,265	1,265	1,265	1,265	1,265	1,265	1,265	1,265
TC143621	LMRK Propco 3 LLC	19,166.40	1,597	1,597	1,597	1,597	1,597	1,597	1,597	1,597	1,597	1,597	1,597	1,597
TC143622	LMRK Propco 3 LLC	10,560.00	880	880	880	880	880	880	880	880	880	880	880	880
TC143623	LMRK Propco 3 LLC	27,375.72	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281	2,281
TC143624	LMRK Propco 3 LLC	17,025.96	1,384	1,384	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426	1,426
TC143630	LMRK Propco 3 LLC	38,414.14	3,127	3,208	3,208	3,208	3,208	3,208	3,208	3,208	3,208	3,208	3,208	3,208
TC143638	LMRK Propco 3 LLC	16,581.00	1,361	1,361	1,361	1,361	1,361	1,361	1,402	1,402	1,402	1,402	1,402	1,402
TC143639	LMRK Propco 3 LLC	46,224.57	3,763	3,763	3,858	3,858	3,858	3,868	3,868	3,868	3,880	3,880	3,880	3,880
TC143642	LMRK Propco 3 LLC	11,250.00	900	900	900	900	900	900	900	990	990	990	990	990
TC143643	LMRK Propco 3 LLC	6,998.40	583	583	583	583	583	583	583	583	583	583	583	583
TC143644	LMRK Propco 3 LLC	90,207.47	-	-	-	-	-	-	-	90,207	-	-	-	-
TC143645	LMRK Propco 3 LLC	79,788.56	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,562	6,824	6,824	6,824	6,824
TC143646	LMRK Propco 3 LLC	79,972.97	6,471	6,471	6,471	6,721	6,730	6,730	6,730	6,730	6,730	6,730	6,730	6,730
TC143649	LMRK Propco 3 LLC	31,314.56	-	-	-	-	-	31,315	-	-	-	-	-	-
TC143653	LMRK Propco 3 LLC	9,951.72	829	829	829	829	829	829	829	829	829	829	829	829
TC143658	LMRK Propco 3 LLC	35,159.17	2,852	2,937	2,937	2,937	2,937	2,937	2,937	2,937	2,937	2,937	2,937	2,937
TC143661	LMRK Propco 3 LLC	39,256.02	3,207	3,207	3,207	3,207	3,207	3,207	3,335	3,335	3,335	3,335	3,335	3,335
TC143662	LMRK Propco 3 LLC	39,534.98	3,212	3,212	3,212	3,212	3,306	3,340	3,340	3,340	3,340	3,340	3,340	3,340
TC143663	LMRK Propco 3 LLC	39,545.15	3,233	3,233	3,233	3,233	3,233	3,233	3,337	3,362	3,362	3,362	3,362	3,362
TC143664	LMRK Propco 3 LLC	37,833.96	3,091	3,091	3,091	3,091	3,184	3,184	3,184	3,184	3,184	3,184	3,184	3,184
TC143676	LMRK Propco 3 LLC	50,887.05	50,887	-	-	-	-	-	-	-	-	-	-	-
TC143695	LMRK Propco 3 LLC	30,416.32	-	-	-	-	-	-	-	-	-	-	30,416	-
TC143696	LMRK Propco 3 LLC	13,394.12	-	-	-	-	-	-	13,394	-	-	-	-	-
TC143698	LMRK Propco 3 LLC	6,250.00	500	500	525	525	525	525	525	525	525	525	525	525
TC143701	LMRK Propco 3 LLC	10,309.68	859	859	859	859	859	859	859	859	859	859	859	859
TC143707	LMRK Propco 3 LLC	44,313.00	3,647	3,647	3,647	3,647	3,647	3,647	3,738	3,738	3,738	3,738	3,738	3,738
TC143708	LMRK Propco 3 LLC	34,902.56	2,852	2,852	2,852	2,852	2,937	2,937	2,937	2,937	2,937	2,937	2,937	2,937
TC143710	LMRK Propco 3 LLC	8,549.20	660	660	695	726	726	726	726	726	726	726	726	726
TC143711	LMRK Propco 3 LLC	24,684.00	2,057	2,057	2,057	2,057	2,057	2,057	2,057	2,057	2,057	2,057	2,057	2,057
TC143712	LMRK Propco 3 LLC	27,079.80	2,257	2,257	2,257	2,257	2,257	2,257	2,257	2,257	2,257	2,257	2,257	2,257
TC143720	LMRK Propco 3 LLC	48,515.78	4,030	4,030	4,030	4,030	4,030	4,030	4,030	4,030	4,030	4,030	4,030	4,191

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC143721	LMRK Propco 3 LLC	30,097.32	2,501	2,501	2,501	2,501	2,501	2,501	2,501	2,501	2,501	2,501	2,513	2,576
TC143727	LMRK Propco 3 LLC	24,443.46	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,027	2,088	2,088
TC143740	LMRK Propco 3 LLC	18,060.00	1,505	1,505	1,505	1,505	1,505	1,505	1,505	1,505	1,505	1,505	1,505	1,505
TC143764	LMRK Propco 3 LLC	26,841.60	1,920	1,920	2,266	2,304	2,304	2,304	2,304	2,304	2,304	2,304	2,304	2,304
TC143765	LMRK Propco 3 LLC	26,586.91	2,175	2,175	2,175	2,175	2,209	2,240	2,240	2,240	2,240	2,240	2,240	2,240
TC143787	LMRK Propco 3 LLC	26,345.49	2,195	2,195	2,195	2,195	2,195	2,195	2,195	2,195	2,195	2,195	2,195	2,195
TC143790	LMRK Propco 3 LLC	31,489.35	2,566	2,566	2,566	2,643	2,643	2,643	2,643	2,643	2,643	2,643	2,643	2,643
TC153892	LMRK Propco 3 LLC	26,905.84	2,191	2,191	2,191	2,191	2,191	2,279	2,279	2,279	2,279	2,279	2,279	2,279
TC153911	LMRK Propco 3 LLC	16,255.81	1,336	1,356	1,356	1,356	1,356	1,356	1,356	1,356	1,356	1,356	1,356	1,356
TC153954	LMRK Propco 3 LLC	30,560.22	2,495	2,495	2,495	2,495	2,495	2,495	2,495	2,619	2,619	2,619	2,619	2,619
TC153958	LMRK Propco 3 LLC	28,566.00	2,381	2,381	2,381	2,381	2,381	2,381	2,381	2,381	2,381	2,381	2,381	2,381
TC153968	LMRK Propco 3 LLC	29,040.00	2,420	2,420	2,420	2,420	2,420	2,420	2,420	2,420	2,420	2,420	2,420	2,420
TC153993	LMRK Propco 3 LLC	39,419.08	3,242	3,242	3,242	3,242	3,242	3,242	3,242	3,242	3,371	3,371	3,371	3,371
TC154002	LMRK Propco 3 LLC	34,897.92	2,908	2,908	2,908	2,908	2,908	2,908	2,908	2,908	2,908	2,908	2,908	2,908
TC154151	LMRK Propco 3 LLC	18,955.79	1,576	1,576	1,576	1,576	1,576	1,576	1,576	1,576	1,576	1,576	1,576	1,623
TC154175	LMRK Propco 3 LLC	21,050.76	1,734	1,734	1,734	1,734	1,734	1,769	1,769	1,769	1,769	1,769	1,769	1,769
TC154177	LMRK Propco 3 LLC	98,418.63	8,048	8,048	8,191	8,191	8,221	8,221	8,221	8,221	8,221	8,224	8,304	8,304
TC154180	LMRK Propco 3 LLC	8,212.80	684	684	684	684	684	684	684	684	684	684	684	684
TC154201	LMRK Propco 3 LLC	23,445.71	1,940	1,940	1,940	1,940	1,940	1,940	1,940	1,946	1,979	1,979	1,979	1,979
TC154207	LMRK Propco 3 LLC	10,022.94	831	831	831	831	831	831	831	831	831	837	855	855
TC154220	LMRK Propco 3 LLC	7,200.00	600	600	600	600	600	600	600	600	600	600	600	600
TC154222	LMRK Propco 3 LLC	21,895.20	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825	1,825
TC154231	LMRK Propco 3 LLC	23,434.87	1,910	1,910	1,913	1,967	1,967	1,967	1,967	1,967	1,967	1,967	1,967	1,967
TC154234	LMRK Propco 3 LLC	14,436.18	1,194	1,194	1,194	1,194	1,194	1,194	1,194	1,194	1,194	1,230	1,230	1,230
TC154241	LMRK Propco 3 LLC	158,476.91	13,055	13,055	13,055	13,055	13,189	13,189	13,189	13,195	13,374	13,374	13,374	13,374
TC154255	LMRK Propco 3 LLC	43,167.31	3,531	3,531	3,549	3,549	3,622	3,622	3,622	3,622	3,622	3,622	3,622	3,651
TC154265	LMRK Propco 3 LLC	27,583.59	2,259	2,259	2,259	2,259	2,259	2,327	2,327	2,327	2,327	2,327	2,327	2,327
TC154267	LMRK Propco 3 LLC	23,496.55	1,924	1,924	1,924	1,924	1,924	1,924	1,944	2,001	2,001	2,001	2,001	2,001
TC154268	LMRK Propco 3 LLC	22,578.66	1,870	1,870	1,870	1,870	1,870	1,870	1,870	1,870	1,870	1,901	1,926	1,926
TC154286	LMRK Propco 3 LLC	12,168.84	1,014	1,014	1,014	1,014	1,014	1,014	1,014	1,014	1,014	1,014	1,014	1,014
TC154292	LMRK Propco 3 LLC	32,711.60	2,695	2,695	2,695	2,695	2,695	2,695	2,695	2,695	2,789	2,789	2,789	2,789
TC154311	LMRK Propco 3 LLC	11,385.00	949	949	949	949	949	949	949	949	949	949	949	949
TC154312	LMRK Propco 3 LLC	9,792.00	816	816	816	816	816	816	816	816	816	816	816	816
TC154330	LMRK Propco 3 LLC	14,283.00	-	-	-	-	-	-	-	-	14,283	-	-	-
TC154343	LMRK Propco 3 LLC	16,770.00	1,290	1,290	1,290	1,290	1,290	1,290	1,290	1,548	1,548	1,548	1,548	1,548
TC154345	LMRK Propco 3 LLC	18,084.00	1,507	1,507	1,507	1,507	1,507	1,507	1,507	1,507	1,507	1,507	1,507	1,507
TC154348	LMRK Propco 3 LLC	46,308.62	3,811	3,811	3,811	3,811	3,811	3,811	3,811	3,926	3,926	3,926	3,926	3,926
TC154349	LMRK Propco 3 LLC	95,564.32	7,859	7,859	7,859	7,859	7,859	7,859	7,859	7,859	8,173	8,173	8,173	8,173
TC154350	LMRK Propco 3 LLC	45,441.19	3,718	3,793	3,793	3,793	3,793	3,793	3,793	3,793	3,793	3,793	3,793	3,793
TC154371	LMRK Propco 3 LLC	5,951.25	-	-	-	-	-	-	-	5,951	-	-	-	-
TC154372	LMRK Propco 3 LLC	14,751.00	-	-	-	-	-	-	-	-	14,751	-	-	-
TC154382	LMRK Propco 3 LLC	43,710.20	-	-	-	-	-	21,855	-	-	-	-	-	21,855
TC154383	LMRK Propco 3 LLC	40,250.61	336	336	336	336	336	336	336	336	336	336	36,544	345
TC154384	LMRK Propco 3 LLC	54,159.50	-	26,745	-	-	-	-	-	27,414	-	-	-	-
TC154387	LMRK Propco 3 LLC	21,159.96	1,763	1,763	1,763	1,763	1,763	1,763	1,763	1,763	1,763	1,763	1,763	1,763
TC154388	LMRK Propco 3 LLC	6,900.00	575	575	575	575	575	575	575	575	575	575	575	575
TC154395	LMRK Propco 3 LLC	23,771.96	1,916	1,928	1,993	1,993	1,993	1,993	1,993	1,993	1,993	1,993	1,993	1,993
TC154402	LMRK Propco 3 LLC	9,909.81	794	794	794	794	794	794	794	794	824	913	913	913
TC154406	LMRK Propco 3 LLC	16,449.60	1,344	1,344	1,344	1,344	1,384	1,384	1,384	1,384	1,384	1,384	1,384	1,384
TC154428	LMRK Propco 3 LLC	26,837.25	2,226	2,226	2,226	2,226	2,226	2,244	2,244	2,244	2,244	2,244	2,244	2,244
TC154451	LMRK Propco 3 LLC	14,616.00	-	-	-	-	-	-	-	-	14,616	-	-	-
TC154454	LMRK Propco 3 LLC	9,408.42	765	765	788	788	788	788	788	788	788	788	788	788
TC154462	LMRK Propco 3 LLC	34,820.28	2,868	2,868	2,868	2,868	2,868	2,926	2,926	2,926	2,926	2,926	2,926	2,926
TC154471	LMRK Propco 3 LLC	18,105.62	1,508	1,508	1,508	1,508	1,508	1,508	1,508	1,508	1,508	1,508	1,508	1,521
TC154486	LMRK Propco 3 LLC	23,789.16	1,982	1,982	1,982	1,982	1,982	1,982	1,982	1,982	1,982	1,982	1,982	1,982
TC154493	LMRK Propco 3 LLC	45,085.36	3,683	3,683	3,683	3,683	3,794	3,794	3,794	3,794	3,794	3,794	3,794	3,794
TC154526	LMRK Propco 3 LLC	45,062.52	3,755	3,755	3,755	3,755	3,755	3,755	3,755	3,755	3,755	3,755	3,755	3,755
TC154578	LMRK Propco 3 LLC	30,492.00	2,541	2,541	2,541	2,541	2,541	2,541	2,541	2,541	2,541	2,541	2,541	2,541
TC154610	LMRK Propco 3 LLC	10,950.28	2,738	-	-	2,738	-	-	2,738	-	-	2,738	-	-
TC164683	LMRK Propco 3 LLC	7,986.00	666	666	666	666	666	666	666	666	666	666	666	666
TC164686	LMRK Propco 3 LLC	24,387.09	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,000	2,087	2,300
TC164691	LMRK Propco 3 LLC	7,137.16	550	550	592	605	605	605	605	605	605	605	605	605

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC164710	LMRK Propco 3 LLC	5,325.00	444	444	444	444	444	444	444	444	444	444	444	444
TC164721	LMRK Propco 3 LLC	11,411.44	929	929	944	957	957	957	957	957	957	957	957	957
TC164735	LMRK Propco 3 LLC	39,657.60	-	39,658	-	-	-	-	-	-	-	-	-	-
TC164737	LMRK Propco 3 LLC	6,000.00	500	500	500	500	500	500	500	500	500	500	500	500
TC164738	LMRK Propco 3 LLC	35,911.12	2,985	2,985	2,985	2,985	2,985	2,985	2,985	2,985	2,985	2,985	2,985	3,075
TC164739	LMRK Propco 3 LLC	28,127.08	2,337	2,337	2,337	2,337	2,337	2,337	2,337	2,337	2,337	2,337	2,351	2,407
TC164740	LMRK Propco 3 LLC	21,450.00	1,650	1,650	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815	1,815
TC164742	LMRK Propco 3 LLC	27,600.00	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300
TC164750	LMRK Propco 3 LLC	13,208.19	1,069	1,069	1,069	1,111	1,111	1,111	1,111	1,111	1,111	1,111	1,111	1,111
TC164758	LMRK Propco 3 LLC	37,479.02	2,777	2,777	3,180	3,194	3,194	3,194	3,194	3,194	3,194	3,194	3,194	3,194
TC164760	LMRK Propco 3 LLC	12,696.00	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058	1,058
TC164776	LMRK Propco 3 LLC	40,199.07	3,353	3,353	3,353	3,353	3,353	3,353	3,353	3,353	3,353	3,340	3,340	3,340
TC164777	LMRK Propco 3 LLC	28,306.60	2,328	2,328	2,328	2,328	2,374	2,374	2,374	2,374	2,374	2,374	2,374	2,374
TC164779	LMRK Propco 3 LLC	4,554.00	380	380	380	380	380	380	380	380	380	380	380	380
TC164795	LMRK Propco 3 LLC	10,461.28	855	855	855	855	880	880	880	880	880	880	880	880
TC164805	LMRK Propco 3 LLC	16,942.22	1,407	1,407	1,407	1,407	1,407	1,407	1,407	1,407	1,407	1,407	1,435	1,435
TC164814	LMRK Propco 3 LLC	32,770.84	2,643	2,643	2,643	2,643	2,775	2,775	2,775	2,775	2,775	2,775	2,775	2,775
TC164815	LMRK Propco 3 LLC	33,060.36	2,688	2,688	2,768	2,768	2,768	2,768	2,768	2,768	2,768	2,768	2,768	2,768
TC164816	LMRK Propco 3 LLC	45,941.07	3,781	3,781	3,781	3,781	3,781	3,781	3,781	3,895	3,895	3,895	3,895	3,895
TC164820	LMRK Propco 3 LLC	11,744.12	955	955	983	983	983	983	983	983	983	983	983	983
TC164826	LMRK Propco 3 LLC	25,687.45	2,122	2,122	2,122	2,122	2,122	2,122	2,122	2,122	2,157	2,185	2,185	2,185
TC164834	LMRK Propco 3 LLC	11,948.48	979	979	979	979	979	1,008	1,008	1,008	1,008	1,008	1,008	1,008
TC164835	LMRK Propco 3 LLC	16,554.99	1,353	1,353	1,353	1,353	1,389	1,393	1,393	1,393	1,393	1,393	1,393	1,393
TC164841	LMRK Propco 3 LLC	13,589.87	1,107	1,107	1,110	1,141	1,141	1,141	1,141	1,141	1,141	1,141	1,141	1,141
TC164845	LMRK Propco 3 LLC	13,200.00	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100	1,100
TC164858	LMRK Propco 3 LLC	20,563.02	1,688	1,688	1,688	1,688	1,688	1,688	1,739	1,739	1,739	1,739	1,739	1,739
TC164859	LMRK Propco 3 LLC	11,671.18	955	974	974	974	974	974	974	974	974	974	974	974
TC164863	LMRK Propco 3 LLC	8,736.00	728	728	728	728	728	728	728	728	728	728	728	728
TC164864	LMRK Propco 3 LLC	19,174.85	1,585	1,585	1,585	1,585	1,585	1,585	1,585	1,616	1,616	1,616	1,616	1,616
TC164889	LMRK Propco 3 LLC	11,664.00	972	972	972	972	972	972	972	972	972	972	972	972
TC164899	LMRK Propco 3 LLC	15,732.00	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311	1,311
TC164912	LMRK Propco 3 LLC	51,826.62	-	-	-	-	51,827	-	-	-	-	-	-	-
TC164913	LMRK Propco 3 LLC	46,221.07	3,781	3,781	3,781	3,781	3,831	3,895	3,895	3,895	3,895	3,895	3,895	3,895
TC164915	LMRK Propco 3 LLC	25,103.04	2,076	2,076	2,076	2,076	2,076	2,076	2,076	2,076	2,078	2,138	2,138	2,138
TC164916	LMRK Propco 3 LLC	17,400.00	1,450	1,450	1,450	1,450	1,450	1,450	1,450	1,450	1,450	1,450	1,450	1,450
TC164917	LMRK Propco 3 LLC	13,068.00	1,089	1,089	1,089	1,089	1,089	1,089	1,089	1,089	1,089	1,089	1,089	1,089
TC164923	LMRK Propco 3 LLC	49,850.33	4,138	4,138	4,138	4,138	4,138	4,138	4,138	4,138	4,138	4,138	4,214	4,262
TC164942	LMRK Propco 3 LLC	34,941.29	2,870	2,870	2,870	2,870	2,870	2,942	2,942	2,942	2,942	2,942	2,942	2,942
TC164962	LMRK Propco 3 LLC	25,491.58	2,114	2,114	2,114	2,114	2,114	2,114	2,114	2,114	2,114	2,114	2,177	2,177
TC164970	LMRK Propco 3 LLC	47,610.00	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968	3,968
TC165005	LMRK Propco 3 LLC	5,709.96	476	476	476	476	476	476	476	476	476	476	476	476
TC165024	LMRK Propco 3 LLC	25,080.00	2,090	2,090	2,090	2,090	2,090	2,090	2,090	2,090	2,090	2,090	2,090	2,090
TC165233	LMRK Propco 3 LLC	13,896.63	1,149	1,149	1,149	1,149	1,149	1,149	1,149	1,149	1,149	1,184	1,184	1,184
TC165234	LMRK Propco 3 LLC	5,664.00	-	-	-	2,832	-	-	-	-	-	2,832	-	-
TC165244	LMRK Propco 3 LLC	14,797.25	1,212	1,212	1,212	1,212	1,212	1,248	1,248	1,248	1,248	1,248	1,248	1,248
TC165295	LMRK Propco 3 LLC	8,203.57	-	-	8,204	-	-	-	-	-	-	-	-	-
TC165298	LMRK Propco 3 LLC	9,808.38	806	806	806	806	806	806	828	828	828	828	828	828

Asset Number	Legal Entity	NTM Revenue	7/1/2018	8/1/2018	9/1/2018	10/1/2018	11/1/2018	12/1/2018	1/1/2019	2/1/2019	3/1/2019	4/1/2019	5/1/2019	6/1/2019
TC165309	LMRK Propco 3 LLC	26,402.24	2,147	2,147	2,211	2,211	2,211	2,211	2,211	2,211	2,211	2,211	2,211	2,211
TC165362	LMRK Propco 3 LLC	23,805.00	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984	1,984
TC165363	LMRK Propco 3 LLC	26,400.00	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200
TC165371	LMRK Propco 3 LLC	38,285.56	3,166	3,166	3,166	3,166	3,166	3,166	3,166	3,166	3,240	3,240	3,240	3,240
TC165380	LMRK Propco 3 LLC	16,632.80	1,379	1,379	1,379	1,379	1,379	1,379	1,379	1,379	1,379	1,379	1,421	1,421
TC165394	LMRK Propco 3 LLC	29,303.73	2,424	2,424	2,424	2,424	2,424	2,424	2,424	2,424	2,424	2,497	2,497	2,497
TC165407	LMRK Propco 3 LLC	14,651.88	1,197	1,197	1,197	1,197	1,233	1,233	1,233	1,233	1,233	1,233	1,233	1,233
TC165408	LMRK Propco 3 LLC	5,082.00	-	5,082	-	-	-	-	-	-	-	-	-	-
TC165425	LMRK Propco 3 LLC	42,077.68	3,438	3,438	3,438	3,438	3,541	3,541	3,541	3,541	3,541	3,541	3,541	3,541
TC165426	LMRK Propco 3 LLC	23,923.28	-	-	-	-	-	-	-	-	23,923	-	-	-
TC165430	LMRK Propco 3 LLC	18,135.48	1,511	1,511	1,511	1,511	1,511	1,511	1,511	1,511	1,511	1,511	1,511	1,511
TC165431	LMRK Propco 3 LLC	22,082.03	-	-	-	-	-	-	-	-	-	-	-	22,082
TC165433	LMRK Propco 3 LLC	42,222.36	3,436	3,436	3,506	3,506	3,542	3,542	3,542	3,542	3,542	3,542	3,542	3,542
TC165441	LMRK Propco 3 LLC	19,085.04	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590	1,590
TC165447	LMRK Propco 3 LLC	7,200.00	600	600	600	600	600	600	600	600	600	600	600	600
TC165449	LMRK Propco 3 LLC	36,589.68	3,049	3,049	3,049	3,049	3,049	3,049	3,049	3,049	3,049	3,049	3,049	3,049
TC165450	LMRK Propco 3 LLC	40,106.28	3,342	3,342	3,342	3,342	3,342	3,342	3,342	3,342	3,342	3,342	3,342	3,342
TC165456	LMRK Propco 3 LLC	10,400.88	867	867	867	867	867	867	867	867	867	867	867	867
TC165462	LMRK Propco 3 LLC	45,448.96	-	-	-	-	-	-	-	45,449	-	-	-	-
TC165463	LMRK Propco 3 LLC	22,343.55	-	-	-	-	-	-	-	22,344	-	-	-	-
TC165470	LMRK Propco 3 LLC	26,098.10	2,122	2,122	2,185	2,185	2,185	2,185	2,185	2,185	2,185	2,185	2,185	2,185
TC165471	LMRK Propco 3 LLC	14,090.22	1,160	1,160	1,160	1,160	1,160	1,160	1,189	1,189	1,189	1,189	1,189	1,189
TC165480	LMRK Propco 3 LLC	7,292.27	603	603	603	603	603	603	603	603	613	619	619	619
TC165484	LMRK Propco 3 LLC	19,982.80	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,661	1,711
TC165506	LMRK Propco 3 LLC	14,598.65	1,150	1,150	1,150	1,150	1,150	1,264	1,264	1,264	1,264	1,264	1,264	1,264
TC165528	LMRK Propco 3 LLC	36,909.16	3,045	3,045	3,045	3,045	3,045	3,045	3,045	3,045	3,137	3,137	3,137	3,137
TC165530	LMRK Propco 3 LLC	11,166.12	931	931	931	931	931	931	931	931	931	931	931	931
TC165531	LMRK Propco 3 LLC	29,332.27	2,438	2,438	2,438	2,438	2,438	2,438	2,438	2,438	2,438	2,438	2,438	2,511
TC176227	LMRK Propco 3 LLC	26,400.00	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200	2,200
TC176255	LMRK Propco 3 LLC	19,400.08	1,579	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620	1,620
TC176320	LMRK Propco 3 LLC	7,800.00	650	650	650	650	650	650	650	650	650	650	650	650
TC176353	LMRK Propco 3 LLC	29,359.56	2,447	2,447	2,447	2,447	2,447	2,447	2,447	2,447	2,447	2,447	2,447	2,447
TC176395	LMRK Propco 3 LLC	16,558.08	1,380	1,380	1,380	1,380	1,380	1,380	1,380	1,380	1,380	1,380	1,380	1,380
TC176413	LMRK Propco 3 LLC	59,157.81	4,845	4,845	4,845	4,845	4,845	4,990	4,990	4,990	4,990	4,990	4,990	4,990
TC176414	LMRK Propco 3 LLC	15,972.00	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331	1,331
TC176417	LMRK Propco 3 LLC	11,034.36	918	918	918	918	918	918	918	918	918	918	918	936

		13,483,068.50	1,128,370.13	1,220,893.30	997,959.32	1,065,558.12	1,125,869.19	1,090,081.97	1,042,713.11	1,207,306.63	1,076,071.15	1,215,285.20	1,189,787.26	1,123,173.15

EXHIBIT D-1

FORM OF INFORMATION REQUEST FROM

NOTEHOLDER OR NOTE OWNER

[Date]

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration – Landmark 2018-1

Re:     Secured Tenant Site Contract Revenue Notes, Series        , Class

In accordance with the Indenture, dated as of [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC, as issuer of the notes (the “Issuer”) and LMRK Propco 3 LLC, each in its capacity as asset entity thereunder (collectively the “Asset Entities”), and Wilmington Trust, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), with respect to the Secured Tenant Site Contract Revenue Notes, Series 20[ __ ]-[ __ ](the “Notes”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a [beneficial holder][owner] of $______aggregate Note Principal Balance of the Class              Notes [held in book-entry form].

2.        The undersigned is requesting access to the following information (the “Information”):

—        The information requested from the Indenture Trustee pursuant to

Section 11.11(c) of the Indenture.

—        The information in the electronic file pursuant to Section 11.11(d) of the

Indenture.

3.         In consideration of the Indenture Trustee’s disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information and who have, prior to receipt of the Information, agreed in writing to keep the Information confidential), and such Information will not, without the prior written consent of the Indenture Trustee and LMRK Issuer Co III LLC, be disclosed by the undersigned or by its officers, directors, partners, employees, agents, auditors, legal counsel or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Note or interest therein, but only if such

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person or entity confirms in writing such ownership interest or prospective ownership interest and agrees, prior to the receipt of the Information, in writing to keep all Information confidential; provided, further, that the undersigned may provide all or any part of the Information to its regulators or other applicable governmental authority.

4. The undersigned will not use or disclose the Information in any manner which could result in LMRK Issuer Co III LLC or any of its subsidiaries being in violation of, or which could otherwise cause a violation of any provision of the Securities Act of 1933, as amended (the “Securities Ac”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any of the rules and regulations promulgated under the Securities Act or the Exchange Act, or would require registration of any Note pursuant to Section 5 of the Securities Act.

5.         The undersigned agrees that the agreements and covenants made hereunder are for the benefit of the Indenture Trustee, LMRK Issuer Co III LLC, and their respective successors, assigns and transferees.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[BENEFICIAL HOLDER OF A NOTE]

By:
Name: Title: Telephone No.:

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EXHIBIT D-2

FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

[Date]

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration – Landmark 2018-1

Re:      Secured Tenant Site Contract Revenue Notes, Series     , Class

In accordance with the Indenture, dated as of [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC, as issuer of the notes (the “Issuer”) and LMRK Propco 3 LLC, each in its capacity as asset entity thereunder (collectively the “Asset Entities”), and Wilmington Trust, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), with respect to the Secured Tenant Site Contract Revenue Notes, Series 20[ ___ ]-[ ___ ] (the “Notes”), the undersigned hereby certifies and agrees as follows:

1.         The undersigned is a bona fide prospective purchaser of a Note or an interest therein.

2.         The undersigned is requesting access to the following information (the “Information”) for use in evaluating such possible investment:

—        The information requested from the Indenture Trustee pursuant to

Section 11.11(c) of the Indenture.

—        The information in the electronic file pursuant to Section 11.11(d) of the

Indenture.

3.         In consideration of the Indenture Trustee’s disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2 and who have, prior to receipt of the Information, agreed in writing to keep the Information confidential), and such Information will not, without the prior written consent of the Indenture Trustee and LMRK Issuer Co III LLC be disclosed by the undersigned or by its officers, directors, partners, employees, agents, auditors, legal counsel or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Note or any interest in any Note, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Note or interest

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US-DOCS\100748997.8

therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees, prior to the receipt of the Information, in writing to keep it confidential; provided, further, that the undersigned may provide all or any part of the Information to its regulators or applicable governmental authority.

4.         The undersigned will not use or disclose the Information in any manner which could result in LMRK Issuer Co III LLC or any of its subsidiaries being in violation of, or which could otherwise cause a violation of any provision of, the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any of the rules and regulations promulgated under the Securities Act or the Exchange Act, or would require registration of any Note pursuant to Section 5 of the Securities Act.

5.         The undersigned agrees that the agreements and covenants made hereunder are for the benefit of the Indenture Trustee, LMRK Issuer Co III LLC, and their respective successors, assigns and transferees.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[PROSPECTIVE PURCHASER]

By:
Name: Title: Telephone No.:

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US-DOCS\100748997.8

EXHIBIT D-3

FORM OF CONFIDENTIALITY LETTER FOR

THE CONTROLLING CLASS REPRESENTATIVE

[Date]

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration – Landmark 2018-1

Re:      Secured Tenant Site Contract Revenue Notes, Series     , Class

In accordance with the Indenture, dated as of [__], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC, as issuer of the notes (the “Issuer”) and LMRK Propco 3 LLC, each in its capacity as asset entity thereunder (collectively the “Asset Entities”), and Wilmington Trust, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), with respect to the Secured Tenant Site Contract Revenue Notes, Series 20[ ___ ]-[ ___ ] (the “Notes”), the undersigned hereby certifies and agrees as follows:

1.         The undersigned has been selected to act as Controlling Class Representative under the Indenture and is authorized under Section 11.11(c) of the Indenture to receive the information regarding the Notes specified in paragraph 2.

2.         The undersigned is requesting access to the following information (the “Information”):

—         The information requested from the Indenture Trustee pursuant to

Section 11.11(c) of the Indenture.

—         The information in the electronic file pursuant to Section 11.11(d) of the

Indenture.

3.         In consideration of the Indenture Trustee’s disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information and who have, prior to receipt of the Information, agreed in writing to keep the Information confidential), and such Information will not, without the prior written consent of the Indenture Trustee and LMRK Issuer Co III LLC, be disclosed by the undersigned or by its officers, directors, partners, employees, agents, auditors, legal counsel or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided that the ndersigned may provide all or any part of the Information to any other person or entity

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that holds or is contemplating the purchase of any Note or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees, prior to the receipt of the Information, in writing to keep all Information confidential; provided, further, that the undersigned may provide all or any part of the Information to its regulators or applicable governmental authority.

4.         The undersigned will not use or disclose the Information in any manner which could result in LMRK Issuer Co III LLC or any of its subsidiaries being in violation of, or which could otherwise cause a violation of, any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any of the rules and regulations promulgated under the Securities Act or the Exchange Act, or would require registration of any Note pursuant to Section 5 of the Securities Act.

5.         The undersigned agrees that the agreements and covenants made hereunder are for the benefit of the Indenture Trustee, LMRK Issuer Co III LLC and their respective successors, assigns and transferees.

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

[NAME]

By:
Name: Title:

Telephone No.:

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EXHIBIT E

FORM OF SERVICER REPORT

[See attached]

E-1

US-DOCS\100748997.8

MIDLAND LOAN SERVICES, INC.

Portfolio Name

Borrower Name

	ALLOCATIONS	Date
Cash Available for Distribution
Funds to/from the Advance Rents Reserve Account		Beginning	0.00
		Ending
Total Available for Distribution			0.00
Less Impositions and Insurance Payment			0.00
	Tax Escrow	0.00
	Insurance Escrow	0.00
		0.00
Less Indenture Trustee Fee & Servicer Payment & Other Servicing Fees			0.00
	Indenture Trustee Fee	0.00
	Servicing Fee	0.00
	Other Servicing Fee	0.00
	Transition Fee	0.00
Indenture Trustee & Servicer "unreimbursed" advances, including Advance interest		0.00
Additional Issuer Expenses		0.00
Purchase Money Debt Reserve(s)		0.00
		0.00
Funds from the Yield Maintenance Account(s)			0.00
Funds from the Site Acquisition Account(s)			0.00
Sub Total			0.00
Less Debt Service - Class of Notes pro rata based			0.00
Less Amount due Obligors for Operating Expenses and Other Amounts			0.00
Less Management Fee Payment			0.00
Less Approved Operating Expenses of the Asset Entities			0.00
Remaining Balance to the Cash Trap Reserve Sub-Account			0.00
Less Class A Monthly Amortization Amount			0.00
Less Amounts Due Each Class of Notes in Direct Alphabetical Order			0.00
Less Due Accrued Interest for Prior Interest Accrual Periods			0.00
Less Amount equal to the Aggregate Principal balance			0.00
Less Due to all of the Deferred Post-ARD Additional Interest Due on each Note			0.00
Less Due to any unpaid Prepayment Consideration			0.00
Remaining Balance at the direction of the Issuer			0.00

			MIDLAND LOAN SERVICES
TO:			EMAIL:
FROM:	Midland Loan Services, a PNC Real Estate Business		PHONE:
DATE:			FAX:
RE:			for	Distribution
			(next succeeding if non-business day)
Please disburse funds from account in accordance to the instructions below.
Debit		$ -
Credit	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
	(account name)	$0.00	(description)
ADDITIONAL ALLOCATIONS:
AMOUNTS TO BE WIRED:

Feel free to call me with any questions.
By:		Officer Approval:
Name:
Title:	Senior Loan Servicing Analyst
Prepared:
By		Treasury Approval:
Name:
Title:	Complex Loan Administration Team Lead

Member of The PNC Financial Services Group

10851 Mastin Boulevard, Suite 300  Overland Park,  KS  66210

www.pnc.com/midland

EXHIBIT F

TITLE POLICY ENDORSEMENTS

8.2 – environmental

  9 – comprehensive

18 – single tax parcel

20 – first lost

22 – location

27 – usury

38 – mortgage tax

39 – Policy Authentication

Deletion of arbitration

F-1

US-DOCS\100748997.8

EXHIBIT G

MORTGAGED TENANT SITE ASSETS

[See attached]

G-1

US-DOCS\100748997.8

Asset Number	Address	City	State	Zip
TC100108	1956 E 103rd St	Los Angeles	CA	90002-3124
TC110123	3680 Us Highway 50	Hillsboro	OH	45133-9158
TC110184	2200 Robindale Rd	Henderson	NV	89074-5374
TC110191	600 Plantation Rd	Perry	FL	32348-6220
TC110193	39457 15th St E	Palmdale	CA	93550-3445
TC110199	7290 Samuel Dr - TC110199	Denver	CO	80221-2743
TC110221	416 Mary Ave	New Smyrna Beach	FL	32168-6726
TC110235	8000 E Mississippi Ave	Denver	CO	80247-2123
TC110308	27500 HICKORY HILL ROAD	BROOKSVILLE	FL	33592
TC110309	1001 Bristol Rd	Bristol	ME	04539-3028
TC110312	35931 Fir Avenue	Yucaipa	CA	92399
TC110314	10234 4th St # RCH	Rancho Cucamonga	CA	91730-5803
TC110318	1400 E Rosedale St	Fort Worth	TX	76104-5314
TC110322	13055 Levan Rd	Livonia	MI	48150-1255
TC110328	6060 Indian Creek Dr	Miami Beach	FL	33140-2219
TC110329	6060 Indian Creek Dr	Miami Beach	FL	33140-2219
TC110333	20525 Center Ridge Rd	Rocky River	OH	44116-3437
TC110334	2903 NE 163rd St	Miami	FL	33160-4465
TC110335	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110336	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110337	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110338	6100 Wilkinson Dr	Prescott	AZ	86301-6162
TC110340	1809 W Southern Ave	Phoenix	AZ	85041-4630
TC110345	4810 N 35th Ave	Phoenix	AZ	85017-3010
TC110346	120 N Ash St	Escondido	CA	92027-3058
TC110351	9474 Lapeer Rd	Davison	MI	48423-1755
TC110352	15732 Highland Valley Rd	Escondido	CA	92025-3535
TC110355	11802 East Bay Rd	Gibsonton	FL	33534-5624
TC110366	1905 Bridgeport Way W	University Place	WA	98466-4846
TC110370	4525 Riverview Blvd	Saint Louis	MO	63120-1828
TC110371	4525 Riverview Blvd	Saint Louis	MO	63120-1828
TC110372	1782 Route 73	Keene Valley	NY	12943
TC110382	9229 Touchstone Ct	Granite Bay	CA	95746-5890
TC110383	9229 Touchstone Ct	Granite Bay	CA	95746-5890
TC110384	12722 Cadiz Road	Essex	CA	92277-8058
TC110387	330 E Yoakum Ave	Kingsville	TX	78363-4440
TC110390	2204 E Monroe St	Phoenix	AZ	85034-1329
TC110392	10061 San Fernando Rd	Pacoima	CA	91331-2610
TC110404	660 N Cambell St	Rapid City	SD	57701-6944
TC110408	148 S Munn Ave	East Orange	NJ	07018-2748

Asset Number	Address	City	State	Zip
TC110409	148 S Munn Ave	East Orange	NJ	07018-2748
TC110422	798 Province Line Rd	Allentown	NJ	08501
TC110430	2921 S Orlando Dr	Sanford	FL	32773
TC110434	1905 Foothill Blvd	Oakland	CA	94606
TC110435	5911 N Lindbergh Blvd	Hazelwood	MO	63042-3123
TC110472	27150 Hansen Rd	Tracy	CA	95377-8850
TC110494	6901 SW 147th Ave	Miami	FL	33193-1080
TC110509	4424 Painters Mill Rd	Owings Mills	MD	21117-4942
TC110512	1717 Via Del Rio	Corona	CA	92882
TC110513	1717 Via Del Rio	Corona	CA	92882
TC110519	750 Ogden Cyn	Ogden	UT	84401
TC110520	7570 Peace Way	Las Vegas	NV	89147
TC110521	7570 Peace Way	Las Vegas	NV	89147
TC110536	1050 N Allen Ave	Pasadena	CA	91104
TC110537	1625 Riverside Ave	Provo	UT	84604
TC110538	119 Mountain Rd	Bridgton	ME	04009-3307
TC110543	29600 Stephenson Hwy	Madison Hts	MI	48071-2339
TC110547	1312 E Center St	Spanish Fork	UT	84660-2312
TC110553	1601 E Cook Rd	Fort Wayne	IN	46825
TC110627	9700 Central Ave SW	Albuquerque	NM	87121
TC110628	8145 Rogue River Hwy	Grants Pass	OR	97527
TC120641	29600 Stephenson Hwy	Madison Hts	MI	48071-2339
TC120642	26230 SE Wally Rd	Boring	OR	97009
TC120643	535 Hawthorne Ave	Newark	NJ	07112
TC120645	193 Industrial Ave	Williston	VT	05495
TC120646	193 Industrial Ave	Williston	VT	05495
TC120664	2514 Delta Rd	Brogue	PA	17309
TC120667	1502 1/2 Tri City Beach Road	Baytown	TX	77523
TC120673	123 N Union Ave	Cranford	NJ	07016
TC120674	123 N Union Ave	Cranford	NJ	07016
TC120675	123 N Union Ave	Cranford	NJ	07016
TC120683	Pershing County	Various	NV	00000
TC120685	Elko County	Elko	NV	00000
TC120688	Pershing County	Various	NV	00000
TC120693	Pershing County	Various	NV	00000
TC120726	18251 County Road 371	Rio Medina	TX	78066-2525
TC120738	7630 NW 25th St	Miami	FL	33122
TC120741	6926 N Sunset Dr	Wasilla	AK	99623
TC120765	901 Walton Ave	Bronx	NY	10452
TC120766	901 Walton Ave	Bronx	NY	10452

Asset Number	Address	City	State	Zip
TC120812	1151 Blue Hills Ave	Bloomfield	CT	06002
TC120821	7093 South 1630 West	West Jordan	UT	84084
TC120823	150 W Saint Charles Rd	Lombard	IL	60148
TC120824	6841 SW 147th Avenue	Miami	FL	33193
TC120825	35008 Emerald Coast Parkway	Destin	FL	32541
TC120826	24587 210th Street	Paynesville	MN	56362
TC120827	6749 Texas Highway 61	Devers	TX	77538
TC120828	14502 1/2 Smith Road	Humble	TX	77396
TC120829	985 NW 1901st Road	Lone Jack	MO	64070
TC120830	1605 Thraikill Road	Grove	OH	43123
TC120831	Arlington Avenue	Thornville	OH	43076
TC120832	4849 North Milwaukee Avenue	Chicago	IL	60630
TC120833	6499 West 65th Street	Bedford Park	IL	60638
TC120834	9671A Old State Road	Chardon	OH	44024
TC120836	1280 Motherhead Road	Cottleville	MO	63304
TC120837	201 North Wisconsin Avenue	Oklahoma City	OK	73117
TC120839	5802 Seven Star Lane	Dermott	AR	71638
TC120840	2103 Coral Way	Miami	FL	33145
TC120841	6824 Edmund Highway	Lexington	SC	29073
TC120842	John Street	Ballston Spa	NY	12020
TC120843	1914 E. Vickery	Fort Worth	TX	76104
TC120844	5811 Airport Lane	Port Orange	FL	32124
TC120845	12211 Magnolia Street	Garden Grove	CA	92841
TC120879	723 Macek Rd	Richmond	TX	77469-8303
TC120934	10625 N Tatum Blvd	Phoenix	AZ	85028-3062
TC120955	1534 S Western Ave	Chicago	IL	60608
TC120998	1333 S Rural Rd	Tempe	AZ	85281-6807
TC121010	105 E Harmon Ave	Las Vegas	NV	89109-4500
TC121011	105 E Harmon Ave	Las Vegas	NV	89109-4500
TC121022	7263 103rd St	Jacksonville	FL	32210-6706
TC121023	710 Morris Park Ave	Bronx	NY	10462-3639
TC121024	696 Rhinelander Ave	Bronx	NY	10462-3547
TC121028	48 W 138th St # 54	New York	NY	10037-1712
TC121029	48 W 138th St # 54	New York	NY	10037-1712
TC121063	82 Peachtree St SW	Atlanta	GA	30303
TC121064	82 Peachtree St SW	Atlanta	GA	30303
TC121074	3402 106th St	Corona	NY	11368-1246
TC121083	8500 S Stony Island Ave	Chicago	IL	60617
TC121092	2933 Norton St	Corpus Christi	TX	78415-4901
TC121101	6790 Miller Dr	Miami	FL	33155-5722

Asset Number	Address	City	State	Zip
TC121712	1100 Country Club Rd	Middletown	CT	06457-2306
TC121717	1209 E King Ave	Kingsland	GA	31548
TC121730	12188 Highway 142	Oxford	GA	30054-4420
TC121740	2805 Hunter Rd	San Marcos	TX	78666
TC121754	755 Fuller Ave SE	Grand Rapids	MI	49506
TC121758	7115 Rising Rd	Knoxville	TN	37924
TC121771	255 Magill Rd	Haughton	LA	71037-9543
TC121796	11815 Baileyton Rd	Houston	TX	77074
TC121799	522 Meadowlark Dr	Monroe	LA	71203-6915
TC121801	6350 Highway 269	Parrish	AL	35580-3850
TC121812	387 W Pontoon Rd	Granite City	IL	62040-6848
TC121821	2538 Sutherland Ave	Knoxville	TN	37919
TC121826	66-190 Kamehameha Hwy	Haleiwa	HI	96712
TC121835	3692 W 5400 S	Salt Lake City	UT	84129-3572
TC121837	11044 N Cave Creek Rd	Phoenix	AZ	85020
TC121838	3024 Lovers Ln	Krum	TX	76249
TC121839	350 W Washington St	Kearney	MO	64060-8626
TC121847	675 W Union Hills Dr	Phoenix	AZ	85027
TC121850	2200 E 73rd Ave	Spokane	WA	99223-8437
TC121851	2200 E 73rd Ave	Spokane	WA	99223-8437
TC121854	8707 San Leandro St	Oakland	CA	94621-1244
TC121872	3145 N Main St	Mansfield	TX	76063-6024
TC121884	2420 Martin Rd	Fairfield	CA	94534-8651
TC121885	7040 S Yale Ave	Tulsa	OK	74136-5700
TC121886	1320 W Burnham St	Milwaukee	WI	53204-3248
TC121887	2558 South Browns Mill Road	Freeport	IL	61032
TC131899	1647 Benning Rd NE	Washington	DC	20002
TC131902	10535 Foothill Boulevard	Rancho Cucamonga	CA	91730-3843
TC131903	10535 Foothill Boulevard	Rancho Cucamonga	CA	91730-3843
TC131904	10535 Foothill Boulevard	Rancho Cucamonga	CA	91730-3843
TC131949	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131950	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131951	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131952	1930 Manhattan Beach Blvd	Redondo Beach	CA	90278
TC131954	201 Trade St	San Marcos	CA	92078
TC131961	3801 S Normandie Ave	Los Angeles	CA	90037
TC131974	22411 S Dixie Hwy	Miami	FL	33170
TC131977	19002 Us Highway 12	Lemmon	SD	57638-6316
TC131981	14622 Highway 64	East Lake	NC	27953-0115
TC131982	1 South Ave	Garden City	NY	11530

Asset Number	Address	City	State	Zip
TC131983	1 South Ave	Garden City	NY	11530
TC131984	1 South Ave	Garden City	NY	11530
TC131986	1 South Ave	Garden City	NY	11530
TC131987	1435 E Shelbourne Ave	Las Vegas	NV	89123-2404
TC131999	7725 W Reno Ave	Oklahoma City	OK	73127-9711
TC132014	9014 Shreveport Hwy	Leesville	LA	71446
TC132022	3115 35th Ave	Greeley	CO	80634-9415
TC132034	5495 Tubman Rd	Appling	GA	30802-3501
TC132067	16 W Ogden Ave	Westmont	IL	60559-1358
TC132068	16 W Ogden Ave	Westmont	IL	60559-1358
TC132069	16 W Ogden Ave	Westmont	IL	60559-1358
TC132079	2402 Crystal Bend Dr	Pflugerville	TX	78660
TC132097	17285 NE 70th St	Redmond	WA	98052
TC132098	17285 NE 70th St	Redmond	WA	98052
TC132099	17285 NE 70th St	Redmond	WA	98052
TC132113	1934 West Garfield Boulevard	Chicago	IL	60609
TC132116	3930 SE 72nd Ave	Des Moines	IA	50320-0000
TC132119	8630 E Via De Ventura	Scottsdale	AZ	85258
TC132146	357 County Road 4550	Spurger	TX	77660
TC132185	1605 E Monroe St	Mt Pleasant	IA	52641-3205
TC132186	1601 Court Street	Syracuse	NY	13208-1834
TC132187	325 SE CR 3070	Corsicana	TX	75109
TC132196	E 33rd St	Long Beach	CA	90755
TC132205	7850 South Rita Road	Tucson	AZ	85747
TC132207	1909 E 4th St	Long Beach	CA	90802
TC132237	5608 E Ashlan Ave	Fresno	CA	93727
TC132238	5608 E Ashlan Ave	Fresno	CA	93727
TC132239	34835 N 7th Street	Phoenix	AZ	85086
TC132240	34835 N 7th Street	Phoenix	AZ	85086
TC132247	1909 E 4th St	Long Beach	CA	90802
TC132288	3220 Iowa Ave	Vicksburg	MS	39180
TC132289	3 Civic Center Plaza	Mankato	MN	56001-7784
TC132295	7825 328th Ct SE	Fall City	WA	98024-6718
TC132305	1004 Hegeman Ave	Brooklyn	NY	11208
TC132317	64 Klein Ave	Hunter	NY	12442-0000
TC132318	64 Klein Ave	Hunter	NY	12442-0000
TC132320	Tax Parcel No. 163.00-3-14	hunter	NY	12442
TC132321	Tax Parcel No. 163.00-3-14	hunter	NY	12442
TC132327	210 Forest Ridge Dr	Elgin	TX	78621
TC132336	5220 Bataan Memorial E	Las Cruces	NM	88011

Asset Number	Address	City	State	Zip
TC132337	5220 Bataan Memorial E	Las Cruces	NM	88011
TC132339	1941 State Highway 59 S	Bowie	TX	76230
TC132341	11810 Adel Rd	Houston	TX	77067-2206
TC132344	2521 NW 6th St	Fort Lauderdale	FL	33311
TC132368	7310 N 27th Ave	Phoenix	AZ	85051
TC132376	1107 W Wilson St	Valliant	OK	74764-8012
TC132377	128 Thatcher Hill Rd	Marlborough	NH	03455-2541
TC132378	1250 Presidents Place	Quincy	MA	02169
TC132379	68 Huguenot Rd	Oxford	MA	01540-2335
TC132384	13 Longley Place	LaGrange	GA	30240-6351
TC132385	716 Campbell St	Lagrange	GA	30240-6351
TC132386	26 Robertson St	Lagrange	GA	30240-6351
TC132388	606 S East St	Erie	KS	66733
TC132391	802 College Ave	Shelby	NC	28152
TC132399	1593 Highway 150	Bessemer	AL	35022
TC132400	5801 Commercial Avenue	Madison	WI	53718
TC132402	1743 S Nc 111 Hwy	Chinquapin	NC	28521
TC132407	13636 Vaughn St	San Fernando	CA	91340
TC132419	14071 1/2 Polk St	Sylmar	CA	91342-2223
TC132420	14071 1/2 Polk St	Sylmar	CA	91342-2223
TC132423	322 Beaver Brook Rd	Lyme	CT	06371-3205
TC132424	101 W De Renne Ave	Savannah	GA	31405
TC132428	40 Exchange Place	New York	NY	10005-2701
TC132429	40 Exchange Place	New York	NY	10005-2701
TC132432	2239 Hylan Blvd	Staten Island	NY	10306
TC132435	20 Webster Street	Jaffrey	NH	03452
TC132437	1720 Brierley Way	Sparks	NV	89434
TC132439	4815 S Harvard Ave	Tulsa	OK	74135
TC132441	168 Clinton Ave	Jersey City	NJ	07304
TC132449	65 & 69 Wheeler St	New Haven	CT	06512
TC132450	65 & 69 Wheeler St	New Haven	CT	06512
TC132451	65 & 69 Wheeler St	New Haven	CT	06512
TC132464	8601 4th St NW	Los Ranchos	NM	87114
TC132465	8601 4th St NW	Los Ranchos	NM	87114
TC132466	4s361River Rd	Naperville	IL	60563
TC132467	4s361River Rd	Naperville	IL	60563
TC132468	11829 South St	Cerritos	CA	90703
TC132469	11829 South St	Cerritos	CA	90703
TC132470	11829 South St	Cerritos	CA	90703
TC132471	Section 19, Township 5 S, Range 4 E	County of Wasatch	UT	84043

Asset Number	Address	City	State	Zip
TC132473	Section 19, Township 5 S, Range 4 E	County of Wasatch	UT	84043
TC132474	Section 19, Township 5 S, Range 4 E	County of Wasatch	UT	84043
TC132475	7301 Germantown Ave	Philadelphia	PA	19119-1726
TC132476	7301 Germantown Ave	Philadelphia	PA	19119-1726
TC132479	335 Church Ave	Chula Vista	CA	91910
TC132482	1300 E Colorado St	Glendale	CA	91205
TC132485	9583 Brewerton Rd	Brewerton	NY	13029
TC132494	905 3rd St SE	Cedar Rapids	IA	52401-2330
TC132495	29950 439th Ave	Utica	SD	57067-5518
TC132498	780 State Street	New Haven	CT	06511
TC132502	21150 Dumetz Rd	Woodland Hills	CA	91364-4532
TC132505	5215 Cutler Lake Rd	Blue Rock	OH	43720
TC132510	127 South St	Oyster Bay	NY	11771
TC132511	Industrial Pkwy	Boston Heights	OH	44236
TC132513	Tecolote Drive, Lot #7	Fallbrook	CA	92026
TC132520	3636 E Main St	Mesa	AZ	85205
TC132533	200 Arco Pl	Independence	KS	67301
TC132534	200 Arco Pl	Independence	KS	67301
TC132548	5642 Campus Dr	Virginia Beach	VA	23462
TC132554	8752 N Highway 83	Parker	CO	80134
TC132555	3901 S Paper Birch Ln	Wasilla	AK	99654
TC132558	225 NW 150th St	Edmond	OK	73013
TC132566	2601 Searles Ave	Las Vegas	NV	89101
TC132581	180 W Washington St	Chicago	IL	60602
TC132596	45527 Highway 79	Aguanga	CA	92536
TC132599	1700 S Flamingo Rd	Davie	FL	33325
TC132600	909 Castleton Ave	Staten Island	NY	10310
TC132604	2900 Purchase St	Purchase	NY	10577
TC132605	2900 Purchase St	Purchase	NY	10577
TC132606	2900 Purchase St	Harrison	NY	10577
TC132635	25511 E Smoky Hill Rd	Aurora	CO	80016
TC132637	25511 E Smoky Hill Rd	Aurora	CO	80016
TC132648	795 Sipe Rd	York Haven	PA	17370-9787
TC132649	233 Baseline Rd	La Verne	CA	91750
TC132650	233 Baseline Rd	La Verne	CA	91750
TC132653	550 Pharr Rd NE	Atlanta	GA	30305
TC132654	550 Pharr Rd NE	Atlanta	GA	30305
TC132685	545X County Road 371	Water Valley	MS	38965
TC132698	227 N Central Ave	Glendale	CA	91202
TC132699	227 N Central Ave	Glendale	CA	91202

Asset Number	Address	City	State	Zip
TC132712	2525 New Hope Rd	Heath Springs	SC	29058
TC132746	49 South Rd	Bolton	CT	06043-7415
TC132748	322 KY Hwy 392	Cynthiana	KY	41031
TC132752	8612 Hwy 178	Olive Branch	MS	38654
TC132753	1329 Gladys Ave	Long Beach	CA	90804
TC132782	5800 Southwest Ave	Sacramento	CA	95824
TC132783	5800 Southwest Ave	Sacramento	CA	95824
TC132790	1529 Industrial Ct	Arlington	TX	76011
TC132791	1529 Industrial Ct	Arlington	TX	76011
TC132793	1529 Industrial Ct	Arlington	TX	76011
TC132796	3756 Lee Road	Shaker Heights	OH	44120
TC132797	3756 Lee Road	Shaker Heights	OH	44120
TC132800	Interstate 55	Grenada	MS	38901
TC132829	720 Mother Gaston Blvd	Brooklyn	NY	11212
TC132830	720 Mother Gaston Blvd	Brooklyn	NY	11212
TC142863	6101 Monmouth Ave	Ventnor City	NJ	08406
TC142885	2390 W Sam Houston Pkwy N	Houston	TX	77043
TC142909	Boeppler Rd	Leavenworth	KS	66048
TC142912	3701 Chestnut St	Philadelphia	PA	19104-3104
TC142913	7900 S County Road 5	Windsor	CO	80528
TC142928	1601 S Donaghey Ave	Conway	AR	72034
TC142929	518 E 187th St	Bronx	NY	10458-6659
TC142930	518 E 187th St	Bronx	NY	10458-6659
TC142955	780 Vaca Valley Pkwy	Vacaville	CA	95688
TC142958	40614 US HWY 20-26	Casper	WY	82604-6305
TC142966	1000 Pine Ave	Long Beach	CA	90813-3201
TC142998	2512 W Lincolnway	Cheyenne	WY	82001
TC143009	265 Sunrise Hwy	Rockville Centre	NY	11570
TC143010	265 Sunrise Hwy	Rockville Centre	NY	11570
TC143014	300 S Red Rd	Shepherd	TX	77371-3724
TC143018	1213 Jackson By-Pass Rd	Jackson	NC	27845
TC143019	1100 NE 163rd St	North Miami Beach	FL	33162-4515
TC143027	1217 S 3rd Ave	Wausau	WI	54401
TC143033	330 Trousdale Dr	Chula Vista	CA	91910
TC143040	82420 215th St	Hayward	MN	56043-4045
TC143042	6121 Moline St	Houston	TX	77087
TC143052	22097 COLO HWY 6	KEYSTONE	CO	80435
TC143056	1970 Diablo Rd	Danville	CA	94506-2056
TC143059	1970 Diablo Rd	Danville	CA	94506-2056
TC143060	1970 Diablo Rd	Danville	CA	94506-2056

Asset Number	Address	City	State	Zip
TC143061	1970 Diablo Rd	Danville	CA	94506-2056
TC143066	4310 Edenhurst Ave	Los Angeles	CA	90039
TC143070	51 W 84th Ave	Thornton	CO	80260
TC143072	51 W 84th Ave	Thornton	CO	80260
TC143073	51 W 84th Ave	Thornton	CO	80260
TC143074	150 Hidden Valley Rd	Livingston	TX	77351
TC143077	827 Glenside Ave	Wyncote	PA	19095-1221
TC143078	827 Glenside Ave	Wyncote	PA	19095-1221
TC143080	251 10th St	Hoboken	NJ	07030
TC143082	3001 Government St	Baton Rouge	LA	70806-5504
TC143102	1550 W 88th Ave	Thornton	CO	80260
TC143103	76 Community Ave	Plainfield	CT	06374
TC143130	1073 Main St	Millis	MA	02054
TC143137	1150 Golden Cir Bldg 11	Golden	CO	80401-3623
TC143145	911 Main St	Kansas City	MO	64105-2009
TC143148	6885 Southwest Freeway	Houston	TX	77074
TC143175	2560 San Ramon Valley Blvd	San Ramon	CA	94583-1604
TC143180	3333 S Brea Canyon Rd	Diamond Bar	CA	91765
TC143183	8639 Seneca Tpke	New Hartford	NY	13413-4972
TC143184	136 N Main St	Concord	NH	03301
TC143185	136 N Main St	Concord	NH	03301
TC143208	1820 Spence St	Baltimore	MD	21230-1355
TC143209	1510 W Mosher St	Baltimore	MD	21217-2175
TC143210	1510 W Mosher St	Baltimore	MD	21217-2175
TC143214	51 Tower Road	Cocolalla	ID	83813
TC143215	51 Tower Road	Cocolalla	ID	83813
TC143216	51 Tower Road	Cocolalla	ID	83813
TC143230	536 Old Orchard Trl	Pittsburgh	PA	15238-5100
TC143240	11093 27 Mile Rd	Washington	MI	48094-3903
TC143246	8300 Rex Rd	Pico Rivera	CA	90660-3719
TC143251	2646 Palma Dr	Ventura	CA	93003
TC143254	1914 Washington Ave N	Minneapolis	MN	55411-3427
TC143256	1900 Walker Ave	Monrovia	CA	91016
TC143262	5291 S Us Highway 59	Nacogdoches	TX	75964-8427
TC143263	233 Kersten Rd	Sealy	TX	77474-8569
TC143264	506 E 2nd St	Lancaster	TX	75146
TC143376	2535 S Kinnickinnic Ave	Milwaukee	WI	53207
TC143380	10 Osborne Ter	Newark	NJ	07108-1700
TC143387	8324 Skokie Blvd	Skokie	IL	60077
TC143390	3-5351 Kuhio Hwy	Lihue	HI	96766-9151

Asset Number	Address	City	State	Zip
TC143398	100 E Ferguson St	Tyler	TX	75702-5759
TC143399	100 E Ferguson St	Tyler	TX	75702-5759
TC143405	314 Hidden Valley Dr	Garrison	TX	75946-8147
TC143414	123 Dry Bridge Rd	Charlottesville	VA	22903-7453
TC143415	123 Dry Bridge Rd	Charlottesville	VA	22903-7453
TC143416	123 Dry Bridge Rd	Charlottesville	VA	22903-7453
TC143605	26 Brighton Pl	Smyrna	DE	19977
TC143606	912 Baltimore Ave	Kansas City	MO	64105-1772
TC143617	731-733 S 13th St	Newark	NJ	07103-1753
TC143618	419 N Buchanan St	Lafayette	LA	70501-4349
TC143621	4100 W Fillmore St	Chicago	IL	60624-3907
TC143622	4100 W Fillmore St	Chicago	IL	60624-3907
TC143623	4100 W Fillmore St	Chicago	IL	60624-3907
TC143624	3025 E 3300 S Ste D	Salt Lake City	UT	84109
TC143630	512 Gallivan Blvd	Dorchester Center	MA	02124
TC143638	1130 US Highway 22	Lebanon	NJ	08833-4209
TC143639	1130 US Highway 22	Lebanon	NJ	08833-4209
TC143642	5500 Us Highway 59 N	Lufkin	TX	75901-0554
TC143643	119 Jones Ln	Garrison	TX	75946-6345
TC143644	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143645	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143646	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143649	14707 S Dixie Hwy	Miami	FL	33176-7948
TC143653	4268 Swisher Rd	Denton	TX	76208-6719
TC143658	2325 S Main St	Los Angeles	CA	90015-3008
TC143661	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143662	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143663	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143664	52 E Arverne Ave	Ocean Gate	NJ	08740
TC143676	4101 University Dr	Anchorage	AK	99508-4625
TC143695	7301 NW Tiffany Springs Rd	Kansas City	MO	64153-1830
TC143696	646 Germantown Pike	Lafayette Hill	PA	19444
TC143698	3593 Fm 2782	Nacogdoches	TX	75964-2505
TC143701	1041 Old Hillsboro Rd	Henniker	NH	03242-4010
TC143707	100 Pond Lily Ave	New Haven	CT	06515-1106
TC143708	100 Pond Lily Ave	New Haven	CT	06515-1106
TC143710	6022 Two Ford Rd	Roanoke	VA	24018-7672
TC143711	225 Lordship Blvd	Stratford	CT	06615-7119
TC143712	225 Lordship Blvd	Stratford	CT	06615-7119
TC143720	9421 Largo Dr W Uppr	Upper Marlboro	MD	20774-4758

Asset Number	Address	City	State	Zip
TC143721	9421 Largo Dr W Uppr	Upper Marlboro	MD	20774-4758
TC143727	100 Carpenter Ave	Middletown	NY	10940-2154
TC143740	2454 Kennesaw Due West Rd NW	Kennesaw	GA	30152-3526
TC143764	3003 N University Dr	Sunrise	FL	33322
TC143765	3003 N University Dr	Sunrise	FL	33322
TC143787	696 Willoughby Ave	Brooklyn	NY	11206
TC143790	2182 Flatbush Ave	Brooklyn	NY	11234
TC153892	1424 Maxim Southard Rd	Howell	NJ	07731
TC153911	1200 Orange Ave	Corcoran	CA	93212-9609
TC153954	3008 Hyde Park Blvd	Los Angeles	CA	90043
TC153958	233 N New Ballas Rd.	Creve Coeur	MO	63146
TC153968	635 Oxford St	Chula Vista	CA	91911-2610
TC153993	4711 Berwyn House Rd	College Park	MD	20740-2480
TC154002	1700 Denison Ave	Cleveland	OH	44109
TC154151	363 S Garden Way	Eugene	OR	97401-8042
TC154175	4370-4380 Alvarado Canyon Rd	San Diego	CA	92120-4301
TC154177	3200 N Military Trl	Boca Raton	FL	33431-6343
TC154180	8790 S Highway 97	Redmond	OR	97756
TC154201	7902 15th Ave	Brooklyn	NY	11228-2549
TC154207	Lincoln St	Franklin	MA	02038-1047
TC154220	2619 Preston Ave	Pasadena	TX	77503-3734
TC154222	5440 W Northern Ave	Glendale	AZ	85301-1406
TC154231	58 US 202	RINDGE	NH	03461
TC154234	8777 169Th St	Jamaica	NY	11432-4463
TC154241	960 Holmdel Rd	Holmdel	NJ	07733-2138
TC154255	2012 Westwood Northern Blvd	Cincinnati	OH	45225-1524
TC154265	1951 Ames Blvd	Marrero	LA	70072-4743
TC154267	1250 E Franklin Ave	Pomona	CA	91766-5449
TC154268	1250 E Franklin Ave	Pomona	CA	91766-5449
TC154286	6115 N Farm Road 141	Springfield	MO	65803-8487
TC154292	6280 W North Ave	Chicago	IL	60639-2528
TC154311	33494 Stoney Creek Ave	Seward	AK	99664
TC154312	33494 Stoney Creek Ave	Seward	AK	99664
TC154330	2828 N 59th Ave	Phoenix	AZ	85035
TC154343	808 14th St SW	Loveland	CO	80537-6331
TC154345	9450 Manor Mountain Ct	Moreno Valley	CA	92555
TC154348	242 N Sutter St	Stockton	CA	95202-2402
TC154349	242 N Sutter St	Stockton	CA	95202-2402
TC154350	242 N Sutter St	Stockton	CA	95202-2402
TC154371	7618 SW 215th St	Douglass	KS	67039-8274

Asset Number	Address	City	State	Zip
TC154372	2001 Beach Street	Fort Worth	TX	76103
TC154382	346 Frog Pond Rd	Little Egg Harbor Twp	NJ	08087
TC154383	825 Radio Rd	Little Egg Harbor Twp	NJ	08087
TC154384	825 Radio Rd	Little Egg Harbor Twp	NJ	08087
TC154387	1203 N Us Highway 1	Ormond Beach	FL	32174
TC154388	1203 N Us Highway 1	Ormond Beach	FL	32174
TC154395	706 Milton Grove Rd	Mount Joy	PA	17552-8837
TC154402	21003 E Bradshaw Rd	Fairfield	WA	99012-9792
TC154406	104 Birdie Hills Rd	St Peters	MO	63376
TC154428	7313 Northern Blvd	East Syracuse	NY	13057-9736
TC154451	7576 State Route 48	Waynesville	OH	45068
TC154454	5450 Texas 176	Andrews	TX	79714
TC154462	431-433 Kennedy Blvd.	Bayonne	NJ	07002
TC154471	2830 N 42nd Street	Phoenix	AZ	85008-1432
TC154486	2840 Valentine Ave	Bronx	NY	10458
TC154493	140 N Virginia St	Reno	NV	89501-1406
TC154526	2610 Wycliffe	Raleigh	NC	27607
TC154578	4864 Dempster St	Skokie	IL	60077-2253
TC154610	4030 William Flynn Hwy	Allison Park	PA	15101
TC164683	935 W Wisconsin Ave	Milwaukee	WI	53233-2310
TC164686	28 W. Cook St.	Manteno	IL	60950
TC164691	Ew139 Rd	Holdenville	OK	74848
TC164710	2113 Grubbs Rd.	Sealy	TX	77474
TC164721	35162 C30 Apt Le	Le Mars	IA	51031-8056
TC164735	50 Morgan Street	Hartford	CT	06120
TC164737	1431 Lainson Ave	Fort Dodge	IA	50501-8739
TC164738	2020 NW Glassow Dr	Bend	OR	97703-5642
TC164739	12345 W 95th St	Lenexa	KS	66215-3853
TC164740	12345 W 95th St	Lenexa	KS	66215-3853
TC164742	940 N. Durfee Ave	South El Monte	CA	91733-4408
TC164750	101 Heitmann Dr	Lincoln	IL	62656
TC164758	3900 W Us Highway 95	Somerton	AZ	85350
TC164760	10147 West Florissant Rd	Dellwood	MO	63135
TC164776	40 W 4th St	Dayton	OH	45402-1857
TC164777	40 W 4th St	Dayton	OH	45402-1857
TC164779	40 W 4th St	Dayton	OH	45402-1857
TC164795	33425 Idyllwild Rd	Creswell	OR	97426-9368
TC164805	5707 South Simms Street	Littleton	CO	80127
TC164814	45 Eisenhower Drive	Paramus	NJ	07652
TC164815	45 Eisenhower Drive	Paramus	NJ	07652

Asset Number	Address	City	State	Zip
TC164816	45 Eisenhower Drive	Paramus	NJ	07652
TC164820	1200 Orange Ave	Corcoran	CA	93212-9609
TC164826	331 Fulton St	Peoria	IL	61602-1486
TC164834	2337 Silveria Ct	Santa Clara	CA	95054-1352
TC164835	2337 Silveria Ct	Santa Clara	CA	95054-1352
TC164841	1710 Cypress Creek Pkwy.	Houston	TX	77090
TC164845	1320 Goshen Ave	Fort Wayne	IN	46808
TC164858	Frankfort Road and SH 190 Frontage Roa	Dallas	TX	75287-5704
TC164859	8125 Shepherd Rd	Shepherd	MT	59079-3830
TC164863	839 Landon Dr	Bullhead City	AZ	86429
TC164864	2 Wilmington Park	Chadds Ford	PA	19317
TC164889	3970 Clear View Frontage Rd	Colorado Springs	CO	80911-1220
TC164899	951 Herriot Dr	Mauston	WI	53948-2013
TC164912	14 Queens Folly Rd	Hilton Head Island	SC	29928-5110
TC164913	14 Queens Folly Rd	Hilton Head Island	SC	29928-5110
TC164915	4111 S Darlington Ave	Tulsa	OK	74135
TC164916	4111 S Darlington Ave	Tulsa	OK	74135
TC164917	4111 S Darlington Ave	Tulsa	OK	74135
TC164923	1970 Diablo Rd	Danville	CA	94506-2056
TC164942	1655 Valley Rd	Wayne	NJ	07470-2044
TC164962	11986 Lancaster Street	Millersport	OH	43046
TC164970	5914 Lost Horizon Dr	Austin	TX	78759-6213
TC165005	20792 Bango Rd	Fallon	NV	89406
TC165024	250 E 1st St	Azusa	CA	91702
TC165233	1729 Signal Point Rd	Charleston	SC	29412-8028
TC165234	1728 Signal Point Road	Charleston	SC	29412
TC165244	251 E Schrock Rd	Wasilla	AK	99654
TC165295	3728 W 3980 N	Moore	ID	83255
TC165298	1345 Deer Mountain Ct. a/k/a 1355 Dear	Ketchikan	AK	99901-6707
TC165309	1771 E Palomar St	Chula Vista	CA	91913
TC165362	6499 W 65th St	Bedford Park	IL	60638-5118
TC165363	6648 S Narragansett Ave	Bedford Park	IL	60638-5112
TC165371	30690 Aldine Westfield Rd	Spring	TX	77386-3339
TC165380	15041 SE 288th St	Kent	WA	98042-4525
TC165394	1290 Ocean Ave	Brooklyn	NY	11230
TC165407	600 Central Ave	Great Falls	MT	59401-3179
TC165408	7847 Highway B	Perryville	MO	63775-5755
TC165425	4225 Sioux Ln	McHenry	IL	60050
TC165426	4225 Sioux Ln	McHenry	IL	60050
TC165430	351 Riverdale Avenue	Brooklyn	NY	11212-4048

Asset Number	Address	City	State	Zip
TC165431	319 East Idaho Street	Paul	ID	83347
TC165433	82 Mechanic St	Pawcatuck	CT	06379
TC165441	12251 N 32nd St	Phoenix	AZ	85032-7189
TC165447	529 Miller St sudivided out of 323 Miller	Navasota	TX	77868
TC165449	5263 Agro Dr	Frederick	MD	21703
TC165450	5263 Agro Dr	Frederick	MD	21703
TC165456	727 S Schifferdecker Ave	Joplin	MO	64801-3524
TC165462	Horse Creek Rd	Darien	GA	31305
TC165463	Horse Creek Rd	Darien	GA	31305
TC165470	331 Osborne Ter	Newark	NJ	07112-2050
TC165471	W229N1420 Westwood Dr	Waukesha	WI	53186-1175
TC165480	320 Lawndale St	Fayetteville	NC	28306-2835
TC165484	1259 N Church St	Moorestown	NJ	08057
TC165506	4920 Hunting Creek Church Rd	Hamptonville	NC	27020-7749
TC165528	8910 SE Fuller Rd	Happy Valley	OR	97086-3610
TC165530	8840 Warner Ave Ste 204	Fountain Valley	CA	92708-3233
TC165531	8840 Warner Ave Ste 204	Fountain Valley	CA	92708-3233
TC176227	104 S Center St	Goldsboro	NC	27530-4829
TC176255	6951 West Little York Rd.	Houston	TX	77040
TC176320	9034 County Road 144	Brainerd	MN	56401-1829
TC176353	29000 S Western Ave	Rancho Palos Verdes	CA	90275-0818
TC176395	21247 Questhaven Rd	San Marcos	CA	92078-3410
TC176413	201 Union Blvd	West Islip	NY	11795-3007
TC176414	201 Union Blvd	West Islip	NY	11795-3007
TC176417	317 FM- 89	Abilene	TX	79606-6603

EXHIBIT H

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of,       , made by the signatory hereto (the “Joining Entity”), in favor of Wilmington Trust, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”) under the Indenture, dated as of [__], 2018, (as amended, supplemented or modified from time to time, the “Indenture”), among LMRK Issuer Co III LLC, a Delaware limited liability company (the “Issuer”), the Asset Entities parties thereto and the Indenture Trustee.  Unless otherwise defined herein, terms used but not defined herein shall have the meanings given to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Joining Entity wishes to become a party to the Indenture as an “Asset Entity”; and

WHEREAS, this Joinder Agreement is being executed and delivered pursuant to Section 2.12(a) of the Indenture;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. The Joining Entity hereby acknowledges that it has received and reviewed a copy of each of the Transaction Documents and agrees that, effective as of the date first above written, the Joining Entity shall become a party as an “Asset Entity” to each of the Transaction Documents to which the Asset Entities are a party.  The Joining Entity hereby confirms that it has Granted a security interest and provided its guarantee pursuant to the Indenture.  The Joining Entity hereby confirms that it is bound by all covenants, agreements and acknowledgments attributable to an Asset Entity in each of the Transaction Documents to which the Asset Entities are a party.

2. The address, taxpayer identification number (if any) and jurisdiction of organization of the Joining Entity is set forth in Annex I to this Joinder Agreement.

3. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

H-1

US-DOCS\100748997.8

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[JOINING ENTITY],
as an Asset Entity

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

LMRK ISSUER CO III LLC, as Issuer

By:
Name:
Title:

CC:  WILMINGTON TRUST, NATIONAL ASSOCIATION

US-DOCS\100748997.8

EXHIBIT I

FORM OF INDENTURE TRUSTEE REPORT

[See attached]

I-1

US-DOCS\100748997.8

Submission Date:

	Investor Report
Deal Contact Information	Table of Contents	Page #
Relationship Manager	Class Summary	2
Address:	Class Factor Information	2
Phone #:	Account Balances and Net Cash Flow	3
Email:	Debt Service Coverage Ratio	3
Report Location:	Triggers and Site Acquisition Account	4
	Tenant Quality Tests	5

In the preparation of this report, Wilmington Trust is conclusively relying on information provided to it by third parties, including the Servicer and other parties to the transaction. Such third parties are believed to be reliable, but the information is not independently verified and no representation is made as to its accuracy, suitability, or completeness. Descriptions for the fields included in the report are provided in the issue’s governing documents. Additional information is available via the contact information above.

Submission Date:

Class Distribution Summary (USD)

Class	Original Balance	Prior Balance	Rate (%)	Interest Distribution	Principal Distribution	Total Distribution	Losses	Current Balance	Cumulative Losses

Total

Factors per 1,000
Class	Original Balance	Prior Balance	Interest Distribution	Principal Distribution	Total Distribution	Losses	Current Balance	Cumulative Losses

www.wilmingtontrustconnect.com	Page 2 of 5

Submission Date:

Account Balances	Debt Servicer Coverage Ratio

www.wilmingtontrustconnect.com	Page 3 of 5

Submission Date:

Triggers

www.wilmingtontrustconnect.com	Page 4 of 5

Submission Date:

Tenant Quality Tests

SCHEDULE 6.02(c)

CONSENTS

NONE.

Sch – 6.02

US-DOCS\100748997.8

SCHEDULE 6.05

TITLE TO THE TENANT SITE ASSETS

NONE.

US-DOCS\100748997.8

SCHEDULE 6.07

LITIGATION

An asset with an annual Rent of approximately $35,000 is subject to litigation. In this case, the plaintiff alleges that the defendants fraudulently induced the plaintiff to sign a settlement agreement which involved the conveyance of real property on which this asset (and others) was located, without first disclosing to the plaintiff that the defendants had granted the Original Asset Entity an easement and executed assignments of the assets located on the real property.

Sch –6.07

US-DOCS\100748997.8

SCHEDULE 6.11

EMPLOYEE BENEFIT PLANS

NONE.

Sch –6.11

US-DOCS\100748997.8

SCHEDULE 6.14

INSURANCE

[See attached]

Sch –6.14

US-DOCS\100748997.8

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE(MM/DD/YYYY) 06/05/2018

Holder Identifier :

PRODUCER
Aon Risk Services Central, Inc.
St. Louis MO Office
8182 Maryland Avenue
St Louis MO 63105 USA

CONTACT NAME:
PHONE (A/C. No. Ext): (866) 283-7122 FAX (A/C. No.): 800-363-0105
E-MAIL ADDRESS:

INSURER(S) AFFORDING COVERAGE		NAIC #
INSURER A:	Zurich American Ins Co	16535
INSURER B:	American Guarantee & Liability Ins Co	26247
INSURER C:		
INSURER D:		
INSURER E:		
INSURER F:		

COVERAGES **CERTIFICATE NUMBER:** 570062568607 **REVISION NUMBER:**

Limits shown are as requested

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	[X] COMMERCIAL GENERAL LIABILITY	Y		CPO 9155967-04	04/15/2018	04/15/2019	EACH OCCURRENCE	$1,000,000
	[ ] CLAIMS-MADE [X] OCCUR						DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
							MED EXP (Any one person)	$10,000
							PERSONAL & ADV INJURY	$1,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$2,000,000
	[ ] POLICY [ ] PRO-JECT [X] LOC						PRODUCTS - COMP/OP AGG	$2,000,000
	OTHER:							
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	
	[ ] ANY AUTO						BODILY INJURY (Per person)	
	[ ] OWNED AUTOS ONLY [ ] SCHEDULED AUTOS						BODILY INJURY (Per accident)	
	[ ] HIRED AUTOS ONLY [ ] NON-OWNED AUTOS ONLY						PROPERTY DAMAGE (Per accident)	
B	[X] UMBRELLA LIAB [X] OCCUR	Y		AUC915598804	04/15/2018	04/15/2019	EACH OCCURRENCE	$5,000,000
	[ ] EXCESS LIAB [ ] CLAIMS-MADE						AGGREGATE	$5,000,000
	DED RETENTION						Products/Completed O	$5,000,000
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N						PER STATUTE / OTH-ER	
	ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) [ ] N/A						E.L. EACH ACCIDENT	
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE-EA EMPLOYEE	
							E.L. DISEASE-POLICY LIMIT	

Certificate No : 570062568607

CERTIFICATE HOLDER

CANCELLATION

AUTHORIZED REPRESENTATIVE

Aon Risk Services Central, Inc.

©1988-2015 ACORD CORPORATION. All rights reserved.

ACORD 25 (2016/03)

DATE(MM/DD/YYYY) CERTIFICATE OF LIABILITY INSURANCE 06/05/2018 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. : IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER CONTACT Identifier NAME: Aon Risk Services Central, Inc. PHONE FAX (866) 283-7122 800-363-0105 St. Louis MO Office (A/C. No. Ext): (A/C. No.): 8182 Maryland Avenue E-MAIL St Louis MO 63105 USA ADDRESS: Holder INSURER(S) AFFORDING COVERAGE NAIC # INSURED INSURER A: Zurich American Ins Co 16535 Landmark Infrastructure Partners LP INSURER B: American Guarantee & Liability Ins Co 26247 2141 Rosecrans Avenue, Suite 2100 El Segundo CA 90245 USA INSURER C: INSURER D: INSURER E: INSURER F: COVERAGES CERTIFICATE NUMBER: 570062568607 REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. Limits shown are as requested INSR ADDL SUBR POLICY EFF POLICY EXP LTR TYPE OF INSURANCE INSD WVD POLICY NUMBER (MM/DD/YYYY) (MM/DD/YYYY) LIMITS A X COMMERCIAL GENERAL LIABILITY Y CPO 9155967-04 04/15/2018 04/15/2019 EACH OCCURRENCE $1,000,000 DAMAGE TO RENTED CLAIMS-MADE X OCCUR $1,000,000 PREMISES (Ea occurrence) MED EXP (Any one person) $10,000 PERSONAL & ADV INJURY $1,000,000 GEN'L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $2,000,000 PRO- POLICY X LOC PRODUCTS - COMP/OP AGG $2,000,000 JECT OTHER: 570062568607 AUTOMOBILE LIABILITY COMBINED SINGLE LIMIT (Ea accident) : ANY AUTO BODILY INJURY ( Per person) No OWNED SCHEDULED BODILY INJURY (Per accident) AUTOS AUTOS ONLY PROPERTY DAMAGE HIRED AUTOS NON-OWNED (Per accident) ONLY AUTOS ONLY Certificate B X UMBRELLA LIAB X OCCUR Y AUC915598804 04/15/2018 04/15/2019 EACH OCCURRENCE $5,000,000 EXCESS LIAB CLAIMS-MADE AGGREGATE $5,000,000 DED RETENTION Products/Completed O $5,000,000 WORKERS COMPENSATION AND PER STATUTE OTH- EMPLOYERS' LIABILITY ER Y / N ANY PROPRIETOR / PARTNER / EXECUTIVE E.L. EACH ACCIDENT OFFICER/MEMBER EXCLUDED? N / A (Mandatory in NH) E.L. DISEASE-EA EMPLOYEE If yes, describe under DESCRIPTION OF OPERATIONS below E.L. DISEASE-POLICY LIMIT DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) CERTIFICATE HOLDER CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. Midland Loan Services, a division AUTHORIZED REPRESENTATIVE of PNC Bank, National Association 10851 Mastin Street, Suite 300 Overland Park KS 66210 USA ©1988-2015 ACORD CORPORATION. All rights reserved. ACORD 25 (2016/03) The ACORD name and logo are registered marks of ACORD

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE(MM/DD/YYYY) 06/05/2018

Holder Identifier :

PRODUCER	CONTACT NAME:	
Aon Risk Services Central, Inc. St. Louis MO Office 8182 Maryland Avenue St Louis MO 63105 USA	PHONE (A/C. No. Ext): (866) 283-7122	FAX (A/C. No.): 800-363-0105
	E-MAIL ADDRESS:	

COVERAGES **CERTIFICATE NUMBER: 570062567271** **REVISION NUMBER:**

Limits shown are as requested

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY	Y		CPO 9155967-04	04/15/2018	04/15/2019	EACH OCCURRENCE	$1,000,000
	CLAIMS-MADE [X] OCCUR						DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
							MED EXP (Any one person)	$10,000
							PERSONAL & ADV INJURY	$1,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:						GENERAL AGGREGATE	$2,000,000
	POLICY [ ] PRO-JECT [X] LOC						PRODUCTS - COMP/OP AGG	$2,000,000
	OTHER:							
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	
	ANY AUTO						BODILY INJURY (Per person)	
	OWNED AUTOS ONLY / SCHEDULED AUTOS						BODILY INJURY (Per accident)	
	HIRED AUTOS ONLY / NON-OWNED AUTOS ONLY						PROPERTY DAMAGE (Per accident)	
B	X UMBRELLA LIAB X OCCUR	Y		AUC915598804	04/15/2018	04/15/2019	EACH OCCURRENCE	$5,000,000
	EXCESS LIAB CLAIMS-MADE						AGGREGATE	$5,000,000
	DED RETENTION						Products/Completed O	$5,000,000
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N						PER STATUTE / OTH-ER	
	ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH)	N/A					E.L. EACH ACCIDENT	
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE-EA EMPLOYEE	
							E.L. DISEASE-POLICY LIMIT	

Certificate No : 570062567271

CERTIFICATE HOLDER	CANCELLATION
Wilmington Trust NA 1100 North Market Street Wilmington DE 19890 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE Aon Risk Services Central, Inc.

©1988-2015 ACORD CORPORATION. All rights reserved.

ACORD 25 (2016/03)

DATE(MM/DD/YYYY) CERTIFICATE OF LIABILITY INSURANCE 06/05/2018 THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. : IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER CONTACT dentifier NAME: I Aon Risk Services Central, Inc. PHONE FAX (866) 283-7122 800-363-0105 St. Louis MO Office (A/C. No. Ext): (A/C. No.): 8182 Maryland Avenue E-MAIL older St Louis MO 63105 USA ADDRESS: H INSURER(S) AFFORDING COVERAGE NAIC # INSURED INSURER A: Zurich American Ins Co 16535 Landmark Infrastructure Partners, LP INSURER B: American Guarantee & Liability Ins Co 26247 2141 Rosecrans Avenue, Suite 2100 El Segundo CA 90245 USA INSURER C: INSURER D: INSURER E: INSURER F: COVERAGES CERTIFICATE NUMBER: 570062567271 REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. Limits shown are as requested INSR ADDL SUBR POLICY EFF POLICY EXP LTR TYPE OF INSURANCE INSD WVD POLICY NUMBER (MM/DD/YYYY) (MM/DD/YYYY) LIMITS A X COMMERCIAL GENERAL LIABILITY Y CPO 9155967-04 04/15/2018 04/15/2019 EACH OCCURRENCE $1,000,000 DAMAGE TO RENTED CLAIMS-MADE X OCCUR $1,000,000 PREMISES (Ea occurrence) MED EXP (Any one person) $10,000 PERSONAL & ADV INJURY $1,000,000 GEN'L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $2,000,000 PRO- POLICY X LOC PRODUCTS - COMP/OP AGG $2,000,000 JECT OTHER: 570062567271 AUTOMOBILE LIABILITY COMBINED SINGLE LIMIT (Ea accident) : BODILY INJURY ( Per person) o ANY AUTO N OWNED SCHEDULED BODILY INJURY (Per accident) AUTOS AUTOS ONLY PROPERTY DAMAGE HIRED AUTOS NON-OWNED ONLY AUTOS ONLY (Per accident) ertificate B X UMBRELLA LIAB X OCCUR Y AUC915598804 04/15/2018 04/15/2019 EACH OCCURRENCE $5,000,000 C EXCESS LIAB CLAIMS-MADE AGGREGATE $5,000,000 DED RETENTION Products/Completed O $5,000,000 WORKERS COMPENSATION AND PER STATUTE OTH- EMPLOYERS' LIABILITY ER Y / N ANY PROPRIETOR / PARTNER / EXECUTIVE E.L. EACH ACCIDENT OFFICER/MEMBER EXCLUDED? N / A (Mandatory in NH) E.L. DISEASE-EA EMPLOYEE If yes, describe under DESCRIPTION OF OPERATIONS below E.L. DISEASE-POLICY LIMIT DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) General Liability Aggregate limit is subject to a maximum policy aggregate total of $10,000,000 per location. CERTIFICATE HOLDER CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. Wilmington Trust NA AUTHORIZED REPRESENTATIVE 1100 North Market Street Wilmington DE 19890 USA 77777777070707000777616160455711107465163262044771077603155727163100725517440772130007667716052176444075251132270354000720404531672130007424237760067451073721753312740010767272420357720007777777070007070077777777707070700073525677115456000753326247213776107760415525664131077255550656601740703333724312601007063676202577100071237373121720010742666335602305107062377706572011077756163351765540777777707000707007 ©1988-2015 ACORD CORPORATION. All rights reserved. ACORD 25 (2016/03) The ACORD name and logo are registered marks of ACORD